Registration Statement No. 333-229186
Filed February 1, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CITIZENS & NORTHERN CORPORATION
(Exact name of Registrant as specified in its charter)

Pennsylvania	6022	23-2451943
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

90-92 Main Street
P.O. Box 58
Wellsboro, PA 16901
(570) 724-3411
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. Bradley Scovill
President and Chief Executive Officer
Citizens & Northern Corporation
90-92 Main Street
P.O. Box 58
Wellsboro, PA 16901
(570) 724-3411
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Paul G. Mattaini, Esq. Kimberly J. Decker, Esq. Barley Snyder LLP 126 East King Street Lancaster, PA 17602 (717) 299-5201	Dean H. Dusinberre, Esq. Stephanie R. Hager, Esq. Stevens & Lee. P.C. 17 N 2nd Street Harrisburg, PA 17101 (717) 255-7378

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the transaction described in the enclosed document.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer) ☐

Calculation of Registration Fee
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $1.00 par value	1,318,062	N/A	$17,443,789.86	$2,114.19

(1)
Based on the maximum number of shares of common stock of Citizens & Northern Corporation (“C&N”) that may be issued in connection with the proposed merger of Monument Bancorp, Inc. (“Monument”) and C&N, calculated by multiplying (i) 1,624,189 shares of Monument common stock outstanding and reserved for issuance as of January 10, 2019 including shares issuable upon the exercise of outstanding stock options, by (ii) 80% (which is the percentage of Monument shares that will be exchanged for the C&N shares of common stock being registered by this registration statement), by (iii) 1.0144 shares of C&N common stock per share of Monument common stock. In accordance with Rule 416, this registration statement shall also register any additional shares of C&N’s common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the merger. If C&N elects to avoid termination of the merger agreement by increasing the exchange ratio in accordance with the terms of the merger agreement, then C&N will file a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, to reflect such increase.

(2)
Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f)(2), on the basis of the book value of the common stock of Monument on December 31, 2018 of  $16.36 per share and based on a maximum of 1,624,189 shares of Monument common stock to be cancelled and exchanged for registrant’s common stock in the merger, multiplied by the book value of  $16.36 per share, less the maximum amount of cash to be paid by C&N for the Monument common stock of  $9,127,942.18.

(3)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MONUMENT BANCORP, INC.
465 NORTH MAIN STREET
DOYLESTOWN, PENNSYLVANIA 18901
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MARCH 15, 2019
TO THE SHAREHOLDERS OF MONUMENT BANCORP, INC.:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Monument Bancorp, Inc., or “Monument,” will be held at 9:00 a.m., local time, on Friday, March 15, 2019, at Doylestown Country Club, 20 Country Club Lane, Doylestown, Pennsylvania 18901, to consider and vote on:
1.   a proposal to adopt and approve the Agreement and Plan of Merger, dated September 27, 2018, by and between Monument and Citizens & Northern Corporation, or “C&N,” which provides for, among other things, the merger of Monument with and into C&N (the “merger agreement”); and
2.   a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement (the “adjournment proposal”).
These items are described in more detail in the accompanying proxy statement/prospectus and its annexes. You should read these documents in their entirety before voting. We have fixed Wednesday, February 6, 2019 as the record date for determining those Monument shareholders entitled to vote at the special meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.
Your board of directors has unanimously determined that the proposed merger is advisable and in the best interests of Monument and unanimously recommends that you vote “FOR” the proposal to adopt and approve the merger agreement. Your board of directors also recommends that you vote “FOR” the adjournment proposal. In accordance with the terms of the merger agreement, each director and executive officer of Monument has agreed to vote all shares of Monument common stock solely owned by him or her in favor of adoption and approval of the merger agreement and the transactions contemplated by the merger agreement.
Your vote is very important, regardless of the number of shares of Monument common stock that you own. We cannot complete the merger unless Monument’s shareholders adopt and approve the merger agreement.
Even if you plan to attend the special meeting in person, Monument requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope prior to the special meeting to ensure that your shares of Monument common stock will be represented at the special meeting. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares. If you fail to submit a proxy or to attend the special meeting and vote in person or do not provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares, your shares of Monument common stock will not be counted and will have the same effect as a vote “against” the adoption and approval of the merger agreement.
We urge you to vote as soon as possible so that your shares will be represented.
BY ORDER OF THE BOARD OF DIRECTORS,
G. Brian Cooper
Secretary
Doylestown, Pennsylvania
February 8, 2019

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer or sale is not permitted.
Proxy Statement/Prospectus
PRELIMINARY — SUBJECT TO COMPLETION — DATED FEBRUARY 1, 2019

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
OF MONUMENT BANCORP, INC.
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

CITIZENS & NORTHERN CORPORATION
PROSPECTUS FOR
1,318,062 SHARES OF CITIZENS & NORTHERN CORPORATION COMMON STOCK
Nasdaq: CZNC

Dear Shareholders of Monument Bancorp, Inc.:
On September 27, 2018, Monument Bancorp, Inc., or “Monument,” and Citizens & Northern Corporation, or “C&N,” entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” that provides for the merger of Monument with and into C&N, with C&N surviving. In connection with the merger, Monument Bank, the wholly-owned subsidiary of Monument, will merge with and into C&N’s wholly-owned subsidiary, Citizens & Northern Bank, or “C&N Bank,” with C&N Bank surviving. Before we complete the merger, the shareholders of Monument must approve and adopt the merger agreement.
You are invited to attend a special meeting of shareholders (the “special meeting”) of Monument to be held on Friday, March 15, 2019, at 9 a.m., local time, at Doylestown Country Club, 20 Country Club Lane, Doylestown, Pennsylvania 18901. The special meeting is being held to approve and adopt, among other things, the merger of Monument into C&N pursuant to the merger agreement.
If the merger agreement is adopted and approved by the holders of at least 66 2/3% of the shares of Monument common stock outstanding and entitled to vote at the special meeting and the merger is subsequently completed, each outstanding share of common stock, $1.00 par value per share, of Monument (“Monument common stock”) will be converted into the right to receive at the election of the holder thereof either (1) $28.10 in cash, without interest, or (2) 1.0144 shares of common stock, $1.00 par value per share, of C&N (“C&N common stock”), subject to adjustment procedures described in this document, to ensure that, in the aggregate, 80% of Monument common stock will be converted to C&N common stock and the remaining 20% of Monument common stock will be converted to cash. The maximum number of shares of C&N common stock estimated to be issuable upon completion of the merger is 1,318,062.
Although the number of shares of C&N common stock that holders of Monument common stock will be entitled to receive is fixed, the market value of the stock consideration will fluctuate with the market price of C&N common stock and will not be known at the time Monument shareholders vote on the merger. However, as described in more detail elsewhere in this document, under the terms of the merger agreement, if the average price of C&N common stock over a specified period of time decreases below certain specified thresholds, Monument would have a right to terminate the merger agreement, unless C&N elects to increase the exchange ratio, which would result in additional shares of C&N common stock being issued.
C&N common stock is traded on the Nasdaq Capital Market under the symbol “CZNC.” The common stock of Monument is not traded on any exchange. On September 27, 2018, which was the last trading date preceding the public announcement of the proposed merger, the closing price of C&N common stock was $26.02 per share, which, after giving effect to the 1.0144 exchange ratio, has an implied value of approximately $26.39 per share. Based upon this price with respect to the stock consideration, and the cash consideration of  $28.10 per share, upon completion of the merger, a Monument shareholder who receives cash for 20% of his or her shares of common stock and receives stock for 80% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $26.73 per share. On January 31, 2019, the last practicable trading day prior to the printing of this proxy statement/prospectus, the closing price of C&N common stock was $25.07 per share, which, after giving effect to the 1.0144 exchange ratio, has an implied value of approximately $25.43 per share. Based on this price with respect to the stock consideration, and the cash consideration of  $28.10 per share, upon completion of the merger, a Monument shareholder who receives cash for 20% of his or her shares of common stock and receives stock for 80% of his or her shares of common stock would receive total merger consideration with an implied value of approximately $25.96 per share. The market price of C&N common stock will fluctuate before the completion of the merger; therefore, you are urged to obtain current market quotations for C&N common stock.
After careful consideration, our board of directors unanimously approved the merger agreement and determined that the transactions provided for in the merger agreement are advisable to, and in the best interests of, Monument. Our board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement and “FOR” the approval of the other proposals described in this document.
Your vote is important, regardless of the number of shares of Monument common stock you own. We cannot complete the merger unless the merger agreement is approved by the affirmative vote of the holders of at least 66 2∕3% of the shares of Monument common stock outstanding and entitled to vote at the special meeting.

This document provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to this document. We encourage you to read this entire document, including the annexes hereto and the documents incorporated by reference herein, carefully because it contains important information about the merger and the related transactions. In particular, you should read carefully the information under the section titled “Risk Factors” beginning on page 26.
Whether or not you expect to attend the special meeting in person, we urge you to submit a completed proxy as promptly as possible. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished to you by your broker, bank or other nominee. Do not send your stock certificates with the proxy card. You will receive an election form with instructions for delivering your stock certificates under separate cover.
On behalf of our board of directors, thank you for your continued support and interest in Monument. We look forward to seeing you at the special shareholders’ meeting.
Sincerely,

Clark S. Frame Chairman of the Board of Directors Monument Bancorp, Inc.	Christopher A. Nardo President and Chief Executive Officer Monument Bancorp, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of the C&N common stock in connection with the merger or the other transactions described in this document, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this document is February 4, 2019, and it is first being mailed or otherwise delivered to shareholders of Monument on or about February 8, 2019.

i

ii

WHERE YOU CAN FIND MORE INFORMATION
This document incorporates important business and financial information about Citizens and Northern Corporation (“C&N”) that is not included in or delivered with this document as permitted by the Securities and Exchange Commission (“SEC”). This information is available without charge to security holders upon written or oral request by contacting the Treasurer at 90-92 Main Street, Wellsboro, PA 16901or 570-724-3411. In order to ensure timely delivery of such documents, any request should be made by March 8, 2019. In addition, you may read and copy any document C&N files, including the registration statement on Form S-4, of which this document forms a part, and the documents incorporated herein by reference by C&N, at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of C&N also are available to the public through the SEC website at http://www.sec.gov. In addition, you may obtain free copies of the documents C&N files with the SEC by going to C&N’s website at http://www.cnbankpa.com. The Internet website address of C&N is provided as an inactive textual reference only. The information provided on the Internet website of C&N, other than copies of the documents listed below that have been filed with the SEC, is not part of this document and, therefore, is not incorporated herein by reference.
C&N has filed with the SEC a registration statement under the Securities Act that registers the shares of C&N common stock to be issued to Monument shareholders in connection with the merger. This document is a part of that registration statement and constitutes a prospectus of C&N with respect to the C&N common stock to be issued to Monument’s shareholders in the merger, and a proxy statement of Monument for its special meeting. The registration statement, including the attached exhibits, contains additional relevant information about C&N. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document. As permitted by the SEC, the following documents are incorporated by reference by C&N (SEC File No. 000-16084) in this document:
•
Annual Report on Form 10-K filed February 15, 2018, for the year ended December 31, 2017;

•
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of C&N’s fiscal year referred to immediately above; and

•
The description of C&N common stock contained in C&N’s registration statement filed under the Exchange Act and any amendment or report filed for purposes of updating such description.

All documents filed by C&N pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this document and prior to the special meeting are also incorporated by reference into this document and will be deemed to be a part hereof from the date of filing of such documents.
Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained herein (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement.

ABOUT THIS DOCUMENT
This document, which forms part of a registration statement on Form S-4 filed with the SEC by C&N (File No. 000-16084), constitutes a prospectus of C&N under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of C&N common stock, par value $1.00 per share, to be issued to Monument shareholders pursuant to the Agreement and Plan of Merger, dated as of September 27, 2018, by and between C&N and Monument, which we refer to as the “merger agreement.” This document also constitutes a proxy statement of Monument under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for its special meeting. It also constitutes a notice of meeting with respect to the special meeting at which Monument shareholders will be asked to vote to approve and adopt the merger agreement.
All information contained or incorporated by reference in this document relating to C&N and its subsidiaries has been supplied by C&N. All information contained or incorporated by reference in this document relating to Monument and its subsidiaries has been supplied by Monument. Monument does not file reports with the SEC.
Neither C&N nor Monument has authorized anyone to give any information or make any representation about the merger of our companies that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated in this document. Therefore, even if you receive information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
This document contains a description of the representations and warranties that each of C&N and Monument made to the other in the merger agreement. Representations and warranties made by C&N and Monument are also set forth in contracts and other documents that are attached or filed as exhibits to this document or are incorporated by reference into this document. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to between the parties in connection with negotiating the terms of the agreement, and may have been included in the agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding C&N, Monument or their respective businesses. Accordingly the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this document.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND
THE SHAREHOLDER MEETING
The following questions and answers briefly address some commonly asked questions about the merger (as defined below) and the Monument shareholders meeting. They may not include all the information that is important to the shareholders of Monument. Shareholders of Monument should read carefully this entire document, including the annexes and other documents referred to in this document. This document is first being sent to Monument shareholders on or about February 8, 2019.
Questions about the Merger
Q:
What is the merger?

A:
C&N and Monument have entered into an Agreement and Plan of Merger, dated September 27, 2018, referred to as the “merger agreement.” A copy of the merger agreement is attached as Annex A to, and is incorporated by reference in, this document. The merger agreement contains the terms and conditions of the proposed business combination of C&N and Monument. Under the merger agreement, Monument will merge with and into C&N, with C&N surviving the merger, and the separate corporate existence of Monument will cease. We refer to this transaction as the “merger.” In addition, in connection with the merger, Monument’s wholly owned subsidiary, Monument Bank, will merge with and into Citizens & Northern Bank, or C&N Bank, the wholly-owned subsidiary of C&N. C&N Bank will be the surviving institution. We refer to this transaction as the “bank merger.”

Q:
Why am I receiving these materials?

A:
This document constitutes a proxy statement of Monument and a prospectus of C&N. Monument is sending these materials to its shareholders to help them decide how to vote their shares of Monument common stock with respect to the proposed merger and the other matters to be considered at the special meeting.

The merger cannot be completed unless the shareholders of Monument adopt the merger agreement. Monument is holding a special meeting of shareholders to vote on the merger, as well as the other proposals described in “Monument’s Special Meeting,” beginning on page 77. Information about the special meeting, the merger and the other business to be considered at the special meeting is contained in this document.
Q:
Why are Monument and C&N proposing the merger?

A:
Monument’s board of directors, in unanimously determining that the merger is in the best interests of Monument, considered a number of factors which are described under the headings “The Merger —  Background of the Merger” and “The Merger — Monument’s Reasons for the Merger,” beginning on pages 33 and 35, respectively.

Q:
What will Monument shareholders receive as a result of the merger?

A:
Each share of Monument common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive, at the election of the shareholder, either (i) 1.0144 shares of C&N common stock (which we refer to as the exchange ratio) or (ii) $28.10 in cash. Monument’s shareholders may elect to receive the cash consideration or the stock consideration for each share owned, subject to the requirement that 20% of the outstanding Monument shares are converted into the cash consideration. If cash elections and shares for which no election was made represent less than 20% of the outstanding Monument shares, all stock elections will be proportionately converted into cash elections until the 20% cash election requirement is met. If cash elections are made for more than 20% of the outstanding Monument shares, all cash elections will be proportionately converted into stock elections until the 20% cash election requirement is met.

Q:
Will the merger consideration fluctuate with changes in the market value of C&N common stock?

A:
The exchange ratio and cash consideration is fixed. Thus, the value of the stock portion of the merger consideration will vary with the market value of C&N’s common stock. However, if  (i) the average price of C&N’s common stock, measured over a ten trading day period occurring shortly before the closing date of the merger, drops below $21.94 per share and (ii) the percent decline in C&N common stock, determined by dividing the ten day average price by $27.43, is less than the percent decline in the KBW NASDAQ Regional Banking Stock Index Value, determined by dividing the average KBW NASDAQ Regional Stock Index Value for the same ten day period by the KBW NASDAQ Regional Banking Stock Index Value on September 10, 2018 by more than 20%, then Monument’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Monument to terminate.
Q:
How do Monument shareholders elect the form of merger consideration they wish to receive?

A:
After the shareholders of Monument have approved the merger, the exchange agent, American Stock Transfer & Trust Company, LLC, or AST, will send you an election form to complete and return to AST, with appropriate instructions. You should only complete and return the election form when it is sent to you. All election forms must be returned to AST before the election deadline.

Q:
When is the election deadline?

A:
After Monument’s shareholders approve the merger, AST will mail the election form to all shareholders of Monument with instructions, which will include the election deadline. In addition, we will publicly announce the election deadline through a press release or other public communication.

Q:
What if I do not complete and return the election form before the election deadline?

A:
If you do not submit a properly completed election form prior to the election deadline, your shares will be treated as non-electing shares and will be converted into stock or cash, as necessary to achieve the required 20% cash consideration condition.

Q:
Can I change my election?

A:
Yes. Monument shareholders can change or revoke their election at any time prior to the election deadline by delivering a written notice of revocation to Monument or delivering a new, properly completed election form to AST, the exchange agent, no later than the election deadline.

Q:
When should I send in my Monument stock certificates?

A:
DO NOT SEND IN YOUR MONUMENT COMMON STOCK CERTIFICATES NOW. If Monument shareholders approve and adopt the merger agreement, Monument shareholders will receive a letter of transmittal from AST that will explain how to exchange Monument stock certificates for the merger consideration. Please do not send in any Monument stock certificates until you receive the letter of transmittal.

Q:
Who will be the directors and executive officers of C&N and C&N Bank following the merger?

A:
Following the merger, C&N and C&N Bank’s boards of directors will consist of their current directors plus Clark S. Frame, one of Monument’s current board members. The executive officers of C&N and C&N Bank will remain the same.

Q:
When do you expect to complete the merger?

A:
We cannot complete the merger until all conditions to the merger in the merger agreement are satisfied or waived, including receipt of shareholder approval at the special meeting of Monument, and until we receive all required regulatory approvals. The parties have also agreed not to consummate the merger prior to February 28, 2019. We currently expect to complete the merger in the second quarter of 2019. It is possible, however, that factors outside of either company’s control could result in us completing the merger at a later time or not completing the merger at all.

Q:
What are the federal income tax consequences of the merger?

A:
The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the “Internal Revenue Code.”

It is a condition to the completion of the merger that the parties receive a written opinion from Barley Snyder LLP, counsel to C&N, to the effect that (i) the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (ii) the holders of Monument common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Monument common stock for C&N common stock (except for cash consideration received or cash received in lieu of fractional shares); (iii) the basis of C&N common stock received by the shareholders of Monument will be the same as the basis of such shareholders’ Monument common stock exchanged therefore; and (iv) the holding period of the shares of C&N common stock received by the shareholders of Monument will include the holding period of Monument common stock, provided such shares of Monument common stock were held as a capital asset as of the effective time of the merger. For further discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences of the Merger,” beginning on page 67.
We recommend that holders of Monument common stock consult their tax advisors to determine the tax consequences to them of the merger, including the application and effect of any state, local or non-U.S. income and other tax laws.
Questions about the Monument Special Meeting
Q:
What are the matters on which I am being asked to vote at the Monument special meeting?

A:
You are being asked to consider and vote on the following matters:

1.
Adoption of the merger agreement, a copy of which is attached as Annex A to this document; and

2.
Adjournment of Monument’s special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.

Q:
How does Monument’s board of directors recommend that I vote my shares?

A:
Monument’s board of directors recommends that Monument shareholders vote their shares as follows:

•
“FOR” adoption of the merger agreement; and

•
“FOR” an adjournment of Monument’s special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.

As of the record date, directors and executive officers of Monument and their affiliates beneficially owned 1,095,608 shares, or 68.71%, of Monument’s common stock outstanding and entitled to be voted at the special meeting. In accordance with the terms of the merger agreement, each of the directors and executive officers of Monument has executed a voting agreement in favor of C&N pursuant to which he or she has agreed to vote all shares of Monument common stock beneficially owned by him or her, and over which he or she holds sole voting power, in favor of adoption of the merger agreement and the transactions contemplated thereby. Collectively, the Monument directors and executive officers own and have sole voting power over 540,374 shares, or 34.54%, of Monument’s common stock outstanding, which they committed to vote in favor of the adoption of the merger agreement. In addition, each director and executive officer agreed to use their best efforts to cause shares of Monument over which they hold shared voting power to be voted in favor of the adoption of the merger agreement.
Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this document, please submit your proxy as soon as possible so that your shares will be represented at Monument’s special meeting. Please follow the instructions stated on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:
Who is entitled to vote at Monument’s special meeting?

A:
Only shareholders of record as of the close of business on February 6, 2019, which is referred to as the record date, are entitled to notice of, and to vote at, Monument’s special meeting.

Q:
How many votes do I have?

A:
Each outstanding share of Monument common stock is entitled to one vote.

Q:
How do I vote my Monument shares?

A:
You may vote your Monument shares by completing and returning the enclosed proxy card or by voting in person at Monument’s special meeting. Should you have any questions on the procedure for voting your shares, please contact G. Brian Cooper, Secretary, Monument Bancorp, Inc., 465 North Main Street, Doylestown, Pennsylvania 18901, telephone (215) 323-4780, extension 107.

Voting by Proxy.   You may vote your Monument shares by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this document, your proxy will be voted in favor of that proposal.
ON YOUR MONUMENT PROXY CARD:
•
Mark your selections;

•
Date and sign your name exactly as it appears on your card; and

•
Return your completed proxy card in the enclosed postage-paid envelope.

Voting in Person.   If you attend Monument’s special meeting, you may deliver your completed proxy card in person or may vote by completing a ballot, which will be available at Monument’s special meeting.
Q:
Why is my vote important?

A:
Because the merger cannot be completed without the affirmative vote of the holders of two-thirds of all of the outstanding shares of Monument common stock, and because a majority of the outstanding shares of Monument common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting, every shareholder’s vote is important.

Q:
If my shares of Monument common stock are held in street name by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker CANNOT automatically vote your shares on any proposal at Monument’s special meeting, other than the proposal to adjourn the meeting if necessary to solicit additional proxies, without instructions from you. You should instruct your broker as to how to vote your shares, following the directions your broker provides to you. Please check the voting form used by your broker.

Q:
What if I fail to instruct my broker?

A:
If you do not provide your broker with instructions, your broker generally will not be permitted to vote your shares on the merger proposal or any other proposal (a so-called “broker non-vote”) at Monument’s special meeting, other than the proposal to adjourn the meeting, and your broker will abstain from voting. Abstentions are considered for purposes of determining the presence of a quorum, but are not considered a vote cast under Pennsylvania law. Although broker non-votes will not be counted as votes cast either “for” or “against” any proposal, they will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the special meeting so long as such shares have been voted at the special meeting on another matter other than a procedural motion. Because approval of the merger requires the affirmative vote of holders of two-thirds of the outstanding shares, abstentions, including broker non-votes, will effectively act as a vote “against” adoption of the merger agreement.

Q:
What constitutes a quorum for Monument special meeting?

A:
As of Monument’s record date, 1,564,599 shares of Monument common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. Under Monument’s bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the special meeting. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and broker non-votes that are voted on at least one non-procedural item are also included for purposes of determining the presence of a quorum.
Q:
Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at Monument’s special meeting?

A:
The affirmative vote at the special meeting of the holders of two-thirds of the outstanding shares of Monument common stock, in person or by proxy, is required to adopt the merger agreement. With respect to the proposal to adjourn Monument’s special meeting if necessary to solicit additional votes in favor of the proposal to adopt the merger agreement, and on any other matter properly presented at the special meeting, such matters require the approval of a majority of the votes cast, in person or by proxy, at the special meeting. Because the merger requires the affirmative vote of holders of two-thirds of the outstanding shares, abstentions and broker non-votes will effectively act as a vote against adoption of the merger agreement, but will have no effect on the proposal to adjourn the meeting.

Q:
Do I have appraisal or dissenters’ rights?

A:
Yes. Shareholders of Monument will be entitled to dissenters’ rights with respect to the merger, entitling them to request the “fair value” of their shares of Monument stock. To perfect your dissenters’ rights, you must follow, precisely, the required statutory procedures stated in Annex C to this document.

Q:
Can I attend Monument’s special meeting and vote my shares in person?

A:
Yes. All shareholders, including shareholders of record and those who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Monument common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership, and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification.

Q:
Can I change my vote?

A:
Yes. You may revoke your proxy at any time before it is voted at the special meeting by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Monument’s Secretary, or (3) attending the special meeting in person, notifying the Secretary and voting by ballot at the special meeting. Monument’s Secretary’s mailing address is Monument Bancorp, Inc., 465 North Main Street, Doylestown, Pennsylvania 18901, Attention: Secretary. Monument will honor the latest vote cast.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, and such vote will revoke any previous proxy if notification of such revocation has been given to Monument’s Secretary, but the mere presence (without notifying Monument’s Secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.
Q:
What happens if additional proposals are presented at Monument’s special meeting?

A:
Other than the proposals described in this document, Monument does not expect any matters to be presented for a vote at the special meeting. If you grant a proxy, the persons named as proxy holders will vote your shares on any additional matters properly presented for a vote at the special meeting at the direction of Monument’s board of directors.

Q:
Are there risks that I should consider in deciding whether to vote to approve the merger agreement?

A:
Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 26 of this document.

Q:
Whom should I contact if I have additional questions?

A:
If you have any questions about the merger, or if you need additional copies of this document or the enclosed proxy card, you should contact: G. Brian Cooper, Secretary, Monument Bancorp, Inc., 465 North Main Street, Doylestown, Pennsylvania 18901, telephone (215) 323-4780, extension 107.

SUMMARY
This summary highlights information contained elsewhere in this document and may not contain all of the information that is important to you. We urge you to carefully read this entire document and the other documents to which we refer in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 1. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.
Information about the Companies
Citizens & Northern Corporation and Citizens & Northern Bank (page 76)
Citizens & Northern Corporation, or C&N, is a Pennsylvania corporation that was formed in 1987 as a one-bank holding company. C&N acquired First National Bank of East Smithfield in May 1990 and acquired Canisteo Valley Corporation and its subsidiary, First State Bank, a New York State chartered commercial bank with offices in Canisteo and South Hornell, NY, in 2005. In 2010, the First State Bank operations were merged into C&N Bank and Canisteo Valley Corporation was merged into C&N. On May 1, 2007, C&N acquired Citizens Bancorp, Inc. (“Citizens”), with banking offices in Coudersport, Emporium and Port Allegany, Pennsylvania. Citizens Trust Company, the banking subsidiary of Citizens, was merged with and into C&N Bank as part of the transaction.
The common stock of C&N is currently quoted on the Nasdaq Capital Market under the symbol “CZNC”. C&N’s website can be accessed at www.cnbankpa.com. The principal executive offices of C&N are located at 90-92 Main Street, P.O. Box 58, Wellsboro, Pennsylvania 16901, and its telephone number is 570-724-3411. C&N is a public company that files periodic reports with the SEC, which can be accessed at www.sec.gov.
C&N Bank is a Pennsylvania banking institution founded in 1864 as The First National Bank of Wellsborough. C&N Bank has held its current name since May 6, 1975, at which time C&N Bank changed its charter from a national bank to a Pennsylvania bank. In 1971, C&N Bank consolidated with The Citizens National Bank of Towanda. Subsequent mergers included: First National Bank of Ralston in May 1972; Sullivan County National Bank in October 1977; Farmers National Bank of Athens in January 1984; and First National Bank of East Smithfield in May 1990. C&N Bank is a full-service financial institution with 25 banking offices in Bradford, Cameron, Lycoming, McKean, Potter, Sullivan and Tioga Counties in Pennsylvania and Steuben County in New York and a loan production office in Elmira, New York. Investment products are offered through C&N Investment Services and insurance products are offered through C&N Financial Services Corp. Trust services are offered by C&N Bank through the C&N Trust and Financial Management Group, a division of C&N Bank.
At September 30, 2018, C&N had total assets of approximately $1.271 billion, total deposits of approximately $1.052 billion, and 189.9 million of shareholders’ equity.
Monument Bancorp, Inc. and Monument Bank (page 81)
Monument Bancorp, Inc., or Monument, was incorporated as a Pennsylvania business corporation on April 7, 2016 for the purpose of becoming a one-bank holding company. Monument’s main office is located at 465 North Main Street, Doylestown, Pennsylvania. Monument’s primary function is to own all of the common stock of its wholly-owned subsidiary, Monument Bank.
The common stock of Monument is not currently listed on any exchange or quoted in the over the counter market. Monument’s website can be accessed at http://www.monumentbankpa.com. The principal executive offices of Monument are located at 465 N. Main Street, Doylestown, Pennsylvania 18901, and its telephone number is (215) 340-1020.
Monument Bank is a Pennsylvania banking institution that was incorporated on October 12, 2007 and commenced operations on February 22, 2008. Monument Bank is a community bank offering a full range of banking services to the Philadelphia metropolitan market. Monument Bank operates two banking offices and a loan production office in Bucks County, Pennsylvania.

At September 30, 2018, Monument had approximately $361.3 million in assets, $255.4 million in deposits and $26.1 million of shareholders’ equity.
Share Information and Market Prices (page 81)
C&N common stock is listed on the Nasdaq Capital Market under the trading symbol “CZNC”. Monument common stock is not listed on any exchange or quoted in the over the counter market. There is currently a very limited public trading market for the common stock of Monument.
The table below shows the last sale prices of C&N common stock, Monument common stock and the equivalent price per share of Monument common stock based on the exchange ratio on September 27, 2018, the day before announcement of the merger, and on January 31, 2019, the latest practicable date before printing of this document.
	Historical Price Per Share	Pro Forma Equivalent Price Per Share(1)
C&N Common Stock
Closing Price on September 27, 2018	$26.02	N/A
Closing Price on January 31, 2019	$25.07	N/A
Monument Common Stock
Closing Price on September 27, 2018	$22.04(2)	$26.39
Closing Price on July 18, 2018	$22.04(2)

(1)
Based upon the product of the conversion ratio (1.0144) and the closing price of C&N common stock, rounded to the nearest cent.

(2)
Per share price of last trade known to Monument for 600 shares on July 18, 2018.

Given the absence of an active trading market and publicly available trading information for Monument shares, such prices may not reflect actual current market values.
The Merger Agreement (page 55)
The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this document and incorporated by reference herein. Please carefully read the merger agreement as it is the legal document that governs the merger. The merger agreement is not intended to provide any other factual information about C&N, Monument, or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the merger agreement were made as of specific dates, may be subject to limitations agreed upon by the parties as stated in the agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement, none of which materially alter the representations and warranties made by either party.
Monument and C&N will Merge (page 55)
We are proposing the merger of Monument and C&N, with C&N surviving. As a result of the merger, the corporate existence of Monument will end. We refer to this event as the “merger” in this document. In connection with the merger, Monument Bank will merge with and into C&N Bank, with C&N Bank surviving. We refer to this event as the “bank merger” in this document.
Monument Will Hold Its Special Meeting on March 15, 2019 (page 77)
Monument will hold a special meeting on Friday, March 15, 2019 at 9:00 a.m., local time, at Doylestown Country Club, 20 Country Club Lane, Doylestown, Pennsylvania 18901. At the special meeting, Monument shareholders will be asked to:

1.
Adopt the merger agreement; and

2.
Approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date.   Only holders of record of Monument common stock at the close of business on February 6, 2019 will be entitled to vote at the special meeting. Each share of Monument common stock is entitled to one vote. As of Monument’s record date, there were 1,564,599 shares of Monument common stock issued and outstanding and entitled to vote at the special meeting.
Required Vote.   The affirmative vote of sixty-six and two-thirds percent (66 2∕3%) of the outstanding shares of Monument common stock is required to adopt the merger agreement. Approval of the proposal to adjourn the special meeting requires approval of a majority of the votes cast, in person or by proxy, at the meeting. A majority of the outstanding shares of Monument common stock entitled to vote is necessary to constitute a quorum in order to transact business at the special meeting.
In accordance with the terms of the merger agreement, each of the directors and executive officers of Monument has executed a voting agreement in favor of C&N pursuant to which he or she has agreed to vote all shares of Monument common stock beneficially owned by him or her, and over which he or she holds sole voting power, in favor of adoption of the merger agreement and the transactions contemplated thereby. Collectively, the Monument directors and executive officers own and have sole voting power over 540,374 shares, or 34.54%, of Monument’s common stock outstanding, which they committed to vote in favor of the adoption of the merger agreement. In addition, each director and executive officer agreed to use their best efforts to cause shares of Monument over which they hold shared voting power to be voted in favor of the adoption of the merger agreement. As of the record date, directors and executive officers of Monument and their affiliates beneficially owned, in the aggregate, 1,095,608 shares, or 68.71%, of Monument’s common stock outstanding and entitled to be voted at the special meeting.
Monument Shareholders Will Receive Cash or Shares of C&N Common Stock in the Merger (page 55)
In the proposed merger, Monument shareholders will receive, in exchange for each share of Monument common stock they own immediately prior to completion of the merger, either (i) 1.0144 shares of C&N common stock or (ii) $28.10 in cash. Fractional shares of C&N common stock resulting from the application of the exchange ratio to a shareholder’s holdings of Monument common stock will be converted into the right to receive a cash payment for each such fractional share. The cash payment will equal an amount determined by multiplying (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) $28.10.
Monument shareholders will be entitled to indicate the form of merger consideration they wish to elect to receive for each share owned. However, the actual form of merger consideration you receive will depend on your election and on the elections made by all other Monument shareholders. The merger agreement requires that 20% of the outstanding Monument shares will be converted into the cash consideration; as a result, your election is subject to proration to ensure that result. Therefore, if Monument shareholders, in the aggregate, submit elections requesting too many or too few Monument shares to be converted into the cash consideration, the stock or cash elections, as appropriate, will be prorated to ensure that 20% of Monument’s outstanding shares are converted into the cash consideration.
While the Exchange Ratio and Cash Consideration is Fixed, in Certain Circumstances, Monument May Terminate the Merger Unless C&N Increases the Consideration (page 55)
The exchange ratio and cash consideration is fixed. Thus, the value of the stock portion of the merger consideration will vary with the market value of C&N’s common stock. However, if  (i) the average price of C&N’s common stock, measured over a ten trading day period occurring shortly before the closing date of the merger, drops below $21.94 per share and (ii) the percent decline in C&N common stock, determined by dividing the ten day average price by $27.43, is less than the percent decline in the KBW NASDAQ Regional Banking Stock Index Value, determined by dividing the average KBW NASDAQ Regional Stock

Index Value for the same ten day period by the KBW NASDAQ Regional Banking Stock Index Value on September 10, 2018 by more than 20%, then Monument’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Monument to terminate as described in (ii).
Expected Material United States Federal Income Tax Treatment as a Result of the Merger (page 67)
The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Internal Revenue Code, and it is a condition to the completion of the merger that the parties receive a written opinion from Barley Snyder LLP, counsel to C&N, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that holders of Monument common stock will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Monument common stock for C&N common stock pursuant to the merger. For further discussion of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Consequences of the Merger,” beginning on page 67.
We recommend that holders of Monument common stock consult their tax advisors to determine the tax consequences to them, including the application and effect of any state, local or non-U.S. income and other tax laws, of the merger.
Accounting Treatment of the Merger (page 66)
The merger will be treated as a business combination to be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles. Under the acquisition method of accounting, the acquired tangible and identifiable intangible assets and liabilities assumed of Monument will be recorded, as of the date of completion of the merger, at their respective fair values. Any excess of the purchase price over the fair values of net assets acquired will be recorded as “goodwill.” Under U.S. generally accepted accounting principles, goodwill is not amortized, but is assessed annually, or more frequently if necessary, for impairment with any resulting impairment losses included in net income. If the fair value of net assets acquired exceeds the purchase price, there will be no goodwill recorded, and the resulting difference will be recorded as a bargain purchase gain. The results of operations of the combined entity will include the results of Monument’s operations only after completion of the merger.
Boenning & Scattergood, Inc. Has Provided an Opinion to Monument’s Board of Directors that the Merger Consideration is Fair (page 39)
Monument’s financial advisor, Boenning & Scattergood, Inc., or “Boenning,” has conducted financial analyses and delivered an opinion to Monument’s board of directors that, as of September 27, 2018, the merger consideration was fair, from a financial point of view, to Monument’s shareholders. The full text of Boenning’s opinion is attached as Annex B to this document. Monument shareholders should read that opinion and the summary description of Boenning’s opinion contained in this document in their entirety. The opinion of Boenning does not reflect any developments that may have occurred or may occur after the date of its opinion and prior to the completion of the merger. Monument does not expect that it will request an updated opinion from Boenning.
Pursuant to the Boenning engagement agreement, Monument agreed to pay Boenning a non-refundable cash fee equal to 1.25% of the aggregate merger consideration, $20,000 of which became payable upon retention of Boenning, $60,000 of which became payable concurrently with the rendering of Boenning’s opinion, and the balance of which is contingent upon the consummation of the merger. Boenning’s fee for rendering the fairness opinion was not contingent upon Boenning reaching any particular conclusion. Monument also agreed to reimburse Boenning for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Boenning against certain liabilities relating to or arising out of Boenning’s engagement or Boenning’s role in connection therewith.
Board of Directors and Executive Officers of C&N and C&N Bank after the Merger (page 50)
Following the merger, the C&N and C&N Bank boards of directors will consist of the current members of each board plus Clark S. Frame, who is currently Chairman of the boards of directors of Monument and Monument Bank. The current executive officers of C&N and of C&N Bank will remain the same after the merger.

The Monument Board of Directors Recommends That Monument Shareholders Vote “FOR” Adoption of the Merger Agreement (page 37)
Monument’s board of directors believes that the merger is in the best interests of Monument and has unanimously approved the merger and the merger agreement. Monument’s board of directors recommends that Monument shareholders vote “FOR” adoption of the merger agreement. Monument’s board of directors also recommends that Monument shareholders vote “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.
Monument’s Directors and Executive Officers Have Financial Interests in the Merger that May Differ from Your Interests (page 53)
In addition to their interests as Monument shareholders, the directors and executive officers of Monument may have interests in the merger that are different from or in addition to interests of other Monument shareholders. These interests include, among others, provisions in the merger agreement appointing one Monument director to serve on the C&N board of directors, payment of severance to executive officers who will not be employed by C&N, assumption by C&N of employment agreements, indemnification by C&N and payment for directors’ and officers’ insurance. These additional interests may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than you may view it as a Monument shareholder. Monument’s board of directors was aware of these interests and took them into account in its decision to approve the merger agreement.
Holders of Monument Common Stock Have Dissenters’ Rights (page 50)
Monument shareholders have the right under Pennsylvania law to dissent from the merger agreement and obtain the “fair value” of their shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, as amended, or PBCL. The statutorily determined “fair value” could be more or less then the value of the merger consideration. If you intend to exercise dissenters’ rights, you should read the statute carefully and consult with your own legal counsel. Failure to strictly comply with the procedures set forth in the PBCL will result in the loss of dissenters’ rights. Also, if you exercise dissenters’ rights, you may have taxable income as a result, so you should consult with your own tax advisor if you intend to dissent. See “The Merger — Monument Shareholders Have Dissenters’ Rights in the Merger” and Annex C.
The Rights of Monument Shareholders Will Be Governed by Pennsylvania Law and C&N’s Articles of Incorporation and Bylaws after the Merger (page 90)
The rights of Monument shareholders will change as a result of the merger due to differences in C&N’s and Monument’s governing documents. A description of shareholder rights under each of the C&N and Monument governing documents, and the material differences between them, is included in the section entitled “Comparison of Shareholders’ Rights” found on page 90.
Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 63)
The parties have agreed not to consummate the merger before February 28, 2019. Currently, we expect to complete the merger in the second quarter of 2019. As more fully described in this document and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others: approval of the merger by the requisite vote of Monument’s shareholders; the receipt of all required regulatory approvals from the Board of Governors of the Federal Reserve System (“FRB”), Federal Deposit Insurance Corporation (“FDIC”), and the Pennsylvania Department of Banking and Securities (“PDB”); the holders of no more than 5% of the outstanding shares of common stock of Monument exercising dissenters’ rights; and the receipt of a legal opinion from Barley Snyder LLP, counsel to C&N, regarding the tax treatment of the merger.
We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
No Solicitation of Other Offers (page 61)
Monument has agreed that it, its directors and officers and its representatives and advisors will not, between the date of the merger agreement and the date of the special meeting of Monument’s shareholders, directly or indirectly, seek or encourage, respond to, endorse, pursue or enter into an alternative acquisition proposal unless its board of directors determines, in good faith, that such discussions or consideration of an alternative acquisition proposal are required for its board of directors to fulfill its fiduciary duties.
For further discussion of the restrictions on solicitation of acquisition proposals from third parties, see “The Merger Agreement — Agreement Not to Solicit Other Offers” beginning on page 61.
Termination of the Merger Agreement (page 64)
The boards of Monument and C&N may mutually agree to terminate the merger agreement before completing the merger, even after shareholder approval has been obtained. In addition, C&N or Monument may decide to terminate the merger agreement if  (i) a bank regulator or governmental entity issues a final order that is not appealable prohibiting the merger, (ii) the shareholders of Monument fail to adopt the merger agreement, (iii) the other party breaches the merger agreement and fails to cure such breach, if that breach would cause the conditions to closing not to be met, or (iv) the merger has not been completed by August 15, 2019, unless the reason the merger has not been completed by that date is a breach of the merger agreement by the party seeking to terminate the merger agreement.
C&N may terminate the merger agreement if Monument’s board of directors, in connection with the receipt of an alternative acquisition proposal, (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the merger agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to C&N, or (4) delivers a written notice to C&N of its determination to accept the alternative acquisition proposal.
Monument may terminate the merger agreement if Monument receives an alternative acquisition proposal and delivers a written notice to C&N of its determination to accept the alternative acquisition proposal.
Monument’s board of directors may also elect to terminate the merger agreement if the value of C&N common stock significantly declines and C&N fails to increase the aggregate consideration as explained above under the heading “While the Exchange Ratio and Cash Consideration is Fixed, in Certain Circumstances, Monument May Terminate the Merger Unless C&N Increases the Consideration.”
Termination Fee (page 64)
Monument will pay C&N a termination fee of  $1,726,000 in the event that the merger agreement is terminated:
•
By C&N because Monument’s shareholders fail to approve the merger at the special meeting of Monument and, prior thereto, there has been a publicly proposed or announced alternative acquisition proposal for Monument that is agreed to or consummated within 12 months following termination; or

•
By C&N because Monument has received an alternative acquisition proposal, and Monument (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the merger agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to C&N, or (4) delivers a written notice to C&N of its determination to accept the alternative acquisition proposal; or

•
By Monument, if Monument receives an alternative acquisition proposal and delivers a written notice to C&N of its determination to accept the alternative acquisition proposal in compliance with all requirements of the merger agreement.

Regulatory Approvals Required for the Merger and the Bank Merger (page 53)
The merger is subject to certain regulatory approvals or waivers, including approval or waiver of the FRB, FDIC and PDB. As of the date hereof, applications are pending with the FDIC and PDB and a request for a waiver has been submitted to the FRB.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF C&N (UNAUDITED)
The following tables set forth selected historical consolidated financial data for C&N as of and for each of the nine months ended September 30, 2018 and 2017 (unaudited) and for the five years ended December 31, 2017, 2016, 2015, 2014 and 2013 (which has been derived from C&N’s audited financial statements). You should read these tables together with the historical consolidated financial information contained in C&N’s consolidated financial statements and related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in C&N’s Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the SEC and is incorporated by reference herein. Information for the nine months ended September 30, 2018 and 2017 is derived from unaudited interim consolidated financial statements and has been prepared on the same basis as C&N’s audited consolidated financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the nine months ended September 30, 2018 are not necessarily indicative of the results which may be expected for any future interim period or for the full year.
(In thousands of dollars, except per share data)	As of or for the Nine Months Ended September 30,		As of or for the Year Ended December 31,
INCOME STATEMENT	2018	2017	2017	2016	2015	2014	2013
Interest and fee income	$37,024	$34,078	$45,863	$44,098	$44,519	$46,009	$48,914
Interest expense	3,313	2,916	3,915	3,693	4,602	5,122	5,765
Net interest income	33,711	31,162	41,948	40,405	39,917	40,887	43,149
Provision for loan losses	332	778	801	1,221	845	476	2,047
Net interest income after provision for loan losses	33,379	30,384	41,147	39,184	39,072	40,411	41,102
Noninterest income excluding securities gains	13,557	12,036	16,153	15,511	15,478	15,420	16,451
Net gains on securities	2,037	257	257	1,158	2,861	1,104	1,718
Loss on prepayment of debt	0	0	0	0	2,573	0	1,023
Noninterest expense excluding loss on prepayment of debt	29,412	27,566	36,967	34,744	33,030	34,157	33,471
Income before income tax provision	19,561	15,111	20,590	21,109	21,808	22,778	24,777
Income tax provision	3,229	3,620	7,156	5,347	5,337	5,692	6,183
Net income	$16,332	$11,491	$13,434	$15,762	$16,471	$17,086	$18,594
Net income attributable to common shares	$16,249	$11,432	$13,365	$15,677	$16,387	$17,009	$18,490
PER COMMON SHARE:
Basic earnings per share	$1.33	$0.94	$1.10	$1.30	$1.35	$1.38	$1.51
Diluted earnings per share	$1.33	$0.94	$1.10	$1.30	$1.35	$1.38	$1.50
Cash dividends declared per share	$0.81	$0.78	$1.04	$1.04	$1.04	$1.04	$1.00
Book value per common share at period-end	$15.45	$15.66	$15.43	$15.36	$15.39	$15.34	$14.49
Tangible book value per common share at period-end	$14.48	$14.68	$14.45	$14.37	$14.41	$14.36	$13.51
Weighted average common shares outstanding – basic	12,209,879	12,105,673	12,115,840	12,032,820	12,149,252	12,333,933	12,283,426
Weighted average common shares outstanding – diluted	12,248,669	12,146,297	12,155,136	12,063,055	12,171,084	12,355,916	12,313,833
END OF PERIOD BALANCES
Available-for-sale securities	$358,706	$365,086	$356,908	$395,077	$420,290	$516,807	$482,658
Gross loans	822,513	801,012	815,713	751,835	704,880	630,545	644,303
Allowance for loan losses	8,815	8,900	8,856	8,473	7,889	7,336	8,663
Total assets	1,285,439	1,259,921	1,276,959	1,242,292	1,223,417	1,241,963	1,237,695
Deposits	1,043,947	1,021,625	1,008,449	983,843	935,615	967,989	954,516
Borrowings	41,406	38,995	70,955	64,629	92,263	78,597	96,723
Stockholders’ equity	189,987	191,013	188,443	186,008	187,487	188,362	179,472
Common shares outstanding	12,297,274	12,197,527	12,214,525	12,113,228	12,180,623	12,279,980	12,390,063

(In thousands of dollars, except per share data)	As of or for the Nine Months Ended September 30,		As of or for the Year Ended December 31,
INCOME STATEMENT	2018	2017	2017	2016	2015	2014	2013
AVERAGE BALANCES
Total assets	$1,272,867	$1,243,448	$1,247,759	$1,229,866	$1,243,209	$1,239,897	$1,237,096
Earning assets	1,201,263	1,164,974	1,169,569	1,147,549	1,159,298	1,155,401	1,145,340
Gross loans	820,958	773,138	780,640	723,076	657,727	627,753	656,495
Deposits	1,024,735	985,961	990,917	970,447	968,201	965,418	964,031
Stockholders’ equity	187,056	188,448	188,958	188,373	188,905	185,469	181,412
KEY RATIOS
Return on average assets (annualized)	1.71%	1.23%	1.08%	1.28%	1.32%	1.38%	1.50%
Return on average equity (annualized)	11.64%	8.13%	7.11%	8.37%	8.72%	9.21%	10.25%
Average equity to average assets	14.70%	15.16%	15.14%	15.32%	15.19%	14.96%	14.66%
Net interest margin(1)	3.87%	3.86%	3.82%	3.76%	3.69%	3.80%	4.05%
Efficiency(2)	60.96%	60.88%	60.74%	59.22%	56.66%	57.59%	53.27%
Cash dividends as a % of diluted earnings per share	60.90%	82.98%	94.55%	80.00%	77.04%	75.36%	66.67%
Tier 1 leverage	14.50%	14.40%	14.23%	14.27%	14.31%	13.89%	13.78%
Tier 1 risk-based capital	22.76%	22.42%	21.95%	22.48%	23.29%	26.26%	25.15%
Total risk-based capital	23.88%	23.57%	23.07%	23.60%	24.40%	27.60%	26.60%
Tangible common equity/tangible assets	13.98%	14.35%	13.95%	14.15%	14.49%	14.34%	13.66%
Nonperforming assets/total assets	1.30%	1.35%	1.47%	1.43%	1.31%	1.34%	1.53%
Nonperforming loans/total loans	1.71%	1.92%	2.10%	2.07%	2.09%	2.45%	2.80%
Allowance for loan losses/total loans	1.07%	1.11%	1.09%	1.13%	1.12%	1.16%	1.34%
Net charge-offs/average loans (annualized)	0.06%	0.06%	0.05%	0.09%	0.04%	0.29%	0.04%

(1)
Rates of return on tax-exempt securities and loans are calculated on a fully-taxable equivalent basis.

(2)
The efficiency ratio is calculated by dividing: (a) total noninterest expense excluding losses from prepayment of debt, by (b) the sum of net interest income (including income from tax-exempt securities and loans on a fully-taxable equivalent basis) and noninterest income excluding securities gains or losses.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF MONUMENT (UNAUDITED)
The following tables set forth selected historical financial data for Monument Bancorp, Inc. as of and for each of the nine months ended September 30, 2018 and 2017 (unaudited) and for the five years ended December 31, 2017, 2016, 2015, 2014 and 2013 (which has been derived primarily from its audited financial statements). The information at and for the nine months ended September 30, 2018 and 2017 is unaudited and includes, in the opinion of management of Monument Bancorp, Inc., all adjustments, consisting only of normal recurring adjustments necessary to present fairly the information for such periods. The results of operations for the nine months ended September 30, 2018 are not necessarily indicative of the results which may be expected for any future interim period or for a full year’s operations. You should read these tables together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Monument Bancorp, Inc.” included in this document.
	At or For the Nine Months Ended September 30,		At or For the Year Ended December 31,
(In Thousands, Except per Share Information)	2018	2017	2017	2016	2015	2014	2013
Summary of Operations
Interest and dividend income	$10,859	$9,223	$12,542	$11,161	$9,880	$9,522	$8,108
Interest expense	3,721	2,698	3,756	3,130	2,643	2,562	2,309
Net interest income	7,138	6,525	8,786	8,031	7,237	6,960	5,799
Provision for loan losses	395	200	290	(54)	645	633	242
Net interest income after provision for loan losses	6,743	6,325	8,496	8,085	6,592	6,326	5,557
Investment securities gains	730	11	11	154	351	1,041	618
Noninterest income	100	111	143	517	957	919	1,023
Noninterest expenses	5,356	4,528	6,297	6,867	6,474	6,166	5,706
Income before income tax expense (benefit)	2,217	1,920	2,353	1,889	1,426	2,120	1,492
Income tax expense	380	458	670	384	202	356	184
Net income	1,837	1,461	1,682	1,505	1,224	1,764	1,308
Dividend on perferred stock	—	85	85	255	30	30	30
Income available to common stockholders	$1,837	$1,376	$1,597	$1,250	$1,194	$1,734	$1,278
Per Share Information
Basic earnings per share	$1.20	$1.02	$1.19	$0.94	$0.92	$1.37	$1.01
Diluted earnings per share	1.18	0.92	1.09	0.84	0.82	1.24	0.92
Book value at period end	16.70	17.33	16.88	15.93	15.39	15.01	12.30
Weighted average shares outstanding basic	1,531	1,343	1,345	1,332	1,300	1,267	1,267
Weighted average shares outstanding diluted	1,555	1,493	1,469	1,485	1,454	1,404	1,395
Period-End Information
Total assets	$361,267	$320,817	$325,903	$289,254	$269,894	$250,041	$251,364
Loans	250,325	230,448	238,929	209,687	186,272	153,528	126,726
Total investment securities	97,577	74,097	72,810	66,065	72,295	77,739	112,110
Deposits – noninterest-bearing	23,293	25,627	25,054	22,300	15,850	14,083	11,191
Deposits – interest-bearing	232,096	177,005	183,839	169,664	162,289	156,369	154,281
Total deposits	255,389	202,632	208,893	191,965	178,139	170,451	165,472
Borrowings	66,308	81,104	80,492	66,863	62,252	51,207	61,432
Subordinated debt	12,239	12,203	12,212	5,330	5,323	5,316	5,310
Total stockholders’ equity	26,134	23,277	23,507	24,352	23,451	21,980	18,543
Financial Ratios
Stockholders’ equity to total assets	7.23%	7.26%	7.21%	8.42%	8.69%	8.79%	7.38%
Average equity/average assets	7.13%	7.71%	7.61%	8.43%	8.93%	7.94%	8.18%
Return on average equity	9.51%	8.17%	7.07%	6.27%	5.33%	8.46%	6.93%
Return on average assets	0.73%	0.63%	0.54%	0.53%	0.48%	0.67%	0.57%
Capital Ratios(1)
Total capital to risk weighted assets	15.60%	15.98%	15.67%	15.03%	14.47%	15.22%	16.73%
Tier 1 capital to risk weighted assets	12.50%	12.57%	12.32%	11.40%	10.88%	11.32%	12.32%
Common equity tier 1 capital to risk weighted assets	12.50%	12.57%	12.32%	9.99%	9.45%	n/a	n/a
Tier 1 capital to average assets	9.18%	9.15%	9.05%	8.37%	8.42%	8.09%	7.76%

(1)
Pursuant to the Bank Holding Company and Small Savings and Loan Holding Company Policy Statement attached as an appendix to the FRB’s Regulation Y, Monument Bancorp, Inc., is not, but its wholly-owned subsidiary Monument Bank is, subject to the regulatory capital requirements prescribed by Regulation Q.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA
(In thousands of dollars, except per share data)
The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of C&N and Monument as of September 30, 2018 and assumes the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of C&N and Monument and gives effect to the merger as if it had been completed as of January 1, 2017 and carried forward through the interim period presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed consolidated financial information. Certain reclassifications have been made to Monument historical financial information to conform to C&N’s presentation of financial information.
The actual value of C&N’s common stock to be recorded as consideration in the merger will be based on the closing price of C&N’s common stock as of the merger completion date. The proposed merger is targeted for completion in the second quarter 2019. There can be no assurance that the merger will be completed as anticipated. For purposes of the pro forma financial information, the fair value of C&N’s common stock to be issued in connection with the merger was based on C&N’s closing stock price of $26.15 per share on September 28, 2018 (the last trading day prior to September 30, 2018).
The pro forma financial information includes estimated adjustments, including adjustments to record Monument’s assets and liabilities at their respective fair values, and represents C&N’s pro forma estimates based on fair value information as of the date of the merger agreement.
The pro forma adjustments are subject to change depending on changes in interest rates, changes in the components of assets and liabilities and additional information as it becomes available. The final allocation of the purchase price will be determined after the merger is completed and after a more thorough analysis to determine the fair value of Monument’s assets and liabilities has been completed. Changes in the estimated fair values of the net assets as compared with the information presented in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact C&N’s statements of income due to adjustments in amortization of the adjusted assets and liabilities. Also, changes in Monument’s stockholders’ equity, including results of operations from September 30, 2018 through the date the merger is completed, will change the purchase price allocation, which may result in an adjustment to the amount of goodwill recorded. The final adjustments may vary materially from the adjustments reflected in the unaudited pro forma financial information herein.
C&N’s management estimates $2.1 million of pre-tax merger-related expenses will be incurred, including severance and employee retention expenses, system conversion costs, professional fees and other expenses. These estimated merger-related expenses are excluded from the unaudited pro forma combined condensed consolidated statements of income presented herein. C&N’s management expects the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly does not attempt to predict or suggest future results. Also, the unaudited pro forma combined condensed consolidated statements of income presented herein do not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.
The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial information and related notes of C&N and Monument, which are incorporated by reference to or included in this document.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018
(In Thousands)	C&N Historical	Monument Historical	Pro Forma Adjustments	Pro Forma Combined	Note Reference
ASSETS
Cash and due from banks:
Noninterest-bearing	$20,978	$1,660		$22,638
Interest-bearing	17,363	219		17,582
Total cash and cash equivalents	38,341	1,879	0	40,220
Held-to-maturity securities	0	1,250		1,250
Available-for-sale debt securities, at fair value	358,706	96,327	(13,191)	441,842	(1)
Marketable equity security	941	0		941
Federal funds sold	0	741		741
Loans held for sale	551	0		551
Loans receivable	822,532	253,060	(2,735)	1,072,857
Allowance for loan losses	(8,815)	(2,735)	2,735	(8,815)
Loans, net	813,717	250,325	0	1,064,042	(2)
Bank-owned life insurance	18,935	0		18,935
Accrued interest receivable	4,279	1,446		5,725
Bank premises and equipment, net	14,824	2,453		17,277
Foreclosed assets held for sale	2,678	1,614		4,292
Deferred tax asset, net	5,122	362	(603)	4,881	(3)
Intangible asset – Core deposit intangibles	9	0	2,179	2,188	(4)
Intangible asset – Goodwill	11,942	0	16,012	27,954	(8)
Other assets	15,394	4,870		20,264
TOTAL ASSETS	$1,285,439	$361,267	$4,397	$1,651,103
LIABILITIES
Deposits:
Noninterest-bearing	$260,961	$23,293		$283,714
Interest-bearing	782,986	232,096	(266)	1,015,356	(5)
Total deposits	1,043,947	255,389	(266)	1,299,070
Borrowed funds	41,406	66,308	(422)	107,292	(6)
Subordinated debt	0	12,239		12,239
Other liabilities	10,099	1,197		11,296
TOTAL LIABILITIES	1,095,452	335,133	(688)	1,429,897
TOTAL STOCKHOLDERS’ EQUITY	189,987	26,134	5,085	221,206	(7)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,285,439	$361,267	$4,397	$1,651,103

The accompanying notes are an integral part of these unaudited financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheets
(1)
The pro forma reduction in available-for-sale securities reflects the assumption that securities would be sold, with no realized gain or loss, and the proceeds used to fund the cash portion of the merger consideration ($9.9 million), C&N’s estimated after-tax merger and integration costs ($1.7 million) and Monument’s estimated after-tax merger and integration costs ($1.6 million).

(2)
The pro forma estimate that the fair value of Monument’s loans would equal their carrying value, net of the allowance for loan losses, as of September 30, 2018, is based on a preliminary analysis. C&N will complete an updated analysis of the fair value of loans as of the merger completion date, including updated assessments of credit quality and the impact of changes in interest rates.

(3)
The pro forma adjustment to the carrying value of the net deferred tax asset results from the fair value adjustments to the carrying values of core deposit intangible assets, deposits and borrowed funds, as described herein, assuming a tax rate of 21%.

(4)
The estimated value of the core deposit intangible was determined by applying a 2% premium on Monument’s core deposits, based on recent market data for similar transactions.

(5)
The pro forma adjustment to deposits reflects differences in interest rates, based on comparison of rates on Monument’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of Monument’s time deposits.

(6)
The pro forma adjustment to borrowed funds reflects differences in interest rates, based on comparison of rates on Monument’s advances from the Federal Home Loan Bank of Pittsburgh (FHLB) to current FHLB rates as of September 28, 2018 for maturity dates corresponding to the maturity dates of Monument’s advances.

(7)
The pro forma adjustment to stockholders’ equity includes the estimated value of equity-based merger consideration issued by C&N ($33.0 million), reduced by the elimination of Monument’s stockholders’ equity ($26.1 million) and further reduced by C&N’s estimated after-tax merger and integration costs ($1.7 million).

(8)
The pro forma amount of goodwill recorded from the merger is calculated as the fair value of consideration paid by C&N, less amounts allocated to fair value of assets acquired assumed and liabilities assumed, summarized as follows:

Estimated transaction value		$42,850
Monument’s stockholders’ equity at September 30, 2018	26,134
Purchase accounting adjustments:
Deposits	266
Borrowed funds	422
Core deposit intangibles	2,179
	2,867
Adjustment to net deferred tax asset	(603)
	2,264
Monument’s estimated merger-related expenses, net	(1,560)
Monument’s stockholders’ equity, as adjusted		26,838
Estimated allocation to goodwill		$16,012

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017
(Dollars In Thousands, Except Per Share Data)	C&N Historical	Monument Historical	Pro Forma Adjustments	Pro Forma Combined	Note Reference
INTEREST INCOME
Interest and fees on loans	$36,944	$10,474		$47,418
Interest and dividend income on securities	8,704	1,799	(368)	10,135	(1)
Other interest income	215	268		483
Total interest and dividend income	45,863	12,541	(368)	58,036
INTEREST EXPENSE
Interest on deposits	2,403	2,069	266	4,738	(2)
Interest on borrowed funds and subordinated debt	1,512	1,686	371	3,569	(3)
Total interest expense	3,915	3,755	637	8,307
Net interest income	41,948	8,786	(1,005)	49,729
Provision for loan losses	801	290		1,091
Net interest income after provision for loan losses	41,147	8,496	(1,005)	48,638
NONINTEREST INCOME
Trust and financial management revenue	5,399	0		5,399
Brokerage revenue	797	0		797
Service charges on deposit accounts	4,488	24		4,512
Interchange revenue from debit card transactions	2,221	0		2,221
Net gains from sale of loans	818	63		881
Increase in cash surrender value of life insurance	379	0		379
Other noninterest income	2,051	56		2,107
Sub-total	16,153	143	0	16,296
Realized gains on available-for-sale debt securities, net	257	11		268
Total noninterest income	16,410	154	0	16,564
NONINTEREST EXPENSE
Compensation and employee benefits	21,180	3,692		24,872
Occupancy and equipment expense	3,639	402		4,041
Data processing expenses	2,231	513		2,744
Pennsylvania shares tax	1,329	191		1,520
Professional fees	872	266		1,138
Other noninterest expense	7,716	1,233		8,949
Total noninterest expense	36,967	6,297	0	43,264
Income before income tax provision	20,590	2,353	(1,005)	21,938
Income tax provision	7,156	670	(352)	7,474	(4)
NET INCOME	13,434	1,683	(653)	14,464
Dividend on preferred stock		85		85
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$13,434	$1,598	($653)	$14,379
EARNINGS PER COMMON SHARE – BASIC	$1.10	$1.19		$0.97
EARNINGS PER COMMON SHARE – DILUTED	$1.10	$1.09		$0.96
Weighted-average Shares Outstanding:
Basic	12,115,840	1,345,289	1,269,703	14,730,832
Diluted	12,155,136	1,468,764	1,269,703	14,893,603
NET INCOME ATTRIBUTABLE TO COMMON SHARES	$13,365	$1,598	$(653)	$14,310
The accompanying notes are an integral part of these unaudited consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018
(Dollars In Thousands, Except Per Share Data)	C&N Historical	Monument Historical	Pro Forma Adjustments	Pro Forma Combined	Note Reference
INTEREST INCOME
Interest and fees on loans	$30,207	$8,790		$38,997
Interest and dividend income on securities	6,489	2,026	(348)	8,167	(1)
Other interest income	328	43		371
Total interest and dividend income	37,024	10,859	(348)	47,535
INTEREST EXPENSE
Interest on deposits	2,641	2,291		4,932
Interest on borrowed funds and subordinated debt	672	1,430	51	2,153	(3)
Total interest expense	3,313	3,721	51	7,085
Net interest income	33,711	7,138	(399)	40,450
Provision for loan losses	332	395		727
Net interest income after provision for loan losses	33,379	6,743	(399)	39,723
NONINTEREST INCOME
Trust and financial management revenue	4,375	0		4,375
Brokerage revenue	718	0		718
Service charges on deposit accounts	3,837	86		3,923
Interchange revenue from debit card transactions	1,880	0		1,880
Net gains from sale of loans	514	10		524
Increase in cash surrender value of life insurance	295	0		295
Other noninterest income	1,938	4		1,942
Sub-total	13,557	100	0	13,657
Gain on restricted equity security	2,321			2,321
Realized (losses) gains on available-for-sale debt securities, net	(284)	730		446
Total noninterest income	15,594	830	0	16,424
NONINTEREST EXPENSE
Compensation and employee benefits	16,627	2,789		19,416
Occupancy and equipment expense	2,799	284		3,083
Data processing expenses	2,002	440		2,442
Pennsylvania shares tax	998	144		1,142
Professional fees	860	218		1,078
Other noninterest expense	6,126	1,481		7,607
Total noninterest expense	29,412	5,356	0	34,768
Income before income tax provision	19,561	2,217	(399)	21,379
Income tax provision	3,229	380	(84)	3,525	(4)
NET INCOME	16,332	1,837	(315)	17,854
Dividend on preferred stock		0		0
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$16,332	$1,837	$(315)	$17,854
EARNINGS PER COMMON SHARE – BASIC	$1.33	$1.20		$1.18
EARNINGS PER COMMON SHARE – DILUTED	$1.33	$1.18		$1.18
Weighted-average Shares Outstanding:
Basic	12,209,879	1,530,616	1,269,703	15,010,198
Diluted	12,248,669	1,554,969	1,269,703	15,073,341
NET INCOME ATTRIBUTABLE TO COMMON SHARES	$16,249	$1,837	($315)	$17,771
The accompanying notes are an integral part of these unaudited consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income
(1)
The pro forma adjustment to income on securities is based on the pro forma reduction in the carrying value of available-for-sale securities (described in the unaudited pro forma consolidated balance sheets). The pro forma reduction in interest income is calculated using C&N’s fully taxable equivalent yields on available-for-sale securities of 2.79% for the year ended December 31, 2017 and 2.64% for the nine months ended September 30, 2018.

(2)
The pro forma adjustment to deposits reflects differences in interest rates, based on comparison of rates on Monument’s time deposits to recent market rates for maturity dates corresponding to the maturity dates of Monument’s time deposits. This fair value adjustment is amortized into interest expense over the estimated useful life of the applicable time deposits, which is 1 year.

(3)
The pro forma adjustment to borrowed funds reflects differences in interest rates, based on comparison of rates on Monument’s advances from the Federal Home Loan Bank of Pittsburgh (FHLB) to current FHLB rates as of September 28, 2018 for maturity dates corresponding to the maturity dates of Monument’s advances. This fair value adjustment is amortized into interest expense over the estimated useful life of the applicable time deposits, which is 1.1 years.

(4)
The pro forma adjustments to the income tax provision reflect assumed tax rates of 35% in 2017 and 21% in 2018.

COMPARATIVE PER SHARE DATA (UNAUDITED)
The following table shows information about C&N’s and Monument’s respective income per common share, dividends per share and book value per share, and similar information giving effect to the merger. In presenting the comparative pro forma information for the time periods shown, the calculation of book value per share reflects the assumption the merger occurred as of the dates presented and the calculations of earnings and dividends information reflects the assumption the merger occurred at the beginning of the periods presented. See “Unaudited Pro Forma Combined Condensed Consolidated Financial Data” presented herein.
C&N’s management expects the merger will provide the combined company with financial benefits that include reduced operating expenses and increased revenue. The pro forma financial information presented herein, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue, and accordingly does not attempt to predict or suggest future results. Also, the pro forma combined financial information presented herein does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.
The information in the following table is based on, and should be read in conjunction with, the historical information presented in this document.
	C&N Historical	Monument Historical	Pro Forma Combined (Unaudited)	Equivalent Pro Forma Combined(3) (Unaudited)
Basic Earnings per Share:
For the year ended December 31, 2017	$1.10	$1.19	$0.97	$0.98
For the nine months ended September 30, 2018 (Unaudited)	$1.33	$1.20	$1.18	$1.20
Diluted Earnings per Share:
For the year ended December 31, 2017	$1.10	$1.09	$0.96	$0.97
For the nine months ended September 30, 2018 (Unaudited)	$1.33	$1.18	$1.18	$1.20
Cash Dividends per Share(1):
For the year ended December 31, 2017	$1.04	$0.00	$1.04	$1.05
For the nine months ended September 30, 2018 (Unaudited)	$0.81	$0.00	$0.81	$0.82
Book Value per Share(2):
At December 31, 2017	$15.43	$17.04	$14.60	$14.81
At September 30, 2018	$15.45	$16.70	$14.62	$14.83
Common Shares Outstanding:
At December 31, 2017	12,214,525	1,379,850	14,864,078
At September 30, 2018	12,297,274	1,564,599	15,131,576
Weighted-Average Common Shares Outstanding
Used in Earnings per Share Computations:
Basic:
For the year ended December 31, 2017	12,115,840	1,345,289	14,730,832
For the nine months ended September 30, 2018 (Unaudited)	12,209,879	1,530,616	15,010,198
Diluted:
For the year ended December 31, 2017	12,155,136	1,468,764	14,893,603
For the nine months ended September 30, 2018 (Unaudited)	12,248,669	1,554,969	15,073,341

Notes to Unaudited Comparative Per Share Data
(1)
The pro forma combined cash dividend per share amounts assume C&N would have declared cash dividends per share on C&N commmon stock, including the C&N common stock issued in the merger, equal to the historical cash dividends per share declared on C&N common stock.

(2)
The pro forma combined book value per share of C&N common stock is based on the pro forma combined stockholders’ equity divided by the pro forma total number of outstanding common shares of the combined entity.

(3)
The equivalent pro forma per Monument share was obtained by multiplying the pro forma combined amounts by the exchange ratio of 1.0144 and does not reflect the receipt of cash by Monument stockholders.

RISK FACTORS
In considering whether to vote in favor of the proposal to adopt the merger agreement, you should consider all of the information included in this document and its annexes and all of the information included in the documents we have incorporated by reference. In addition, you should consider the risk factors identified in C&N’s Annual Report on Form 10-K. In particular, you should consider the following risk factors.
The market price of C&N common stock after the merger may be affected by factors different from those affecting the shares of C&N or Monument currently.
The markets of C&N and Monument differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations and market prices of C&N and Monument. For a discussion of the business and markets of C&N and Monument, see “Information About Citizens & Northern Corporation” beginning on page 76 and “Information About Monument Bancorp, Inc.” beginning on page 81.
Shareholders of Monument will have a reduced ownership percentage and voting interest after the merger and will exercise less influence over management.
Upon completion of the merger, current Monument shareholders will own approximately 9.4% of the outstanding shares of C&N common stock, and current C&N shareholders will own approximately 90.6% of the outstanding shares of C&N common stock. As a result, Monument shareholders will collectively exercise less influence over management of C&N than they did with respect to Monument.
The exchange ratio for the conversion of Monument stock into C&N stock will not be adjusted in the event that the price of C&N common stock declines before the merger is completed, except in certain limited circumstances. As a result, the value of the shares of C&N common stock at the time Monument shareholders receive them could be less than the equivalent value (taking into consideration the applicable exchange ratio) of those shares as of the date of this document and on the date of the shareholder meeting.
In the merger, shareholders of Monument will be entitled to exchange each share of Monument stock owned for either 1.0144 shares of C&N common stock or $28.10 in cash. The exchange ratio is fixed. Thus, the value of the stock portion of the merger consideration will vary with the market value of C&N’s common stock. However, if  (i) the average price of C&N’s common stock, measured over a ten trading day period occurring shortly before the closing date of the merger, drops below $21.94 per share and (ii) the percent decline in C&N common stock, determined by dividing the ten day average price by $27.43, shows a decline that is at least 20% greater than the percent decline in the KBW NASDAQ Regional Banking Stock Index Value, determined by dividing the average KBW NASDAQ Regional Stock Index Value for the same ten day period by the KBW NASDAQ Regional Banking Stock Index Value on September 10, 2018 by more than 20%, Monument’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Monument to terminate. As a result, except in the limited instance just described, the exchange ratio will not be adjusted as a result of any change in the market price of C&N common stock between the date of this document and the date Monument shareholders receive shares of C&N common stock in exchange for their shares. The market price of C&N common stock will likely be different, and may be lower or higher, on the date shareholders receive their shares of C&N common stock than the market price of C&N common stock on the date of this document. Differences in the market price of C&N common stock may be the result of changes in the business, operations or prospects of C&N, market reactions to the proposed merger, regulatory considerations, general market and economic conditions or other factors. If the market price of C&N common stock declines after Monument shareholders vote, the value of the stock portion of the merger consideration shareholders will be receiving will be less than the value of such consideration at the time of the vote unless the adjustment provision described above is triggered, and C&N elects to modify the exchange ratio.
Future issuances of C&N equity securities could dilute shareholder ownership and voting interest.
C&N’s articles of incorporation authorize the issuance of up to 20,000,000 shares of common stock and 30,000 shares of preferred stock. Any future issuance of equity securities by C&N may result in dilution in the percentage ownership and voting interest of C&N shareholders. Also, any securities C&N issues in the future may be valued differently, and the issuance of equity securities for future services, acquisitions or other corporate actions may have the effect of diluting the value of the shares held by C&N shareholders. As noted under the caption “Comparison of Shareholders’ Rights,” C&N shareholders do not have any preemptive rights to acquire additional shares in the event of future issuances of equity by C&N.
There is no assurance that C&N will continue paying dividends at the current rate.
C&N’s board of directors has adopted a current dividend practice for the payment of a quarterly cash dividend. This practice can be changed at any time at the discretion of C&N’s board of directors, and C&N’s common shareholders will have no contractual or other legal right to dividends. In addition, the other risk factors described in this section could materially reduce the cash available from operations, and these outcomes could cause capital not to be available when needed in an amount sufficient to support C&N’s dividend practice. The amount of dividends that C&N may distribute will also be subject to restrictions under Pennsylvania law and applicable bank regulatory provisions. If C&N’s board of directors were to adopt a change to C&N’s current dividend practice that resulted in a reduction in the amount of dividends, such change could have a material and adverse effect on the market price of C&N’s common stock.
The unaudited pro forma financial data included in this document is preliminary, and C&N’s actual financial position and results of operations after the merger may differ materially from the unaudited pro forma financial data included in this document.
The unaudited pro forma financial data in this document is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflect adjustments, which are based upon preliminary estimates, to record identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities as of the date of the completion of the merger. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this document.
The merger agreement limits Monument’s ability to pursue alternatives to the merger and, in certain circumstances, requires the payment of a termination fee.
The merger agreement contains “no shop” provisions that, subject to specified exceptions, limit Monument’s ability to discuss, facilitate or commit to competing third party proposals to acquire all or a significant part of Monument. In addition, a termination fee is payable by Monument under certain circumstances, generally involving the consummation of an alternative transaction. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Monument from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share value than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire Monument than it might otherwise have proposed to pay. In addition, under specified circumstances, Monument could be required to pay C&N a termination fee in connection with the termination of the merger agreement due to an alternate transaction. See “The Merger Agreement — Termination Fee.”
The merger is subject to the receipt of consents and approvals from governmental and regulatory entities that may impose conditions that could delay or have an adverse effect on C&N.
Before the merger may be completed, various waivers, approvals or consents must be obtained from the FRB, FDIC and PDB. C&N and Monument have agreed to use their reasonable best efforts to complete these filings and obtain these waivers, approvals and consents; however, satisfying any requirements of regulatory agencies may delay the date of completion of the merger or such approval may not be obtained at all. In addition, these governmental entities may impose conditions on the completion of the merger or require changes to the terms of the merger that could have the effect of delaying completion of the merger or imposing additional costs on, or limiting the revenues of, C&N following the merger, any of which might have an adverse effect on C&N following the merger. We cannot assure you as to whether these regulatory waivers, approvals and consents will be received, the timing of such or whether any conditions will be imposed. Applications with the PDB and FDIC are currently pending as is an application waiver request with the FRB.
Monument’s executive officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Monument shareholders.
Executive officers of Monument negotiated the terms of the merger agreement. Monument’s board of directors approved and adopted the merger agreement and unanimously recommended that Monument shareholders vote to adopt the merger agreement. In considering these facts and the other information contained in this document, you should be aware that Monument’s officers and directors have financial interests in the merger that may be different from, or in addition to, the interests of Monument’s shareholders. These include:
•
Assumption by C&N of the employment agreements between Monument and Christopher Nardo, President and Chief Executive Officer, Michelle Pedersen, Chief Lending Officer, and Benjamin Crowley, Vice President and Retail Banking Director;

•
Appointment of Clark S. Frame, currently Chairman of the boards of directors of Monument and Monument Bank, to the C&N and C&N Bank boards of directors;

•
Payment of severance equal to one year’s salary to certain executive officers of Monument who will not continue employment with C&N after the merger; and

•
Payment of  “stay bonus” money to employees of Monument, which may include executive officers.

These additional interests of Monument directors and executive officers may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than a Monument shareholder may view it.
Monument’s board of directors was aware of these interests and took them into account in its decision to adopt the merger agreement. For information concerning these interests, please see the discussion under the caption “The Merger — Monument’s Directors and Executive Officers Have Financial Interests in the Merger.”
The shares of C&N common stock to be received by Monument shareholders as a result of the merger will have different rights from the shares of Monument common stock.
Upon completion of the merger, Monument shareholders who receive C&N common stock in the merger will become C&N shareholders. Their rights as shareholders will be governed by Pennsylvania corporate law and the articles of incorporation and bylaws of C&N. The rights associated with Monument common stock are different from the rights associated with C&N common stock.
C&N and Monument believe that the material differences in such rights are as follows:
•
C&N’s articles of incorporation authorize the issuance of up to twenty million (20,000,000) shares of common stock and Monument is authorized to issue up to ten million (10,000,000) shares of common stock.

•
C&N’s articles of incorporation authorize the issuance of up to thirty thousand (30,000) shares of preferred stock, $1,000 par value per share; Monument is authorized to issue up to ten million (10,000,000) shares of preferred stock, $1.00 par value per share.

•
In order to nominate candidates to the board of directors, C&N’s shareholders are required to notify the secretary of C&N, in writing, not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors. Monument’s corresponding notice provision requires notification to the secretary of Monument, in writing, not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors.

•
Amending Articles 8 (number of directors), 9 (classes of directors), 12 (approval of certain entity transactions), 13 (beneficial ownership), 14 (shareholder meeting requirements), 15 (authority to amend bylaws) and 16 (evaluation of offers for certain entity transactions) of C&N’s articles of incorporation requires the affirmative vote of holders of at least seventy-five percent (75%) of the common stock of C&N unless at least sixty-six and two-thirds percent (66 2∕3%) of the members of the board of directors of C&N approve the amendment, in which case, approval by shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast thereon. Amending Articles 7 (cumulative voting), 8 (preemptive rights), 9 (acceptance and rejection of tender or other offer), 10 (approval of certain entity transactions), 11 (authority to amend bylaws), and 12 (authority to amend Articles 7, 8, 9, 10, 11, and 12 of Monument’s articles of incorporation), of Monument’s articles of incorporation requires the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of common stock.

•
C&N’s articles of incorporation require the affirmative vote of the holders of seventy-five percent (75%) of C&N’s common stock to approve any merger, consolidation, sale of all or substantially all of C&N’s assets, share exchange in which a person or entity acquires C&N’s issued and outstanding shares of capital stock pursuant to a vote of shareholders, or any transaction similar to, or having a similar effect to, any of the foregoing, unless such action is approved in advance by the affirmative vote of sixty-six and two-thirds percent (66 2∕3%) of the C&N board of directors; in which case the provisions of the Pennsylvania Business Corporation Law will apply as to whether or not shareholder approval is necessary. Monument’s articles of incorporation require the affirmative vote of at least seventy-five percent (75%) of Monument’s common stock to approve a merger, consolidation, liquidation, dissolution or sale of substantially all of Monument’s assets unless at least seventy-five percent (75%) of the members of the board of directors approve the transaction, in which case, approval of the holders of at least of sixty-six and two-thirds percent (66 2∕3%) of the outstanding shares is required.

•
C&N’s bylaws may be amended upon a vote of a majority of the entire board of directors at any meeting of the board, provided ten (10) days notice of the proposed amendment has been given to each member of the board of directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of C&N by the affirmative vote of the holders of seventy five percent (75%) of the votes that all shareholders are entitled to cast thereon. Monument’s bylaws may be amended by the affirmative vote of the holders of at least a majority of the outstanding shares of its common stock at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of its board of directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the board of directors by the affirmative vote of the holders of a majority of the outstanding shares of common stock.

See the section of this document titled “Comparison of Shareholders’ Rights” beginning on page 90 for a complete discussion of the different rights associated with ownership of C&N common stock.
If the merger is not consummated by August 15, 2019, either C&N or Monument may choose not to proceed with the merger.
Either C&N or Monument may terminate the merger agreement if the merger has not been completed by August 15, 2019, unless the failure of the merger to be completed by such date has resulted from the failure of the party seeking to terminate the merger agreement to perform its obligations.
The fairness opinion obtained by Monument from its financial advisor will not reflect changes in circumstances subsequent to the date of the merger agreement.
Monument obtained a fairness opinion from its financial advisor, as of September 27, 2018, to the effect that the merger consideration was fair, from a financial point of view, to Monument’s shareholders. Monument is not required to obtain an updated opinion as of the date of this document from its financial advisor. Changes in the operations and prospects of C&N or Monument, general market and economic conditions and other factors that may be beyond the control of C&N and Monument, and on which either fairness opinion was based, may alter the value of C&N or Monument or the price of shares of C&N common stock or Monument common stock by the time the merger is completed. The Monument fairness opinion does not speak to the time the merger will be completed or to any date other than the date of such opinion. As a result, the opinion will not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. For a description of the opinion that Monument received from its financial advisor, please see “The Merger — Opinion of Monument’s Financial Advisor,” beginning on page 39 of this document.
We may fail to realize all of the anticipated benefits of the merger.
The success of the merger will depend, in part, on our ability to realize the anticipated benefits and cost savings from successfully combining the businesses of C&N and Monument. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the merger may not be realized fully or at all, or may take longer to realize than expected. C&N and Monument have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on C&N and Monument during the transition period.
If the merger is not completed, C&N and Monument will have each incurred substantial expenses without realizing the expected benefits of the merger.
C&N and Monument have each incurred substantial expenses in connection with the merger described in this document. The completion of the merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals. If the merger is not completed, these expenses would have been expended or would be recognized currently and not capitalized, and C&N and Monument would not have realized the expected benefits of the merger.
The management teams of C&N and Monument may be required to dedicate significant time and effort to the integration of the two companies which could divert their attention from other business concerns.
It is possible that the integration process could result in the diversion of the attention of the management teams of C&N and Monument, the disruption or interruption of, or the loss of momentum in, the ongoing businesses of C&N and Monument or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect C&N’s ability to maintain relationships with its customers and employees or C&N’s ability to achieve the anticipated benefits of the merger, or could reduce the earnings or otherwise adversely affect C&N’s business and financial results.
Each of C&N and Monument will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on each of the parties to the merger agreement. These uncertainties may impair C&N’s and/or Monument’s ability to attract, retain and motivate key personnel until the merger is consummated and could cause customers and others that deal with each of C&N and Monument to seek to change existing business relationships with them. Retention of certain Monument employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with C&N. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to continue with C&N, C&N’s business following the merger could be harmed. In addition, the merger agreement restricts each of C&N and Monument from taking specified actions until the merger occurs without the consent of the other. These restrictions may prevent C&N and Monument from pursuing attractive business opportunities that may arise prior to the completion of the merger. Please see the section entitled “The Merger Agreement — Covenants and Agreements” beginning on page 57 of this document for a description of the restrictive covenants to which C&N and Monument are subject under the merger agreement.

C&N and Monument expect to incur non-recurring expenses related to the merger.
C&N and Monument are developing a plan to integrate the operations of C&N and Monument after the merger. In connection with that plan, C&N and Monument anticipate that certain non-recurring charges, such as branding, severance and computer system conversion costs, will be incurred in connection with this integration. C&N and Monument cannot identify the timing, nature and amount of all such charges as of the date of this document. However, any such charges could affect the parties’ respective results of operations in the period in which such charges are recorded.
Future governmental regulation and legislation, including the Dodd-Frank Act and Basel III, could limit the combined company’s future growth.
Following the merger, C&N and its subsidiaries will be subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of C&N. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance fund. Any changes to these laws may negatively affect C&N’s ability to expand its services and to increase the value of its business. Additionally, Basel III is being phased in, and a number of provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” remain to be implemented through the rulemaking process at various regulatory agencies. Certain aspects of the new regulations, including, without limitation, higher minimum capital levels, potentially higher cost of deposit insurance and the costs of compliance with disclosure and reporting requirements that may be issued by the Bureau of Consumer Financial Protection, could have a significant adverse impact on the combined company’s business, financial condition and results of operations. Compliance with Basel III and the Dodd-Frank Act may require us to make changes to our business and operations and will likely result in additional costs and a diversion of management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on C&N, these changes could be materially adverse to C&N’s shareholders.
Following the consummation of the merger, investors in the combined company will own an institution with different financial and other characteristics than either C&N or Monument on a standalone basis.
Following the consummation of the merger, current shareholders of C&N and Monument will become shareholders in a combined company that will have different financial and other characteristics than either company had on a standalone basis prior to the merger. For example, the merger will result in a combined company with higher dollar amounts of total assets, risk-based assets and non-performing assets, including non-performing loans and other real estate owned, from the amounts currently existing for each of them individually. If we are unable to successfully combine the businesses of C&N and Monument, our future earnings may be adversely affected, which in turn could adversely impact the amount of capital of the combined company. The merger transaction will also initially result in lower amounts of book value per common share and tangible book value per common share for both C&N and Monument shareholders as set forth in the comparative per share data on page 24, and there can be no assurance that any such book value dilution will be earned back through earnings following completion of the merger.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This document contains a number of forward looking statements, including statements about the financial conditions, results of operations, earnings outlook and prospects of C&N, Monument and the potential combined company and may include statements for the period following the completion of the merger. Forward looking statements are typically identified by words such as “should,” “likely,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “target,” “project,” “goal” and other similar words and expressions.
The forward-looking statements involve certain risks and uncertainties. The ability of either C&N or Monument to predict results or the actual effects of its plans and strategies, or those of the combined company, is subject to inherent uncertainty. Factors that may cause actual results or earnings to differ materially from such forward looking statements include those set forth on page 26 under “Risk Factors,” the Risk Factors identified in C&N’s Form 10-K Annual Report for the year ended December 31, 2017, and, among others, the following:
•
completion of the merger is dependent on, among other things, receipt of shareholder and regulatory approvals, the timing of which cannot be predicted with precision and which may not be received at all;

•
the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
the integration of Monument’s business and operations with those of C&N may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Monument’s or C&N’s existing businesses;

•
the anticipated cost savings and other synergies of the merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the merger may be greater than expected;

•
the ability to achieve anticipated merger-related operational efficiencies;

•
the ability to enhance revenue through increased market penetration, expanded lending capacity and product offerings;

•
changes in monetary and fiscal policies of the FRB and the U. S. Government, particularly related to changes in interest rates;

•
changes in general economic conditions;

•
legislative or regulatory changes;

•
downturn in demand for loan, deposit and other financial services in our market area;

•
increased competition from other banks and non-bank providers of financial services;

•
technological changes and increased technology-related costs; and

•
changes in accounting principles, or the application of generally accepted accounting principles.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of any document incorporated by reference in this document.
All subsequent written and oral forward looking statements concerning the merger or other matters addressed in this document and attributable to C&N or Monument or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document. Except to the extent required by applicable law or regulation, C&N and Monument undertake no obligation to update these forward looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE MERGER
Background of the Merger
Monument Bank was organized as a de novo bank in 2007 for the purpose of becoming a locally managed and locally oriented community bank in the local Bucks County, Pennsylvania market with an emphasis on consumer and commercial banking products and services. Monument Bank organized Monument in 2017 as its parent bank holding company as a means by which to more effectively manage Monument Bank’s capital position.
In the fall of 2016, the board of directors of Monument Bank adopted a strategic plan for 2017, 2018 and 2019. The emphasis of the strategic plan has been to capitalize on opportunities to grow Monument’s core banking business through business lending, increased non-interest income through the sale and generation of residential mortgages, and through a lower cost deposit mix.
With the enactment of the Tax Cuts and Jobs Act in December, 2017, and as share prices in the stock market generally and for financial institution stocks particularly continued to improve, Monument began to consider in January, 2018 whether the opportunities and prospects for Monument to engage in a business combination transaction were becoming more attractive. Directors and executive officers of Monument and their affiliates benefically owned, in the aggregate, 68.71% of Monument’s outstanding shares of common stock. They had held their shares for the ten years since their investments in the initial capitalization of Monument Bank in 2007. There is no public trading market for the shares and no dividends have been paid on the shares except for a nominal one time $0.25 per share dividend in 2013. In addition, issues regarding succession at the board of directors and among senior management were becoming relevant.
Consequently, in January, 2018, the Chairman and the President and Chief Executive Officer of Monument met with representatives of Boenning & Scattergood, Inc. to begin to discuss the prospects and opportunities in the market for a business combination transaction involving Monument.
In early February, 2018, members of the Monument board of directors, including the Chairman, met informally and further discussed the possibility of Monument exploring the opportunities for a business combination transaction. This led to further discussions in March, 2018, involving the Chairman, the President and Chief Executive Officer, and the Chief Financial Officer of Monument with representatives of the law firm of Stevens & Lee, legal counsel to Monument, and Boenning.
Monument then entered into an engagement letter with Boenning on April 12, 2018. Boenning, together with Monument’s management team, prepared a Confidential Information Memorandum (“CIM”) to be used to solicit indications of interest and identified seventeen potential transaction partners to solicit.
In June, 2018, Boenning began soliciting interest and making contact with the seventeen identified potential transaction partners. Ten of the potential transaction partners entered into confidentiality agreements, received a CIM and were provided access to an on-line data room for due diligence purposes. Each of the interested parties was given a deadline of July 2, 2018 by which to submit an initial nonbinding written indication of interest.
On July 2, 2018, Boenning informed Monument that it had received initial nonbinding written indications of interest from four prospective transaction partners. On July 13, 2018, the Monument board of directors held a special meeting at which representatives of Boenning presented and reviewed each of the four initial nonbinding written indications of interest and which included a review by a representative of Stevens & Lee of the fiduciary duties of directors under Pennsylvania law in connection with a proposed merger or acquisition transaction.
Two of the prospective transaction partners proposed all stock consideration but indicated a willingness to consider a mix of stock and cash, while the other two prospective transaction partners, one of which was C&N, proposed a mix of stock and cash consideration. The stocks of all four of the prospective transaction partners are quoted on NASDAQ.
Following a lengthy discussion, the Monument board of directors decided to invite C&N and a second party to participate in the next steps of the process by conducting due diligence investigations and refining their indications of interest. The ranges of the prices per share proposed by C&N and the second party were materially higher than the prices proposed by the other two parties.

Following on site due diligence investigations of Monument and meetings with Monument management, C&N submitted a revised written non-binding indication of interest dated August 15, 2018. The second party, however, withdrew its interest in pursuing a transaction with Monument during the course of its due diligence investigation, telling Monument the companies have different philosophical approaches to non-owner occupied real estate loans.
The Monument board of directors held a special meeting on August 22, 2018 to consider C&N’s revised written indication of interest. Representatives of Boenning made a presentation and representatives of Stevens & Lee again reminded the board of directors of their fiduciary duties under Pennsylvania law in connection with mergers and acquisition transactions. Following a lengthy discussion, the board of directors directed Boenning to engage C&N in further negotiations. As a result, C&N submitted a further revised written non-binding indication of interest dated August 23, 2018, proposing a price per share of $28.50, a fixed exchange ratio of 1.023 shares of C&N common stock for each share of Monument common stock based upon the average closing price of C&N common stock over the preceding ten trading days, an 80% stock/20% cash consideration mix, and a break-up fee of 4.00% of the amount of the merger consideration, whereupon Monument entered into an exclusivity agreement dated August 23, 2018, with C&N providing for a 45 day period in which to conduct further due diligence and negotiate a definitive merger agreement.
Also on August 23, 2018, senior management of Monument made decisions to take certain loan loss and other real estate owned (OREO) charge offs that, during the negotiation of the definitive merger agreement, led to the reduction of the price per share from $28.50 per share to $28.10 per share, and a proportionate reduction in the exchange ratio. For additional information relating to these chargeoffs, see the discussion of Noninterest Expense on page 89 of the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Monument Bancorp, Inc.
From August 23, 2018 to September 27, 2018, Boenning and Stevens & Lee, in consultation with senior management of Monument, negotiated the terms of the definitive merger agreement and conducted a reverse due diligence investigation of C&N. The reverse due diligence included reviews of, among other things, C&N’s investment holdings, product offerings, policies and procedures, pending legal matters and financial information. Ardmore Banking Advisors was engaged by Monument to provide an independent review of C&N’s loan portfolio. Senior management of Monument, in consultation with representatives of Boenning, Stevens & Lee and Ardmore Banking Advisors, determined reverse due diligence findings to be satisfactory.
On September 21, 2018, the board of directors of Monument held a special meeting at which representatives of Stevens & Lee reviewed with the board of directors a draft of the proposed definitive merger agreement.
On September 27, 2018, the board of directors of Monument held a special meeting to consider the definitive merger agreement and the reduced price per share of  $28.10 and the 1.0144 share exchange ratio. Representatives of Stevens & Lee again reminded the board of directors of their fiduciary duties under Pennsylvania law in connection with mergers and acquisition transactions and reviewed the changes in the terms and conditions set forth in the definitive merger agreement from the draft reviewed with the board of directors on September 21, 2018. Representatives of Boenning reviewed the financial terms of the proposed transaction with the Monument board of directors and then provided to the board of directors a written fairness opinion stating that the merger consideration provided for in the definitive merger agreement was fair to Monument shareholders from a financial point of view. Following further discussion and consideration of the factors described under “Monument’s Reasons for the Merger,” the Monument board of directors unanimously approved the merger agreement and recommended that Monument shareholders approve and adopt the merger agreement and the transactions provided for in the agreement.

Monument’s Reasons for the Merger
After careful consideration, the Monument board of directors determined it was in the best interests of Monument for Monument to enter into the merger agreement with C&N.
In the process of making the recommendation to approve the merger with C&N, the Monument board of directors evaluated the merger in consultation with Monument’s senior management team as well as Monument’s legal and financial advisors. In determining that the proposed merger with C&N is in the best interests of Monument, the Monument’s board considered the following factors, which are not necessarily all-inclusive:
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The changing regulatory environment, including, in particular, issuance of additional regulations to implement various provisions of the Dodd-Frank Act, and the expectant material increase in legal and compliance costs to Monument as greater human and technological resources and expertise are required to remain compliant with applicable law and regulations;

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The current relative size of Monument, its growth over its 10 year history and the expected scale that would be necessary going forward for Monument to continue as an independent, high-performing community banking institution in comparison to the benefits of aligning in an acquisition transaction with a larger, high-performing institution;

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The current merger and acquisition market, including the attractive prices being paid by acquirers and the uncertainty that such pricing would continue or that Monument’s future earnings would remain at a level sufficient to attract such prices;

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The ability of Monument to attract and retain qualified individuals to replace members of its senior management team and members of its board of directors as individuals serving in such positions retire over the next several years;

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The challenging environment for Monument to grow profitably in its current highly competitive market;

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The substantial and costly investments in information technology required to permit Monument to satisfy regulatory requirements and remain competitive in the marketplace, and the anticipated impact of such investments on Monument’s future earnings;

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The process conducted by Monument’s management and board of directors, with the assistance of Boenning, to identify potential transaction partners;

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The consideration offered in the transaction, valued at approximately $42.7 million, which represents a premium to tangible book value multiple of approximately 1.67 times;

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The 80% stock/20% cash consideration mix offered in the merger;

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The fact that Monument shareholders will have the opportunity to receive shares of C&N common stock in the merger on a tax-free basis, which would allow Monument shareholders to participate in the future performance of the combined company’s businesses and synergies resulting from the merger;

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The increased liquidity for Monument shareholders who receive C&N common stock in the transaction;

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The fact that up to 20% of the merger consideration would be composed of cash at $28.10 per share, thereby permitting Monument shareholders who wish to receive cash to elect an all cash exchange or an exchange comprised of part C&N common stock and part cash, subject to the election, allocation and proration provisions of the merger agreement;

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The opportunity to expand relationships with Monument’s existing customer base through the increased lending capacity afforded by the combined institution;

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The anticipated positive impact to Monument’s existing customers resulting from C&N having a community banking business model similar to Monument;

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The proposed board and management arrangements, including C&N’s commitment to appoint Monument’s Chairman, Clark S. Frame, to the C&N board of directors and to retain Christopher Nardo, President and Chief Executive Officer of Monument as President of C&N’s new southeastern Pennsylvania market, Michelle Pederson, Monument’s Chief Lending Officer, as C&N’s Regional Commercial Lending Manager, and Benjamin Crowley, Monument’s Retail Banking Director, as C&N’s Regional Retail Banking Manager;

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The anticipated impact on Monument’s employees, including the fact that a merger with C&N, which does not currently operate in Monument’s market area, will result in fewer reductions in staff as well as better benefits being offered by C&N, and the additional employment opportunities available with a larger organization;

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The likelihood and anticipated time of completion of the merger;

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The understanding that aligning with C&N would provide more robust technology and systems, broader product offerings, more favorable terms with vendors and more sophisticated marketing;

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The mutual understanding that Monument and C&N share similar operating cultures, core values and approaches to servicing their respective markets;

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The Monument board’s belief that multiple areas of risk, including regulatory, financial, legal, servicing, and customer retention, could be substantially reduced by combining with a larger institution having access to greater financial and operational resources; and

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The opinion, dated September 27, 2018, of Boenning to the Monument board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Monument common stock of the merger consideration in the proposed merger, as more fully described under “Opinion of Monument’s Financial Advisor” below.

The Monument board of directors also considered a variety of potential risks associated with the merger, including the following:
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The possibility the merger might not close and the negative impact that could have on Monument’s reputation and earnings;

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The risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of Monument and C&N;

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The fact that, because the stock consideration in the merger is based upon a fixed exchange ratio of shares of C&N common stock to Monument common stock, Monument shareholders who receive C&N common stock could be adversely affected by a decrease in the trading price of C&N common stock during the pendency of the merger;

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The fact that certain provisions of the merger agreement prohibit Monument from soliciting, and limit its ability to respond to, proposals for alternative transactions, and the obligation to pay a termination fee of  $1,726,000 in the event that the merger agreement is terminated in certain circumstances, including if Monument terminates the merger agreement to accept a superior offer;

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The potential for diversion of management and employee attention, and for employee attrition, during the period prior to the completion of the merger and the potential effect on Monument’s business and relations with customers, service providers and other stakeholders, whether or not the merger is consummated; and

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The fact that pursuant to the merger agreement, Monument must generally conduct its business in the ordinary course, and Monument is subject to a variety of other restrictions on the conduct of its business prior to the completion of the merger or termination of the merger agreement, which may delay or prevent Monument from undertaking business opportunities that may arise pending completion of the merger.

Monument’s board of directors realizes there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Monument board concluded the potential positive factors outweighed the potential risks of completing the merger.
During its consideration of the merger, Monument’s board of directors was also aware that some of its directors and executive officers may have interests in the merger that are different from or in addition to those of its shareholders generally, as described under “Directors and Executive Officers Have Financial Interests in the Merger” beginning on page 53.
The foregoing discussion of the factors considered by the Monument board of directors in evaluating the transaction is not intended to be exhaustive, but, rather, includes the material factors considered by the Monument board of directors. In reaching its decision to approve the transaction, the Monument board of directors did not quantify or assign relative weights to the factors considered, and individual directors may have given different weights to different factors. The Monument board of directors evaluated the factors described above and determined that the transaction was in the best interests of Monument. It should be noted that this explanation of the reasoning of Monument’s board of directors and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 32.
Recommendation of Monument’s Board of Directors
After careful consideration, Monument’s board of directors determined that the merger is in the best interests of Monument and unanimously approved the merger agreement. Accordingly, Monument’s board of directors unanimously recommends that Monument’s shareholders vote “FOR” adoption of the merger agreement.
C&N’s Reasons for the Merger
In the course of making its decision to approve the proposed transaction with Monument, C&N’s Board of Directors consulted with C&N’s executive management and C&N’s financial and legal advisors. C&N’s Board of Directors considered, among other things, the following factors:
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The acquisition is consistent with C&N’s strategic plan to enter attractive markets through acquisition;

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C&N believes that the transaction presents an opportunity to leverage C&N’s capital and deposits through a presence in a higher growth market, i.e. Bucks County, Pennsylvania;

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The Board’s understanding of the current and prospective environment in which C&N operates, including national, regional and local economic conditions, the competitive environment for financial institutions in Pennsylvania, the increased regulatory burdens on financial institutions and the uncertainties in the regulatory climate going forward, the trend toward mergers in the financial services industry generally and the likely effect of these factors on C&N’s future growth, profitability and strategic options;

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The Board’s view that the size of the institution and related economies of scale, beyond the level it believed could be reached through organic growth within similar timelines, are relevant to profitability and acceptable shareholder returns;

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The Board’s understanding of C&N’s prospects and Monument’s business operations, financial condition, earnings and prospects, including the respective geographic markets in which the companies and their banking subsidiaries operate;

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The Board’s perception that C&N’s operating philosophy as a community oriented financial services company with a strong customer focus is compatible with Monument’s similar operating philosophy;

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The Board’s perception regarding the enhanced future prospects of the combined company compared to those C&N was likely to achieve on a stand-alone basis, the compatibility of C&N’s and Monument’s business activities, enhanced management depth in critical departments, opportunities for cost reductions, and anticipated increased revenues resulting from a higher lending limit along with additional product offerings to be made available in Bucks County;
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The Board’s review with its legal and financial advisors of the structure of the merger, the financial and other terms of the merger and related documents including the board’s assessment of the adequacy of the C&N exchange ratio;

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The expectation that the combination and strategic benefits of the transaction would result in future earnings accretion;

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The observations of C&N’s management concerning the operations, financial condition, and prospects of Monument and the expected financial impact of the merger on the combined company;

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The fact that certain provisions of the merger agreement prohibit Monument from soliciting or responding to proposals for alternative transactions and Monument’s obligation to pay a termination fee of  $1,726,000 if the merger agreement is terminated due to Monument accepting a superior offer;

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The fact that, pursuant to the merger agreement, Monument must generally conduct its business in the ordinary course and Monument is subject to a variety of other restrictions on the conduct of its business prior to the completion of the merger or termination of the merger agreement; and

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The financial information and analyses presented by C&N’s financial advisor to the board of directors.

C&N’s Board of Directors also considered the following:
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The fact that new C&N shares to be issued to holders of Monument stock to complete the merger will result in ownership dilution to existing C&N shareholders;

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Because the transaction represents entry into a new geographic market for C&N, C&N will need to retain Monument personnel to maintain leadership and relationships in the market;

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The proposed board and management arrangements, including C&N’s commitment to (i) appoint one Monument director to the C&N Board of Directors and to C&N’s Bank Board of Directors, (ii) continue to employ selected senior officers of Monument after the merger pursuant to employment agreements;

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The potential challenges associated with obtaining regulatory approvals required to complete the transaction in a timely manner;

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The risk that potential benefits, cost benefits and other synergies sought in the merger may not be realized or may not be realized within the expected time period and the risks associated with the integration of C&N and Monument;

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The risk that certain tax attributes of Monument and C&N may be affected by the transaction; and

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The potential for diversion of management and employee attention and for employee attrition during the period prior to the completion of the merger and the potential effect on C&N’s business and relations with customers, service providers and other stakeholders whether or not the merger is consummated.

C&N’s Board of Directors realizes that there can be no assurance about future results, including results expected or considered in the factors listed above. The Board of Directors concluded, however, that the potential positive factors outweighed the potential risks of completing the merger.
The foregoing discussion of the information and factors considered by C&N’s Board of Directors is not exhaustive, but includes the material factors considered by C&N’s Board. In view of the wide variety of factors considered by the C&N Board of Directors in connection with its evaluation of the merger and the complexity of these matters the C&N Board of Directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. C&N’s Board of Directors evaluated the factors described above, including asking questions of C&N’s legal and financial advisors. In considering the factors described above, individual members of C&N’s Board of Directors may have given different weights to different factors. The C&N Board of Directors relied on the experience and expertise of its legal advisors regarding the structure of the merger and the terms of the merger agreement and on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. It should also be noted that this explanation of the reasoning of C&N’s Board of Directors and all other information presented in this section is forward looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward Looking Statements” on page 32.
Opinion of Monument’s Financial Advisor
Monument engaged Boenning to render financial advisory and investment banking services to Monument, including rendering an opinion to the Monument board of directors as to the fairness, from a financial point of view, to the holders of Monument common shares of the merger consideration to be received in the merger. Monument selected Boenning because Boenning is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, Boenning is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions and other corporate transactions.
As part of its engagement, representatives of Boenning attended the meeting of the Monument board held on September 27, 2018 at which the Monument board evaluated the proposed merger. At this meeting, Boenning reviewed the financial aspects of the proposed merger and rendered an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning as set forth in such opinion, the financial consideration to be received in the merger was fair, from a financial point of view, to the holders of Monument common shares. The Monument board adopted the merger agreement at this meeting.
The following description of the Boenning fairness opinion is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Boenning in preparing the opinion.
Boenning’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Monument board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the financial consideration to be received in the merger by holders of Monument common shares. It did not address the underlying business decision of Monument to engage in the merger or enter into the merger agreement or constitute a recommendation to the Monument board in connection with the merger, and it does not constitute a recommendation to any holder of Monument common stock or any shareholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation as to whether or not any such shareholder should enter into a voting, shareholders’, affiliates’ or other agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such shareholder.
Boenning’s opinion was reviewed and approved by Boenning’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with rendering the opinion described above, Boenning reviewed, analyzed and relied upon materials bearing upon the financial and operating condition of Monument and C&N and bearing upon the merger, including, among other things:
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an execution version of the merger agreement, dated as of September 27, 2018;

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the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2015, December 31, 2016, and December 31, 2017 of C&N;

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the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, and June 30, 2018 for C&N;

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the financial statements and the Annual Reports for the three fiscal years ended December 31, 2015, December 31, 2016, and December 31, 2017 of Monument;

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the quarterly financial statements for the fiscal quarters ended March 31, 2018 and June 30, 2018 of Monument;

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certain publicly available regulatory filings of Monument and C&N and their respective subsidiaries, including (as applicable) quarterly reports on Form FRY-9C and quarterly call reports with respect to each quarter during the three-year period ended December 31, 2017 and the quarters ended March 31, 2018 and June 30, 2018;

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other interim reports and other communications of Monument and C&N to their respective shareholders; and

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other financial information concerning the respective businesses and operations of Monument and C&N furnished to Boenning by Monument and C&N or which Boenning was otherwise directed to use for purposes of its analysis.

Boenning’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of Monument and C&N;

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the assets and liabilities of Monument and C&N;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of relevant financial and stock market information of Monument and C&N with similar information for certain other companies, the securities of which were publicly traded;

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Management guidance for earnings estimates as well as assumed Monument’s long-term growth rates provided to Boenning by Monument management, all of which was discussed with Boenning by Monument management and used and relied upon by Boenning at the direction of such management and with the consent of the Monument board;

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publicly available consensus “street estimates” of C&N published by S&P Global Market Intelligence, as well as assumed C&N long-term growth rates provided to Boenning by C&N management, all of which was discussed with Boenning by Monument management and used and relied upon by Boenning at the direction of such management and with the consent of the Monument board; and

•
a pro forma inpact analysis performed by Boenning using closing balance sheet estimates as of March 31, 2019 for C&N and Monument based on assumed long-term earnings growth for Monument provided by Monument’s management of  $3.2 million for 2018 and $3.4 million for 2019 and 5% earnings growth thereafter, cost savings estimates of 20% of Monument’s LTM non-interest expense, and EPS consensus “street estimates” for C&N for fiscal 2018 and 2019.

Boenning also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. Boenning also participated in discussions that were held by managements of Monument and C&N regarding the past and current business operations, regulatory relations, financial condition and future prospects of each of their respective companies and such other matters as Boenning deemed relevant to its inquiry.
In conducting its review and arriving at its opinion, Boenning relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. Boenning relied upon the management of Monument as to the reasonableness and achievability of the publicly available consensus “street estimates” of C&N (and the assumed long-term growth rates of Monument and C&N) referred to above that were provided to or otherwise discussed with Boenning by Monument management, and that in each case Boenning was directed by such management to use. Boenning further relied upon Monument management as to the reasonableness and achievability of the estimates regarding relevant pro forma financial effects of the merger on C&N (including, without limitation, the cost savings and related expenses expected to result or be derived from the merger) referred to above. Boenning assumed, at the direction of Monument, that all of the foregoing information was reasonably prepared on bases reflecting, (and with respect to the C&N publicly available “street estimates” referred to above that such estimates were consistent with), the best currently available estimates and judgments of Monument management, and that the estimates reflected in such information would be realized in the amounts and in the time periods estimated. Accordingly, with the consent of Monument, in rendering its opinion, Boenning’s reliance upon Monument management as to the reasonableness and achievability of such information included reliance upon the judgments and assessments of Monument and Monument management with respect to such differences.
It is understood that the estimates regarding pro forma financial effects of the merger on Monument provided to Boenning were not prepared with the expectation of public disclosure and that such information, together with the publicly available consensus “street estimates” referred to above that Boenning was directed to use, was based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and that, accordingly, actual results could vary significantly from those set forth in such information. Boenning assumed, based on discussions with the respective managements of Monument and C&N and with the consent of the Monument board of directors, that all such information provided a reasonable basis upon which Boenning could form its opinion and Boenning expressed no view as to any such information or the assumptions or bases therefor. Boenning relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
Boenning also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Monument or C&N since the date of the last financial statements of each such entity that were made available to Boenning and that Boenning was directed to use. Boenning is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and Boenning assumed, without independent verification and with Monument’s consent, that the aggregate allowances for loan and lease losses for each of Monument and C&N are adequate to cover such losses. In rendering its opinion, Boenning did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Monument or C&N, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did Boenning examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Monument or C&N under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Boenning assumed no responsibility or liability for their accuracy.
Boenning assumed, in all respects material to its analyses:
•
that the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which Boenning assumed would not differ in any respect material to its analyses from the execution version of the merger agreement that had been reviewed) with no adjustments to the financial consideration to be received and with no other consideration or payments in respect of the Monument common stock;

•
that any related transactions (including the bank merger) would be completed as contemplated by the merger agreement or as otherwise described to Boenning by representatives of Monument;

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the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•
each party to the merger agreement or any of the related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•
that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger and any related transaction (including the bank merger) and that all conditions to the completion of the merger and any related transaction (including the bank merger) would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transactions (including the bank merger), no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Monument, C&N or the pro forma entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result or be derived from the merger.

Boenning assumed that the merger would be consummated in a manner that complied with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations. Boenning was further advised by representatives of Monument that C&N relied upon advice from its advisors (other than Boenning) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Monument, C&N, the merger and any related transaction (including the bank merger), and the merger agreement. Boenning did not provide advice with respect to any such matters.
Boenning’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the financial consideration to be received in the merger by Monument. Boenning expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the bank merger) including without limitation, the form or structure of the merger or any related transaction, any consequences of the merger to Monument, its shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, retention, consulting, voting, support, cooperation, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any related transaction, or otherwise. Boenning’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to Boenning through such date. Developments subsequent to the date of Boenning’s opinion may have affected, and may affect, the conclusion reached in Boenning’s opinion, and Boenning did not and does not have an obligation to update, revise or reaffirm its opinion. Boenning’s opinion did not address, and Boenning expressed no view or opinion with respect to:
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the underlying business decision of Monument to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Monument or the holders of Monument common shares;

•
the fairness of the amount or nature of any compensation to any of Monument’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Monument common shares;

•
the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Monument (other than the holders of Monument common shares, solely with respect to the merger consideration as described in Boenning’s opinion and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of C&N or any other party to any transaction contemplated by the merger agreement;

•
whether C&N has sufficient cash, available lines of credit or other sources of funds to enable it to pay the aggregate amount of the cash consideration to the holders of Monument common shares at the closing of the merger;

•
any potential adjustment (as provided in the merger agreement) to the merger consideration;

•
the actual value of C&N common stock to be issued in the merger;

•
the prices, trading range or volume at which C&N common stock would trade following the consummation of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to Monument, C&N, any of their respective shareholders, or relating to or arising out of or as a consequence of the merger or any other related transaction (including the bank merger), including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, Boenning made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Boenning, Monument and C&N. Any estimates contained in the analyses performed by Boenning are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Boenning opinion was among several factors taken into consideration by the Monument board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Monument board with respect to the fairness of the financial consideration to be paid. The type and amount of consideration payable in the merger were determined through negotiation between Monument and C&N, and the decision to enter into the merger agreement was solely that of the Monument board.
The following is a summary of the material financial analyses presented by Boenning to the Monument board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Boenning to the Monument board, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Boenning did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Boenning believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
For purposes of the financial analyses described below, Boenning utilized an implied transaction value for the proposed merger of  $43.5 million, or $27.25 per outstanding share of Monument common stock, consisting of the sum of  (i) the implied value of the stock consideration based on the closing price of C&N common stock on September 24, 2018, and (ii) the cash consideration.
In addition to the financial analyses described below, Boenning reviewed with the Monument board for informational purposes, among other things, the following implied transaction multiples based on the implied transaction value for the proposed merger of  $27.25 per outstanding share of C&N common stock:
(i)
166.9% of Monument’s book value;

(ii)
166.9% of Monument’s tangible book value;

(iii)
20.3x Monument’s LTM core earnings per share (“EPS”); and

(iv)
8.3% core deposit premium defined as the premium paid to Tangible Book Value divided by Monument’s core deposits.

Monument Selected Companies Analysis.   Using publicly available information, Boenning compared the financial performance, financial condition and market performance of Monument to 16 banks and bank holding companies with (i) total assets between $250 million and $500 million with a median of $411 million, (ii) a return on average of equity for the most recent available completed quarter (“MRQ”) annualized greater than 8% and (iii) excluding companies that are in the process of being acquired (referred to as the “Monument selected companies”).
The selected companies were as follows:
Capital Bank of New Jersey	Commercial National Financial Corporation
New Tripoli Bancorp, Inc.	Susquehanna Community Financial Corporation
York Traditions Bank	Woodlands Financial Services Company
Mifflinburg Bancorp, Inc.	MNB Corporation
PSB Holding Corporation	Peoples Limited
Frederick County Bancorp, Inc.	VSB Bancorp, Inc.
Hamlin Bank and Trust Company	NMB Financial Corporation
Farmers and Merchants Bancshares, Inc.	Shore Community Bank
To perform this analysis, Boenning used profitability data and other financial information as of, or for the MRQ ended, June 30, 2018 or March 31, 2018 and market price information as of September 24, 2018. Certain financial data prepared by Boenning, as referenced in the tables presented below, may not correspond to the data presented in Monument’s historical financial statements, as a result of the different periods, assumptions and methods used by Boenning to compute the financial data presented.
Boenning’s analysis showed the following concerning the financial condition and performance of Monument and the Monument selected companies for the MRQ:
		Monument Selected Companies
	Monument	Low	Average	Median	High
Tangible Common Equity/Tangible Assets (%)	7.5	7.8	10.5	10.0	20.7
Non-Performing Assets (NPAs)/Assets (%)	0.87	0.08	0.68	0.73	1.24
MRQ Core Return on Average Assets (%)(1)	0.92	0.57	1.14	1.09	1.86
MRQ Core Return on Average Equity (%)(1)	9.64	6.28	10.87	10.84	16.90
MRQ Efficiency Ratio (%)	65.1	53.7	63.6	64.4	74.3

(1)
Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

In addition, Boenning’s analysis showed the following concerning the market performance of the Monument selected companies:
	Monument Selected Companies
	Low	Average	Median	High
Dividend Yield (%)	1.01	2.77	2.76	4.42
Stock Price/Tangible Book Value per Share (%)	93.9	128.1	126.1	167.3
Stock Price/LTM EPS (x)	6.7	12.6	12.5	17.9
None of the Monument selected companies used as a comparison in the above analyses is identical to Monument. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

In addition, Boenning’s analysis compared deal multiples to the pricing multiples for the Monument selected companies. To account for an equity control premium, Boenning applied a 28.4% premium based on the median 1-day stock price premium for all bank and thrift M&A deals since January 1, 2017.
		Monument Selected Companies
	CZNC/Monument	10th Percentile	Median	90th Percentile
Price to Tangible Book Value (%)	166.9	146.2	161.9	202.0
Price to LTM Core Earnings (x)	20.3	12.7	16.1	22.8
Core Deposit Premium (%)	8.3	1.3	4.6	10.7
Price to Assets (%)	12.5	11.9	15.9	21.9
Price to Deposits (%)	19.5	14.6	20.0	30.0
Boenning used publicly available information to perform a similar analysis for C&N by comparing selected financial information for C&N with a group of financial institutions selected by Boenning, referred to as the “C&N Peer Group.” The C&N Peer Group included 20 publicly traded banks and thrifts headquartered in Pennsylvania with total assets between $900 million and $1.7 billion, excluding merger targets and mutual holding companies. The C&N Peer Group consisted of the following companies:
Orrstown Financial Services, Inc.	Riverview Financial Corporation
ACNB Corporation	Norwood Financial Corp.
Penns Woods Bancorp, Inc.	DNB Financial Corporation
Mid Penn Bancorp, Inc.	Embassy Bancorp, Inc.
Citizens Financial Services, Inc.	Malvern Bancorp, Inc.
FNCB Bancorp, Inc.	ENB Financial Corp
CB Financial Services, Inc.	1st Summit Bancorp of Johnstown, Inc.
Somerset Trust Holding Company	First Keystone Corporation
AmeriServ Financial, Inc.	Standard AVB Financial Corp.
QNB Corp.	FNB Bancorp, Inc.
To perform this analysis, Boenning used profitability data and other financial information as of, or for the MRQ ended, June 30, 2018 or March 31, 2018 and market price information as of September 24, 2018. Certain financial data prepared by Boenning, as referenced in the tables presented below, may not correspond to the data presented in Monument’s historical financial statements as a result of the different periods, assumptions and methods used by Boenning to compute the financial data presented.
Boenning’s analysis showed the following concerning the financial condition and performance of C&N and the C&N Peer Group for the MRQ:
		C&N Peer Group
	C&N	Low	Average	Median	High
Tangible Common Equity/Tangible Assets (%)	13.9	7.0	8.5	8.3	11.1
Non-Performing Assets (NPAs)/Assets (%)	1.16	0.10	0.78	0.66	1.97
MRQ Core Return on Average Assets (%)(1)	1.64	0.60	0.97	0.96	1.39
MRQ Core Return on Average Equity (%)(1)	11.21	6.47	10.37	10.57	14.23
MRQ Efficiency Ratio (%)	59.6	53.8	66.3	64.9	82.2

(1)
Core income excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles.

In addition, Boenning’s analysis showed the following concerning the market performance of the C&N Peer Group:
		C&N Peer Group
	C&N	Low	Average	Median	High
Dividend Yield (%)	4.05	0.00	2.26	2.41	4.31
Stock Price/Tangible Book Value per Share (%)	184.9	92.4	159.4	158.4	235.4
Stock Price/LTM EPS (x)	19.6	12.0	18.5	18.3	25.0
Stock Price/2018 EPS (x)(1)	16.3	12.1	15.8	14.5	19.6
Stock Price/2019 EPS (x)(1)	15.6	11.8	13.0	13.6	13.6

(1)
Based on consensus analyst estimates.

Select Transactions Analysis.   Boenning reviewed publicly available information related to 3 sets of selected U.S. bank transactions:
1.
33 selected national bank and thrift transactions (referred to as the National group) announced since January 1, 2018, with target assets between $200 million and $500 million with a median of $336 million;

2.
8 selected Mid Atlantic bank and thrift transactions (referred to as the Regional group) announced since January 1, 2017 with target assets between $200 million and $500 million with a median of  $287 million; and

3.
11 selected national bank and thrift transactions (referred to as the Performance group) announced since 2016 with (i) target assets between $200 million and $500 million with a median of  $296 million, (ii) a tangible common equity to tangible assets ratio between 6.5% – 9.5%, and (iii) a return on average equity ratio of between 7.0% – 11.0%.

All three sets of transactions exclude investor recapitalization transactions and transactions without disclosed deal values.
National group
Acquirer Company	Company Acquired	Date Announced
Lakeland Bancorp, Inc.	Highlands Bancorp, Inc.	8/23/2018
Farmers & Merchants Bancorp, Inc.	Limberlost Bancshares, Inc.	8/20/2018
Hometown Financial Group MHC	Pilgrim Bancshares, Inc.	7/25/2018
First Bancshares, Inc.	FMB Banking Corporation	7/24/2018
Spirit of Texas Bancshares, Inc.	Comanche National Corporation	7/19/2018
FS Bancorp, Inc.	Anchor Bancorp	7/17/2018
PeoplesBancorp, MHC	First Suffield Financial, Inc.	7/17/2018
City Holding Company	Poage Bankshares, Inc.	7/11/2018
SmartFinancial, Inc.	Foothills Bancorp, Inc.	6/27/2018
First Citizens BancShares, Inc.	Capital Commerce Bancorp, Inc.	6/27/2018
Citizens Community Bancorp, Inc.	United Bank	6/21/2018
SB One Bancorp	Enterprise Bank N.J.	6/20/2018
First Mid-Illinois Bancshares, Inc.	SCB Bancorp, Inc.	6/12/2018
Southern Missouri Bancorp, Inc.	Gideon Bancshares Company	6/12/2018
CapStar Financial Holdings, Inc.	Athens Bancshares Corporation	6/11/2018
First Midwest Bancorp, Inc.	Northern States Financial Corporation	6/7/2018
Business First Bancshares, Inc.	Richland State Bancorp, Inc.	6/4/2018
Independent Bank Corp.	MNB Bancorp	5/29/2018
Hanmi Financial Corporation	SWNB Bancorp, Inc.	5/21/2018
Wintrust Financial Corporation	Chicago Shore Corporation	5/2/2018
Capitol Federal Financial, Inc.	Capital City Bancshares, Inc.	4/30/2018

National group
Acquirer Company	Company Acquired	Date Announced
First Paragould Bankshares, Inc.	One Bank & Trust, National Association	4/23/2018
National Commerce Corporation	Premier Community Bank of Florida	3/20/2018
Heritage Financial Corporation	Premier Commercial Bancorp	3/8/2018
RCB Holding Company, Inc.	Central Bank and Trust Co.	3/6/2018
Bank of Southern California, National Association	Americas United Bank	2/22/2018
Hilltop Holdings Inc.	Bank of River Oaks	2/13/2018
Private investors	Brickell Bank	1/29/2018
Guaranty Bancshares, Inc.	Westbound Bank	1/29/2018
CNB Bank Shares, Inc.	Jacksonville Bancorp, Inc.	1/18/2018
Mackinac Financial Corporation	First Federal of Northern Michigan Bancorp, Inc.	1/16/2018
Heritage Commerce Corp	United American Bank	1/11/2018
First Commonwealth Financial Corporation	Garfield Acquisition Corp	1/10/2018
Regional group
Acquirer Company	Company Acquired	Date Announced
Lakeland Bancorp, Inc.	Highlands Bancorp, Inc.	8/23/2018
SB One Bancorp	Enterprise Bank N.J.	6/20/2018
Community Financial Corporation	County First Bank	7/31/2017
BCB Bancorp, Inc.	IA Bancorp, Inc.	6/7/2017
Riverview Financial Corporation	CBT Financial Corporation	4/20/2017
Sussex Bancorp	Community Bank of Bergen County, NJ	4/11/2017
Mid Penn Bancorp, Inc.	Scottdale Bank & Trust Company	3/29/2017
Old Line Bancshares, Inc.	DCB Bancshares, Inc.	2/1/2017
Performance group
Acquirer Company	Company Acquired	Date Announced
Capitol Federal Financial, Inc.	Capital City Bancshares, Inc.	4/30/2018
Independent Bank Corporation	TCSB Bancorp, Inc.	12/4/2017
Peoples Bancorp Inc.	ASB Financial Corp.	10/24/2017
Veritex Holdings, Inc.	Liberty Bancshares, Inc.	8/1/2017
Triumph Bancorp, Inc.	Valley Bancorp, Inc.	7/26/2017
FSB LLC	First Southern Bancshares, Inc.	6/27/2017
Piedmont Bancorp, Inc.	Mountain Valley Bancshares, Inc.	3/17/2017
HCBF Holding Company, Inc.	Jefferson Bankshares, Inc.	1/20/2017
ACNB Corporation	New Windsor Bancorp, Inc.	11/22/2016
Arbor Bancorp, Inc.	Birmingham Bloomfield Bancshares, Inc.	7/20/2016
County Bank Corp	Capac Bancorp, Inc.	2/18/2016
For each selected transaction, Boenning derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the acquired company’s then latest publicly available financial statements:
•
Price per common share to tangible book value per common share of the acquired company;

•
Price per common share to LTM core earnings (excludes extraordinary items, nonrecurring revenues/expenses, gain/loss on sale of securities and amortization of intangibles);

•
Core deposit premium;

•
Price per common share to total assets per share;

•
Price per common share to deposits per share; and

•
Tangible Book Value (“TBV”) multiple of the acquirer to deal TBV multiple.

The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the implied transaction value for the proposed merger of  $43.5 million and using preliminary historical financial information for Monument as of or for the 12 months ended June 30, 2018 provided by Monument’s management.
The results of the analysis are set forth in the following tables:
National group
	CZNC/ Monument Merger	10th Percentile	Median	90th percentile
Deal Value to Tangible Book Value (%)	166.9	114.7	165.8	211.7
Deal Value to LTM Core Earnings (%)	20.3	14.7	22.6	35.3
Core Deposit Premium (%)	8.3	2.6	10.5	18.4
Deal Value to Assets (%)	12.5	9.7	17.0	23.4
Deal Value to Deposits (%)	19.5	12.0	20.9	25.8
TBV Multiple Buyer/Deal (x)	1.09	0.84	1.09	1.61
Regional group
	CZNC/ Monument Merger	10th Percentile	Median	90th percentile
Deal Value to Tangible Book Value (%)	166.9	138.4	164.7	194.2
Deal Value to LTM Core Earnings (%)	20.3	12.9	20.0	25.8
Core Deposit Premium (%)	8.3	4.1	6.8	11.7
Deal Value to Assets (%)	12.5	8.7	12.2	13.9
Deal Value to Deposits (%)	19.5	10.0	13.4	16.3
TBV Multiple Buyer/Deal (x)	1.09	0.88	1.00	1.19
Performance group
	CZNC/ Monument Merger	10th Percentile	Median	90th percentile
Deal Value to Tangible Book Value (%)	166.9	116.9	147.1	159.8
Deal Value to LTM Core Earnings (%)	20.3	19.1	26.1	29.1
Core Deposit Premium (%)	8.3	2.0	6.3	10.5
Deal Value to Assets (%)	12.5	8.6	13.1	20.7
Deal Value to Deposits (%)	19.5	10.0	14.7	22.5
TBV Multiple Buyer/Deal (x)	1.09	0.63	1.29	1.39
No company or transaction used as a comparison in the above selected transactions analysis is identical to Monument or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Monument Net Present Value Analysis.   Boenning performed an analysis that estimated the net present value per share of Monument common stock, assuming Monument performed in accordance with the management provided estimates for the years ended December 31, 2018 and December 31, 2019 and dividend and long-term annual earnings per share growth rate assumptions for Monument for the years ending December 31, 2020 through December 31, 2023. To approximate the terminal value of a share of Monument common stock at December 31, 2023, Boenning applied price to 2023 earnings multiples ranging from 11.5x to 13.5x with a midpoint of 12.5x and price to December 31, 2023 tangible book value ratios ranging from 1.16x to 1.36x with a midpoint of 1.26x. The terminal values were then discounted to present values using a discount rate of 13.0%, which was determined using the average of the Capital Asset Pricing Model, Build-Up Method, and comparable company returns on tangible common equity. The following tables illustrate an implied valuation range based on EPS growth and Terminal multiples.
Illustrative Net Present Value Sensitivity to Earnings Growth and EPS Multiple

2023 Earnings Per Share Multiples
Growth Rate	11.5x	12.0x	12.5x	13.0x	13.5x
5.0%	$16.58	$17.30	$18.03	$18.75	$19.47
7.5%	18.22	19.01	19.80	20.60	21.39
10.0%	19.98	20.84	21.71	22.58	23.45
12.5%	21.85	22.80	23.75	24.70	25.66
15.0%	23.86	24.90	25.94	26.98	28.01
Illustrative Net Present Value Sensitivity to Earnings Growth and Tangible Book Multiple

2023 Tangible Book Multiples
Growth Rate	1.16x	1.21x	1.26x	1.31x	1.36x
5.0%	$18.09	$18.87	$19.65	$20.43	$21.21
7.5%	18.48	19.28	20.07	20.87	21.67
10.0%	18.89	19.70	20.52	21.33	22.14
12.5%	19.32	20.15	20.98	21.81	22.65
15.0%	19.77	20.62	21.47	22.32	23.17
Pro Forma Financial Impact Analysis.   Boenning performed a pro forma financial impact analysis using closing balance sheet estimates as of March 31, 2019 for C&N and Monument based upon estimates provided by Monument’s management, EPS consensus “street estimates” for C&N for fiscal 2018 and 2019, assumed long-term earnings growth rates provided by Monument’s management, and cost savings estimates expected to result from the merger, provided by Monument’s management. This analysis indicated that the merger could be accretive to C&N’s 2019 and 2020 estimated EPS. Furthermore, the analysis indicated that, pro forma for the merger, C&N’s tangible common equity to tangible assets ratio, leverage ratio, common equity Tier 1 ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio at closing could be above well capitalized levels. For all of the above analysis, the actual results achieved by C&N following the merger may vary from the pro forma results, and the variations may be material.
Miscellaneous.   Boenning acted as financial advisor to Monument in connection with the proposed merger and did not act as an advisor to or agent of any other person. As part of its investment banking business, Boenning is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Boenning has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses, and further to certain existing sales and trading relationships between Monument and certain Boenning affiliates, Boenning and its affiliates may from time to time purchase securities from, and sell securities to, Monument and C&N, and as a market maker in securities, Boenning and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Monument or C&N for its and their own accounts and for the accounts of its and their respective customers and clients. Boenning employees and employees of Boenning affiliates may also from time to time maintain individual positions in Monument common stock and C&N common stock, which positions currently include an individual position in shares of Monument common stock held by a senior member of the Boenning advisory team providing services to Monument in connection with the proposed merger.

Pursuant to the Boenning engagement agreement, Monument agreed to pay Boenning a non-refundable cash fee equal to 1.25% of the aggregate merger consideration, $20,000 of which became payable upon retention of Boenning, $60,000 of which became payable concurrently with the rendering of Boenning’s opinion, and the balance of which is contingent upon the consummation of the merger. Boenning’s fee for rendering the fairness opinion was not contingent upon Boenning reaching any particular conclusion. Monument also agreed to reimburse Boenning for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Boenning against certain liabilities relating to or arising out of Boenning’s engagement or Boenning’s role in connection therewith.
Boenning was engaged by C&N in April 2018 to provide financial advisory services. The engagement was completed in April 2018 and Boenning received a customary fee as well as the reimbursement of certain out-of-pocket expenses for such services. Boenning has otherwise not had any other material relationship with C&N during the past two years in which compensation was received or was intended to be received. Boenning was engaged in October 2016 by Monument to serve as placement agent for a private placement of subordinated debt. The offering ultimately closed in March 2017 and Boenning was paid a commission and the reimbursement of certain out-of-pocket expenses for its services. Boenning has otherwise provided no investment banking services to Monument during the past two years in which compensation was received or was intended to be received. Boenning may provide services to C&N in the future (and/or to Monument if the Proposed Merger is not consummated), although as of the date of this opinion, there is no agreement to do so nor any mutual understanding that such services are contemplated.
Board of Directors and Management of C&N and C&N Bank Following Completion of the Merger
Following the merger, the C&N and C&N Bank boards of directors will consist of the current directors of each plus Clark S. Frame, currently Chairman of the boards of directors of Monument and Monument Bank. The executive officers of C&N will be the existing executive officers of C&N, and the executive officers of C&N Bank will be the current officers of C&N Bank.
Biographical information about C&N’s current officers and directors is located in its definitive proxy statement, filed with the SEC on March 9, 2018, under the heading “Proposal 1 — Election of Directors.” Biographical information about Clark S. Frame, the Monument director to be appointed to the boards of directors of C&N and C&N Bank, is located under the heading “Information about Monument Bancorp, Inc.” beginning on page 81.
Monument Shareholders Have Dissenters’ Rights in the Merger
General
Monument shareholders have the right under Pennsylvania law to dissent from the merger agreement and obtain the “fair value” of their shares in cash as determined by an appraisal process in accordance with the procedures under Subchapter D of Chapter 15 of the PBCL. Following is a summary of the rights of dissenting shareholders. The summary is qualified in its entirety by reference to Annex C, which sets forth the applicable dissenters’ rights provisions of Pennsylvania law. If you are considering exercising your dissenters’ rights, you should read carefully the summary below and the full text of the law set forth in Annex C.
In the discussion of dissenters’ rights, the term “fair value” means the value of a share of Monument common stock immediately before the day of the effective date of the merger, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger. Before the effective date of the merger, Monument shareholders should send any written notice or demand required in order to exercise dissenters’ rights to Monument Bancorp, Inc., 465 North Main Street, Doylestown, Pennsylvania 18901 (Attn: Secretary).
After the effective date of the merger, all dissenters should send any correspondence to Citizens & Northern Corporation, 90-92 Main Street, P.O. Box 58, Wellsboro, PA 16901 (Attn: CEO).

Notice of Intention to Dissent
If you wish to dissent from the merger, you must do the following:
•
Prior to the vote on the merger agreement at the Monument special meeting, file with Monument a written notice of your intention to demand payment of the fair value of your shares of common stock if the merger is completed;

•
Make no change in your beneficial ownership of the common stock with respect to which you are dissenting from the date you give notice of your intention to demand fair value of your shares through the day of the merger; and

•
Not vote your shares of common stock with respect to which you are dissenting in favor of adoption of the merger agreement at the special meeting.

Simply voting against the proposed merger, whether in person or by proxy, will not constitute notice of your intention to dissent. Further, if you submit a proxy, but do not indicate how you wish to vote, your shares will be voted in favor of the adoption and approval of the merger, and your right to dissent will be lost.
Notice to Demand Payment
If the merger is adopted by the required vote of Monument shareholders, Monument will mail a notice to all those dissenting shareholders who gave due notice of their intention to demand payment of the fair value of their shares and who did not vote to adopt the merger agreement. The notice will state where and when dissenting shareholders must deliver a written demand for payment and where such dissenting shareholder must deposit certificates for the shares of common stock for which they dissented in order to obtain payment. The notice will include a form for demanding payment and a copy of the relevant provisions of Pennsylvania law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.
Failure to Comply with Required Steps to Dissent
You must take each step in the indicated order and in strict compliance with Pennsylvania law in order to maintain your dissenters’ rights. If you fail to follow these steps, you will lose the right to dissent, and you will receive the same merger consideration as shareholders who do not dissent.
Payment of Fair Value of Shares
Promptly after the effective date of the merger, or upon timely receipt of demand for payment if the closing of the merger has already taken place, C&N will send each dissenting shareholder who has deposited his, her or its stock certificates, the amount that C&N estimates to be the fair value of the common stock held by such dissenting shareholder. The remittance or notice will be accompanied by:
•
A closing balance sheet and statement of income of Monument for the fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

•
A statement of C&N’s estimate of the fair value of Monument’s common shares; and

•
A notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the relevant provisions of Pennsylvania law.

Estimate by Dissenting Shareholder of Fair Value of Shares
If a dissenting shareholder believes that the amount stated or remitted by C&N is less than the fair value of their common stock, the dissenting shareholder must send its estimate of the fair value (deemed a demand for the deficiency) of such common stock to C&N within 30 days after C&N mails its remittance. If the dissenting shareholder does not file its estimated fair value within 30 days after the mailing by C&N of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by C&N.

Valuation Proceedings
If any demands for payment remain unsettled within 60 days after the latest to occur of:
•
The effective date of the merger;

•
Timely receipt by Monument of any demands for payment; or

•
Timely receipt by C&N of any estimates by dissenters of the fair value,

then, C&N may file an application in the Court of Common Pleas requesting that the court determine the fair value of the common stock. If this happens, all dissenting shareholders whose demands have not been settled, no matter where they reside, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.
If C&N were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against C&N, may file an application in the name of C&N at any time within the 30-day period after the expiration of the 60-day period and request that the Court of Common Pleas determine the fair value of the shares. The fair value determined by the Court of Common Pleas may, but need not, equal the dissenting shareholders’ estimates of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid no more than C&N’s estimate of the fair value of their common stock, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court of Common Pleas finds fair and equitable.
C&N intends to negotiate in good faith with any dissenting shareholder. If, after negotiation, a claim cannot be settled, then C&N will file an application requesting that the fair value of the Monument common stock, as the case may be, be determined by the Court of Common Pleas.
Cost and Expenses
The costs and expenses of any valuation proceedings performed by the Court of Common Pleas, including the reasonable compensation and expenses of any appraiser appointed by such court to recommend a decision on the issue of fair value, will be determined by such court and assessed against C&N, except that any part of the costs and expenses may be apportioned and assessed by such court against any or all of the dissenting shareholders who are parties and whose action in demanding supplemental payment is dilatory, obdurate, arbitrary, vexatious or in bad faith, in the opinion of such court.
Monument shareholders wishing to exercise their dissenters’ rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.
Income Tax Consequences
See “Material United States Federal Income Tax Consequences” on page 67 for a discussion on how the federal income tax consequences of your action will change if you elect to dissent from the merger.
FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN SUBCHAPTER D OF CHAPTER 15 OF THE PBCL REGARDING DISSENTERS’ RIGHTS WILL CONSTITUTE A WAIVER OF THOSE RIGHTS. SHAREHOLDERS MAY WISH TO CONSULT INDEPENDENT COUNSEL BEFORE EXERCISING DISSENTERS’ RIGHTS.
Trading Markets
Currently, Monument common stock is not traded on a national securities exchange. C&N common stock is quoted on Nasdaq under the symbol “CZNC”. The most recent trading price for C&N’s common stock reported by Nasdaq was $25.07 per share on January 31, 2019, and the most recent trading price for Monument’s common stock known to Monument’s management was $22.04 per share for 600 shares on July 18, 2018. Given the absence of an active trading market for Monument shares, such price may not reflect the actual current market value of Monument common stock. Upon the effectiveness of the registration statement of which this document is a part, the shares issued in connection with the merger will be freely transferable under the Securities Act by holders who will not be affiliates of C&N after the merger.
Affiliates of C&N may resell shares of C&N common stock issued in connection with the merger only if the shares are registered for resale under the Securities Act or an exemption is available. They may resell under the safe harbor provisions of Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. We encourage any such person to obtain advice of securities counsel before reselling any C&N common stock.
Regulatory Approvals Required for the Merger
The merger is subject to the receipt of approval or waiver of the FRB under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), as well as the approval of the FDIC under the Bank Merger Act and the approval of the PDB under the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”).
In reviewing an application for approval of the merger under the BHC Act and under the Bank Merger Act, the FRB and FDIC, respectively, must consider, among other factors, the competitive effect of the merger, the managerial and financial resources and future prospects of the acquiring company, the effect of the merger on the convenience and needs of the communities to be served, including the records of performance of the subsidiary banks of the consolidating companies in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of the acquiring company in combating money laundering activities, and the extent to which the merger would result in greater or more concentrated risks to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing and to request a hearing.
The merger and the bank merger are also subject to the approval of the PDB under the Banking Code. In reviewing an application for approval of a bank merger, the PDB will consider, among other things, whether the plan of merger adequately protects the interests of the depositors, other creditors and shareholders, and whether the bank merger would be consistent with adequate and sound banking practices and in the public interest on the basis of the financial history and condition of the banks involved, their future prospects, the character of their management, the potential effect of the bank merger on competition, and the convenience and needs of the areas primarily to be served by the resulting institution.
The parties are not aware of any other governmental approvals or actions that may be required to consummate the merger. If any other approval or action is required, it is contemplated that such approval or action would be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
As of the date hereof, applications are pending with the FDIC and PDB, and a waiver request is pending with the FRB.
Monument’s Directors and Executive Officers Have Financial Interests in the Merger
In considering the recommendation of the board of directors of Monument that Monument shareholders vote to adopt the merger agreement, Monument shareholders should be aware that Monument directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of Monument shareholders generally. The board of directors was aware of and considered these potential interests, among other matters, in its decision to approve the merger agreement.
Board Position and Compensation
C&N has agreed in the merger agreement that, upon completion of the merger, one former Monument director, Clark S. Frame, will be appointed to serve on the board of directors of C&N and C&N Bank. Each person who serves as a director of C&N will be compensated in accordance with the policies of C&N, which are anticipated to be substantially similar to the current policies of C&N as described in its proxy statement, filed March 9, 2018, under the heading Compensation of Directors.

Employment Agreements
C&N will assume the obligations of Monument under existing employment agreements with Christopher Nardo, President and Chief Executive Officer of Monument, Michelle Pedersen, Chief Lending Officer of Monument, and Benjamin Crowley, Vice President and Retail Banking Director of Monument, which were entered into in contemplation of the merger. Each employment agreement provides for the payment of a salary and bonus opportunities and carries a term of three years from the date of the merger. If the employee is terminated without cause or leaves for good reason, the employee is entitled to a lump sum payment equal to (i) the number of months remaining in the term times (ii) the sum of the highest base salary earned in the prior three years and the highest cash bonus and other cash incentive compensation earned in the prior three calendar years, divided by (iii) twelve. In addition, each employment agreement provides for payment to the employee of one year’s salary plus the highest bonus earned in the prior three calendar years, and participation for one year in all benefit plans, if, following a change of control, employee’s employment is terminated without cause or if the employee leaves for good reason. Each employment agreement subjects the employee to a three year covenant not to compete except in cases where employment is terminated without cause by the employer or by the employee for good reason.
Severance Payments
Certain senior executives of Monument who will not be employed by C&N following the merger will be paid severance equal to one year’s salary plus, for a period of twelve months following the date of termination of employment, C&N will maintain the same level of contribution for participation in C&N’s life, disability, medical/health insurance and other health and welfare benefits as in effect prior to the date of termination.
Stay Bonus Pool
C&N and Monument have established a stay bonus pool which will be used to compensate selected Monument and Monument Bank employees for their services up to the time of the merger.
Indemnification and Insurance
The merger agreement provides that C&N will, following the merger, indemnify all current and former officers and directors of Monument and its subsidiaries in accordance with Pennsylvania law and the indemnification provisions of Monument’s articles of incorporation and bylaws. In addition, for up to six years after the acquisition, C&N agrees to maintain liability insurance coverage with respect to matters arising at or prior to the merger for each current or former officer or director of Monument or any of its subsidiaries, in amounts and on terms not materially less advantageous than the coverage provided prior to the acquisition, subject to a limit on the cost of such insurance of 250% of its current cost.

THE MERGER AGREEMENT
The following section describes certain aspects of the merger, including material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this document as Annex A and is incorporated by reference in this document. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing this merger. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, are subject to limitations agreed upon by the parties as stated therein, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement, none of which materially alter the representations and warranties made.
Terms of the Merger
The boards of directors of Monument and C&N have unanimously adopted the agreement and plan of merger which provides for the merger of Monument and C&N, with C&N surviving, and for the merger of their respective subsidiaries, Monument Bank and C&N Bank, with C&N Bank surviving. Each share of Monument common stock issued and outstanding at the effective time of the merger will be converted into either 1.0144 shares of C&N common stock or $28.10 in cash, as elected by each shareholder, within certain limits, as described below. See “Consideration to Be Received in the Merger.” Neither C&N nor Monument owns any shares of common stock of the other.
Closing and Effective Time of the Merger
The merger will be completed only if all of the following occur:
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The agreement and plan of merger is approved and adopted by Monument’s shareholders;

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All required governmental and regulatory consents and approvals have been obtained;

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No more than 5% of the outstanding shares of Monument shall have exercised dissenters’ rights unless waived by C&N; and

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All other conditions to the merger discussed in this document and the merger agreement are either satisfied or waived.

The bank merger will not be completed unless the merger is completed. The merger will become effective as stated in the statement of merger to be filed with the Department of State of the Commonwealth of Pennsylvania. In the merger agreement, we have agreed to cause the completion of the merger to occur no later than thirty (30) business days following the satisfaction or waiver of the conditions specified in the merger agreement (other than those conditions that, by their nature, are to be satisfied at the closing, or on another mutually agreed date). It currently is anticipated that the effective time of the merger will occur in the second quarter of 2019, but we cannot guarantee when or if the merger will be completed.
Consideration to Be Received in the Merger
Treatment of Monument common stock
As a result of the merger, each Monument shareholder will have the right, with respect to each share of Monument common stock held, to receive merger consideration consisting of either (i) 1.0144 shares of C&N common stock or (ii) $28.10 in cash. Monument’s shareholders will be able to elect whether to receive the stock consideration or the cash consideration for each share of Monument’s stock owned. All cash/stock elections must be made in ten percent (10%) increments (i.e. 10% cash/90% C&N common stock; 20% cash/80% C&N common stock, etc.). Although the merger agreement permits each Monument shareholder to elect the form of consideration he, she or it wants to receive in exchange for his, her or its shares of Monument common stock, all shareholder elections are subject to proration if the total number of shares for which cash is elected is not equal to 20% of the total number of Monument shares of common stock outstanding, excluding dissenting shares. If proration is necessary because Monument shareholders have submitted elections to convert too many or too few shares into the cash consideration, after first converting any non-electing shares, as applicable, to achieve the required 20% total cash consideration, each

Monument shareholder’s cash or stock election, depending on whether too many or too few elections, respectively, for cash have been received, will be reduced, on the same percentage basis, until the total number of shares outstanding, excluding dissenting shares, and receiving the cash consideration is 20%.
No fractional shares of C&N common stock will be issued. For each fractional share that would otherwise be issued, C&N will pay an amount in cash equal to the product of  (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) $28.10.
Treatment of Monument equity awards
Upon completion of the merger, each outstanding option to purchase shares of Monument common stock pursuant to Monument’s equity-based compensation plans will be cancelled by Monument in exchange for a cash payment equal to the positive difference, if any, between $28.10 and the corresponding exercise price of such outstanding option.
Election Procedures
Monument shareholders may elect the form of consideration they wish to receive by completing an election form. After the merger is approved by the shareholders of Monument, AST will mail each Monument shareholder an election form and instructions for completing and returning the form to AST. The election form must be sent to AST before the election deadline, which will be announced after the merger is approved by the shareholders of Monument. You will be able to change or revoke your election at any time prior to the election deadline by delivering a written notice of revocation to Monument or delivering a new properly completed election form to AST, the exchange agent, no later than the election deadline.
Share Exchange Procedures
Do not send in your Monument common stock certificates now. After Monument’s shareholders approve and adopt the merger agreement, you will receive a letter of transmittal from AST at the same time you receive your election form that will explain how to exchange your Monument stock certificates for the merger consideration. Please do not send in any Monument stock certificates until you receive the letter of transmittal.
Representations and Warranties
The merger agreement contains customary representations and warranties of Monument and C&N relating to their respective businesses. The representations must be true and correct in all material respects, as of the date of the merger agreement and as of the effective date as though made on and as of the effective date (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct in all material respects as of such date). The representations and warranties in the merger agreement do not survive the effective time of the merger.
Each of C&N and Monument has made representations and warranties to the other regarding, among other things:
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Corporate matters, including due organization and qualification;

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Authority relative to execution and delivery of the merger agreement and the absence of breach or violations of organizational documents or other obligations as a result of the merger;

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Subsidiaries;

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Capitalization;

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Required governmental filings and consents;

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Correctness of its charter, bylaws and minute books;

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The timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

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Accuracy of financial statements;

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Absence of undisclosed liabilities;

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The general manner in which its businesses are conducted, and the absence of any material adverse effect affecting it or its subsidiaries;

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Recent dividends, distributions and stock purchases;

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Tax matters;

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Recent litigation and governmental directives;

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Risk management instruments;

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Privacy;

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Compliance with laws;

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Insurance;

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Employee benefit plans;

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Its loan portfolio;

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Its investment portfolio;

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Whether it employed a broker in connection with the merger;

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The accuracy of its disclosures; and

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The accuracy of the information it provides for this document.

In addition, Monument made representations regarding its receipt of a fairness opinion from its financial advisor, the title to and condition of assets, material contracts, real estate leases, and certain other types of contracts, environmental matters, intellectual property, financial institution bonds, labor relations and employment agreements, related party transactions, beneficial ownership of C&N common stock, and state takeover laws, and C&N made representations regarding its common stock. The representations and warranties described above and included in the merger agreement were made by each of C&N and Monument to the other party. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by C&N and Monument in connection with negotiating the terms of the merger agreement (including by reference to information contained in disclosure schedules delivered by the parties under the merger agreement), and may have been included in the merger agreement for the purpose of allocating risk between C&N and Monument rather than to establish matters as facts. The merger agreement is described herein, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Monument, C&N or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document.
Covenants and Agreements
Each of Monument and C&N has undertaken customary covenants that place restrictions on it and its subsidiaries until the effective time of the merger. In general, each of C&N and Monument agreed to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the merger as promptly as practicable.
Without limiting the generality of the foregoing, C&N has agreed to do the following:
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Promptly prepare and file all required applications for regulatory approval of the transactions contemplated by the merger agreement;

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Promptly prepare and file with the SEC, for the purpose of registering under the Securities Act the shares of C&N common stock to be issued to shareholders of Monument under the provisions of the merger agreement, the registration statement of which this document is a part for the purpose of soliciting proxies of Monument’s shareholders in favor of the merger;

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Promptly take all actions as may be necessary or appropriate in order to comply with all applicable Blue Sky laws of any state having jurisdiction over the transactions contemplated by the merger agreement;

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Promptly take all action as may be necessary or appropriate in order to list the shares of C&N common stock to be issued in the merger on the Nasdaq Capital Market; and

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Take no action which would have the effect of causing the merger not to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

Except as otherwise consented to by C&N (which consent is not to be unreasonably withheld), Monument and Monument Bank agreed to:
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use all reasonable efforts to carry on their respective businesses in the ordinary course of business;

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use all reasonable efforts to preserve their present business organizations, to retain the services of substantially all of their present officers and employees, and to maintain their relationships with customers, suppliers and others with whom they have business dealings;

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maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by casualty;

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use all reasonable efforts to preserve or collect all material claims and causes of action;

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keep in full force and effect all insurance policies;

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perform, in all material respects, each of their obligations under all material contracts;

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maintain their books of account and other records in the ordinary course of business;

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comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives;

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not amend Monument’s or Monument Bank’s articles of incorporation or bylaws, except in accordance with the terms of the merger agreement or to the extent necessary to consummate the transactions contemplated by the merger agreement;

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not enter into, renew or assume any material contract, incur any material liability or obligation, or make any material commitment, except in the ordinary course of business;

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not make any material acquisition or disposition of any properties or assets or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for loan and investment activity engaged in the ordinary course of business and consistent with past practice;

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not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in the merger agreement;

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not declare, set aside or pay any dividend or make any other distribution in respect of Monument common stock;

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not authorize, purchase, redeem, issue (except upon the exercise of outstanding options) or sell (or grant options or rights to purchase or sell) any shares of Monument common stock or any other equity or debt securities of Monument;

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except in the ordinary course of business, not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any Monument benefit plan, except as required by law, or enter into or amend any employment obligation, severance or “change in control” agreement or arrangement with any officer, director, employee or consultant of Monument or Monument Bank, or hire any new employees except as necessary to fill existing vacancies, provided that Monument or Monument Bank may grant reasonable salary increases and bonuses to their officers, directors, and employees in the ordinary course of business to the extent consistent with past practice, in magnitude and otherwise;

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not enter into any related party transaction, except loans in accordance with Regulation O;

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act in accordance with GAAP and advise C&N of any material changes to loan loss reserves and loan write-offs, writedowns and other adjustments and reserves, write-offs, writedowns and other adjustments with respect to other real estate owned and its method of classifying, valuing and retaining its investment portfolio;

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file all tax returns and pay all taxes, interest, penalties, assessments or deficiencies shown to be due on tax returns and report all information on such returns truthfully, accurately and completely;

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not renew, materially amend or terminate any existing contract or enter into any new contract involving an amount in excess of  $50,000 or for a term of one (1) year or more;

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not make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair;

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not make application for the opening or closing of any, or open or close any, branches or automated banking locations;

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not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with customary banking practice; and

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not take any action that would cause the merger not to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code.

Each of C&N and Monument has agreed to additional covenants which include, among other things, commitments to:
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Provide access to each other’s properties, book and records and personnel upon reasonable notice;

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Provide financial information as soon as practicable;

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Update the disclosure schedules to the merger agreement for any change, addition, deletion, or other modification;

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Use its best efforts to ensure that its executive officers, directors and affiliated entities do not, purchase or sell, or submit a bid to purchase or an offer to sell, directly or indirectly, any shares of C&N common stock or Monument common stock or any options, rights or other securities convertible into shares of C&N common stock or Monument common stock during the price determination period; provided, however, that C&N may purchase shares of C&N common stock in the ordinary course of business of C&N during the price determination period for the benefit of C&N’s benefit plans or C&N’s dividend reinvestment plan;

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Permit Monument to establish a stay bonus pool in the amount of  $400,000.00 to be used by Monument to provide cash incentives to employees of Monument to remain employed by Monument; and

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Notify the other in writing of certain actions, claims, investigations, proceedings or other developments.

C&N has further agreed that C&N will:
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Use its good faith efforts to retain the present employees of Monument in their current position and salary except for identified officers of Monument;

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For purposes of determining eligibility and vesting for C&N employee benefit plans, provide credit for meeting eligibility and vesting requirements in such plans for service as an employee of Monument or any predecessor of Monument;

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Pay severance benefits to any employee of Monument or Monument Bank as of September 27, 2018 who is either not offered employment by C&N or is terminated (other than as a result of unsatisfactory performance) within one year of the closing of the merger as follows:

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To identified executive officers of Monument, the amount of one (1) year’s salary, and for a period of twelve (12) months following the date of termination of employment, C&N shall maintain the same level of contribution for the designated employees’ participation in C&N’s life, disability, medical/health insurance and other health and welfare benefits, including, without limitation, profit sharing and matching contributions to defined contribution plans, in effect with respect to the designated employees prior to the date of termination of employment; or

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For all other employees, an amount equal to two weeks’ salary for each full year of service with Monument or Monument Bank if such service was recognized by Monument for purposes of Monument’s 401(k) plan, but at least four (4) weeks’ salary;

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Provide employee benefits to each person who is an employee of Monument or Monument Bank immediately before September 27, 2018 and who continues to be employed by C&N following closing of the merger that are substantially equivalent, in the aggregate, to the benefits under the Monument benefit plans prior to the closing of the merger, for a period of one (1) year after the closing of the merger;

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To indemnify, defend and hold harmless the officers, directors and employees of Monument against all claims which arise out of the fact that such person is or was a director, officer or employee of Monument and which relate to any matter of fact existing at or prior to the merger, to the fullest extent as would have been permitted by Monument under Pennsylvania law and under Monument’s articles of incorporation and bylaws;

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Maintain, for six (6) years following the merger, Monument’s current directors’ and officers’ liability insurance policies covering the officers and directors of Monument with respect to matters occurring at or prior to the merger, except that C&N may substitute similar policies, and that C&N is not required to spend more than 250% of the annual cost currently expended by Monument in order to obtain this insurance; and

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Promptly after closing of the merger, appoint Clark S. Frame to the boards of directors of C&N and C&N Bank subject only to any applicable regulatory approvals.

Monument has further agreed that Monument will:
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Permit C&N senior officers to meet with the Chief Financial Officer of Monument and other officers responsible for the preparation of Monument’s financial statements, the internal controls of Monument and the disclosure controls and procedures of Monument to discuss such matters as C&N may deem reasonably necessary or appropriate for C&N to satisfy its obligations under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002 and any rules and regulations relating thereto; and

•
Cause its and Monument Bank’s professionals to render monthly invoices within thirty (30) days after the end of each month. Monument shall advise C&N monthly of all out-of-pocket expenses which Monument and Monument Bank have incurred in connection with the transactions contemplated hereby. Monument shall not, and shall cause Monument Bank not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.

The merger agreement also contains mutual covenants relating to the preparation of this document, the regulatory applications and the holding of the special meeting of Monument shareholders, access to information or the other company and public announcements with respect to the transactions contemplated by the merger agreement. Monument and C&N have also agreed to use all reasonable best efforts to take all actions needed to obtain necessary governmental and third party consents and to consummate the transactions contemplated by the merger agreement.

Covenant Not to Compete
Each director of Monument executed an agreement not to compete when the merger agreement was signed. That agreement not to compete prevents the Monument directors from competing with C&N for a period of two years after the merger closes in Bucks, Chester, Lehigh, Montgomery, Northampton and Philadelphia, Pennsylvania counties, and Warren, Hunterdon, Mercer, Burlington, Camden and Gloucester counties, New Jersey. In addition, each director is prohibited from using confidential and proprietary information of Monument for the benefit of any third party and may not solicit Monument employees to leave employment with C&N for that same two year period.
Severance
Any employee of Monument or a Monument Subsidiary (excluding those employees who have entered into an employment agreement with Monument who is employed when the merger closes and who either (i) is not offered employment by C&N post-closing; or (ii) accepts post-closing employment with C&N and is subsequently terminated (other than as a result of unsatisfactory performance) within twelve (12) months following the closing date, is entitled to be paid severance in an amount equal to two week’s salary for each full year of service with Monument, with a minimum of four (4) weeks’ salary to be paid. In addition, certain senior executives of Monument who will not be employed by C&N following the merger will bepaid severance equal to one year’s salary plus, for a period of twelve months following the date of termination of employment, C&N will maintain the same level of contribution for participation in C&N’s life, disability, medical/health insurance and other health and welfare benefits as in effect prior to the date of termination.
Call of Shareholder Meeting; Support of the Merger
Monument has agreed to (i) cooperate with C&N in the preparation of all required applications for regulatory approval of the transactions contemplated by the merger agreement and in the preparation of the registration statement and proxy statement/prospectus; (ii) hold a meeting of its shareholders for the purpose of obtaining approval of the merger and the merger agreement and recommend to its shareholders that they vote in favor thereof and (iii) cooperate with C&N in making Monument’s and Monument Bank’s employees reasonably available for training by C&N at Monument’s and Monument Bank’s facilities a reasonable period of time prior to the effective time of the merger, to the extent that such training is deemed reasonably necessary by C&N to ensure that Monument’s and Monument Bank’s facilities will be properly operated in accordance with C&N’s policies after the merger.
Agreement Not to Solicit Other Offers
Monument has also agreed that it, its subsidiaries and its officers, directors, employees, representatives, agents and affiliates will not, directly or indirectly:
•
Initiate, solicit, induce or encourage, or take any action to facilitate the making of any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to an inquiry or proposal that constitutes an acquisition proposal (as defined below), respond to any such inquiry, participate in any discussions or negotiations with respect to such inquiry or recommend or endorse any such acquisition proposal; or

•
Enter into any agreement, agreement in principle or letter of intent regarding any acquisition proposal or authorize or permit any of its officers, directors, employees, subsidiaries or any representative to take any such action.

However, Monument may consider and participate in discussions and negotiations with respect to an unsolicited bona fide acquisition proposal if and only if  (a) its special meeting has not occurred; (b) Monument complies with the terms of the merger agreement governing when and under what circumstances it may respond to an unsolicited offer; and(c) its board of directors determines (after consultation with outside legal counsel and its independent financial advisor) that (i) failure to take these actions would be inconsistent with its fiduciary duties under applicable law and (ii) the acquisition proposal is an acquisition proposal that is deemed superior to the transactions contemplated by the merger agreement and provides C&N with notice of such determination within one business day thereafter. In addition, Monument must (1) otherwise have complied in all material respects with the applicable sections of the merger agreement, and (2) not provide confidential information or data to any person in connection with an acquisition proposal unless the person has executed a confidentiality agreement on terms at least as favorable as the terms contained in the confidentiality agreement between Monument and C&N.
An acquisition proposal means any inquiry, offer or proposal as to any of the following (other than the merger between C&N and Monument) involving Monument or any of its subsidiaries:
•
Any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving it or any of its subsidiaries;

•
Any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of it or any of its subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of it and each of its subsidiaries on a consolidated basis;

•
Any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of it or any of its subsidiaries;

•
Any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of it or any of its subsidiaries; or

•
Any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Monument has agreed:
•
To notify C&N in writing within 24 hours, if any proposals or offers are received by, any information is requested from, or any negotiation or discussions are sought to be initiated or continued, with Monument or its representatives, in each case in connection with an acquisition proposal, and to provide C&N with relevant information regarding such proposal, offer, information request, negotiations or discussions;

•
To keep C&N fully informed of the status and details of any such proposal or inquiry and any developments with respect thereto; and

•
Not to release any third party from the confidentiality and standstill provisions of any agreement to which Monument is a party and to terminate any discussions, negotiations, and communications with any person with respect to any acquisition proposal for Monument.

Expenses and Fees
In general, each of C&N and Monument will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transaction contemplated by the merger agreement. Monument will be responsible for and shall bear all costs of printing and mailing the proxy materials incurred in connection with its shareholder meeting.
Indemnification and Insurance
The merger agreement provides that in the event of any threatened or actual claim, action, suit, proceeding or investigation in which any person who is or has been a director or officer of Monument or is threatened to be made party based in whole or in part on, or arising in whole or in part out of or pertaining to (i) the fact that he or she is or was a director, officer or employee of Monument or any of its subsidiaries or predecessors, or (ii) the merger agreement, C&N will defend against and respond thereto. C&N has agreed to indemnify and hold harmless each such indemnified party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each party to the fullest extent permitted by law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.
The merger agreement requires C&N to honor, after completion of the merger, the current rights of Monument directors, officers and employees to indemnification under the Monument articles of incorporation or Monument bylaws or similar governing documents. The merger agreement also provides that, upon completion of the merger, C&N will indemnify and hold harmless, and provide advancement of expenses to, all past and present officers, directors and employees of Monument and its subsidiaries in their capacities as such against all losses, claims, damages, costs, expenses, liabilities, judgments or amounts paid in settlement to the fullest extent permitted by applicable laws.
The merger agreement provides that C&N will maintain for a period of six years after completion of the merger Monument’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring prior to the effective time of the merger, except that C&N is not required to incur an annual premium expense greater than 250% of Monument’s current annual directors’ and officers’ liability insurance premium.
Conditions to Complete the Merger
Our respective obligations to complete the merger are subject to the fulfillment or waiver of certain conditions, including:
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The adoption of the agreement and plan of merger by the requisite vote of Monument’s shareholders;

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The effectiveness of the registration statement of which this document is a part with respect to the C&N common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

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The authorization of C&N common stock to be issued in the merger to be listed on the Nasdsq Capital Market;

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The receipt of a legal opinion from Barley Snyder LLP with respect to certain United States federal income tax consequences of the merger;

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The receipt and effectiveness of all governmental and other approvals, registrations and consents on terms and conditions, and the expiration of all related waiting periods required to complete the merger;

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Except as otherwise provided in the merger agreement, the absence of any suit, action or proceeding before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by the merger agreement; and

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All applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by the merger agreement shall have been complied with.

Each of C&N’s and Monument’s obligations to complete the merger is also separately subject to the satisfaction or waiver of a number of conditions including:
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The absence of a material adverse effect on the other party;

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The truth and correctness of the representations and warranties of each other party in the merger agreement, subject to the materiality standard provided in the merger agreement, and the performance by each other party in all material respects of their obligations under the merger agreement and the receipt by each party of certificates from the other party to that effect; and

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The holders of no more than 5% of the outstanding shares of common stock of Monument exercise dissenters’ rights.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this document, we have no reason to believe that any of these conditions will not be satisfied.
Termination of the Merger Agreement
The merger agreement can be terminated at any time prior to completion by mutual consent or by either party in the following circumstances:
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If there is a material breach by the other party that would cause the failure of the closing conditions, unless the breach is capable of being, and is, cured within 30 days of notice of the breach and the terminating party is not itself in material breach;

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If the merger has not been completed by August 15, 2019, unless the failure to complete the merger by that date was due to the terminating party’s material breach of a representation, warranty, covenant or other agreement under the merger agreement;

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If any bank regulator, court of competent jurisdiction or governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger; or

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If the shareholders of Monument fail to adopt the merger agreement at its shareholder meeting.

In addition, C&N’s board of directors may terminate the merger agreement if: (1) the Monument board of directors receives a superior acquisition proposal and (2) the board of directors of Monument: (a) enters into an acquisition agreement with respect to such proposal; (b) terminates the merger agreement; (c) withdraws its recommendation of the merger agreement, fails to make such a recommendation or modifies or qualifies its recommendation, in a manner adverse to C&N; or (d) delivers a written notice to C&N of its determination to accept such proposal.
Further, Monument’s board of directors may terminate the merger agreement if Monument has received a superior acquisition proposal and has delivered a written notice to C&N of its determination to accept such proposal. In addition, if  (i) the average price of C&N’s common stock, measured over a ten trading day period occurring shortly before the closing date of the merger, drops below $21.94 per share and (ii) the percent decline in C&N common stock, determined by dividing the ten day average price by $27.43, is less than the percent decline in the KBW NASDAQ Regional Banking Stock Index Value, determined by dividing the average KBW NASDAQ Regional Stock Index Value for the same ten day period by the KBW NASDAQ Regional Banking Stock Index Value on September 10, 2018, Monument’s board of directors may elect to terminate the merger agreement unless C&N increases the aggregate consideration to an amount that would not permit Monument to terminate.
Effect of Termination
If the merger agreement is terminated, it will become void, and there will be no liability on the part of C&N or Monument, except that (1) both C&N and Monument will remain liable for any willful breach of the merger agreement and (2) designated provisions of the merger agreement, including the payment of fees and expenses, the confidential treatment of information and publicity restrictions, will survive the termination.
Termination Fee
Monument will pay C&N a termination fee of  $1,726,000 in the event that the merger agreement is terminated:
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By C&N because Monument’s shareholders fail to approve the merger at the special meeting and, prior thereto, there has been a publicly proposed or announced alternative acquisition proposal for Monument that is agreed to or consummated within 12 months following termination; or

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By C&N because Monument has received an alternative acquisition proposal, and Monument (1) enters into an acquisition agreement with respect to the alternative acquisition proposal, (2) terminates the merger agreement, (3) fails to make, withdraws, modifies or qualifies its recommendation of the merger agreement in a manner adverse to C&N, or (4) delivers a written notice to C&N of its determination to accept the alternative acquisition proposal; or

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By Monument, if Monument receives an alternative acquisition proposal and delivers a written notice to C&N of its determination to accept the alternative acquisition proposal.

Amendment, Waiver and Extension of the Merger Agreement
Subject to applicable law, the parties may amend the merger agreement by written agreement between Monument and C&N executed in the same manner as the merger agreement.
At any time prior to the completion of the merger, each of the parties to the extent legally allowed, may:
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Amend the merger agreement, but only by a written instrument duly authorized and executed by C&N and Monument; or

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Waive any term or condition of the merger agreement by a written instrument duly authorized, executed and delivered by such party or parties.

Provided, however, that no amendment after approval by the shareholders of a party shall be made which changes in a manner adverse to such shareholders the consideration to be provided to Monument’s shareholders pursuant to the merger agreement.

ACCOUNTING TREATMENT
The merger will be treated as a business combination to be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles. C&N will be considered the acquirer and Monument will be considered the acquired entity. Under the acquisition method of accounting, the acquired tangible and identifiable intangible assets and liabilities assumed of Monument will be recorded, as of the date of completion of the merger, at their respective fair values. Any excess of the purchase price over the fair values of net assets acquired will be recorded as “goodwill”. Under U.S. generally accepted accounting principles, goodwill is not amortized, but is assessed annually for impairment with any resulting impairment losses included in net income. If the net assets acquired exceed the purchase price, there will be no goodwill recorded and the resulting difference will be recorded as a bargain purchase gain. The results of operations of the combined entity (C&N) will include the results of Monument’s operations only after completion of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following discussion addresses the material United States federal income tax consequences of the merger to a shareholder of Monument who holds shares of common stock of Monument, as applicable, as a capital asset. This discussion is based upon the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Monument shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Monument shareholders subject to special treatment under the Internal Revenue Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Monument shareholders who hold their respective shares of common stock as part of a hedge, straddle or conversion transaction, acquired their respective shares of common stock pursuant to the exercise of employee stock options or otherwise as compensation, and holders who are not United States persons, within the meaning of Section 7701(a)(30) of the Internal Revenue Code). In addition, the discussion does not address any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.
This discussion is not intended to be tax advice to any particular Monument shareholder. Monument shareholders are encouraged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences of the merger.
The closing of the merger is conditioned upon the receipt by C&N and Monument of the opinion of Barley Snyder LLP, dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion (including factual representations contained in certificates of officers of C&N and Monument) which are consistent with the state of facts existing as of the effective date of the merger, the merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions to be delivered in connection with the merger are not binding on the IRS or the courts, and neither C&N nor Monument intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which such opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.
Barley Snyder LLP has opined that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The discussion below sets forth the opinion of Barley Snyder LLP as to the material United States federal income tax consequences of the merger to C&N and to Monument shareholders.
A Monument shareholder will recognize no gain or loss as a result of such shareholder’s shares of Monument common stock, respectively, being exchanged in the merger solely for shares of C&N common stock, except as described below with respect to the receipt of cash in lieu of a fractional share of Monument common stock. A Monument shareholder’s aggregate tax basis in shares of C&N common stock received in the merger, including any fractional share deemed received and exchanged as described below, will equal the aggregate tax basis of the shareholder’s Monument common shares, as applicable, surrendered in the merger. The holding period of the C&N common stock will include the holding period of the shares of Monument common stock surrendered in the merger, provided the Monument shareholder’s common shares are held as a capital asset at the time of the merger.
Cash received by a Monument shareholder, including cash received by a dissenting shareholder, in exchange for shares of Monument common stock generally will be treated as received in redemption of the shares, and gain or loss generally will be recognized based on the difference between the amount of cash received and the shareholder’s aggregate adjusted tax basis of the shares of Monument common stock, as applicable, surrendered. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Monument common stock is more than one year at the time of the merger. The deductibility of capital losses is subject to limitations.
Similarly, cash received by a Monument shareholder in lieu of a fractional share of Monument common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the shares of Monument common stock, as applicable, surrendered that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares of Monument common stock is more than one year at the time of the merger. The deductibility of capital losses is subject to limitations.
As parties to the merger, no gain or loss will be recognized by C&N or Monument solely as a result of consummation of the merger.
Tax matters are very complicated, and the tax consequences of the merger to each holder of Monument common stock will depend on the facts of that shareholder’s particular situation. The discussion set forth above does not address all United States federal income tax consequences that may be relevant to a particular holder of Monument common stock and may not be applicable to holders in special situations. Holders of Monument common stock are urged to consult their own tax advisors regarding the specific tax consequences of the merger. Further, such discussion does not address tax consequences that may arise with respect to C&N or C&N Bank by reason of any actions taken or events occurring subsequent to the merger.

SUPERVISION AND REGULATION
General
C&N and Monument operate in a highly regulated industry, and thus may be affected by changes in state and federal regulations and legislation. As a registered bank holding company under the BHA Act, each of C&N and Monument are subject to supervision and examination by the FRB and are required to file with the FRB periodic reports and information regarding its business operations and those of their respective subsidiaries. In addition, under the Pennsylvania Banking Code of 1965, the PDB has the authority to examine the books, records and affairs of C&N and Monument and to require any documentation deemed necessary to ensure compliance with the Pennsylvania Banking Code.
The BHA Act requires C&N and Monument to obtain FRB approval before: acquiring more than five percent ownership interest in any class of the voting securities of any bank, acquiring all or substantially all of the assets of a bank or merging or consolidating with another bank holding company. In addition, the BHA Act prohibits a bank holding company from acquiring the assets, or more than five percent of the voting securities, of a bank located in another state, unless such acquisition is specifically authorized by the statutes of the state in which the bank is located.
C&N and Monument are generally prohibited under the BHA Act from engaging in, or acquiring, direct or indirect ownership or control of more than five percent of the voting shares of any company engaged in nonbanking activities unless the FRB, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determination, the FRB considers whether the performance of these activities by a bank holding company can reasonably be expected to produce benefits to the public that outweigh the possible adverse effects.
A satisfactory safety and soundness rating, particularly with regard to capital adequacy, and a satisfactory Community Reinvestment Act, or “CRA,” rating are generally prerequisites to obtaining federal regulatory approval to make acquisitions and open branch offices. As of its most recent examination, C&N Bank was rated “satisfactory” under the Community Reinvestment Act and Monument was rated “satisfactory” under the Community Reinvestment Act and as of December 31, 2018, each institution determined that it met the requirements to be categorized as a “well capitalized” institution. An institution’s Community Reinvestment Act rating is considered in determining whether to grant approvals relating to charters, branches and other deposit facilities, relocations, mergers, consolidations and acquisitions. Less than satisfactory performance may be the basis for denying an application.
There are various legal restrictions on the extent to which a bank holding company and its non-bank subsidiaries can borrow or otherwise obtain credit from their bank subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited, as to any one of the holding company or such non-bank subsidiaries, to ten percent of the lending bank’s capital stock and surplus and, as to the holding company and all such non-bank subsidiaries in the aggregate, to twenty percent of the bank’s capital stock and surplus. Further, financial institutions are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.
As a bank chartered under the laws of the Commonwealth of Pennsylvania, both C&N Bank and Monument Bank are subject to the regulations and supervision of the FDIC and the PDB. In addition, as a Federal Reserve member bank, Monument is subject to regulation by the FRB. These government agencies conduct regular safety and soundness and compliance reviews that have resulted in satisfactory evaluations to date. Some of the aspects of the lending and deposit business of C&N Bank and Monument Bank that are regulated by these agencies include personal lending, mortgage lending and reserve requirements.
The operations of C&N Bank and Monument Bank are also subject to numerous federal, state and local laws and regulations which set forth specific restrictions and procedural requirements with respect to interest rates on loans, the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions. C&N Bank and Monument Bank are also subject to regulatory limitations on the amount of cash dividends that they can pay to C&N and Monument, respectively.

Consistent with the “source of strength” policy for subsidiary banks, the FRB has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears to be consistent with the bank holding company’s capital needs, asset quality and overall financial condition.
As a public company, C&N is subject to the Securities and Exchange Commission’s rules and regulations relating to periodic reporting, proxy solicitation and insider trading.
FDIC Insurance
The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and savings institutions and safeguards the safety and soundness of the banking and savings industries. The FDIC administers the Deposit Insurance Fund (“DIF”). The Dodd-Frank Act permanently raised the standard maximum deposit insurance coverage amount to $250,000 and made the increase retroactive to January 1, 2008. The FDIC deposit insurance coverage limit applies per depositor, per insured depository institution for each account ownership category. The FDIC has been given greater latitude in setting the assessment rates for insured depository institutions which could be used to impose minimum assessments.
The Dodd-Frank Act revised the statutory authorities governing the FDIC’s management of the DIF. Key requirements from the Dodd-Frank Act have resulted in the FDIC’s adoption of the following amendments: (1) redefined the assessment base used to calculate deposit insurance assessments to “average consolidated total assets minus average tangible equity”; (2) raised the DIF’s minimum reserve ratio to 1.35 percent and removed the upper limit on the reserve ratio; (3) revised adjustments to the assessment rates by eliminating one adjustment and adding another; and (4) revised the deposit insurance assessment rate schedules due to changes to the assessment base. Revised rate schedules and other revisions to the deposit insurance assessment rules became effective April 1, 2011. Though deposit insurance assessments maintain a risk-based approach, the FDIC’s changes impose a more extensive risk-based assessment system on large insured depository institutions with at least $10 billion in total assets since they are more complex in nature and could pose greater risk.
The FDIC may terminate the insurance of an institution’s deposits upon finding that the institution has engaged in unsafe and unsound practices, is in an unsafe and unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Neither C&N nor Monument know of any practice, condition or violation that might lead to termination of its deposit insurance.
Community Reinvestment Act
Under the Community Reinvestment Act, C&N Bank and Monument Bank have a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. However, the Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act also requires:
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the applicable regulatory agency to assess an institution’s record of meeting the credit needs of its community;

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public disclosure of an institution’s CRA rating; and

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the applicable regulatory agency to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system.

Capital Regulation
C&N and C&N Bank, as well as Monument and Monument Bank, are subject to risk-based and leverage capital standards by which all bank holding companies and banks are evaluated in terms of capital adequacy.

Under the Federal Deposit Insurance Corporation Improvement Act of 1991 (the “1991 Act”), a bank holding company is required to guarantee that any “undercapitalized” (as such term is defined in the statute) insured depository institution subsidiary will comply with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of  (i) an amount equal to 5% of the institution’s total assets at the time the institution became undercapitalized, or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards as of the time the institution failed to comply with such capital restoration plan.
Federal banking agencies have broad powers to take corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are “well capitalized,” “adequately capitalized,” “undercapitalized”, “significantly undercapitalized,” or “critically undercapitalized.” As of December 31, 2017, each of C&N Bank and Monument Bank was a “well-capitalized” bank, as defined by its primary federal regulator.
The FDIC has issued a rule that sets the capital level for each of the five capital categories by which banks are evaluated. A bank is deemed to be “well capitalized” if the bank has a total risk-based capital ratio of 10% or greater, has a Tier 1 risk-based capital ratio of 6% or greater, has a leverage ratio of 5% or greater, and is not subject to any order or final capital directive by the FDIC to meet and maintain a specific capital level for any capital measure. A bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it received an unsatisfactory safety and soundness examination rating.
All of the bank regulatory agencies have issued rules that amend their capital guidelines for interest rate risk and require such agencies to consider in their evaluation of a bank’s capital adequacy the exposure of a bank’s capital and economic value to changes in interest rates. These rules do not establish an explicit supervisory threshold. The agencies intend, at a subsequent date, to incorporate explicit minimum requirements for interest rate risk into their risk based capital standards and have proposed a supervisory model to be used together with bank internal models to gather data and hopefully propose at a later date explicit minimum requirements.
The United States is a member of the Basel Committee on Banking Supervision (“the Basel Committee”) that provides a forum for regular international cooperation on banking supervisory matters. The Basel Committee develops guidelines and supervisory standards and is best known for its international standards on capital adequacy.
In December 2010, the Basel Committee released its final framework for strengthening international capital and liquidity regulation, officially identified by the Basel Committee as “Basel III”. In July 2013, the FRB published final rules to implement the Basel III capital framework and revise the framework for the risk-weighting of assets. The Basel III rules, among other things, narrow the definition of regulatory capital. As of January 1, 2019, Basel III requires bank holding companies and their bank subsidiaries to maintain substantially more capital, with a greater emphasis on common equity. Basel III also provides for a “countercyclical capital buffer,” an additional capital requirement that generally is to be imposed when national regulators determine that excess aggregate credit growth has become associated with a buildup of systemic risk, in order to absorb losses during periods of economic stress. Banking institutions that maintain insufficient capital to comply with the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. Additionally, the Basel III framework requires banks and bank holding companies to measure their liquidity against specific liquidity tests, including a liquidity coverage ratio (LCR) designed to ensure that the banking entity maintains a level of unencumbered high-quality liquid assets greater than or equal to the entity’s expected net cash outflow for a 30-day time horizon under an acute liquidity stress scenario, and a net stable funding ratio (NSFR) designed to promote more medium and long-term funding based on the liquidity characteristics of the assets and activities of banking entities over a one-year time horizon. The LCR rules do not apply to C&N or Monument. The federal regulatory agencies have not yet proposed rules to implement the NSFR.
The final rules apply to all depository institutions, top-tier bank holding companies with total consolidated assets of  $500 million or more, and top-tier savings and loan holding companies (“banking organizations”). As finally implemented, Basel III requires financial institutions to maintain: (a) as a newly adopted international standard, a minimum ratio of CET1 to risk-weighted assets of at least 4.5%; (b) a minimum ratio of tier 1 capital to risk-weighted assets of at least 6.0%; (c) a minimum ratio of total (that is, tier 1 plus tier 2) capital to risk-weighted assets of at least 8.0%; and (d) as a newly adopted international standard, a minimum leverage ratio of 3.0%, calculated as the ratio of tier 1 capital balance sheet exposures plus certain off-balance sheet exposures (computed as the average for each quarter of the month-end ratios for the quarter). In addition, the rules also limit a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” of 2.5%, effectively raising the foregoing capital requirements by 2.5%.
As a result of the new capital conservation buffer rules, once in effect, if C&N’s bank subsidiary, C&N Bank, fails to maintain the required minimum capital conservation buffer, C&N may be unable to obtain capital distributions from it, which could negatively impact C&N’s ability to pay dividends, service debt obligations or repurchase common stock. In addition, such a failure could result in a restriction on C&N’s ability to pay certain cash bonuses to executive officers, negatively impacting C&N’s ability to retain key personnel
As of December 31, 2017, each of C&N and Monument believe its current capital levels would meet the fully phased-in minimum capital requirements, including capital conservation buffer, as prescribed in the U.S. Basel III Capital Rules.
Gramm-Leach-Bliley Act
On November 12, 1999, the Gramm-Leach-Bliley Act (“GLB”) was signed into law. GLB permits commercial banks to affiliate with investment banks. It also permits bank holding companies which elect financial holding company status to engage in any type of financial activity, including securities, insurance, merchant banking/equity investment and other activities that are financial in nature. C&N has not elected financial holding company status. The merchant banking provisions allow a bank holding company to make a controlling investment in any kind of company, financial or commercial. GLB allows a bank to engage in virtually every type of activity currently recognized as financial or incidental or complementary to a financial activity. A commercial bank that wishes to engage in these activities is required to be well capitalized, well managed and to have a satisfactory or better Community Reinvestment Act rating. GLB also allows subsidiaries of banks to engage in a broad range of financial activities that are not permitted for banks themselves. Although none of C&N, C&N Bank, Monument or Monument Bank have commenced these types of activities to date, GLB enables them to evaluate new financial activities that would complement the products already offered to enhance non-interest income.
Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) implemented a broad range of corporate governance, accounting and reporting measures for companies, like C&N, that have securities registered under the Exchange Act and would not, therefore, apply to Monument. Specifically, Sarbanes-Oxley and the various regulations promulgated under Sarbanes-Oxley, established, among other things: (i) requirements for audit committees, including independence, expertise, and responsibilities; (ii) additional responsibilities relating to financial statements for the Chief Executive Officer and Chief Financial Officer of reporting companies; (iii) standards for auditors and regulation of audits, including independence provisions that restrict non-audit services that accountants may provide to their audit clients; (iv) increased disclosure and reporting obligations for reporting companies and their directors and executive officers, including accelerated reporting of stock transactions and a prohibition on trading during pension blackout periods; and (v) a range of civil and criminal penalties for fraud and other violations of the securities laws. In addition, Sarbanes-Oxley required stock exchanges, such as NASDAQ, to institute additional requirements relating to corporate governance in their listing rules.
Financial Privacy
Federal banking regulators have adopted rules that limit the ability of banks and other financial institutions to disclose non-public information about consumers to nonaffiliated third parties. These limitations require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to a nonaffiliated third party. The privacy provisions of GLB affect C&N and Monument by limiting how consumer information is transmitted and conveyed to outside vendors.

Anti-Money Laundering Initiatives and the USA Patriot Act
A major focus of governmental policy on financial institutions in recent years has been aimed at combating money laundering and terrorist financing. The USA Patriot Act of 2001 (“USA Patriot Act”) imposes significant compliance and due diligence obligations, creates criminal and financial liability for non-compliance and expands the extra-territorial jurisdiction of the U.S. The United States Treasury has issued a number of regulations that apply various requirements of the USA Patriot Act to financial institutions. These regulations require financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing and to verify the identity of their customers. Failure of a financial institution to maintain and implement adequate programs to combat money laundering and terrorist financing, or to comply with all of the relevant laws or regulations, could have serious legal and reputational consequences for the institution.
Office of Foreign Assets Control Regulation
The U.S. has instituted economic sanctions which restrict transactions with designated foreign countries, nationals and others. These are typically known as the “OFAC rules” because they are administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”). The OFAC-administered sanctions target countries in various ways. Generally, however, they contain one or more of the following elements: (i) restrictions on trade with or investment in a sanctioned country, including prohibitions against direct or indirect imports from and exports to a sanctioned country, and prohibitions on “U.S. persons” engaging in financial transactions which relate to investments in, or providing investment-related advice or assistance to, a sanctioned country; and (ii) a blocking of assets in which the government or specially designated nationals of the sanctioned country have an interest, by prohibiting transfers of property subject to U.S. jurisdiction (including property in the possession or control of U.S. persons). Blocked assets (e.g., property and bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Failure to comply with these sanctions could have serious legal and reputational consequences for the institution.
Consumer Protection Statutes and Regulations
C&N and Monument are subject to many federal consumer protection statutes and regulations including the Truth in Lending Act, Truth in Savings Act, Equal Credit Opportunity Act, Fair Housing Act, Real Estate Settlement Procedures Act and Home Mortgage Disclosure Act. Among other things, these acts:
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require banks to disclose credit terms in meaningful and consistent ways;

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prohibit discrimination against an applicant in any consumer or business credit transaction;

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prohibit discrimination in housing-related lending activities;

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require banks to collect and report applicant and borrower data regarding loans for home purchases or improvement projects;

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require lenders to provide borrowers with information regarding the nature and cost of real estate settlements;

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prohibit certain lending practices and limit escrow account amounts with respect to real estate transactions; and

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prescribe possible penalties for violations of the requirements of consumer protection statutes and regulations.

On November 17, 2009, the FRB published a final rule amending Regulation E, which implements the Electronic Fund Transfer Act. The final rule limits the ability of a financial institution to assess an overdraft fee for paying automated teller machine transactions and one-time debit card transactions that overdraw a customer’s account, unless the customer affirmatively consents, or opts in, to the institution’s payment of overdrafts for these transactions.

Dodd-Frank Act
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. Some of these regulations still have not been issued. In addition, there have been various proposals to repeal or modify various provisions of the Dodd-Frank Act. The Dodd-Frank Act is extensive and significant legislation that, among other things:
•
expands the authority of the Federal Reserve to examine bank holding companies and their subsidiaries, including insured depository institutions;

•
requires a bank holding company to be well-capitalized and well managed to receive approval of an interstate bank acquisition;

•
provides mortgage reform provisions regarding a customer’s ability to pay and making more loans subject to provisions for higher-cost loans and new disclosures;

•
creates the Financial Stability Oversight Council with authority to identify institutions and practices that might pose a systemic risk;

•
introduces additional corporate governance and executive compensation requirements on companies subject to the Exchange Act;

•
permits FDIC-insured banks to pay interest on business demand deposits;

•
codifies the requirement that holding companies and other companies that directly or indirectly control an insured depository institution to serve as a source of financial strength;

•
makes permanent the $250 thousand limit for federal deposit insurance; and

•
creates the Consumer Financial Protection Bureau, now known as the Bureau of Consumer Financial Protection (the “CFPB”), an agency responsible for, among other things administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The effects of the Dodd-Frank Act on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them under the Dodd-Frank Act and the approaches taken in implementing those regulations. Additional uncertainty regarding the effects of the Dodd-Frank Act exists due to court decisions and the potential for additional legislative changes to the Dodd-Frank Act.
Compliance with these rules has increased C&N’s and Monument’s overall regulatory compliance costs and required changes to their respective underwriting practices with respect to mortgage loans.
As mandated by the Dodd-Frank Act, in December 2013, the OCC, FRB, FDIC, SEC and Commodity Futures Trading Commission issued a final rule implementing certain prohibitions and restrictions on the ability of a banking entity and non-bank financial company supervised by the FRB to engage in proprietary trading and have certain ownership interests in, or relationships with, a “covered fund” (the “Volcker Rule”). On May 24, 2018, the Economic Growth, Regulatory Relief, and Consumer Protection Act (“EGRRCPA”) was signed into law. Among other relief, the EGRRCPA exempts banking organizations with $10 billion or less in total consolidation assets, and total trading assets and trading liabilities that are 5% or less of total consolidated assets, from the Volcker Rule.
The EGRRCPA also requires the federal banking agencies to adopt a community bank leverage ratio of 8% to 10%, for qualifying banking organizations with total consolidated assets of less than $10 billion. Such institutions that satisfy the community bank leverage ratio would be deemed to satisfy generally applicable risk-based and leverage capital requirements, and to have the capital ratios that are required to be considered “well capitalized” under the prompt corrective action framework. Additionally, the EGRRCPA amends the federal banking agencies’ regulatory capital rules to narrow the definition of high volatility commercial real estate (“HVCRE”) loans, which receive a higher risk weighting than other commercial real estate loans under risk-based capital requirements.
National Monetary Policy
In addition to being affected by general economic conditions, the earnings and growth of C&N Bank and Monument Bank and, therefore, the earnings and growth of each of C&N and Monument, are affected by the policies of regulatory authorities, including the FRB and the FDIC. An important function of the FRB is to regulate the money supply and credit conditions. Among the instruments used to implement these objectives are open market operations in U.S. government securities, setting the discount rate and changes in financial institution reserve requirements. These instruments are used in varying combinations to influence overall growth and distribution of credit, bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid on deposits.
The monetary policies and regulations of the FRB have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon the future businesses, earnings and growth of C&N cannot be predicted with certainty.

INFORMATION ABOUT CITIZENS & NORTHERN CORPORATION
The principal trading market for C&N common stock is the Nasdaq Capital Market. The principal executive offices of C&N are located at 90-92 Main Street, Wellsboro, Pennsylvania 16901, telephone number (570) 724-3411. Its Internet website is http://www.cnbankpa.com. Information on this Internet website is not part of this proxy statement/prospectus.
As permitted by the rules of the SEC, financial and other information relating to C&N that is not included in or delivered with this document, including financial information and information relating to C&N’s directors and executive officers, is incorporated herein by reference. See “Where You Can Find More Information” on page 1.

MONUMENT’S SPECIAL MEETING
This document is being furnished to Monument shareholders by Monument’s board of directors in connection with the solicitation of proxies from the holders of Monument common stock for use at the special meeting of Monument shareholders and any adjournments or postponements of the special meeting.
Date, Time and Place
The Monument special meeting will be held on Friday, March 15, 2019 at 9:00 a.m., local time, at Doylestown Country Club, 20 Country Club Lane, Doylestown, Pennsylvania 18901, subject to any adjournments or postponements.
Matters to be Considered
At the special meeting, Monument shareholders will be asked to consider and vote upon the following proposals:
1.
adoption of the merger agreement as described in detail under the heading “The Merger” beginning on page 33;

2.
a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

At this time, Monument board of directors is unaware of any matters, other than those set forth above, that may properly come before the special meeting.
Shareholders Entitled to Vote
The close of business on Wednesday, February 6, 2019 has been fixed by Monument’s board of directors as the record date for the determination of those holders of Monument common stock who are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.
At the close of business on the record date there were 1,564,599 shares of Monument common stock outstanding and entitled to vote, held by approximately 111 holders of record. A list of the shareholders of record entitled to vote at the special meeting will be available for examination by Monument shareholders.
Quorum and Required Vote
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Monument common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting. There must be a quorum for the special meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Brokers holding shares in street name for their customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.” Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the special meeting only if such shares have been voted at the meeting on another matter other than a procedural motion.
Each holder of record of shares of Monument common stock as of Monument’s record date is entitled to cast one vote per share at the special meeting on each proposal.
The affirmative vote of holders of sixty-six and two-thirds percent (66 2∕3%) of the outstanding shares of Monument common stock entitled to vote at the special meeting is required to adopt the merger agreement. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Approval of the proposal to adjourn the special meeting and any other proposal that may be properly presented at the special meeting requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, except in cases where the vote of a greater number of shares is required by law or under Monument’s articles of incorporation. Abstentions and broker non-votes will have no effect on each of these other proposals.
How Shares Will Be Voted at the Special Meeting
All shares of Monument common stock represented by properly executed proxies received before or at the special meeting, and not properly revoked, will be voted as specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement, and “FOR” the adjournment or postponement of the special meeting, if necessary, to permit further solicitation of proxies as included in this document.
If you hold shares of Monument common stock in street name through a bank, broker or other nominee holder, the nominee holder may only vote your shares in accordance with your instructions. If you do not give specific instructions to your nominee holder as to how you want your shares voted, your nominee will indicate that it does not have authority to vote on the proposal, which will result in what is called a “broker non-vote.” Broker non-votes will not be deemed to have been voted on any of the proposals.
If any other matters are properly brought before the special meeting, the proxies named in the proxy card will vote the shares represented by duly executed proxies in accordance with the direction of Monument’s board of directors.
How to Vote Your Shares
Monument shareholders may vote at the special meeting by one of the following methods:
Voting by Mail.   You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this document, your proxy will be voted in favor of that proposal.
Voting in Person.   If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting. If your shares are registered in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the special meeting.
How to Change Your Vote
If you are a registered shareholder, you may revoke any proxy at any time before it is voted at the special meeting by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to the Secretary of Monument or (3) attending the special meeting in person, notifying the Secretary and voting by ballot at the special meeting. Monument’s Secretary’s mailing address is 465 North Main Street, Doylestown, Pennsylvania 18901. If your shares are registered in the name of a broker or other nominee, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures. Monument will honor the latest vote cast.
Solicitation of Proxies
The board of directors of Monument is soliciting proxies for use at the Monument special meeting. Monument will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Monument will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Monument common stock and secure their voting instructions. Monument will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Monument may use several of its regular employees, who will not be additionally compensated, to solicit proxies from Monument shareholders, either personally or by telephone, facsimile, letter or other electronic means.

C&N and Monument will share equally the expenses incurred in connection with the printing and distribution of this document.
Attending the Meeting
All holders of Monument common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership and you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without both proper proof of share ownership and proper photo identification.
Voting Agreements
As of the record date, directors and executive officers of Monument and their affiliates collectively beneficially owned 1,095,608 shares of Monument common stock, or 68.71% of the outstanding shares of Monument stock entitled to be voted at the special meeting. Collectively, directors and executive officers of Monument had sole voting power over 540,374 shares of Monument common stock, or 34.54% of the outstanding shares of Monument common stock entitled to be voted at the special meeting. In accordance with the terms of the merger agreement, each of the directors and executive officers of Monument has executed a letter agreement, commonly known as a voting agreement, in favor of C&N pursuant to which he or she has agreed to vote all shares of Monument common stock owned by him or her, and over which he or she has sole voting power, in favor of adoption of the merger agreement, and each of these persons also agreed to use his or her best efforts to cause all other shares of Monument common stock beneficially owned by him or her to be voted in favor of the merger.
Proposal No. 1 — Adoption of the Merger Agreement
Monument is asking its shareholders to adopt the merger agreement. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger”, beginning on page 33. As discussed in detail in the sections entitled “The Merger — Monument’s Reasons for the Merger”, and “— Recommendation of Monument’s Board of Directors”, beginning on pages 35 and 37, respectively, after careful consideration, Monument’s board of directors determined that the terms of the merger agreement and the transactions contemplated by it are in the best interests of Monument, and the board unanimously approved the merger agreement.
Adoption of the merger agreement requires the affirmative vote of the holders of sixty-six and two-thirds percent (66 2∕3%) of the outstanding shares of Monument common stock, in person or by proxy, at Monument’s special meeting. Abstentions and broker non-votes will effectively act as a vote against adoption of the merger agreement.
Accordingly, Monument’s board of directors unanimously recommends that Monument shareholders vote “FOR” adoption of the merger agreement.
Proposal No. 2 — Authorization to Vote on Adjournment or Other Matters
If, at the Monument special meeting, the number of shares of Monument common stock present, in person or by proxy, is insufficient to constitute a quorum, or the number of shares of Monument common stock voting in favor is insufficient to adopt the merger agreement, Monument’s board of directors intends to move to adjourn the special meeting in order to enable Monument’s board of directors more time to solicit additional proxies in favor of adoption of the merger agreement. In that event, Monument will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the merger agreement.
In this proposal, Monument is asking you to grant discretionary authority to the holder of any proxy solicited by Monument’s board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies. If the shareholders of Monument approve the adjournment proposal, Monument could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.
Generally, if the special meeting is adjourned, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.
Pursuant to Monument’s bylaws, the adjournment proposal requires the affirmative vote of a majority of votes cast, in person and by proxy, at the Monument special meeting. Abstentions and broker non-votes will have no effect on the adjournment proposal.
Monument’s board of directors recommends a vote “FOR” the proposal to authorize the board of directors to adjourn the special meeting of shareholders to allow time for the further solicitation of proxies to adopt the merger agreement.

INFORMATION ABOUT MONUMENT BANCORP, INC.
Business
Monument Bancorp, Inc., or Monument, was incorporated as a Pennsylvania business corporation on April 7, 2016 for the purpose of becoming a one-bank holding company. Monument’s main office is located at 465 North Main Street, Doylestown, Pennsylvania. Monument’s primary function is to own all of the common stock of its wholly-owned subsidiary, Monument Bank.
The common stock of Monument is not currently listed on any exchange or quoted in the over the counter market. Monument’s website can be accessed at http://www.monumentbankpa.com. The principal executive offices of Monument are located at 465 N. Main Street, Doylestown, Pennsylvania 18901, and its telephone number is (215) 340-1020.
Monument Bank is a Pennsylvania banking institution that was incorporated on October 12, 2007 and commenced operations on February 22, 2008. Monument Bank is a community bank offering a full range of banking services to the Philadelphia metropolitan market. Monument Bank operates two banking offices and a loan production office in Bucks County, Pennsylvania. Monument PA Properties, LLC is a Pennsylvania limited liability company established on July 27, 2016 to purchase properties at tax sales that represent collateral for delinquent loans of the bank.
Monument’s principal source of revenue is interest earnings on its investment securities and loan portfolios.
At September 30, 2018, Monument had approximately $361.3 million in assets, $255.4 million in deposits and $26.1 million of shareholders’ equity.
Competition
Monument’s core service area consists primarily of Bucks County, Pennsylvania and the Philadelphia market area. Within this service area, the banking business is highly competitive. Monument competes with local banks, as well as numerous regionally based commercial banks, most of which have assets, capital and lending limits far larger than those of Monument. Monument also competes with savings banks, savings and loan associations, money market funds, insurance companies, stock brokerage firms, regulated small loan companies and credit unions. The industry competes primarily in the area of interest rates, products offered, customer service and convenience.
Many of Monument’s competitors enjoy several advantages over it, including a larger asset and capital bases, the ability to finance wide-ranging advertising campaigns and to allocate their investment assets to areas of highest yield and demand.
Properties
Monument owns its main office, located at 465 North Main Street, Doylestown, Pennsylvania, and leases its Newtown bank branch located at 33 Swamp Road, Unit 7, Newtown, Pennsylvania, and its operations office at 65 West Street Road, Suite A201, Warminster, Pennsylvania.
Legal Proceedings
Monument is not aware of any litigation that would have a material adverse effect on the consolidated financial position of Monument. Monument and Monument Bank have no legal proceedings pending other than ordinary routine litigation occurring in the normal course of business. In addition, management does not know of any material proceedings contemplated by governmental authorities against Monument or Monument Bank or any of its properties.
Market Price of and Dividends on Monument’s Common Stock
Monument’s common stock was held by approximately 111 holders of record as of the record date. The last reported sales price for Monument’s common stock was $22.04 per share for 600 shares on July 18, 2018.

Information about Monument Designees to C&N Board of Directors
Clark S. Frame, who is the current Chairman of the boards of directors of Monument and Monument Bank, is anticipated to be appointed to the board of directors of C&N and C&N Bank upon consummation of the merger. The following information includes information Mr. Frame has given to us about his age, positions he holds, and his principal occupation for the past five years. Mr. Frame is not a director of any other publicly-held company.
Mr. Frame, age 68, helped lead a team of investors to establish Monument Bank in February 2008. Mr. Frame was also a founding board member in 1992 and Chairman of the Board of Premier Bank. He has acted as the chair of the loan committees of both institutions. From 2003 – 2006 he was a member of the board of directors of Fulton Financial Corporation. He has served on many non-profit boards including the Temple Health System, Jeanes Hospital and Foundation, the Free Clinic of Doylestown and Friends Life Care at Home. Mr. Frame is a graduate of Denison University and received an M.B.A. from the Wharton School of the University of Pennsylvania.
Name and Principal Position	Year	Salary	All other Compensation	Total
Clark S. Frame, Chairman of the Board of Directors	2018	$253,895(1)	$20,224(2)	$274,119

(1)
Salary paid as Chairman of the Board of Directors; Chairman is not separately compensated for his services as a director.

(2)
Includes $4,857 in employer’s matching contribution to 401(k) plan; $1,819 in employer paid premiums for life, short and long-term disability insurance; and, $13,548 in country club dues.

Security Ownership of Certain Beneficial Holders of Monument
The following table sets forth, as of November 30, 2018, the name of each director and executive officer of Monument, the number of shares beneficially owned, and the percentage of Monument’s outstanding common stock so owned, and the aggregate number of shares beneficially owned and the percentage so owned by all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared with spouses under applicable law. Beneficial ownership is determined in accordance with the Securities and Exchange Commission rules.
Name of Individual	Position with Bank	Amount and Nature of Beneficial Ownership	Percent of Class*
Clark S. Frame	Director/Chairman of the Board	161,328(1)	10.31%
John C. Soffronoff	Director/Vice Chairman	40,000(2)	2.56%
Christopher A. Nardo	President and CEO, Director	14,057(3)	0.90%
Michael J. Battista	Director	140,880(4)	9.00%
David C. Frame, MD	Director	113,692(5)	7.25%
Thomas E. Mackell, MD	Director	89,610(6)	5.71%
Barry J. Miles, Sr.	Director	35,000(7)	2.24%
Brian R. Rich	Director	88,890(8)	5.67%
Richard F. Ryon	Director	142,000(9)	9.08%
Gerald Schatz	Director	54,615(10)	3.48%
Irving N. Stein	Director	67,780(11)	4.33%
David E. Thompson	Director	13,420(12)	0.86%
John A. Zebrowski	Director	70,460(13)	4.50%
G. Brian Cooper	Chief Financial Officer	9,431(14)	0.60%
Benjamin T. Crowley	Vice-President Retail Banking	5,000(15)	0.32%
Michelle A. Pedersen	Chief Lending Officer	49,445(16)	3.16%
All Directors and Executive Officers as a Group		1,095,608	68.71%
Information furnished by directors and executive officers.

(*)
As of November 30, 2018, the number of shares of Monument common stock issued and outstanding was 1,564,599. The calculation of an individual director’s or executive officer’s percentage ownership is based on the individual director’s or executive officer’s beneficial ownership as the numerator, divided by the sum of the 1,564,599 shares of Monument common stock issued and outstanding plus the individual director’s or executive officer’s vested stock options.

(1)
Includes 28,358 shares held jointly with Mr. Frame’s spouse, 79,930 shares held in three IRAs and 42,000 shares held in two trusts of which Mr. Frame is co-trustee with PNC. This amount does not include 21,000 shares held in a trust for which Mr. Frame is co-trustee with PNC Bank and David C. Frame, MD is the beneficiary, as those shares are included in Dr. Frame’s beneficial ownership and reported in footnote #5 below.

(2)
Includes 33,500 shares held in an IRA for Mr. Soffronoff and 6,500 shares held in an IRA for Mr. Soffronoff’s spouse.

(3)
Includes 1,150 shares held jointly with Mr. Nardo’s spouse, 2,250 shares held in an IRA, and 2,500 vested options.

(4)
Includes 140,520 shares held by Bayside Properties, a company owned by Mr. Battista, and 360 vested options.

(5)
Includes 87,268 shares held in an IRA for Dr. Frame, 21,000 shares held in trust for which Dr. Frame is the beneficiary and Clark S. Frame is co-trustee with PNC Bank, and 4,470 vested options.

(6)
Includes 72,000 shares held in an IRA for Dr. Mackell, and 5,610 vested options.

(7)
Includes 15,197 shares held in an IRA for Mr. Miles.

(8)
Includes 27,800 shares held in an IRA for Mr. Rich, 4,200 shares held by Mr. Rich’s minor children, 40,000 shares held by various companies in which Mr. Rich has ownership interests, and 2,890 vested options.

(9)
Includes 35,000 shares held in an IRA for Mr. Ryon, and 105,000 shares held by companies in which Mr. Ryon has an ownership interest.

(10)
Includes 37,500 shares held jointly with Mr. Schatz’s spouse, 13,300 shares held in various trusts for Mr. Schatz’s grandchildren for which Mr. Schatz is trustee, and 3,815 vested options.

(11)
Includes 43,040 shares held jointly with Mr. Stein’s spouse, 10,000 shares held in an IRA for Mr. Stein, 9,000 shares held in an IRA for Mr. Stein’s spouse, 3,300 shares held as custodian for Mr. Stein’s grandchildren, and 2,440 vested options.

(12)
Includes 13,420 shares held jointly with Mr. Thompson’s spouse.

(13)
Includes 25,000 shares held in an IRA for Mr. Zebrowski, 10,000 shares held by Mr. Zebrowski’s spouse, and 460 vested options.

(14)
Includes 3,231 shares held jointly with Mr. Cooper’s spouse, 3,700 shares held by Mr. Cooper’s spouse, and 2,500 vested options.

(15)
Includes 5,000 vested options.

(16)
Includes 34,810 shares held in an IRA for Ms. Pedersen.

Other Beneficial Owners of 5% or more of Monument’s Common Stock
The following table sets forth the name of each individual who beneficially owned 5% or more of Monument’s outstanding common stock as of November 30, 2018 and who was not a director or executive officer of Monument at that time. Monument is not aware of any other shareholder who beneficially owns 5% or more of Monument’s outstanding common stock.

Name of Individual	Address	Amount and Nature of Beneficial Ownership	Percent of Class
Irvin G. Schorsch III	Pennsylvania Capital Management 1841 Huntingdon Pike Huntingdon Valley, PA 19006	84,000(1)	5.45%

(1)
Includes 84,000 shares held individually.

Transactions with Related Parties.
Some of Monument’s directors and executive officers, members of their immediate families and the companies with which they are associated were Monument customers and had banking transactions with Monument in the ordinary course of business during 2018 and 2017. All loans and commitments to lend were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other non-affiliated customers. In Monument’s management’s opinion, the loans and commitments did not involve more than a normal risk of collectability or present other unfavorable features. The director or officer in question is excused from the board meeting at which the loan or commitment is considered. The aggregate extensions of credit to all such persons, as a group, totaled $1,200,000 at December 31, 2017 and December 31, 2018 in commitments to lend with no amounts outstanding.
Management’s Discussion and Analysis of Financial Condition and Results of Operations of Monument Bancorp, Inc.
This section is intended to help readers understand the financial performance of Monument Bancorp, Inc. The information reflected in this section reflects the financial performance of Monument Bancorp, Inc. and its subsidiary, Monument Bank.
Overview
Our results of operations depend mainly on our net interest income, which is the difference between the interest income we earn on our loan and investment portfolios and the interest expense we pay on our deposits and borrowings. Results of operations are also affected by provisions for loan losses and noninterest expense. Our noninterest expense consists primarily of compensation and employee benefits, office occupancy and general administrative and data processing expenses. Noninterest expenses have been stable in recent years, and tend to track below peers.
Our results of operations are significantly affected by general economic and competitive conditions, particularly with respect to changes in interest rates, government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect our financial condition and results of operations.
Historically, our business has consisted primarily of originating loans for commercial real estate and one-to four-family residential properties. Our loans are primarily funded by local deposits such as demand, money market and savings accounts as well as certificates of deposit. At times, we will utilize advances from the Federal Home Loan Bank of Pittsburgh (“FHLB”). Certificates of deposit typically have a higher interest rate than savings and demand deposit accounts. We have experienced consistently strong loan growth and for funding have relied primarily on certificates of deposits. Our tax-equivalent net interest margin was 3.05% for the year ended December 31, 2017 and 3.07% for the year ended December 31, 2016. The cost of funds ratio increased for the year ended December 31, 2017 to 1.42% from 1.29% for the year ended December 31, 2016.
Comparison of Financial Condition at December 31, 2017 and December 31, 2016
Total assets increased by $36,649,000, or 12.7%, to $325,903,000 at December 31, 2017. This increase was principally reflected in a $29,242,000 increase in loans and a $6,401,000 increase in investment securities.

Cash and due from banks decreased by $684,000, or 28.9%, to $1,686,000 at December 31, 2017 due to normal business fluctuations.
Investment securities available for sale, which excludes our investment in FHLB restricted stock, increased $6,745,000, or 9.6%, to $72,810,000 at December 31, 2017, from $66,065,000 at December 31, 2016. The increase reflected the reinvestment of proceeds from sales and calls reinvested back into the portfolio and new purchases for increased investment opportunities. Investment in FHLB restricted stock increased $452,000, or 11.3%, from $3,983,000 at December 31, 2016 to $4,435,000 at December 31, 2017. We are required to hold FHLB stock to participate in FHLB credit products and the FHLB’s mortgage partnership finance program (“MPF Loan Program”). The amount held is governed by the extent of our participation in those programs.
Net loans increased $29,242,000 from $209,687,000 at December 31, 2016 to $238,929,000 at December 31, 2017, or 13.9%. The net change in the loan portfolio occurred in several areas: residential real estate loans increased $16,711,000, commercial real estate loans increased $11,280,000, and construction loans decreased $1,749,000 for the year ended December 31, 2017.
Total liabilities at December 31, 2017 were $302,396,000, an increase of  $37,493,000, or 14.2%, from $264,903,000 at December 31, 2016. The increase is principally reflected in three areas: an increase in deposits of  $16,929,000, or 8.8%, an increase in borrowed funds of  $13,629,000, or 20.4%, and an increase in subordinated debt of  $6,882,000, or 129.1%, from December 31, 2016 to December 31, 2017. The increase in subordinated debt occurred when the holding company was formed during 2017 and issued $7,000,000 in 10-year debt at 6.5%.
Total deposits increased from $191,965,000 at December 31, 2016 to $208,893,000 at December 31, 2017. The increase of  $16,929,000, or 8.8%, in total deposits was the result of an increase in non-interest bearing demand deposits, a decrease in savings deposits, a decrease in interest bearing demand deposits, an increase in money market accounts and an increase in certificates of deposit. Non-interest bearing demand deposits increased $2,754,000, or 12.4%, from $22,300,000 at December 31, 2016 to $25,054,000 at December 31, 2017. Savings deposits decreased $1,592,000, or 12.4%, from $12,815,000 at December 31, 2016 to $11,223,000 at December 31, 2017. Interest bearing demand deposit accounts decreased $988,000, or 10.7%, during 2017. Money market accounts increased $2,754,000, or 9.4%, from $29,421,000 at December 31, 2016 to $32,175,000 at December 31, 2017. Certificates of deposit increased $14,000,000, or 11.8%, from $118,201,000 at December 31, 2016 to $132,201,000 at December 31, 2017. The increase in certificates of deposit included an increase in certificates of deposit over $250,000 of  $1,995,000, or 14.6%.
Stockholders’ equity was $23,507,000, or 7.2%, of total assets, at December 31, 2017, compared to $24,352,000, or 8.4%, of total assets, at December 31, 2016. Stockholders’ equity declined $845,000, or 3.5%, during 2017 and included both additions to equity and reductions from equity. The additions were: net income of  $1,682,000, an increase in other comprehensive income of  $252,000, stock based compensation of  $57,000, the exercise of 12,954 stock options for $77,000, and the exercise of 37,000 Class B warrants for $370,000. The reductions were: the acquisition of treasury stock for $228,000, dividends paid on preferred stock of  $85,000 and the redemption of preferred stock (“SBLF”) of $2,970,000.
Comparison of Operating Results for the Years Ended December 31, 2017 and December 31, 2016
Net Income.   Net income increased $177,000, or 11.8%, to $1,682,000 for the year ended December 31, 2017, from $1,505,000 for the year ended December 31, 2016. The increase is primarily reflected by the increase in the net interest income after provision for loan losses of  $411,000, or 5.1%, to $8,496,000 for the year ended December 31, 2017, from $8,085,000 for the year ended December 31, 2016.
Net Interest Income.   The $411,000 increase in net interest income from 2016 to 2017 reflected an increase of  $1,381,000 in interest and dividend income to $12,542,000 in the year ended December 31, 2017, from $11,161,000 in the year ended December 31, 2016, net of an increase of  $626,000 in interest expense to $3,756,000 for the year ended December 31, 2017 from $3,130,000 for the year ended December 31, 2016. The increase in interest and dividend income was mainly the result of a $29,242,000 increase in the balance of loans in the loan portfolio. Interest expense increased primarily as a result of the $16,929,000 increase in total deposits.

For the year ended December 31, 2017, the average yield on interest-earning assets was 4.28%, compared to 4.18% for the year ended December 31, 2016. The average cost of interest-bearing liabilities was 1.42% for the year ended December 31, 2017, compared to 1.29% for the year ended December 31, 2016. The average balance of interest-earning assets increased by $24,807,000 to $304,717,000 for the year ended December 31, 2017, compared to $279,910,000 for the year ended December 31, 2016. The average balance of interest-bearing liabilities increased by $22,054,000 to $264,844,000 for the year ended December 31, 2017, from $242,790,000 for the year ended December 31, 2016.
The average tax-equivalent interest rate spread was 2.86% for 2017 compared to 2.90% for 2016. The average tax-equivalent net interest margin was 3.05% for 2017, compared to 3.07% for 2016.
Provision for Loan Losses.   The provision for loan losses increased $344,000, or 12.6%, to $290,000 for the year ended December 31, 2017 from $(54,000) for the year ended December 31, 2016. The ratio of nonperforming assets to total assets was 1.04% for the year ended December 31, 2017 and there were no loan charge-offs for the year ended December 31, 2017.
Noninterest Income and Gain on Sale of Securities.   Noninterest income was $143,000 for the year ended December 31, 2017, and $517,000 for the year ended December 31, 2016. This decrease of  $374,000 resulted primarily from the downsizing of our mortgage origination group. This action was taken to improve profitability for Monument Bank from related cost savings. Gains on the sale of securities were $11,000 for the year ended December 31, 2017, and $154,000 for the year ended December 31, 2016. The gains were strategic in nature as securities were sold to fund commercial loan growth.
Noninterest Expense.   Noninterest expense decreased by $570,000, or 8.3%, to $6,297,000 for the year ended December 31, 2017 from $6,867,000 for the year ended December 31, 2016. The decrease was principally in salaries and benefits and occupancy savings related to the downsizing of the mortgage origination group. Additional savings in professional fees, FDIC expense, data processing and other expenses were offset by a loss on the sale of other real estate owned.
Income Taxes.   Deferred income tax expense was impacted by the income tax rate change from 34% to 21% for tax years beginning on or after January 1, 2018 as the result of the Tax Cuts and Jobs Act enacted in December 2017. Included in deferred tax expense for 2017 was $121,000 related to the remeasurement of net deferred tax assets due to the tax rate change. Taxes also increased in 2017 compared to 2016 due to increased pretax income.
Average Balances and Yields
The following table sets forth average balance sheets, average yields and costs, and certain other information for the periods indicated. All average balances are based upon daily averages, unless otherwise noted. The yields set forth include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense. All averages and yields reflect activity at the bank level.
	December 2017			December 2016
(In Thousands)	Average Balance(1)	Tax-equivalent Interest(2)	Tax-equivalent Rate	Average Balance(1)	Tax-equivalent Interest(2)	Tax-equivalent Rate
Assets:
Commercial loans (net)	$223,856	$10,470	4.63%	$196,878	$9,251	4.65%
Mortgage loan held for sale	104	4	4.14%	1,157	44	3.80%
Investment securities	39,478	836	2.12%	32,105	518	1.61%
Tax free investment securities	34,085	1,460	4.28%	38,121	1,622	4.25%
Fed funds sold	1,833	19	1.06%	6,545	33	0.50%
FHLB stock	4,968	245	4.93%	4,708	244	5.18%
FHLB cash account	391	4	0.91%	395	1	0.27%
Total interest earning assets	304,717	13,038	4.28%	279,910	11,712	4.18%
Noninterest earning assets	8,389			6,376
Total assets	$313,106			$286,285

	December 2017			December 2016
(In Thousands)	Average Balance(1)	Tax-equivalent Interest(2)	Tax-equivalent Rate	Average Balance(1)	Tax-equivalent Interest(2)	Tax-equivalent Rate
Liabilities and Equity:
Interest bearing demand deposits	$10,954	$16	0.14%	$9,644	$15	0.15%
Money maret and savings deposits	49,031	322	0.66%	33,116	149	0.45%
Certificates of deposit	116,287	1,732	1.49%	126,813	1,905	1.50%
Borrowed funds	77,839	880	1.13%	67,827	662	0.98%
Subordinated debt	10,733	807	7.52%	5,390	399	7.40%
Total Interest bearing liabilities	264,844	3,756	1.42%	242,790	3,130	1.29%
Non interest bearing liabilities and equity	48,262			43,495
Total liabilities and equity	$313,106			$286,285
Tax-equivalent net interest income/net interest spread		9,282	2.86%		8,582	2.90%
Tax-equivalent net interest margin(3)			3.05%			3.07%
Tax-equivalentadjustment		496			551
Net interest income		$8,786			$8,031
Net interest earning assets	$39,873			$37,119
Average interest earning assets to average interest bearing liabilities			115.06%			115.29%

(1)
Average loan balances include non-accrual loans.

(2)
Yields and interest income on tax-exempt assets have been computed on a fully tax-equivalent basis assuming a 34% tax rate in 2017 and 2016.

(3)
Tax-equivalent net margin equals tax-equivalent net interest income divided by average earning assets..

Comparison of Financial Condition at September 30, 2018 and December 31, 2017
Total assets increased by $35,364,000, or 10.9%, to $361,267,000 at September 30, 2018 from December 31, 2017. The increase was the result of an $11,396,000 increase in commercial loans and an increase of  $24,767,000 in securities available for sale.
Cash and due from banks at September 30, 2018 was basically unchanged at $1,686,000 from $1,666,000 at December 31, 2017.
Investment securities available for sale increased $24,767,000, or 34.0%, to $97,577,000 at September 30, 2018 from $72,810,000 at December 31, 2017. This change reflects a strategic shift in the investment portfolio. In January 2018 we sold just over $27,000,000 in fixed rate municipal securities. The gain on this sale was $730,000. Between January 2018 and July 2018 we increased the Student Loan–backed securities portfolio and the corporate securities portfolio by roughly $58,000,000. 100% of these securities are floating rate investments tied to three-month LIBOR. This change was made to improve Monument Bank’s overall asset-liability mix and make the bank less sensitive to interest rates changes.
Federal funds sold increased from $539,000 at December 31, 2017 to $741,000 at September 30, 2018. Federal funds sold increased due to normal operations.
Total net loans increased $11,396,000, or 4.8%, from $238,929,000 at December 31, 2017 to $250,325,000 at September 30, 2018. The net increase in the loan portfolio was principally in loans secured by 1-4 family residential dwellings, which increased $9,261,000.
Total liabilities at September 30, 2018 were $335,133,000, an increase of  $32,405,000, or 10.7%, from $302,728,000 at December 31, 2017. The increase principally reflected an increase in deposits of $46,496,000, or 22.2%, from December 31, 2017 to September 30, 2018 and a reduction in borrowings of $14,184,000, or 17.62%, over the same period.

Total deposits increased from $208,893,000 at December 31, 2017 to $255,389,000 at September 30, 2018. The increase of  $46,496,000, or 22.2%, in total deposits was the result of increases in all three major deposit categories: demand deposits, money market and savings deposits, and certificates of deposit. Demand deposits increased $2,876,000, or 8.6%, from $33,294,000 at December 31, 2017 to $36,170,000 at September 30, 2018. Money market and savings deposits increased $28,859,000, or 66.5%, from $43,398,000 at December 31, 2017 to $72,257,000 at September 30, 2018. Certificates of deposit increased $14,710,000, or 11.1%, from $132,252,000 at December 31, 2017 to $146,962,000 at September 30, 2018.
Stockholders’ equity was $26,134,000, or 7.2% of total assets, at September 30, 2018 compared to $23,507,000, or 7.2% of total assets, at December 31, 2017. This increase in stockholder’s equity of $2,627,000, or 11.2%, principally reflects year-to-date net income of  $1,836,000, the exercise of the remaining 160,947 Class B Warrants for $10.00 each between January 1, 2018 and February 22, 2018 for $1,609,000, and a reduction on the unrecognized gain on securities of  $709,000 from $789,000 at December 31, 2017 to $80,000 at September 30, 2018.
Comparison of Operating Results for the Nine months Ended September 30, 2018 and September 30, 2017
Net Income.   Net income increased $376,000, or 25.7%, to $1,837,000 for the nine months ended September 30, 2018, compared to $1,461,000 for the nine months ended September 30, 2017. The increase reflected the income tax rate change under the Tax Cuts and Jobs Act enacted in December 2017, which changed the corporate tax rate to 21% for the nine months ended September 30, 2018 compared to 34% for the nine months ended September 30, 2017. Net interest income increased $613,000, or 9.4%, to $7,138,000 for the nine months ended September 30, 2018, compared to $6,525,000 for the nine months ended September 30, 2017. The provision for loan losses increased $195,000, with a $200,000 provision expense booked for the nine months ended September 30, 2017, and a $395,000 provision booked for the nine months ended September 2018. Noninterest income increased $708,000, or 580.3%, to $830,000 for the nine months ended September 2018, compared to $122,000 for the nine months ended September 30, 2017. This increase is attributable to the gain on sale of investment securities of  $730,000. Noninterest expenses increased by $828,000, or 18.3%, for the nine months ended September 30, 2018 compared to the nine months ended September 30, 2017.
Net Interest Income.   The $613,000 increase in net interest income primarily reflected an increase of $1,636,000 in interest and dividend income to $10,859,000 in the nine months ended September 30, 2018, compared to $9,223,000 in the nine months ended September 30, 2017, and an increase of  $1,023,000 in interest expense to $3,721,000 for the nine months ended September 30, 2018 from $2,698,000 for the nine months ended September 30, 2017. The increase in interest and dividend income was mainly the result of higher balances on earning assets as well as improved yields on earning assets, with a tax-equivalent yield of 4.45% for the nine months ended September 30, 2018 compared to a 4.22% yield for the nine months ended September 30, 2017. The interest expense increase was a result of an increase in all interest bearing liability balances as well as an increase in interest rates for all liabilities. The certificate of deposit average rate paid increased to 1.74% for the nine months ended September 30, 2018, from 1.47% for the nine months ended September 30, 2017.
For the nine months ended September 30, 2018, the average tax-equivalent yield on interest-earning assets was 4.45%, compared to 4.22% for the nine months ended September 30, 2017. The average cost of interest-bearing liabilities was 2.43% for the nine months ended September 30, 2018, compared to 1.85% for the nine months ended September 30, 2017. The average tax-effected interest rate spread was 2.02% for the nine months ended September 30, 2018 and 2.38% for the nine months ended September 30, 2017. The average tax-equivalent net interest margin was 2.18% for the nine months ended September 30, 2018, compared to 2.49% for the nine months ended September 30, 2017.
Provision for Loan Losses.   The provision for loan losses for the nine months ended September 30, 2018 was $395,000 compared to $200,000 for the nine months ended September 30, 2017. The ratio of nonperforming assets to total assets was 0.66% and the ratio of net charge offs/average loans was 0.10% for nine months ended September 30, 2018.

Noninterest Income and Gain on Sale of Securities.   Noninterest income was $100,000 for the nine months ended September 30, 2018, which was a decrease of  $11,000, or 9.9%, from $111,000 for the nine months ended September 30, 2017. There was no significant area of decrease. Gains on the sale of securities were $730,000 for the nine months ended September 30, 2018, and $11,000 for the nine months ended September 30, 2017.
Noninterest Expense.   Noninterest expense increased by $828,000, or 18.3%, to $5,356,000 for the nine months ended September 30, 2018, compared to $4,528,000 for the nine months ended September 30, 2017. The increase included $549,000 more in OREO valuation reductions, $39,000 more in OREO expenses, and $50,000 more in loan workout expenses for the nine months ended September 30, 2018 than for the nine months ended September 30, 2017.
Income Taxes.   Income tax expense was impacted by the enacted income tax rate change from 34% to 21% for tax years beginning on or after January 1, 2018 as the result of the Tax Cuts and Jobs Act. Income tax expense for the nine months ended September 30, 2018 was $380,000, compared to $458,000 for the nine months ended September 30, 2017, with an increase of  $297,000, or 15.5%, in pretax income.

COMPARISON OF SHAREHOLDERS’ RIGHTS
The rights of Monument shareholders are governed by Pennsylvania law, including the Pennsylvania Business Corporation Law, which we refer to as the PBCL, and Monument’s articles of incorporation and bylaws. The rights of C&N shareholders are governed by Pennsylvania law, including the PBCL, and C&N’s articles of incorporation and bylaws.
Upon consummation of the merger, Monument shareholders will become C&N shareholders. Consequently, after the merger, the rights of such shareholders will be governed by the articles of incorporation and bylaws of C&N and Pennsylvania law, including the PBCL.
A comparison of the rights of Monument and C&N shareholders follows. The following discussion summarizes all material differences in the rights of shareholders of Monument and C&N, but is not intended to be a complete statement of all differences or a complete description of the specific provisions referred to therein. The description of the rights of C&N’s shareholders also constitutes a description of the common stock of C&N.
Authorized Capital; Dividend and Liquidation Rights.
Monument:   The authorized capital stock of Monument consists of ten million (10,000,000) shares of common stock, par value one dollar ($1.00) per share and ten million (10,000,000) shares of preferred stock, par value one dollar ($1.00) per share. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to vote. All shareholders are entitled to share equally in dividends which are declared. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets after payment of all liabilities.
C&N:   The authorized capital stock of C&N consists of twenty million (20,000,000) shares of common stock, par value one dollar ($1.00) per share, and thirty thousand (30,000) shares of preferred stock, par value one thousand dollars ($1,000.00) per share. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote. All shareholders are entitled to share equally in dividends, if any. In the event of liquidation, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities.
Special Meeting of Shareholders
Monument:   Special meetings may be called at any time by, the Chairman of the board, the President, a majority of the board of directors or by one (1) or more shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at the particular meeting.
C&N:   Special meetings of the shareholders may be called at any time by the board of directors or by any three (3) or more shareholders owning in the aggregate, not less than twenty percent (20%) of the stock of C&N.
Preemptive Rights
Monument:   There are no preemptive rights with respect to the common stock of Monument.
C&N:   There are no preemptive rights with respect to the common stock of C&N.
Shareholder Nomination of Directors
Monument:   Under Monument’s bylaws, any shareholder who intends to nominate or to cause to have nominated any candidate for election to the board of directors (other than any candidate proposed by Monument’s then-existing board of directors) shall so notify the Secretary of Monument in writing not less than sixty (60) days prior to the date of any meeting of shareholders called for the election of directors.
C&N:   Under C&N’s articles of incorporation, nomination for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of C&N entitled to cast a vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of C&N, shall be made in writing and shall be delivered or mailed to the President of C&N not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election on directors.

Number and Classification of Directors
Monument:   The number of directors of Monument may not be less than five (5) nor more than twenty-five (25). Directors are divided into three (3) classes (Class A, B, or C) with each class as nearly equal in number as possible. The term of office of each Class of directors is three (3) years, so that the term of office of one Class of directors expires each year when their respective successors have been duly elected and qualified.
C&N:   The number of directors of C&N may not be less than five (5) nor more than twenty-five (25). Directors are divided into three (3) classes (Class I, Class II, or Class III), with each class as nearly equal in number as possible. The term of office of each Class of directors is three (3) years, so that the term of office of one Class of directors expires each year when their respective successors have been duly elected and qualified.
Election of Directors; Cumulative Voting
Monument:   At each meeting of shareholders of Monument called for the election of Monument directors, the shareholders shall have the right to one (1) vote for each director properly nominated. Monument shareholders do not have cumulative voting rights for the election of directors.
C&N:   At each meeting of the shareholders of C&N called for the election of directors, the shareholders of C&N elect directors to succeed those directors whose terms expire at such meeting. There are no cumulative voting rights with respect to the election of directors of C&N.
Director Qualifications
Monument:   To qualify as a director of Monument, such person must hold in his/her name shares of common stock of Monument totaling at a minimum one thousand dollars ($1,000.00) in par value.
C&N:   To qualify as a director of C&N, such person may not have attained the age of seventy-two (72) prior to the date of a regular annual meeting of the shareholders.
Vacancies
Monument:   When a vacancy occurs on Monument’s board of directors, such vacancy shall be filled in by a majority of the remaining members of the board of directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office to which he was appointed.
C&N:   When a vacancy occurs among the directors, the remaining members of the board of directors, in accordance with the laws of the Commonwealth of Pennsylvania and the articles of incorporation of C&N, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.
Special Meetings of the Board
Monument:   Special meetings of the board may be called by the Chairman of the board or the President of Monument or upon the written request of three (3) directors.
C&N:   Special meetings of the board may be called by the Chairman of the board or at the request of three (3) or more directors.
Pennsylvania Anti-Takeover Provisions
Under the PBCL, certain anti-takeover provisions apply to Pennsylvania “registered corporations.” C&N is a registered corporation, but has not opted out of the anti-takeover provisions relating to control share acquisitions and disgorgement of profits by certain controlling persons under Chapter 25, Subchapters G and H, respectively, of the PBCL or the anti-takeover provisions relating the rights of shareholders to demand fair value for their stock following a control transaction and to business combination transactions with interested shareholders under Chapter 25, Subchapters E and F, respectively, of the PBCL. Monument is not a registered corporation and therefore is not subject to these anti-takeover provisions.

Amendment of Articles of Incorporation
Monument:   Amendment of Articles 7 (cumulative voting), 8 (preemptive rights), 9 (acceptance and rejection of tender or other offer), 10 (approval of certain entity transactions), 11 (authority to amend bylaws), and 12 (authority to amend Articles 7, 8, 9, 10, 11, and 12 of Monument’s articles of incorporation) requires the affirmative vote of holders of at least seventy-five percent (75%) of the outstanding shares of the common stock of Monument. There is otherwise no express provision relating to the amendment of Monument’s articles of incorporation. Therefore, under the Pennsylvania law, an amendment to the articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of holders of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of holders of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.
C&N:   Amendment of Articles 8 (number of directors), 9 (classes of directors), 12 (approval of certain entity transactions), 13 (beneficial ownership), 14 (shareholder meeting required), 15 (authority to amend bylaws) and 16 (evaluation of offers for certain entity transactions) of C&N’s articles of incorporation requires the affirmative vote of holders of at least seventy-five percent (75%) of the common stock of C&N unless at least sixty-six and two-thirds percent (66 2∕3%) of the members of the board of directors of C&N approve the amendment, in which case, approval by the shareholders requires the affirmative vote of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast thereon. There is otherwise no express provision relating to the amendment of C&N’s articles of incorporation. Therefore, under the Pennsylvania law, an amendment to the articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of holders of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of holders of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.
Amendment of Bylaws
Monument:   Monument’s bylaws may be amended by the affirmative vote of the holders of at least a majority of the outstanding shares of its common stock at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of its board of directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of a majority of the outstanding shares of common stock.
C&N:   C&N’s Bylaws may be amended upon a vote of a majority of the entire board of directors at any meeting of the board, provided ten (10) days notice of the proposed amendment has been given to each member of the board of directors, subject always to the power of the shareholders to make, amend, alter, change or repeal the bylaws of C&N by the affirmative vote of shareholders of common stock of C&N entitled to cast seventy five percent (75%) of the votes that all shareholders are entitled to cast thereon.
Required Vote for Certain Business Combinations.
Monument:   Monument’s articles of incorporation require the affirmative vote of at least seventy-five percent (75%) of Monument’s common stock to approve a merger, consolidation or sale of substantially all of its assets unless the transaction is approved by at least seventy-five percent (75%) of all board members, in which case, approval requires holders of at least sixty-six and two-thirds percent (66 2∕3%) of the outstanding shares of common stock to vote in favor of the transaction.
C&N:   C&N’s articles of incorporation require the affirmative vote of the holders of seventy-five percent (75%) of C&N’s common stock to approve any merger, consolidation, sale of all or substantially all of the assets of C&N assets, share exchange in which a person or entity acquires C&N’s issued and outstanding shares of capital stock pursuant to a vote of shareholders, or any transaction similar to, or having a similar effect to, any of the foregoing, unless such action is approved in advance by the affirmative vote of sixty-six and two-thirds percent (66 2∕3%) of the C&N board of directors, in which case the provisions of the Pennsylvania Business Corporation Law will apply as to whether or not shareholder approval is necessary. Under the Pennsylvania Business Corporation Law, a merger must be approved by the holders of a majority of the votes cast by all shareholders entitled to vote thereon, provided that no vote of the shareholders is required if: (i) the articles of incorporation of the surviving association are identical to the articles on incorporation of the corporation for which shareholder approval is not required, (ii) each outstanding share of the corporation for which shareholder approval is not required is to continue as or be converted into an identical share of the surviving association, and (iii) the plan of merger provides that the shareholders of the corporation for which shareholder approval is not required are to hold in the aggregate shares of the surviving association to be outstanding immediately after the effectiveness of the merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.
Indemnification
Both C&N’s and Monument’s bylaws provide for the indemnification of directors and officers against certain types of claims made against them. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS
The validity of the C&N common stock to be issued in connection with the merger will be passed upon for C&N by Barley Snyder LLP, Lancaster, Pennsylvania. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for C&N and Monument by Barley Snyder LLP.
EXPERTS
The consolidated financial statements of C&N as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated herein by reference from the C&N Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of C&N’s internal controls over financial reporting as of December 31, 2017 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, in reliance upon such report and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Monument Bancorp, Inc. as of and for the years ended December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been included herein in reliance upon the report of S.R. Snodgrass, P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

MONUMENT BANCORP, INC.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2018

MONUMENT BANCORP, INC.
CONSOLIDATED BALANCE SHEET (UNAUDITED)
	September 30, 2018	December 31, 2017
ASSETS
Cash and due from banks	$1,659,370	$1,685,950
Interest-bearing deposits with other banks	219,231	198,465
Federal funds sold	741,425	529,000
Cash and cash equivalents	2,620,026	2,413,415
Investment securities available for sale; at fair value	96,327,412	71,559,989
Investment securities held to maturity	1,250,000	1,250,000
Loans receivable (net of allowance for loan losses of $2,735,000 and $2,590,000)	250,325,066	238,928,875
Accrued interest receivable	1,445,828	1,479,378
Premises and equipment	2,453,310	2,521,053
Regulatory stock	4,443,650	5,105,300
Other real estate owned	1,614,475	2,145,445
Other assets	787,205	499,450
TOTAL ASSETS	$361,266,972	$325,902,905
LIABILITIES
Deposits	$255,389,024	$208,893,289
Short-term borrowings	22,000,000	13,500,000
Other borrowings	44,308,300	66,992,159
Subordinated debt	12,238,541	12,211,648
Accrued interest payable	563,036	430,808
Other liabilities	633,825	368,137
TOTAL LIABILITIES	335,132,726	302,396,041
STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value; 10,000,000 shares authorized; 1,577,553 and 1,392,804 issued at September 30, 2018 and December 31, 2017	1,577,553	1,392,804
Additional paid-in capital	14,251,150	12,937,350
Retained earnings	10,452,993	8,616,189
Treasury stock at cost, 12,954 shares	(227,990)	(227,990)
Accumulated other comprehensive income	80,540	788,511
TOTAL STOCKHOLDERS’ EQUITY	26,134,246	23,506,864
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$361,266,972	$325,902,905

See accompanying notes to the unaudited consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
	Nine Months Ended September 30,
	2018	2017
INTEREST AND DIVIDEND INCOME
Loans, including fees	$8,789,254	$7,684,394
Investment securities	1,777,684	1,335,654
Other interest and dividend income	291,693	202,675
Total interest and dividend income	10,858,631	9,222,723
INTEREST EXPENSE
Deposits	2,291,004	1,479,037
Borrowings	1,429,905	1,218,833
Total interest expense	3,720,909	2,697,870
NET INTEREST INCOME	7,137,722	6,524,853
Provision for loan losses	395,000	200,000
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,742,722	6,324,853
NONINTEREST INCOME
Service fees on deposit accounts	16,035	17,711
Investment securities gains, net	729,821	11,162
Gain on sale of loans, net	9,512	50,770
Other	73,699	42,414
Total noninterest income	829,067	122,057
NONINTEREST EXPENSE
Compensation and employee benefits	2,788,558	2,762,855
Occupancy and equipment	283,941	312,301
Advertising	119,997	105,000
Professional fees	218,364	205,596
Federal deposit insurance expense	77,841	93,976
Data processing	440,181	388,043
Pennsylvania shares tax expense	144,286	143,287
Loss on other real estate owned	548,929	—
Other	733,089	516,340
Total noninterest expense	5,355,186	4,527,398
Income before income taxes	2,216,603	1,919,512
Income taxes	379,799	458,487
NET INCOME	1,836,804	1,461,025
Dividend on preferred stock	—	85,388
Income available to common stockholders	$1,836,804	$1,375,637
EARNINGS PER SHARE:
Basic	$1.20	$1.02
Diluted	1.18	0.93
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	1,530,616	1,342,619
Diluted	1,554,970	1,479,012
See accompanying notes to the unaudited consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)
	Nine Months Ended September 30,
	2018	2017
Net income	$1,836,804	$1,461,025
Net unrealized gain (loss) on investment securities available for sale	(169,466)	779,276
Tax effect	38,054	(264,955)
Reclassification adjustment for gains recognized in net income	(729,821)	(11,162)
Tax effect	153,262	3,795
Other comprehensive income (loss), net of tax	(707,971)	506,954
Total comprehensive income	$1,128,833	$1,967,979

See accompanying notes to the unaudited consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, December 31, 2017	$1,392,804	$12,937,350	$8,616,189	$(227,990)	$788,511	$23,506,864
Net income	—	—	1,836,804	—	—	1,836,804
Other comprehensive loss	—	—	—	—	(707,971)	(707,971)
Issuance of common stock (5 shares)	5	83	—	—	—	88
Stock-based compensation	—	16,488	—	—	—	16,488
Stock options exercised (23,213 shares)	23,213	(150,710)	—	—	—	(127,497)
Vesting of restricted stock (584 shares)	584	(584)	—	—	—	—
Exercise of warrants (160,947 shares)	160,947	1,448,523	—	—	—	1,609,470
Balance, September 30, 2018	$1,577,553	$14,251,150	$10,452,993	$(227,990)	$80,540	$26,134,246

See accompanying notes to the unaudited consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES
Net income	$1,836,804	$1,461,025
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	395,000	200,000
Depreciation, amortization, and accretion, net	221,888	478,995
Gains on sale of investment securities, net	(729,821)	(11,162)
Proceeds from sale of loans	492,012	3,065,656
Net gain on sale of loans	(9,512)	(50,770)
Loans originated for sale	(482,500)	(2,914,900)
Stock-based compensation expense	16,488	13,294
Deferred income taxes	(19,214)	137,951
Decrease (increase) in accrued interest receivable	33,550	(159,789)
Increase in accrued interest payable	132,228	269,758
Loss on other real estate owned	548,929	—
Other, net	185,342	(403,042)
Net cash provided by operating activities	2,621,194	2,087,016
INVESTING ACTIVITIES
Investment securities held to maturity:
Purchases	—	(250,000)
Investment securities available for sale:
Purchases	(58,058,005)	(12,652,392)
Proceeds from principal repayments and maturities	5,201,095	3,309,845
Proceeds from sales	27,817,892	1,817,466
Net increase in loans receivable	(11,764,999)	(21,314,712)
Purchase of premises and equipment	(48,194)	(21,939)
Capitalized improvements to real estate owned	(17,959)	—
Redemption of regulatory stock	2,312,100	697,200
Purchase of regulatory stock	(1,650,450)	(1,667,500)
Net cash used for investing activities	(36,208,520)	(30,082,032)
FINANCING ACTIVITIES
Net increase in deposits	46,495,735	10,632,830
Net increase in short-term borrowings	8,500,000	3,000,000
Proceeds from other borrowed funds	5,071,000	22,974,750
Repayments on other borrowed funds	(27,754,859)	(11,733,500)
Proceeds from issuance of common stock	88	—
Dividends paid on preferred stock	—	(85,388)
Proceeds from the exercise share based awards	1,481,973	—
Proceeds from redemption of preferred stock	—	(2,970,000)
Proceeds from issuance of subordinated debt	—	7,000,000
Net cash provided by financing activities	33,793,937	28,818,692
Change in cash and cash equivalents	206,611	823,676
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,413,415	2,629,461
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,620,026	$3,453,137
SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid:
Interest	$3,588,681	$2,428,112
Income taxes	502,134	601,500
Noncash items:
Loans transferred to other real estate owned	—	827,789
See accompanying notes to the unaudited consolidated financial statements.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:
Nature of Operations and Basis of Presentation
The consolidated financial statements include the accounts of Monument Bancorp, Inc., a Pennsylvania chartered corporation (the “Company”) and its wholly owned subsidiary, Monument Bank (the “Bank”), along with its wholly owned subsidiary, Monument PA Properties, LLC. Monument Bank was incorporated under the laws of the state of Pennsylvania on October 12, 2007, for the purpose of becoming a community-oriented bank with an emphasis on consumer and commercial banking products. Monument PA Properties, LLC is a Pennsylvania limited liability company established on July 27, 2016, to purchase properties at tax sales that represent collateral for delinquent loans of the Bank.
The Company’s principal sources of revenue emanate from interest earnings on its investment securities and loan portfolios. The Company is subject to regulation and supervision by the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking.
The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and the Bank, along with its wholly owned subsidiary, Monument PA Properties, LLC. All intercompany accounts and transactions are eliminated in the consolidation.
Share-Based Compensation
The Company maintains a stock incentive plan for directors, key officers, and other employees. Under this plan, the Bank recognized compensation expense of  $16,488 and $13,294 for the nine-month periods ended September 30, 2018 and 2017. As of September 30, 2018, there was approximately $6,400 of unrecognized compensation costs related to unvested share-based compensation awards granted, which is expected to be recognized over the next four years.
Stock Options
For purposes of computing compensation expense, the Company estimated the fair values of stock options using the Black-Scholes option-pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant date for the option and each vesting date. The fair value of each stock option granted was estimated using the following weighted-average assumptions for grants in 2018; (1) no dividends were expected; (2) risk-free interest rate of 2.33 percent; (3) expected volatility of 12.9 percent; and (4) expected lives of options of ten years. The fair value of each stock option granted was estimated using the following weighted-average assumptions for grants in 2017: (1) no dividends were expected; (2) risk-free interest rates of 2.25 percent and 2.09 percent; (3) expected volatility of 9.05 percent and 9.00 percent; and (4) expected lives of options of ten years.
There were 4,210 stock option awards granted during the nine-month period ended September 30, 2018. There were 47,700 options exercised during the nine-month period ended September 30, 2018. During the nine-month period ended September 30, 2018, there were 800 options forfeited.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Earnings Per Share
The Company provides dual presentation of basic and diluted earnings per share. Basic earnings per share for the nine-month periods ended September 30, 2018 and 2017, are computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding for the same period. The computation of diluted earnings per share differs in that the dilutive effects of any options or warrants are adjusted for in the denominator.
Reclassification of Comparative Amounts
Certain items previously reported have been reclassified to conform to the current year’s reporting format. Such reclassifications did not affect net income or stockholders’ equity.
2.   BUSINESS COMBINATIONS
Proposed Merger with Monument Bancorp, Inc.
On September 28, 2018, Citizens & Northern Corporation (Citizens) and Monument Bancorp, Inc. (Monument) entered into a merger agreement (the Merger Agreement) that provided that Monument Bancorp, Inc. will merge with and into Citizens, with Citizens remaining as the surviving entity. Following the merger, Monument Bank will merge with and into Citizens & Northern Bank with Citizens & Northern Bank remaining as the surviving entity.
At the effective time of the merger, Monument shareholders will be entitled to elect to receive, for each share of Monument common stock, subject to the election and adjustment procedures described in the joint proxy statement/prospectus, either 1.0144 share of Citizens common stock or $28.10 in cash: provided, however, that 80 percent of the total number of outstanding shares of Monument common stock will be converted into Citizens common stock, and the remaining outstanding shares of Monument common stock will be converted into cash.
Subject to the satisfaction or waiver of the closing conditions contained in the merger agreement, including the approval of the merger agreement by Monument’s shareholders and the receipt of required regulatory approvals, Citizens and Monument expect that the merger will be completed during the second quarter of 2019. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.
3.   EARNINGS PER SHARE
There are no convertible securities that would affect the numerator in calculating basic and diluted earnings per share; therefore, net income available to common shareholders (net income less preferred stock dividends) as presented on the Consolidated Statement of Income is used as the numerator.
The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation for the nine-month periods ended September 30, 2018 and 2017.
	2018	2017
Weighted-average common shares outstanding (basic)	1,530,616	1,342,619
Additional common stock equivalents (stock options) used to calculate diluted earnings per share	24,354	42,041
Additional common stock equivalents (warrants) used to calculate diluted earnings per share	—	94,352
Weighted-average common shares outstanding (diluted)	1,554,970	1,479,012

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.   EARNINGS PER SHARE – (Continued)

Options to purchase 59,590 shares of common stock outstanding at September 30, 2018, were included in the computation of dilutive earnings per share. At September 30, 2018, there were no stock option awards excluded from the computation of diluted earnings per share as there were no stock option awards outstanding with an anti-dilutive impact. Options to purchase 135,880 shares of common stock outstanding at September 30, 2017, were included in the computation of dilutive earnings per share. At September 30, 2017, there were no stock option awards excluded from the computation of diluted earnings per share as there were no stock option awards outstanding with an anti-dilutive impact.
4.   INVESTMENT SECURITIES
The amortized cost, gross unrealized gains and losses, and fair value of investment securities available for sale are summarized as follows:
	September 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of states and political subdivisions	$1,808,048	$59,221	$—	$1,867,269
Corporate securities	34,075,813	262,624	(53,754)	34,284,683
Mortgage-backed securities – government-sponsored entities	4,653,729	29,810	(13,235)	4,670,304
Asset-backed securities	55,687,873	59,546	(242,263)	55,505,156
Total	$96,225,463	$411,201	$(309,252)	$96,327,412

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of states and political subdivisions	$32,206,082	$787,111	$(26,407)	$32,966,786
Corporate securities	23,999,432	337,987	(15,136)	24,322,283
Mortgage-backed securities – government-sponsored entities	5,936,867	40,919	(4,813)	5,972,973
Asset-backed securities	8,416,372	18,835	(137,260)	8,297,947
Total	$70,558,753	$1,184,852	$(183,616)	$71,559,989

The amortized cost, gross unrealized gains and losses, and fair value of investment securities held to maturity are summarized as follows:
	September 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate securities	$1,250,000	$—	$(19,210)	$1,230,790
Total	$1,250,000	$—	$(19,210)	$1,230,790

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.   INVESTMENT SECURITIES – (Continued)

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate securities	$1,250,000	$—	$(3,120)	$1,246,880
Total	$1,250,000	$—	$(3,120)	$1,246,880

The following tables show the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.
	September 30, 2018
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Corporate securities	$—	$—	$12,325,303	$(72,964)	$12,325,303	$(72,964)
Mortgage-backed securities – government-sponsored entities	1,047,546	(8,977)	522,352	(4,258)	1,569,898	(13,235)
Asset-backed securities	6,127,051	(115,519)	29,514,537	(126,744)	35,641,588	(242,263)
Total	$7,174,597	$(124,496)	$42,362,192	$(203,966)	$49,536,789	$(328,462)

	December 31, 2017
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$2,193,182	$(26,407)	$—	$—	$2,193,182	$(26,407)
Corporate securities	996,880	(3,120)	3,143,526	(15,136)	4,140,406	(18,256)
Mortgage-backed securities – government-sponsored entities	1,304,971	(4,813)	—	—	1,304,971	(4,813)
Asset-backed securities	—	—	7,365,808	(137,260)	7,365,808	(137,260)
Total	$4,495,033	$(34,340)	$10,509,334	$(152,396)	$15,004,367	$(186,736)

The Company reviews its position quarterly and has asserted that at September 30, 2018, and December 31, 2017, the declines outlined in the above table represent temporary declines and the Company does not intend to sell and does not believe it will be required to sell these securities before recovery of their cost basis, which may be at maturity. There were 34 positions that were temporarily impaired at September 30, 2018. The Company has concluded that the unrealized losses disclosed above are not other than temporary but are the result of interest rate changes, sector credit ratings changes, or Company specific ratings changes that are not expected to result in the noncollection of principal and interest during the period.
The amortized cost and fair value of debt securities at September 30, 2018, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities included therein provide for periodic, generally monthly, payments of principal and interest and have

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4.   INVESTMENT SECURITIES – (Continued)

contractual maturities ranging from 1 to 25 years. However, due to expected repayment terms being significantly less than the underlying mortgage loan pool contractual maturities, the estimated lives of these securities could be significantly shorter.
	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due within one year	$505,485	$506,905	$—	$—
Due after one year through five years	15,741,448	15,802,245	—	—
Due after five years through ten years	21,999,093	22,122,524	1,250,000	1,230,790
Due after ten years	57,979,437	57,895,738	—	—
Total	$96,225,463	$96,327,412	$1,250,000	$1,230,790

Investment securities with a carrying value of  $19,220,465 and $25,613,054 at September 30, 2018, and December 31, 2017, respectively, were pledged to secure borrowings.
The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the nine-month periods ended September 30, 2018 and 2017:
	2018	2017
Proceeds from sales	$27,817,892	$1,817,466
Gross gains	748,285	11,162
Gross losses	18,464	—
5.   LOANS RECEIVABLE
Loans receivable consist of the following:
	September 30, 2018	December 31, 2017
Real estate loans:
Construction	$3,216,172	$2,661,651
Residential	109,884,940	100,653,217
Commercial	134,646,543	133,939,605
Commercial	4,311,092	3,464,248
Consumer	1,001,319	1,004,463
	253,060,066	241,723,184
Less:
Deferred loan costs	—	204,309
Allowance for loan losses	2,735,000	2,590,000
Total	$250,325,066	$238,928,875

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES
The following table presents, by portfolio segment, the activity within the allowance for loan losses and the ending balance of the allowance for loan losses:
	Construction Real Estate	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
Balance, December 31, 2016	$53,000	$908,000	$1,311,000	$9,000	$10,000	$9,000	$2,300,000
Add provisions (credit) charged to operations	(13,000)	119,000	86,000	8,000	(2,000)	2,000	200,000
Add recoveries	—	—	—	—	—	—	—
Less loans charged off	—	—	—	—	—	—	—
Balance, September 30, 2017	$40,000	$1,027,000	$1,397,000	$17,000	$8,000	$11,000	$2,500,000
Balance, December 31, 2017	30,000	1,080,000	1,427,000	35,000	10,000	8,000	2,590,000
Add provisions (credit) charged to operations	9,000	362,000	5,000	22,000	1,000	(4,000)	395,000
Add recoveries	—	—	—	—	—	—	—
Less loans charged off	—	(250,000)	—	—	—	—	(250,000)
Balance, September 30, 2018	$39,000	$1,192,000	$1,432,000	$57,000	$11,000	$4,000	$2,735,000

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Bank has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: (1) the construction real estate loan portfolio; (2) the residential real estate loan portfolio; (3) the commercial real estate loan portfolio; (4) the commercial loan portfolio; and (5) the consumer loan portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to nonclassified loans. The following qualitative factors are analyzed for each portfolio segment:
•
Changes in lending policies and procedures

•
Changes in personnel responsible for the particular portfolio — relative to experience and ability of staff

•
Trend for past-due, criticized, and classified loans

•
Relevant economic factors

•
Quality of the loan review system

•
Value of collateral for collateral-dependent loans

•
The effect of any concentrations of credit and the changes in level of such concentrations

•
Other external factors

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio.
The Bank may also maintain an unallocated allowance to account for any factors or conditions that may cause a potential loss but are not specifically addressed in the process described above. The Bank analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES – (Continued)

Loans by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the Consolidated Balance Sheet date. The Bank considers the allowance for loan losses of  $2,735,000 and $2,590,000 adequate to cover loan losses inherent in the loan portfolio at September 30, 2018, and
December 31, 2017, respectively. The following table presents, by portfolio segment, the allowance for loan losses as of September 30, 2018, and December 31, 2017:
	September 30, 2018
	Construction Real Estate	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	39,000	1,192,000	1,432,000	57,000	11,000	4,000	2,735,000
Total	$39,000	$1,192,000	$1,432,000	$57,000	$11,000	$4,000	$2,735,000
Loans:
Individually evaluated for impairment	$—	$761,954	$846,457	$24,494	$—		$1,632,905
Collectively evaluated for impairment	3,216,172	109,122,986	133,800,086	4,286,598	1,001,319	—	251,427,161
Total	$3,216,172	$109,884,940	$134,646,543	$4,311,092	$1,001,319		$253,060,066

	December 31, 2017
	Construction Real Estate	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	30,000	1,080,000	1,427,000	35,000	10,000	8,000	2,590,000
Total	$30,000	$1,080,000	$1,427,000	$35,000	$10,000	$8,000	$2,590,000
Loans:
Individually evaluated for impairment	$—	$1,026,328	$2,342,847	$9,494	$—		$3,378,669
Collectively evaluated for impairment	2,661,651	99,626,889	131,596,758	3,454,754	1,004,463	—	238,344,515
Total	$2,661,651	$100,653,217	$133,939,605	$3,464,248	$1,004,463		$241,723,184

Credit Quality Information
The following tables represent credit exposures by internally assigned grades as of September 30, 2018, and December 31, 2017. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Bank’s internal credit risk grading system is based on experiences with similarly graded loans.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES – (Continued)

The Bank’s internally assigned grades are as follows:
Pass — loans with adequate debt service coverage, minimal or acceptable balance sheet leverage, profitable earnings trends, expanding or flat markets, adequate payment capacity, and/or current payment history. There are five sub-grades within this category to further distinguish the loan.
Watch — loans with debt service coverage with no room for expansion, a fully leveraged balance sheet, uncertain earnings trends, flat or declining markets, limited repayment capacity, and/or slow payment history.
Special Mention — loans with below acceptable debt service coverage, a fully leveraged balance sheet showing a possible decline in asset value, declining earnings trends or marginal loss, declining markets, and/or a repayment capacity that needs rehabilitation.
Substandard — loans with deficient debt service coverage, an overly leveraged balance sheet with a slight decline in asset value, an earnings trend with repeated losses, quickly declining markets, and/or an insufficient repayment capacity that requires work out to be brought current.
Doubtful — loans with impaired debt service coverage, an overly leveraged balance sheet with imminent decline in future asset value, an earnings trend with significant losses, a market with questionable survival, and/or insufficient repayment capacity with a questionable full recovery.
Loss — loans with an impaired debt service coverage with no chance of reversal, an insolvent balance sheet, no earnings trend, a liquidated market with no businesses, and/or no chance of collectability generally resulting in charge off.
	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2018
Commercial real estate	$133,668,535	$—	$493,104	$484,904	$134,646,543
Commercial	4,286,598	—	24,494	—	4,311,092
Total	$137,955,133	$—	$517,598	$484,904	$138,957,635

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2017
Commercial real estate	$131,463,416	$306,481	$920,217	$1,249,491	$133,939,605
Commercial	3,454,754	9,494	—	—	3,464,248
Total	$134,918,170	$315,975	$920,217	$1,249,491	$137,403,853

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES – (Continued)

The following tables present performing and nonperforming residential real estate, construction real estate, and consumer loans based on payment activity as of September 30, 2018, and December 31, 2017. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due or are placed on nonaccrual status.
	Performing	Nonperforming	Total
September 30, 2018
Real estate loans:
Construction	$3,216,172	$—	$3,216,172
Residential	109,680,326	204,614	109,884,940
Consumer	1,001,319	—	1,001,319
Total	$113,897,817	$204,614	$114,102,431

	Performing	Nonperforming	Total
December 31, 2017
Real estate loans:
Construction	$2,661,651	$—	$2,661,651
Residential	100,653,217	—	100,653,217
Consumer	1,004,463	—	1,004,463
Total	$104,319,331	$—	$104,319,331

Age Analysis of Past-Due Loans by Class
Following are tables that include an aging analysis of the recorded investment of past-due loans as of
September 30, 2018, and December 31, 2017.
	Current	31 – 60 Days Past Due	61 – 90 Days Past Due	Greater Than 90 Days Past Due	Total Loans	Nonaccrual
September 30, 2018
Real estate:
Construction	$3,216,172	$—	$—	$—	$3,216,172	$—
Residential	109,680,326	—	—	204,614	109,884,940	204,614
Commercial	134,339,956	—	—	306,587	134,646,543	484,904
Commercial	4,311,092	—	—	—	4,311,092	—
Consumer	1,001,319	—	—	—	1,001,319	—
Total	$252,548,866	$—	$—	$511,201	$253,060,066	$689,518

	Current	31 – 60 Days Past Due	61 – 90 Days Past Due	Greater Than 90 Days Past Due	Total Loans	Nonaccrual
December 31, 2017
Real estate:
Construction	$2,661,651	$—	$—	$—	$2,661,651	$—
Residential	100,653,217	—	—	—	100,653,217	—
Commercial	132,690,114	203,312	—	1,046,179	133,939,605	1,249,491
Commercial	3,464,248	—	—	—	3,464,248	—
Consumer	1,004,463	—	—	—	1,004,463	—
Total	$240,473,694	$203,312	$—	$1,046,179	$241,723,184	$1,249,491

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES – (Continued)

Nonaccrual Loans
Loans are considered nonaccrual upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income. There were no loans 90 days past due or greater still accruing interest at September 30, 2018, and December 31, 2017.
Impaired Loans
Management individually evaluates commercial loans and commercial real estate loans that are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful and any loan modified in a troubled debt restructuring are also evaluated individually for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.
The following tables include the recorded investment, unpaid principal balances, and related allowance as of September 30, 2018, and December 31, 2017:
	September 30, 2018
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no specific allowance recorded:
Real estate:
Residential	$761,954	$1,011,954	$
Commercial	846,457	1,179,017		—
Commercial	24,494	24,494		—
Subtotal	1,632,905	2,215,465		—
With an allowance recorded:
Real estate:
Residential	—	—		—
Commercial	—	—		—
Commercial	—	—		—
Subtotal	—	—		—
Total
Real estate:
Residential	761,954	1,011,954
Commercial	846,457	1,179,017		—
Commercial	24,494	24,494		—
Total	$1,632,905	$2,215,465		$—

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES – (Continued)

	December 31, 2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no specific allowance recorded:
Real estate:
Residential	$1,026,328	$1,026,328	$
Commercial	2,342,847	3,046,352		—
Commercial	9,494	9,494		—
Subtotal	3,378,669	4,082,174		—
With an allowance recorded:
Real estate:
Residential	—	—		—
Commercial	—	—		—
Commercial	—	—		—
Subtotal	—	—		—
Total
Real estate:
Residential	1,026,328	1,026,328
Commercial	2,342,847	3,046,352		—
Commercial	9,494	9,494		—
Total	$3,378,669	$4,082,174		$—

The following table represents the average recorded investments in the impaired loans and the related amount of interest recognized during the nine-month periods ended September 30, 2018 and 2017.
	2018	2017	2018	2017
	Average Recorded Investment	Average Recorded Investment	Interest Income Recognized	Interest Income Recognized
With no related allowance recorded:
Real Estate:
Residential	$1,017,065	$1,043,449	$30,623	$41,440
Commercial	1,425,892	2,849,009	136,801	118,947
Commercial	22,840	9,529	869	289
With an allowance recorded:
Real Estate:
Residential	$—	$—	$—	$—
Commercial	—	—	—	—
Commercial	—	—	—	—
Total
Real Estate
Residential	$1,017,065	$1,043,449	$30,623	$41,440
Commercial	1,425,892	2,849,009	136,801	118,947
Commercial	22,840	9,529	869	289

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.   ALLOWANCE FOR LOAN LOSSES – (Continued)

Troubled Debt Restructurings
There were no loans identified as troubled debt restructurings during the nine-month period ended
September 30, 2018, and the year ended December 31, 2017.
7.   DEPOSITS
The details of deposits are as follows at September 30, 2018, and December 31, 2017:
	September 30, 2018	December 31, 2017
	Amount	Amount
Noninterest-bearing demand	$24,711,049	$25,054,268
Statement savings	11,494,622	11,222,991
Interest-bearing demand	15,103,313	8,240,083
Money market deposit accounts	57,153,481	32,174,984
Time certificates of deposit	$146,926,559	$132,200,963
	255,389,024	208,893,289

The scheduled maturities of time certificates of deposits at September 30, 2018, are as follows:
Within one year	$97,155,516
Beyond one year but within two years	37,696,977
Beyond two years but within three years	10,371,500
Beyond three years but within four years	513,984
Beyond four years but within five years	1,188,582
Total	$146,926,559

8.   SHORT-TERM BORROWINGS
The outstanding balance and related information of short-term borrowings, which consist of borrowings from FHLB under the RepoPlus Advantage Credit Arrangement, M&T Bank under a secured line of credit and federal funds purchased from Atlantic Community Bankers Bank are summarized as follows for the nine-month period ended September 30, 2018, and the year ended December 31, 2017:
	September 30, 2018	December 31, 2017
Balance at period-end	$22,000,000	$13,500,000
Average balance outstanding during the period	12,814,963	10,306,479
Maximum month-end balance	22,000,000	21,295,800
Weighted-average interest rate:
As of period-end	2.38%	1.54%
Paid during the period	1.24%	0.70%

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9.   OTHER BORROWINGS AND SUBORDINATED DEBT
Other borrowed funds consist of advances from the FHLB, which consist of the following:
Description	Maturity Range		Weighted- Average Rate	Stated Rate Interest Range		September 30, 2018	December 31, 2017
	From	To		From	To
Fixed rate	1/23/2019	7/29/2019	1.22%	1.02%	1.83%	$5,089,000	$18,343,859
Mid term	10/1/2018	2/28/2020	1.41%	1.05%	2.35%	39,219,300	48,648,300
Total						$44,308,300	$66,992,159

The following table presents contractual maturities of FHLB long-term advances:
Year Ending December 31,	September 30, 2018
	Amount	Weighted- Average Rate
2018	$10,048,800	1.15%
2019	23,462,250	1.24%
2020	10,797,250	1.91%
Total	$44,308,300	1.38%

All borrowings from the FHLB carry fixed rates and are secured by a blanket lien on qualified collateral owned by the Company free and clear of any liens or encumbrances. At September 30, 2018, the Company had a borrowing limit of approximately $160.3 million, with a variable rate of interest, based on the FHLB’s cost of funds subject to full collateralization.
On December 19, 2013, the Bank entered into agreements for subordinated debt with The Bryn Mawr Trust Company (Bryn Mawr) as well as with five directors. The subordinated debt totaled $5,341,030 and $5,336,099, net of unamortized costs of  $33,970 and $38,901, as of September 30, 2018, and December 31, 2017, of which $375,000 was outstanding to directors. The notes mature on April 30, 2024, and carry an interest rate of LIBOR plus 6.50 percent, not to exceed 13 percent, which resets quarterly. As of September 30, 2018, the interest rate was 8.84 percent.
The subordinated debt currently qualifies as Tier 2 capital. However, provisions within the agreements stipulate that if, at any time, any or all of the subordinated debt ceases to be deemed Tier 2 capital, the Bank has the right to redeem all or a portion of the debt. Prior to December 19, 2018, the redemption price is between 101 percent to 105 percent of principal based on the year in which the redemption occurs. Subsequent to March 28, 2019, the Bank has the right to redeem all or a portion of the debt at par value. Pursuant to the agreements, the Bank must maintain a level of capital necessary to be considered “well capitalized” under regulatory standards. As of September 30, 2018, the Bank is in compliance with this covenant.
On March 24, 2017, the Company issued $7,000,000 in additional subordinated debentures to eight financial institutions, as well as directors and members of management. The subordinated debt totaled $6,897,511 and $6,875,549 net of unamortized costs of  $102,489 and $124,451 as of September 30, 2018, and December 31, 2017, respectively, of which $550,000 was outstanding to members of management and directors. The notes mature on April 1, 2027, and carry a fixed rate of interest of 6.50 percent. The Company maintains the ability to redeem these debentures on or after April 1, 2022.
The subordinated debt currently qualifies as Tier 2 capital for the Company. However, provisions within the agreement stipulate that if, at any time, any or all of the subordinated debt ceases to be deemed Tier 2 capital due to a change in applicable capital regulations or tax event, the Company has the right to redeem all or a portion of the debt. The Company contributed $6,500,000 of capital to the Bank related to the issuance of subordinated debt, which qualifies as Tier 1 capital for the Bank.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10.   INCOME TAXES
The components of income taxes for the nine-month periods ended September 30, 2018 and 2017, are summarized as follows:
The following temporary differences gave rise to the net deferred tax assets:
	2018	2017
Current payable	$399,013	$320,536
Deferred taxes	(19,214)	137,951
Total	$379,799	$458,487

The following table presents net deferred tax assets:
	2018	2017
Deferred tax assets:
Allowance for loan losses	$413,980	$413,980
Startup and organizational costs	40,318	47,164
Nonaccrued interest	69,816	102,718
Other	6,591	6,591
Total gross deferred tax assets	530,705	570,453
Deferred tax liabilities:
Premises and equipment	56,983	57,705
Unrealized gain on securities	21,409	209,604
Deferred costs	112,106	108,133
Total gross deferred tax liabilities	190,498	375,442
Net deferred tax assets	$340,207	$195,011

No valuation allowance was established at September 30, 2018, or December 31, 2017, in view of the Company’s certain tax strategies, coupled with the anticipated future taxable income as evidenced by the Company’s earnings potential.
The reconciliation of the federal statutory rate and the Company’s effective income tax rate is as follows at September 30, 2018 and 2017:
	2018		2017
	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision at statutory rate	$465,487	21.0%	$652,634	34.0%
Effect of tax-exempt (loss)	(25,326)	(1.1)	(192,883)	(10.0)
Other, net	(60,362)	(2.8)	(1,264)	(0.1)
Actual tax expense and effective rate	$379,799	17.1%	$458,487	23.9%

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10.   INCOME TAXES – (Continued)

With few exceptions, the Company is not subject to U.S. federal tax examinations by tax authorities for years before 2014. The Bank has not recorded any unrecognized tax benefits at September 30, 2018 and 2017.
There is currently no liability for uncertain tax positions and no known unrecognized benefits. The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income.
11.   REGULATORY MATTERS
Regulatory Capital Requirements
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements, and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulatory capital standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, common equity Tier 1 capital to total risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of September 30, 2018, that the Bank meets all capital adequacy requirements to which it is subject.
As of September 30, 2018, and December 31, 2017, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based capital, Tier 1 risk-based capital, common equity
Tier 1 risk-based capital, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11.   REGULATORY MATTERS – (Continued)

The Bank’s actual capital ratios are presented in the following table as of September 30, 2018, and
December 31, 2017, which shows the Bank met all regulatory capital requirements.
	September 30, 2018		December 31, 2017
	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Actual	$40,603,000	15.60%	$37,193,000	15.67%
For capital adequacy purposes	20,819,520	8.00	18,986,800	8.00
To be well capitalized	26,024,400	10.00	23,733,500	10.00
Tier 1 capital (to risk-weighted assets)
Actual	$32,527,000	12.50%	$29,228,000	12.32%
For capital adequacy purposes	15,614,640	6.00	14,240,100	6.00
To be well capitalized	20,819,520	8.00	18,986,800	8.00
Tier 1 capital (to average assets)
Actual	$32,527,000	9.18%	$29,228,000	9.05%
For capital adequacy purposes	14,610,400	4.00	12,920,080	4.00
To be well capitalized	17,713,000	5.00	16,150,100	5.00
Common equity Tier 1 capital (to risk-weighted assets)
Actual	$32,527,000	12.50%	$29,228,000	12.32%
For capital adequacy purposes	11,710,980	4.50	10,680,075	4.50
To be well capitalized	16,915,860	6.50	15,426,775	6.50
12.   FAIR VALUE MEASUREMENTS
The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:
Level I:
Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:
Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:
Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

12.   FAIR VALUE MEASUREMENTS – (Continued)

The following tables present the assets reported on the Consolidated Balance Sheet at their fair value as of September 30, 2018, and December 31, 2017, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	September 30, 2018
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
Obligations of states and political subdivisions	$—	$1,867,269	$—	$1,867,269
Corporate securities	—	32,284,683	—	32,284,683
Mortgage-backed securities – government-sponsored entities	—	4,670,304	—	4,670,304
Asset-backed securities	—	55,505,156	—	55,505,156
	December 31, 2017
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
Obligations of states and political subdivisions	$—	$32,966,786	$—	$32,966,786
Corporate securities	—	24,322,283	—	24,322,283
Mortgage-backed securities – government-sponsored entities	—	5,972,973	—	5,972,973
Asset-backed securities	—	8,297,947	—	8,297,947
Impaired Loans
The Bank has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. In some cases, management may adjust the appraised value due to the age of the appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was completed. Additionally, management makes estimates about expected costs to sell the property, which are also included in the net realizable value. If the fair value of the collateral-dependent loan is less than the carrying amount of the loan, a specific reserve for the loan is made in the allowance for loan losses or a charge-off is taken to reduce the loan to the fair value of the collateral (less estimated selling costs) and the loan is included as a Level III measurement. If the fair value of the collateral exceeds the carrying amount of the loan, then the loan is not included as a Level III measurement, as it is not currently being carried at its fair value. At September 30, 2018, there were $204,614 of impaired loans that had been charged-down to their fair value during the period and are considered Level III measurements. At December 31, 2017, no impaired loans are considered to be carried at fair value.
Other Real Estate Owned
OREO is carried at the lower of cost or fair value, which is measured at the date of foreclosure. If the fair value of the collateral exceeds the carrying amount of the loan, no charge-off or adjustment is necessary, the loan is not considered to be carried at fair value, and is therefore not included in the table above. If the fair value of the collateral is less than the carrying amount of the loan, management will charge the loan down to its estimated realizable value. The fair value of OREO is based on the appraised value of the property, which is generally unadjusted by management and is based on comparable sales for similar properties in the same geographic region as the subject property, and is included in the above table as a Level II measurement. In some cases, management may adjust the appraised value due to the age of the

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

12.   FAIR VALUE MEASUREMENTS – (Continued)

appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was completed. In these cases, the loans are categorized in the above table as Level III measurement since these adjustments are considered to be unobservable inputs. Income and expenses from operations and further declines in the fair value of the collateral subsequent to foreclosure are included in net expenses from OREO. At September 30, 2018, there were two properties totaling $743,913 that had been charged-down to their fair value during the period and are considered Level III measurements. At December 31, 2017, no write-downs of any OREO properties were required and therefore none of the properties are considered to be carried at fair value.
13.   FAIR VALUE DISCLOSURE
The estimated fair values of the Bank’s financial instruments are as follows:
	September 30, 2018		Fair Value Measurements at September 30, 2018
	Carrying Value	Fair Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$2,620,026	$2,620,026	$2,620,026	$—	$—
Investment securities:
Available for sale	96,327,412	96,327,412	—	96,327,412	—
Held to maturity	1,250,000	1,230,790	—	1,230,790	—
Loans receivable, net	250,325,066	251,699,318	—	—	251,699,318
Regulatory stock	4,443,650	4,443,650	4,443,650	—	—
Accrued interest receivable	1,445,828	1,445,828	1,445,828	—	—
Financial liabilities:
Deposits	$255,389,024	$254,224,684	$108,427,125	$—	$145,797,559
Other borrowings	44,308,300	44,011,615	—	—	44,011,615
Subordinated debt	12,238,541	12,583,467	—	—	12,583,467
Short-term borrowings	22,000,000	22,000,000	22,000,000	—	—
Accrued interest payable	563,036	563,036	563,036	—	—
	December 31, 2017		Fair Value Measurements at December 31, 2017
	Carrying Value	Fair Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$2,413,415	$2,413,415	$2,413,415	$—	$—
Investment securities:
Available for sale	71,559,989	71,559,989	—	71,559,989	—
Held to maturity	1,250,000	1,246,880	—	1,246,880	—
Loans receivable, net	238,928,875	238,565,875	—	—	238,565,875
Regulatory stock	5,105,300	5,105,300	5,105,300	—	—
Accrued interest receivable	1,479,378	1,479,378	1,479,378	—	—
Financial liabilities:
Deposits	$208,893,289	$205,407,693	$73,763,730	$—	$131,643,963
Other borrowings	66,992,159	66,464,000	—	—	66,464,000
Subordinated debt	12,211,648	12,597,374	—	—	12,597,374
Short-term borrowings	13,500,000	13,500,000	13,500,000	—	—
Accrued interest payable	430,808	430,808	430,808	—	—

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

13.   FAIR VALUE DISCLOSURE – (Continued)

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.
Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.
If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling.
As many of these assumptions result from judgments made by management based upon estimates that are inherently uncertain, the resulting estimated values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated values are based may have a significant impact on the resulting estimated values.
Since certain assets and liabilities, such as deferred tax assets, premises and equipment, and many other operational elements of the Bank, are not considered financial instruments but have value, this estimated fair value of financial instruments would not represent the full market value of the Bank.
The Bank employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:
Cash and Cash Equivalents, Loans Held For Sale, Accrued Interest Receivable, Short-term Borrowings, and Accrued Interest Payable
The fair value approximates the current book value.
Investment Securities Available for Sale, Held to Maturity, and Regulatory Stock
The fair value of investment securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities. Since the regulatory stock is not actively traded on a secondary market and is held exclusively by member financial institutions, the estimated fair market value approximates the carrying amount.
Loans Receivable, Net
The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.
Deposits, Other Borrowings, and Subordinated Debt
The fair values of certificates of deposit, other borrowings, and subordinated debt are based on the discounted value of contractual cash flows. The discount rates are estimated using rates currently offered for similar instruments with similar remaining maturities. Demand, savings, and money markets deposits are valued at the amount payable on demand as of year-end.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

13.   FAIR VALUE DISCLOSURE – (Continued)

Commitments to Extend Credit
These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure.
14.   WARRANTS AND PREFERRED STOCK
During the Bank’s initial capitalization, investors purchasing common stock were required to purchase an equal number of both three-year, nontransferable Class A and ten-year, nontransferable Class B warrants at a cost of  $0.23 and $0.42, respectively. A total of 206,947 Class A and 206,947 Class B warrants were sold as part of the initial offering.
Each three-year Class A warrant entitled the registered holder of the warrant to purchase from the Bank one share of the Bank’s common stock at a price of  $10.00 per share, which was exercisable for three years from the date of issuance. As of December 31, 2011, all Class A warrants had been exercised.
Each ten-year Class B warrant entitled the registered holder of the warrant to purchase from the Bank one share of the Bank’s common stock at a price of  $10.00 per share, which was exercisable for ten years from the date of issuance. All Class B warrants had an expiration date of February 22, 2018. As of December 31, 2017, there were 160,947 warrants outstanding. During the nine months ended September 30, 2018, all remaining 160,947 warrants outstanding were exercised.
15.   PARTICIPATION IN U.S. TREASURY PROGRAM
On July 14, 2011, the Bank elected to participate in the Treasury’s Small Business Lending Fund (SBLF) program. Pursuant to the agreement, the Bank sold to the Treasury 2,970 shares of senior non-cumulative perpetual preferred stock, Series A at $1,000 liquidation value per share, for the price of $2,970,000.
The preferred stock Series A qualifies as Tier 1 capital and pays quarterly dividends, beginning October 2011. Dividend rates are determined upon funding and for the subsequent nine calendar quarters, adjusted quarterly (based on outstanding loans at the end of the second previous quarter). The percentage of the increase in lending determines the dividend rate. Dividend rates for the tenth quarter after funding through the end of the first 4.5 years are based on the increased lending at the end of the eighth quarter after funding. The dividend rate after 4.5 years, if the funding has not been repaid, is set at 9 percent. For 2017, the Bank paid a dividend rate of 9 percent. Under the terms of the SBLF program, with the approval of its regulator, an institution may exit the program at any time by repaying the funding provided plus any accrued dividends. The Bank with approval from its regulators, repaid the U.S. Treasury for the full amount of SBLF funds and final dividend in April 2017.

MONUMENT BANCORP, INC.
NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

16.   ACCUMULATED OTHER COMPREHENSIVE INCOME
The activity in accumulated other comprehensive income for the nine-month periods ended September 30, 2018 and 2017, is as follows:
	2018	2017
	Unrealized Gains (Losses) on Securities Available for Sale	Unrealized Gains (Losses) on Securities Available for Sale
Beginning balance	$788,511	$406,538
Other comprehensive income (loss) before reclassifications	(131,412)	514,321
Amounts reclassified from accumulated other comprehensive income	(576,559)	(7,367)
Period change	(707,971)	506,954
Ending balance	$80,540	$913,492

Details About Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income for the Nine-Month Period Ended September 30, 2018(2)	Amount Reclassified from Accumulated Other Comprehensive Income for the Year Ended September 30, 2017(2)	Affected Line Item in the Consolidated Statement of Income
Securities available for sale(1):
Investment security gains, net	$729,821	$11,162	Investment securities gains, net
Income taxes	(153,262)	(3,795)	Income taxes
Total reclassifications for the period	$576,559	$7,367

(1)
For additional details related to unrealized gains on securities and related amounts reclassified from accumulated other comprehensive income see Note 4, “Investment Securities.”

(2)
Amounts in parenthesis indicate debits.

17.   SUBSEQUENT EVENTS
Management has reviewed events occurring through January 10, 2019, the date the consolidated financial statements were issued, and no subsequent events occurred requiring accrual or disclosure.

MONUMENT BANCORP, INC.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

INDEPENDENT AUDITOR’S REPORT
Board of Directors and Stockholders
Monument Bancorp, Inc.
Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of Monument Bancorp, Inc. and subsidiaries which comprise the consolidated balance sheets as of December 31, 2017 and 2016; the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended; and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monument Bancorp, Inc. and subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Cranberry Township, Pennsylvania
March 23, 2018

MONUMENT BANCORP, INC.
CONSOLIDATED BALANCE SHEET
	Year Ended December 31,
	2017	2016
ASSETS
Cash and due from banks	$1,685,950	$2,369,656
Interest-bearing deposits with other banks	198,465	200,805
Federal funds sold	529,000	59,000
Cash and cash equivalents	2,413,415	2,629,461
Investment securities available for sale; at fair value	71,559,989	66,065,331
Investment securities held to maturity (fair value $1,246,880)	1,250,000	—
Loans held for sale	—	343,986
Loans receivable (net of allowance for loan losses of $2,590,000 and $2,300,000)	238,928,875	209,686,829
Accrued interest receivable	1,479,378	1,288,243
Premises and equipment	2,521,053	2,624,677
Regulatory stock	5,105,300	4,542,200
Other real estate owned	2,145,445	1,613,904
Other assets	499,450	459,675
TOTAL ASSETS	$325,902,905	$289,254,306
LIABILITIES
Deposits	$208,893,289	$191,964,566
Short-term borrowings	13,500,000	5,000,000
Other borrowings	66,992,159	61,862,909
Subordinated debt	12,211,648	5,329,524
Accrued interest payable	430,808	251,831
Other liabilities	368,137	493,945
TOTAL LIABILITIES	302,396,041	264,902,775
STOCKHOLDERS’ EQUITY
Preferred stock, $1,000 liquidation value per issued share; 2,970 shares authorized; 2,970 issued and outstanding	—	2,970,000
Common stock, $1.00 par value; 10,000,000 shares authorized; 1,392,804 and 1,342,265 issued in 2017 and 2016	1,392,804	1,342,265
Additional paid-in capital	12,937,350	12,483,772
Retained earnings	8,616,189	7,148,956
Treasury stock at cost, 12,954 and 0 shares in 2017 and 2016	(227,990)	—
Accumulated other comprehensive income	788,511	406,538
TOTAL STOCKHOLDERS’ EQUITY	23,506,864	24,351,531
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$325,902,905	$289,254,306

See accompanying notes to the consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
	Year Ended December 31,
	2017	2016
INTEREST AND DIVIDEND INCOME
Loans, including fees	$10,474,176	$9,295,044
Investment securities	1,799,424	1,587,829
Other interest and dividend income	268,143	277,854
Total interest and dividend income	12,541,743	11,160,727
INTEREST EXPENSE
Deposits	2,069,395	2,068,936
Other borrowings	1,686,476	1,060,839
Total interest expense	3,755,871	3,129,775
NET INTEREST INCOME	8,785,872	8,030,952
Credit (provision) for loan losses	290,000	(54,400)
NET INTEREST INCOME AFTER CREDIT (PROVISION) FOR LOAN LOSSES	8,495,872	8,085,352
NONINTEREST INCOME
Service fees on deposit accounts	23,730	20,264
Investment securities gains, net	11,162	153,665
Gain on sale of loans, net	62,749	397,402
Other	56,581	99,591
Total noninterest income	154,222	670,922
NONINTEREST EXPENSE
Compensation and employee benefits	3,691,521	4,066,669
Occupancy and equipment	402,119	441,022
Advertising	172,428	145,878
Professional fees	266,154	382,892
Federal deposit insurance expense	122,356	222,228
Data processing	513,183	578,894
Pennsylvania shares tax expense	190,981	174,516
Loss on sale of other real estate owned	223,183	—
Other	715,356	855,271
Total noninterest expense	6,297,281	6,867,370
Income before income taxes	2,352,813	1,888,904
Income taxes	670,438	383,626
NET INCOME	1,682,375	1,505,278
Dividend on preferred stock	85,388	255,420
Income available to common stockholders	$1,596,987	$1,249,858
EARNINGS PER SHARE:
Basic	$1.19	$0.94
Diluted	1.09	0.84
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	1,345,289	1,332,413
Diluted	1,468,764	1,484,781
See accompanying notes to the consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
	Year Ended December 31,
	2017	2016
Net income	$1,682,375	$1,505,278
Net unrealized gain (loss) on investment securities available for sale	396,433	(599,014)
Tax effect	(136,847)	203,666
Reclassification adjustment for gains recognized in net income	(11,162)	(153,665)
Tax effect	3,795	52,246
Other comprehensive income (loss), net of tax	252,219	(496,767)
Total comprehensive income	$1,934,594	$1,008,511

See accompanying notes to the consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
Balance, December 31, 2015	$2,970,000	$1,330,680	$12,348,308	$5,899,098	$—	$903,305	$23,451,391
Net income	—	—	—	1,505,278	—	—	1,505,278
Other comprehensive loss	—	—	—	—	—	(496,767)	(496,767)
Stock-based compensation	—	—	37,049	—	—	—	37,049
Stock options exercised (10,000 shares)	—	10,000	90,000	—	—	—	100,000
Vesting of restricted stock (585 shares)	—	585	(585)	—	—	—	—
Exercise of warrants (1,000 shares)	—	1,000	9,000	—	—	—	10,000
Dividends paid on preferred stock	—	—	—	(255,420)	—	—	(255,420)
Balance, December 31, 2016	2,970,000	1,342,265	12,483,772	7,148,956	—	406,538	24,351,531
Net income	—	—	—	1,682,375	—	—	1,682,375
Other comprehensive income	—	—	—	—	—	252,219	252,219
Reclassification of certain income tax effects from accumulated other comprehensive income (loss)	—	—	—	(129,754)	—	129,754	—
Acquisition of treasury stock (12,954 shares)	—	—	—	—	(227,990)	—	(227,990)
Stock-based compensation	—	—	56,600	—	—	—	56,600
Stock options exercised (12,954 shares)	—	12,954	64,563	—	—	—	77,517
Vesting of restricted stock (585 shares)	—	585	(585)	—	—	—	—
Exercise of warrants (37,000 shares)	—	37,000	333,000	—	—	—	370,000
Dividends paid on preferred stock	—	—	—	(85,388)	—	—	(85,388)
Redemption of preferred stock	(2,970,000)	—	—	—	—	—	(2,970,000)
Balance, December 31, 2017	$—	$1,392,804	$12,937,350	$8,616,189	$(227,990)	$788,511	$23,506,864

See accompanying notes to the consolidated financial statements.

MONUMENT BANCORP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
	Year Ended December 31,
	2017	2016
OPERATING ACTIVITIES
Net income	$1,682,375	$1,505,278
Adjustments to reconcile net income to net cash provided by operating activities:
Credit (provision) for loan losses	290,000	(54,400)
Depreciation, amortization, and accretion, net	679,123	839,351
Gains on sale of investment securities, net	(11,162)	(153,665)
Proceeds from sale of loans	3,321,635	19,050,293
Net gain on sale of loans	(62,749)	(397,402)
Loans originated for sale	(2,914,900)	(18,063,553)
Stock-based compensation expense	56,600	37,049
Deferred income taxes	8,196	41,359
Increase in accrued interest receivable	(191,135)	(103,563)
Increase in accrued interest payable	178,977	27,517
Other, net	(107,339)	138,860
Net cash provided by operating activities	2,929,621	2,867,124
INVESTING ACTIVITIES
Investment securities held to maturity:
Purchases	(1,250,000)	—
Investment securities available for sale:
Purchases	(12,652,392)	(1,701,549)
Proceeds from principal repayments and maturities	5,046,899	1,684,702
Proceeds from sales	1,817,466	4,936,940
Net increase in loans receivable	(30,408,223)	(24,926,971)
Purchase of premises and equipment	(50,655)	(68,352)
Proceeds from sale of real estate owned	165,414	—
Redemption of regulatory stock	(2,696,600)	897,800
Purchase of regulatory stock	2,133,500	(941,900)
Net cash used for investing activities	(37,894,591)	(20,119,330)
FINANCING ACTIVITIES
Net increase in deposits	16,928,723	13,825,074
Net increase in short-term borrowings	8,500,000	4,004,000
Proceeds from other borrowed funds	28,104,000	27,457,750
Repayments on other borrowed funds	(22,974,750)	(26,851,000)
Proceeds from issuance of subordinated debt	7,000,000	—
Dividends paid on preferred stock	(85,388)	(255,420)
Proceeds from the exercise share based awards	370,000	110,000
Proceeds from redemption of preferred stock	(2,970,000)	—
Repurchase treasury stock	(227,990)	—
Net cash provided by financing activities	34,644,595	18,290,404
Change in cash and cash equivalents	(216,046)	1,038,198
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,629,461	1,591,263
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,413,415	$2,629,461
SUPPLEMENTAL CASH FLOW DISCLOSURE
Cash paid:
Interest	$3,576,894	$3,102,258
Income taxes	788,200	269,041
Noncash items:
Loans transferred to other real estate owned	920,138	1,613,904
See accompanying notes to the consolidated financial statements.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting and reporting policies applied in the presentation of the accompanying consolidated financial statements follows:
Nature of Operations and Basis of Presentation
The consolidated financial statements include the accounts of Monument Bancorp, Inc., a Pennsylvania chartered corporation (the “Company”) and its wholly owned subsidiary, Monument Bank (the “Bank”), along with its wholly owned subsidiary, Monument PA Properties, LLC. Monument Bank was incorporated under the laws of the state of Pennsylvania on October 12, 2007, for the purpose of becoming a community-oriented bank with an emphasis on consumer and commercial banking products. Monument PA Properties, LLC is a Pennsylvania limited liability company established on July 27, 2016, to purchase properties at tax sales that represent collateral for delinquent loans of the Bank.
The Company’s principal sources of revenue emanate from interest earnings on its investment securities and loan portfolios. The Company is subject to regulation and supervision by the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking.
The accounting principles followed by the Company and the methods of applying these principles conform to U.S. generally accepted accounting principles and to general practice within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the Consolidated Balance Sheet date and reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.
Principles of Consolidation
The consolidated financial statements include the accounts of Monument Bancorp, Inc., a Pennsylvania chartered corporation (the “Company”) and its wholly owned subsidiary, Monument Bank (the “Bank”), along with its wholly owned subsidiary, Monument PA Properties, LLC. All intercompany accounts and transactions are eliminated in the consolidation.
Investment Securities, Including Mortgage-Backed Securities
Investment securities are classified when purchased as either “securities available for sale” or “securities held to maturity.”
Securities classified as “available for sale” are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity, and are carried at fair value. Debt securities are classified as available for sale to serve principally as a source of liquidity and additional income. Unrealized gains or losses are included in other comprehensive income, net of the related deferred tax effect. Realized gains and losses on disposition of securities are recognized as noninterest income measured on specific identification of the simple difference between net proceeds and adjusted book value. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.
Securities classified as “held to maturity” are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.
Securities are periodically reviewed for other-than-temporary impairment based upon a number of factors, including, but not limited to, the length of time and extent to which the market value has been less than cost, the financial condition of the underlying issuer, the ability of the issuer to meet contractual obligations, the likelihood of the security’s ability to recover any decline in its market value, and whether or

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

not the Company intends to sell the security or whether it’s more likely than not that the Company would be required to sell the security before its anticipated recovery in market value. A decline in value that is considered to be other than temporary is recorded as a loss within noninterest income in the Consolidated Statement of Income.
Common stock of the Federal Home Loan Bank (FHLB) of Pittsburgh, Atlantic Community Bancshares, Inc., and the Federal Reserve of Philadelphia represents ownership in institutions that are wholly owned by other financial institutions. These equity securities are accounted for at cost and classified as regulatory stock.
The Company is a member of the FHLB of Pittsburgh and, as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. The stock is bought from and sold to the FHLB based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost, and evaluated for impairment by management. The restricted stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines.
The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the issuer as compared with the capital stock amount and the length of time this situation has persisted; (b) commitments by the issuer to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) the impact of legislative and regulatory changes on the customer base of the issuer; and (d) the liquidity position of the issuer. With consideration given to these factors, management concluded that the stock was not impaired at December 31, 2017 or 2016.
Loans Held for Sale
Loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value. Net unrealized losses, if any, are recognized through a valuation allowance by a charge against income. Gains and losses on sales of loans held for sale are included in noninterest income. Servicing rights are not retained on loans sold.
Loans Receivable
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are stated at their unpaid principal amounts, net of the allowance for loan losses. Interest on loans is recognized as income when earned on the accrual method. The accrual of interest is generally discontinued when management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well-secured. When a loan is placed on nonaccrual status, unpaid interest previously accrued is charged against interest income. Interest received on nonaccrual loans is applied to the outstanding principal balance of the loan.
Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield. The Company is amortizing these amounts over the contractual life of the related loans.
Allowance for Loan Losses
The allowance for loan losses represents the amount which management estimates is adequate to provide for probable losses inherent in its loan portfolio, as of the Consolidated Balance Sheet date. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance, and all recoveries are credited to it. The allowance for loan losses is established through a

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

provision for loan losses charged to operations. The provision for loan losses is based on management’s periodic evaluation of individual loans, economic factors, past loan loss experience, changes in the composition and volume of the portfolio, and other relevant factors. The estimates used in determining the adequacy of the allowance for loan losses, including the amounts and timing of future cash flows expected on impaired loans, are particularly susceptible to change in the near term.
Impaired loans are commercial and commercial real estate loans for which it is probable the Company will not be able to collect all amounts due according to the contractual terms of the loan agreement. The Company individually evaluates such loans for impairment and does not aggregate loans by major risk classifications. The definition of  “impaired loans” is not the same as the definition of  “nonaccrual loans,” although the two categories overlap. The Company may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectability, while not classifying the loan as impaired, provided the loan is not a commercial or commercial real estate classification.
Factors considered by management in determining impairment include payment status and collateral value. The amount of impairment for these types of loans is determined by the difference between the present value of the expected cash flows related to the loan using the original interest rate and its recorded value or, as a practical expedient in the case of a collateral-dependent loan, the difference between the fair value of the collateral and the recorded amount of the loans. When foreclosure is probable, impairment is measured based on the fair value of the collateral.
Loans that experience insignificant payment delays, which are defined as 90 days or less, generally are not classified as impaired. Management determines the significance of payment delays on a case-by-case basis, taking into consideration all circumstances concerning the loan, the creditworthiness and payment history of the borrower, the length of the payment delay, and the amount of shortfall in relation to the principal and interest owed.
A loan is considered to be a troubled debt restructured loan when the Company grants a concession to the borrower because of the borrower’s financial condition that it would not otherwise consider. Such concessions include the reduction of interest rates, forgiveness of principal or interest, or other modifications of interest rates that are less than the current market rate for new obligations with similar risk.
Premises and Equipment
Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation is principally computed on the straight-line method over the estimated useful lives of the related assets, which range from three to seven years for furniture, fixtures, and equipment. Buildings are amortized over their estimated useful lives, which is over 40 years. Expenditures for maintenance and repairs are charged against income as incurred. Costs of major additions and improvements are capitalized.
Other Real Estate Owned
Other real estate owned (OREO) acquired in settlement of foreclosed loans is carried at the lower of cost or fair value minus estimated cost to sell. When the carrying value exceeds the fair value of the loan at the time of foreclosure, the difference is recorded as a charge-off to the allowance. Further declines in fair value are recorded as OREO expense. Direct costs incurred on such properties are recorded as expenses of current operations.
Share-Based Compensation
The Company maintains a stock incentive plan for directors, key officers, and other employees. Under this plan, the Bank recognized compensation expense of  $56,600 and $37,049 for the years ended December 31, 2017 and 2016. As of December 31, 2017, there was approximately $40,336 of unrecognized compensation costs related to unvested share-based compensation awards granted, which is expected to be recognized over the next four years.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Stock Options
For purposes of computing compensation expense, the Company estimated the fair values of stock options using the Black-Scholes option-pricing model. The model requires the use of subjective assumptions that can materially affect fair value estimates. The fair value of each option is amortized into compensation expense on a straight-line basis between the grant date for the option and each vesting date. The fair value of each stock option granted was estimated using the following weighted-average assumptions for grants in 2017 and 2016, respectively: (1) no dividends were expected; (2) risk-free interest rates of 2.25 percent and 2.09 percent; (3) expected volatility of 9.05 percent and 9.00 percent; and (4) expected lives of options of ten years.
The weighted-average fair value of stock options granted for 2017 and 2016 was $4.08 and $3.80, respectively. There were 30,000 options exercised during the year ended December 31, 2017, and 10,000 options exercised during the year ended December 31, 2016.
Federal Income Taxes
Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.
Recognition of deferred tax assets is based on management’s belief that it is more likely than not that the tax benefit associated with these temporary differences will be realized. A valuation allowance is recorded for those deferred tax assets for which it is more likely than not that realization will not occur in the near term. No valuation allowance was established at December 31, 2017 and 2016.
The Company recognizes interest and penalties on income taxes as a component of income tax expense.
Earnings Per Share
The Company provides dual presentation of basic and diluted earnings per share. Basic earnings per share for the years ended December 31, 2017 and 2016, are computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding for the same period. The computation of diluted earnings per share differs in that the dilutive effects of any options or warrants are adjusted for in the denominator.
Advertising Costs
The Company expenses advertising costs in the period in which they are incurred.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company; (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Comprehensive Income
The Company is required to present comprehensive income and its components in a full set of general-purpose financial statements for all periods presented. Other comprehensive income (loss) is

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

comprised exclusively of unrealized holding gains and losses on the available-for-sale securities portfolio. The Company reports the effects of other comprehensive income (loss) as part of the Consolidated Statement of Comprehensive Income.
Cash Flow Information
Cash and cash equivalents include amounts due from banks, interest-bearing deposits with other banks, and federal funds sold with banks that have original maturities of 90 days or less.
Reclassification of Comparative Amounts
Certain items previously reported have been reclassified to conform to the current year’s reporting format. Such reclassifications did not affect net income or stockholders’ equity.
Change in Accounting Principle
On February 14, 2018, the Financial Accounting Standards Board finalized ASU 2018-02 — Income Statement — Reporting Comprehensive Income (Topic 220). This accounting standard allows companies to reclassify the “stranded” tax effect in accumulated other comprehensive income that resulted from the U.S. federal government enacted tax bill, H.R.1, an act to provide for reconciliation pursuant to Titles II and V of the concurrent resolution on the budget for fiscal year 2018 (Tax Cuts and Jobs Act), which requires deferred tax liabilities and assets to be adjusted for the effect of a change in tax laws.
The Company has elected to early adopt this accounting standard, which provides a benefit to the financial statements by more accurately aligning the impacts of the items carried in accumulated other comprehensive income with the associated tax effect. The adoption resulted in a one-time cumulative effect adjustment of  $129,754 between retained earnings and accumulated other comprehensive income on the Consolidated Balance Sheet. The adjustment had no impact on net income or any prior periods presented.
2.   EARNINGS PER SHARE
There are no convertible securities which would affect the numerator in calculating basic and diluted earnings per share; therefore, net income available to common shareholders (net income less preferred stock dividends) as presented on the Consolidated Statement of Income is used as the numerator.
The following table sets forth the composition of the weighted-average common shares (denominator) used in the basic and diluted earnings per share computation.
	2017	2016
Weighted-average common shares outstanding (basic)	1,345,289	1,332,413
Additional common stock equivalents (stock options) used to calculate diluted earnings per share	40,680	40,924
Additional common stock equivalents (warrants) used to calculate diluted earnings per share	82,795	111,444
Weighted-average common shares outstanding (diluted)	1,468,764	1,484,781

Options to purchase 101,880 shares of common stock outstanding at December 31, 2017, were included in the computation of dilutive earnings per share. At December 31, 2017, there were 4,000 stock option awards outstanding at an average weighted price of  $17.06 per share that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive. All options to purchase 127,700 shares of common stock outstanding at December 31, 2016, were included in the computation of dilutive earnings per share.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   INVESTMENT SECURITIES
The amortized cost, gross unrealized gains and losses, and fair value of investment securities available for sale at December 31 are summarized as follows:
	2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of states and political subdivisions	$32,206,082	$787,111	$(26,407)	$32,966,786
Corporate securities	23,999,432	337,987	(15,136)	24,322,283
Mortgage-backed securities – government-sponsored entities	5,936,867	40,919	(4,813)	5,972,973
Asset-backed securities	8,416,372	18,835	(137,260)	8,297,947
Total	$70,558,753	$1,184,852	$(183,616)	$71,559,989

	2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Obligations of states and political subdivisions	$35,530,948	$894,572	$(42,425)	$36,383,095
Corporate securities	13,675,748	128,875	(96,086)	13,708,537
Mortgage-backed securities – government-sponsored entities	7,054,088	38,821	(649)	7,092,260
Asset-backed securities	9,188,582	—	(307,143)	8,881,439
Total	$65,449,366	$1,062,268	$(446,303)	$66,065,331

The amortized cost, gross unrealized gains and losses, and fair value of investment securities held to maturity at December 31, 2017, are summarized as follows:
	2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Corporate securities	$1,250,000	$—	$(3,120)	$1,246,880
Total	$1,250,000	$—	$(3,120)	$1,246,880

The Company did not maintain investment securities classified as held to maturity at December 31, 2016.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   INVESTMENT SECURITIES – (Continued)

The following tables show the Company’s gross unrealized losses and fair value, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position.
	December 31, 2017
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$2,193,182	$(26,407)	$—	$—	$2,193,182	$(26,407)
Corporate securities	996,880	(3,120)	3,143,526	(15,136)	4,140,406	(18,256)
Mortgage-backed securities – government-sponsored entities	1,304,971	(4,813)	—	—	1,304,971	(4,813)
Asset-backed securities	—	—	7,365,808	(137,260)	7,365,808	(137,260)
Total	$4,495,033	$(34,340)	$10,509,334	$(152,396)	$15,004,367	$(186,736)

	December 31, 2016
	Less than Twelve Months		Twelve Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Obligations of states and political subdivisions	$3,849,712	$(42,425)	$—	$—	$3,849,712	$(42,425)
Corporate securities	745,844	(3,832)	5,358,398	(92,254)	6,104,242	(96,086)
Mortgage-backed securities – government-sponsored entities	1,566,655	(649)	—	—	1,566,655	(649)
Asset-backed securities	1,065,601	(438)	7,815,838	(306,705)	8,881,439	(307,143)
Total	$7,227,812	$(47,344)	$13,174,236	$(398,959)	$20,402,048	$(446,303)

The Company reviews its position quarterly and has asserted that at December 31, 2017, the declines outlined in the above table represent temporary declines and the Company does not intend to sell and does not believe it will be required to sell these securities before recovery of their cost basis, which may be at maturity. There were 11 positions that were temporarily impaired at December 31, 2017. The Company has concluded that the unrealized losses disclosed above are not other than temporary but are the result of interest rate changes, sector credit ratings changes, or Company specific ratings changes that are not expected to result in the noncollection of principal and interest during the period.
The amortized cost and fair value of debt securities at December 31, 2017, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities included therein provide for periodic, generally monthly, payments of principal and interest and have contractual maturities ranging from 1 to 25 years. However, due to expected repayment terms being significantly less than the underlying mortgage loan pool contractual maturities, the estimated lives of these securities could be significantly shorter.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   INVESTMENT SECURITIES – (Continued)

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due within one year	$—	$—	$—	$—
Due after one year through five years	11,713,305	11,789,991	—	—
Due after five years through ten years	35,022,943	35,713,463	1,250,000	1,246,880
Due after ten years	23,822,505	24,056,535	—	—
Total	$70,558,753	$71,559,989	$1,250,000	$1,246,880

Investment securities with a carrying value of  $25,613,054 and $10,568,504 at December 31, 2017 and 2016, respectively, were pledged to secure borrowings.
The following is a summary of proceeds received, gross gains, and gross losses realized on the sale of investment securities available for sale for the years ended December 31:
	2017	2016
Proceeds from sales	$1,817,466	$4,936,940
Gross gains	11,162	153,665
Gross losses	—	—
4.   LOANS RECEIVABLE
Loans receivable consist of the following at December 31:
	2017	2016
Real estate loans:
Construction	$2,661,651	$4,410,565
Residential	100,653,217	83,942,478
Commercial	133,939,605	122,659,138
Commercial	3,464,248	658,608
Consumer	1,004,463	500,373
	241,723,184	212,171,162
Less:
Deferred loan costs	204,309	184,333
Allowance for loan losses	2,590,000	2,300,000
Total	$238,928,875	$209,686,829

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.   LOANS RECEIVABLE – (Continued)

Aggregate loans extended to executive officers, directors, and corporations in which they are beneficially interested as stockholders, executive officers, or directors were $1,083,760 and $1,000,487 at December 31, 2017 and 2016, respectively. An analysis of these related-party loans follows:
	Loans to Insiders For the Years Ended December 31,
	2017	2016
Beginning balance	$1,000,487	$2,186,830
Advances	148,357	1,253,000
Repayments	(65,084)	(2,439,343)
Ending balance	$1,083,760	$1,000,487

The Company’s primary business activity is with customers located within eastern Pennsylvania and the Delaware Valley. Commercial, residential, and consumer loans are granted. Although the Company has a diversified loan portfolio at December 31, 2017 and 2016, the repayment of the loans outstanding to individuals and businesses are dependent upon the local economic conditions in this lending area.
5.   ALLOWANCE FOR LOAN LOSSES
The following table presents, by portfolio segment, the activity within the allowance for loan losses and the ending balance of the allowance for loan losses:
	Construction Real Estate	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
Balance, December 31, 2015	$72,000	$729,000	$1,178,000	$20,000	$11,000	$43,000	$2,053,000
Add provisions (credit) charged to operations	(19,000)	179,000	(168,400)	(11,000)	(1,000)	(34,000)	(54,400)
Add recoveries	—	—	525,000	—	—	—	525,000
Less loans charged off	—	—	(223,600)	—	—	—	(223,600)
Balance, December 31, 2016	53,000	908,000	1,311,000	9,000	10,000	9,000	2,300,000
Add provisions (credit) charged to operations	(23,000)	172,000	116,000	26,000	—	(1,000)	290,000
Add recoveries	—	—	—	—	—	—	—
Less loans charged off	—	—	—	—	—	—	—
Balance, December 31, 2017	$30,000	$1,080,000	$1,427,000	$35,000	$10,000	$8,000	$2,590,000

Management has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the loan portfolio. For purposes of determining the allowance for loan losses, the Bank has segmented certain loans in the portfolio by product type. Loans are segmented into the following pools: (1) the construction real estate loan portfolio; (2) the residential real estate loan portfolio; (3) the commercial real estate loan portfolio; (4) the commercial loan portfolio; and (5) the consumer loan portfolio. Factors considered in this process included general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are then added to the historical allocation percentage to get the adjusted factor to be applied to nonclassified loans. The following qualitative factors are analyzed for each portfolio segment:
•
Changes in lending policies and procedures

•
Changes in personnel responsible for the particular portfolio — relative to experience and ability of staff

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.   ALLOWANCE FOR LOAN LOSSES – (Continued)

•
Trend for past-due, criticized, and classified loans

•
Relevant economic factors

•
Quality of the loan review system

•
Value of collateral for collateral-dependent loans

•
The effect of any concentrations of credit and the changes in level of such concentrations

•
Other external factors

These qualitative factors are reviewed each quarter and adjusted based upon relevant changes within the portfolio.
The Bank may also maintain an unallocated allowance to account for any factors or conditions that may cause a potential loss but are not specifically addressed in the process described above. The Bank analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses.
Loans by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the Consolidated Balance Sheet date. The Bank considers the allowance for loan losses of  $2,590,000 and $2,300,000 adequate to cover loan losses inherent in the loan portfolio at December 31, 2017 and 2016, respectively. The following table presents, by portfolio segment, the allowance for loan losses for the years ended December 31:
	2017
	Construction Real Estate	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	30,000	1,080,000	1,427,000	35,000	10,000	8,000	2,590,000
Total	$30,000	$1,080,000	$1,427,000	$35,000	$10,000	$8,000	$2,590,000
Loans:
Individually evaluated for impairment	$—	$1,026,328	$2,342,847	$9,494	$—		$3,378,669
Collectively evaluated for impairment	2,661,651	99,626,889	131,596,758	3,454,754	1,004,463	—	238,344,515
Total	$2,661,651	$100,653,217	$133,939,605	$3,464,248	$1,004,463		$241,723,184

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.   ALLOWANCE FOR LOAN LOSSES – (Continued)

	2016
	Construction Real Estate	Residential Real Estate	Commercial Real Estate	Commercial	Consumer	Unallocated	Total
Allowance for loan losses:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	53,000	908,000	1,311,000	9,000	10,000	9,000	2,300,000
Total	$53,000	$908,000	$1,311,000	$9,000	$10,000	$9,000	$2,300,000
Loans:
Individually evaluated for impairment	$—	$1,053,052	$4,135,471	$9,529	$—		$5,198,052
Collectively evaluated for impairment	4,410,565	82,889,426	118,523,667	649,079	500,373		206,973,110
Total	$4,410,565	$83,942,478	$122,659,138	$658,608	$500,373		$212,171,162

Credit Quality Information
The following tables represent credit exposures by internally assigned grades for the years ended December 31, 2017 and 2016. The grading analysis estimates the capability of the borrower to repay the contractual obligations of the loan agreements as scheduled or at all. The Bank’s internal credit risk grading system is based on experiences with similarly graded loans.
The Bank’s internally assigned grades are as follows:
Pass — loans with adequate debt service coverage, minimal or acceptable balance sheet leverage, profitable earnings trends, expanding or flat markets, adequate payment capacity, and/or current payment history. There are five sub-grades within this category to further distinguish the loan.
Watch — loans with debt service coverage with no room for expansion, a fully leveraged balance sheet, uncertain earnings trends, flat or declining markets, limited repayment capacity, and/or slow payment history.
Special Mention — loans with below acceptable debt service coverage, a fully leveraged balance sheet showing a possible decline in asset value, declining earnings trends or marginal loss, declining markets, and/or a repayment capacity that needs rehabilitation.
Substandard — loans with deficient debt service coverage, an overly leveraged balance sheet with a slight decline in asset value, an earnings trend with repeated losses, quickly declining markets, and/or an insufficient repayment capacity that requires work out to be brought current.
Doubtful — loans with impaired debt service coverage, an overly leveraged balance sheet with imminent decline in future asset value, an earnings trend with significant losses, a market with questionable survival, and/or insufficient repayment capacity with a questionable full recovery.
Loss — loans with an impaired debt service coverage with no chance of reversal, an insolvent balance sheet, no earnings trend, a liquidated market with no businesses, and/or no chance of collectability generally resulting in charge off.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.   ALLOWANCE FOR LOAN LOSSES – (Continued)

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2017
Commercial real estate	$131,463,416	$306,481	$920,217	$1,249,491	$133,939,605
Commercial	3,454,754	9,494	—	—	3,464,248
Total	$134,918,170	$315,975	$920,217	$1,249,491	$137,403,853

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2016
Commercial real estate	$118,258,487	$442,694	$3,368,939	$589,018	$122,659,138
Commercial	649,079	9,529	—	—	658,608
Total	$118,907,566	$452,223	$3,368,939	$589,018	$123,317,746

The following tables present performing and nonperforming residential real estate, construction real estate, and consumer loans based on payment activity for the years ended December 31, 2017 and 2016. Payment activity is reviewed by management on a monthly basis to determine how loans are performing. Loans are considered to be nonperforming when they become 90 days past due or are placed on nonaccrual status.
	Performing	Nonperforming	Total
December 31, 2017
Real estate loans:
Construction	$2,661,651	$—	$2,661,651
Residential	100,653,217	—	100,653,217
Consumer	1,004,463	—	1,004,463
Total	$104,319,331	$—	$104,319,331

	Performing	Nonperforming	Total
December 31, 2016
Real estate loans:
Construction	$4,410,565	$—	$4,410,565
Residential	83,942,478	—	83,942,478
Consumer	500,373	—	500,373
Total	$88,853,416	$—	$88,853,416

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.   ALLOWANCE FOR LOAN LOSSES – (Continued)

Age Analysis of Past-Due Loans by Class
Following are tables which include an aging analysis of the recorded investment of past-due loans as of December 31, 2017 and 2016.
	Current	31 – 60 Days Past Due	61 – 90 Days Past Due	Greater Than 90 Days Past Due	Total Loans	Nonaccrual
December 31, 2017
Real estate:
Construction	$2,661,651	$—	$—	$—	$2,661,651	$—
Residential	100,653,217	—	—	—	100,653,217	—
Commercial	132,690,114	203,312	—	1,046,179	133,939,605	1,249,491
Commercial	3,464,248	—	—	—	3,464,248	—
Consumer	1,004,463	—	—	—	1,004,463	—
Total	$240,473,694	$203,312	$—	$1,046,179	$241,723,184	$1,249,491

	Current	31 – 60 Days Past Due	61 – 90 Days Past Due	Greater Than 90 Days Past Due	Total Loans	Nonaccrual
December 31, 2016
Real estate:
Construction	$4,410,565	$—	$—	$—	$4,410,565	$—
Residential	83,942,478	—	—	—	83,942,478	—
Commercial	120,733,002	—	—	1,926,136	122,659,138	2,154,987
Commercial	658,608	—	—	—	658,608	—
Consumer	500,373	—	—	—	500,373	—
Total	$210,245,026	$—	$—	$1,926,136	$212,171,162	$2,154,987

Nonaccrual Loans
Loans are considered nonaccrual upon 90 days delinquency. When a loan is placed in nonaccrual status, previously accrued but unpaid interest is deducted from interest income. There were no loans 90 days past due or greater still accruing interest at December 31, 2017 or 2016.
The Bank had four nonaccrual loans totaling $1,249,491 and five nonaccrual loans totaling $2,154,987 at December 31, 2017 and 2016, respectively. Interest income on the loans would have increased $102,229 during 2017 and $111,023 during 2016, if these loans had performed in accordance with their original terms.
Impaired Loans
Management individually evaluates commercial loans and commercial real estate loans which are 90 days or more past due and considers them to be impaired. Loans rated Substandard or Doubtful and any loan modified in a troubled debt restructuring are also evaluated individually for impairment. These loans are analyzed to determine whether it is probable that all amounts will not be collected according to the contractual terms of the loan agreement. If management determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees, or costs and unamortized premium or discount), impairment is recognized through an allowance estimate or a charge-off to the allowance.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.   ALLOWANCE FOR LOAN LOSSES – (Continued)

The following tables include the recorded investment, unpaid principal balances, average recorded investment, and interest income recognized for impaired loans with the associated allowance amount, if applicable, as of and for the years ended December 31:
	2017
	Recorded Investment	Unpaid Principal Balance	Related Allowance		Average Recorded Investment	Interest Income Recognized
With no specific allowance recorded:
Real estate:
Residential	$1,026,328	$1,026,328	$		$1,039,751	$54,763
Commercial	2,342,847	3,046,352		—	2,680,445	171,464
Commercial	9,494	9,494		—	9,527	390
Subtotal	3,378,669	4,082,174		—	3,729,723	226,617
With an allowance recorded:
Real estate:
Residential	—	—		—	—	—
Commercial	—	—		—	—	—
Commercial	—	—		—	—	—
Subtotal	—	—		—	—	—
Total
Real estate:
Residential	1,026,328	1,026,328			1,039,751	54,763
Commercial	2,342,847	3,046,352		—	2,680,445	171,464
Commercial	9,494	9,494		—	9,527	390
Total	$3,378,669	$4,082,174		$—	$3,729,723	$226,617

	2016
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no specific allowance recorded:
Real estate:
Residential	$1,053,052	$1,053,052	$—	$1,286,710	$93,881
Commercial	4,135,471	4,545,741	—	5,914,256	112,432
Commercial	9,529	9,529	—	19,638	461
Subtotal	5,198,052	5,608,322	—	7,220,604	206,774
With an allowance recorded:
Real estate:
Residential	—	—	—	—	—
Commercial	—	—	—	—	—
Commercial	—	—	—	—	—
Subtotal	—	—	—	—	—
Total
Real estate:
Residential	1,053,052	1,053,052	—	1,286,710	93,881
Commercial	4,135,471	4,545,741	—	5,914,256	112,432
Commercial	9,529	9,529	—	19,638	461
Total	$5,198,052	$5,608,322	$—	$7,220,604	$206,774

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.   ALLOWANCE FOR LOAN LOSSES – (Continued)

Troubled Debt Restructurings
There were no loans identified as troubled debt restructurings during the 12 months ended December 31, 2017, and December 31, 2016.
6.   PREMISES AND EQUIPMENT
Premises and equipment consist of the following at December 31:
	2017	2016
Land	$1,146,061	$1,146,061
Building	1,315,488	1,315,488
Furniture and equipment	1,280,374	1,232,594
Leasehold improvements	305,688	302,813
	4,047,611	3,996,956
Less accumulated depreciation	1,526,558	1,372,279
Total	$2,521,053	$2,624,677

Depreciation expense for the years ended December 31, 2017 and 2016, was $154,279 and $169,489, respectively.
7.   DEPOSITS
The details of deposits are as follows at December 31:
	2017	2016
	Amount	Amount
Noninterest-bearing demand	$25,054,268	$22,300,110
Statement savings	11,222,991	12,814,872
Interest-bearing demand	8,240,083	9,227,606
Money market deposit accounts	32,174,984	29,421,142
Time certificates of deposit	132,200,963	118,200,836
	$208,893,289	$191,964,566

The scheduled maturities of time certificates at December 31, 2017, of deposit are as follows:
Within one year	$68,365,918
Beyond one year but within two years	50,593,786
Beyond two years but within three years	9,170,008
Beyond three years but within four years	3,618,507
Beyond four years but within five years	452,744
Total	$132,200,963

Included in time certificates of deposit are $4,950,000 of brokered deposits as of December 31, 2017 and 2016. As of December 31, 2017, the weighted-average coupon on these brokered deposits was 3.34 percent and the weighted-average maturity was 3.02 years. As of December 31, 2017, none of these deposits were callable by the Bank and may not be closed early by the account holder. In addition, as a result of calling several brokered certificates of deposit, there were unamortized premiums totaling $34,599 and $45,025 recognized as interest expense in 2017 and 2016, respectively.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.   DEPOSITS – (Continued)

Time certificates of deposit include certificates of deposit with balances of  $250,000 or more. Such deposits amounted to $16,151,000 and $13,906,267 on December 31, 2017 and 2016, respectively. Management believes liquidity is adequate to compensate for these deposit levels. Included in deposit accounts are deposits from directors, executive officers, and their related interests of approximately $9,917,359 and $9,685,012 for the years ended December 31, 2017 and 2016, respectively.
8.   SHORT-TERM BORROWINGS
The outstanding balance and related information of short-term borrowings, which consist of borrowings from FHLB under the RepoPlus Advantage Credit Arrangement, M&T Bank under a secured line of credit and federal funds purchased from Atlantic Community Bankers Bank are summarized as follows for the years ended December 31:
	2017	2016
Balance at year-end	$13,500,000	$5,000,000
Average balance outstanding during the year	10,306,479	283,809
Maximum month-end balance	21,295,800	5,000,000
Weighted-average interest rate:
As of year-end	1.54%	0.92%
Paid during the year	0.70%	0.69%
The Company has a secured discount window arrangement with the Federal Reserve Bank of Philadelphia. This credit facility is collateralized by pledged securities, and the amount available as of December 31, 2017, was approximately $4,100,000 which was 100 percent of the securities’ market value. As of December 31, 2017, the entire amount of this credit facility was available for use. This credit facility is not intended to be used for normal, day-to-day bank operations but reserved for non-anticipated or special liquidity needs.
The Company also has a secured federal funds facility of  $2.0 million with M&T Bank. This credit facility is collateralized by pledged securities and is extended to $10.0 million for 15 calendar days on either side of each quarter-end. As of December 31, 2017, the entire amount of this credit facility was available for use.
9.   OTHER BORROWINGS AND SUBORDINATED DEBT
Other borrowed funds consist of advances from the FHLB, which as of December 31 consist of the following:
	Maturity Range		Weighted- Average Rate	Stated Interest Rate Range
Description	From	To		From	To	2017	2016
Fixed rate	1/8/2018	7/29/2019	1.13%	0.87%	1.83%	$18,343,859	$28,189,359
Mid term	5/17/2018	1/27/2020	1.21%	0.90%	1.52%	48,648,300	33,673,550
Total						$66,992,159	$61,862,909

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9.   OTHER BORROWINGS AND SUBORDINATED DEBT – (Continued)

The following table presents contractual maturities of FHLB long-term advances:
	2017
Year Ending December 31,	Amount	Weighted- Average Rate
2018	$37,803,659	1.10%
2019	23,462,250	1.25%
2020	5,726,250	1.52%
Total	$66,992,159	1.29%

All borrowings from the FHLB carry fixed rates and are secured by a blanket lien on qualified collateral owned by the Company free and clear of any liens or encumbrances. At December 31, 2017, the Company had a borrowing limit of approximately $159.3 million, with a variable rate of interest, based on the FHLB’s cost of funds subject to full collateralization.
On December 19, 2013, the Bank entered into agreements for subordinated debt with The Bryn Mawr Trust Company (Bryn Mawr) as well as with five directors. The subordinated debt totaled $5,336,099 and $5,329,524, net of unamortized costs of  $38,901 and $45,476, as of December 31, 2017 and 2016, of which $375,000 was outstanding to directors. The notes mature on April 30, 2024, and carry an interest rate of LIBOR plus 6.50 percent, not to exceed 13 percent, which resets quarterly. As of December 31, 2017, the interest rate was 8.20 percent.
The subordinated debt currently qualifies as Tier 2 capital. However, provisions within the agreements stipulate that if, at any time, any or all of the subordinated debt ceases to be deemed Tier 2 capital, the Bank has the right to redeem all or a portion of the debt. Prior to December 19, 2018, the redemption price is between 101 percent to 105 percent of principal based on the year in which the redemption occurs. Subsequent to March 28, 2019, the Bank has the right to redeem all or a portion of the debt at par value. Pursuant to the agreements, the Bank must maintain a level of capital necessary to be considered “well capitalized” under regulatory standards. As of December 31, 2017, the Bank is in compliance with this covenant.
On March 24, 2017, the Company issued $7,000,000 in additional subordinated debentures to eight financial institutions, as well as directors and members of management. The subordinated debt totaled $6,875,549 net of unamortized costs of  $124,451 as of December 31, 2017, of which $550,000 was outstanding to members of management and directors. The notes mature on April 1, 2027, and carry a fixed rate of interest of 6.50 percent. The Company maintains the ability to redeem these debentures on or after April 1, 2022.
The subordinated debt currently qualifies as Tier 2 capital. However, provisions within the agreement stipulate that if, at any time, any or all of the subordinated debt ceases to be deemed Tier 2 capital due to a change in applicable capital regulations or tax event, the Company has the right to redeem all or a portion of the debt. The Company contributed $6,500,000 of capital to the Bank related to the issuance of subordinated debt, which qualifies as Tier 1 capital for the Bank.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.   INCOME TAXES
The components of income taxes for the years ended December 31 are summarized as follows:
The following temporary differences gave rise to the net deferred tax assets:
	2017	2016
Current payable	$662,242	$342,267
Deferred taxes	(112,525)	41,359
Change in effective corporate tax rate	120,721	—
Total	$670,438	$383,626

	2017	2016
Deferred tax assets:
Allowance for loan losses	$413,980	$571,654
Startup and organizational costs	47,164	91,141
Nonaccrued interest	102,718	139,492
Other	6,591	10,671
Total gross deferred tax assets	570,453	812,958
Deferred tax liabilities:
Premises and equipment	57,705	116,030
Unrealized gain on securities	209,604	209,429
Deferred costs	108,133	154,362
Total gross deferred tax liabilities	375,442	479,821
Net deferred tax assets	$195,011	$333,137

No valuation allowance was established at December 31, 2017, in view of the Company’s certain tax strategies, coupled with the anticipated future taxable income as evidenced by the Company’s earnings potential.
The reconciliation of the federal statutory rate and the Company’s effective income tax rate is as follows at December 31:
	2017		2016
	Amount	% of Pretax Income	Amount	% of Pretax Income
Provision at statutory rate	$799,958	34.0%	$642,228	34.0%
Effect of tax-exempt (loss)	(249,384)	(10.6)	(280,221)	(14.9)
Change in effective corporate tax rate	120,721	5.1	—	—
Other, net	(857)	—	21,619	1.2
Actual tax expense and effective rate	$670,438	28.5%	$383,626	20.3%

With few exceptions, the Company is not subject to U.S. federal tax examinations by tax authorities for years before 2014. The Bank has not recorded any unrecognized tax benefits at December 31, 2017 or 2016.
There is currently no liability for uncertain tax positions and no known unrecognized benefits. The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the Consolidated Statement of Income.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.   EMPLOYEE BENEFITS
Stock Option Plan
The Bank implemented a stock compensation plan. The plan provides for granting incentive or non-qualified stock options to directors, key officers, and other employees of the Bank. A total of 250,000 of either authorized and unissued shares or authorized shares issued by and subsequently reacquired by the Bank as treasury stock shall be issuable under the plan. The plan shall terminate after the tenth anniversary of the plan. The per share exercise price of any option granted will not be less than the fair market value of a share of common stock on the date the option is granted. The options granted are vested over five years with the exception of director compensation which vests when granted.
The following table presents share data related to the stock option plan:
	2017	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding, beginning	131,700	$11.31	3.11	$757,062
Granted	4,180	17.60	9.00	—
Exercised	30,000	10.00	—	—
Forfeited	—	—	—	—
Outstanding, ending	105,880	$11.93	2.90	$600,074
Exercisable at year-end	101,680	$11.75	2.71	$593,912

The following table summarizes characteristics of stock options outstanding and exercisable at December 31, 2017:
	Outstanding			Exercisable
Exercise Price	Shares	Average Life	Average Exercise Price	Shares	Average Exercise Price
$10.00	72,500	0.29	$10.00	42,500	$10.00
$11.00	5,000	1.58	$11.00	5,000	$11.00
$11.12	6,000	2.73	$11.12	6,000	$11.12
$11.50	15,500	3.00	$11.50	15,500	$11.50
$12.00	12,910	4.00	$12.00	12,910	$12.00
$14.20	7,470	5.41	$14.20	6,470	$14.20
$14.63	2,635	6.00	$14.63	2,635	$14.63
$17.11	2,110	7.00	$17.11	2,110	$17.11
$17.06	7,575	8.25	$17.06	4,375	$17.06
$17.60	4,180	9.00	$17.60	4,180	$17.60
Restricted Stock
In April 2015, the Bank implemented a restricted stock plan for a member of executive management. A total of 2,922 shares of common stock were authorized to be awarded.
The grant of the restricted shares was contingent on the purchase of 2,922 shares of common stock between March 20, 2015, and April 17, 2015, through a private placement offering. The executive acquired 2,922 shares of common stock through a private placement offering. Provided the executive retains them during the term of the agreement, the restricted shares will vest ratably over a five-year period.
During the years ended December 31, 2017 and 2016, compensation expense was recognized in regards to this restricted stock award in the amount of  $9,999 and $10,000 respectively. At December 31, 2017,

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.   EMPLOYEE BENEFITS – (Continued)

unrecognized compensation expense of  $29,966 was related to the restricted stock award which is expected to be recognized over a period of three years.
Restricted stock award activity for the year ended December 31, 2017, was as follows:
	Number of Restricted Stock	Weighted- Average Grant Date Fair Value
Nonvested at December 31, 2016	2,337	$17.11
Granted	—	—
Forfeited	—	—
Vested	585	17.11
Outstanding, ending	1,752	$17.11

401(k) Plan
The Company sponsors a qualified Section 401(k) deferred compensation plan for all eligible employees. Employee contributions to the 401(k) Profit Sharing Plan are based on compensation and elected deferral amounts of the plan participants. Any Bank contributions to the plan would be determined by the Board of Directors. The Company contributed $52,283 and $45,360 to the plan for the years ended December 31, 2017 and 2016, respectively.
12.   COMMITMENTS
In the normal course of business, there are various outstanding commitments and contingent liabilities which are not reflected in the accompanying consolidated financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. These commitments comprise the following:
	2017	2016
Unfunded commitments under lines of credit	$15,883,245	$17,506,888

These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheet. The Bank’s exposure to credit loss, in the event of nonperformance by the other parties to the financial instruments, is represented by the contractual amounts as disclosed. The Bank minimizes its exposure to credit loss under these commitments by subjecting them to credit approval and review procedures and collateral requirements as deemed necessary.
The Bank is committed under two noncancellable operating leases for the Bank’s office facilities with remaining terms through October 31, 2020. At December 31, 2017, approximate future minimum rental payments under these leases are as follows:
2018	$88,725
2019	55,323
2020	13,932
Total	$157,980

Rent expense for the years ended December 31, 2017 and 2016, was $134,385 and $153,191, respectively.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.   REGULATORY RESTRICTIONS
The Bank is subject to dividend restrictions by both the Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking and Securities. Under the Board of Governors of the Federal Reserve System, the Bank is subject to a dividend restriction that generally limits the amount of dividends that can be paid by a state member bank. Prior approval of the Board of Governors of the Federal Reserve System is required if the total of all dividends declared by a state member bank in any calendar year exceeds net profits, as defined for the year, combined with its retained net profits for the two preceding calendar years less any required transfers to surplus. The Pennsylvania Banking Code also restricts the availability of capital funds for the payment of dividends by all state-chartered banks to the surplus of the Bank.
The Federal Deposit Insurance Corporation (FDIC) has formal and informal policies which provide that FDIC-insured banks generally should pay dividends only out of current operating earnings, with some exceptions. The Federal Deposit Insurance Act generally prohibits the payment of any dividend by an insured bank which is then in default on any assessment to the FDIC.
14.   REGULATORY MATTERS
Regulatory Capital Requirements
The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements, and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulatory capital standards to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, common equity Tier 1 capital to total risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2017, that the Bank meets all capital adequacy requirements to which it is subject.
As of December 31, 2017, and December 31, 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based capital, Tier 1 risk-based capital, common equity Tier 1 risk-based capital, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution’s category.
The Bank’s actual capital ratios are presented in the following table as of December 31, 2017 and 2016, which shows the Bank met all regulatory capital requirements.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14.   REGULATORY MATTERS – (Continued)

	2017		2016
	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Actual	$37,193,000	15.67%	$31,574,993	15.03%
For capital adequacy purposes	18,986,800	8.00	16,800,880	8.00
To be well capitalized	23,733,500	10.00	21,001,100	10.00
Tier 1 capital (to risk-weighted assets)
Actual	$29,228,000	12.32%	$23,944,993	11.40%
For capital adequacy purposes	14,240,100	6.00	12,600,660	6.00
To be well capitalized	18,986,800	8.00	16,800,880	8.00
Tier 1 capital (to average assets)
Actual	$29,228,000	9.05%	$23,944,993	8.37%
For capital adequacy purposes	12,920,080	4.00	11,440,160	4.00
To be well capitalized	16,150,100	5.00	14,300,200	5.00
Common equity Tier 1 capital (to risk-weighted assets)
Actual	$29,228,000	12.32%	$20,974,993	9.99%
For capital adequacy purposes	10,680,075	4.50	9,450,495	4.50
To be well capitalized	15,426,775	6.50	13,650,715	6.50
15.   FAIR VALUE MEASUREMENTS
The following disclosures show the hierarchal disclosure framework associated with the level of pricing observations utilized in measuring assets and liabilities at fair value. The three broad levels of pricing observations are as follows:
Level I:
Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II:
Pricing inputs are other than the quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities includes items for which quoted prices are available but traded less frequently and items that are fair-valued using other financial instruments, the parameters of which can be directly observed.

Level III:
Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

This hierarchy requires the use of observable market data when available.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.   FAIR VALUE MEASUREMENTS – (Continued)

The following tables present the assets reported on the Consolidated Balance Sheet at their fair value as of December 31, 2017 and 2016, by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	December 31, 2017
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
Obligations of states and political subdivisions	$—	$32,966,786	$—	$32,966,786
Corporate securities	—	24,322,283	—	24,322,283
Mortgage-backed securities – government-sponsored entities	—	5,972,973	—	5,972,973
Asset-backed securities	—	8,297,947	—	8,297,947
	December 31, 2016
	Level I	Level II	Level III	Total
Assets measured at fair value on a recurring basis:
Obligations of states and political subdivisions	$—	$36,383,095	$—	$36,383,095
Corporate securities	—	13,708,537	—	13,708,537
Mortgage-backed securities – government-sponsored entities	—	7,092,260	—	7,092,260
Asset-backed securities	—	8,881,439	—	8,881,439
Impaired Loans
The Bank has measured impairment on impaired loans generally based on the fair value of the loan’s collateral. Fair value is generally determined based upon independent third-party appraisals of the properties. In some cases, management may adjust the appraised value due to the age of the appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was completed. Additionally, management makes estimates about expected costs to sell the property which are also included in the net realizable value. If the fair value of the collateral-dependent loan is less than the carrying amount of the loan, a specific reserve for the loan is made in the allowance for loan losses or a charge-off is taken to reduce the loan to the fair value of the collateral (less estimated selling costs) and the loan is included as a Level III measurement. If the fair value of the collateral exceeds the carrying amount of the loan, then the loan is not included as a Level III measurement, as it is not currently being carried at its fair value. For the years ended December 31, 2017 and 2016, no impaired loans are considered to be carried at fair value.
Other Real Estate Owned
OREO is carried at the lower of cost or fair value, which is measured at the date of foreclosure. If the fair value of the collateral exceeds the carrying amount of the loan, no charge-off or adjustment is necessary, the loan is not considered to be carried at fair value, and is therefore not included in the table above. If the fair value of the collateral is less than the carrying amount of the loan, management will charge the loan down to its estimated realizable value. The fair value of OREO is based on the appraised value of the property, which is generally unadjusted by management and is based on comparable sales for similar properties in the same geographic region as the subject property, and is included in the above table as a Level II measurement. In some cases, management may adjust the appraised value due to the age of the appraisal, changes in market conditions, or observable deterioration of the property since the appraisal was

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.   FAIR VALUE MEASUREMENTS – (Continued)

completed. In these cases, the loans are categorized in the above table as Level III measurement since these adjustments are considered to be unobservable inputs. Income and expenses from operations and further declines in the fair value of the collateral subsequent to foreclosure are included in net expenses from OREO. For the years ended December 31, 2017 and 2016, no write-downs of any OREO properties were required and therefore none of the properties are considered to be carried at fair value.
16.   FAIR VALUE DISCLOSURE
The estimated fair values of the Bank’s financial instruments are as follows:
	2017		Fair Value Measurements at December 31, 2017
	Carrying Value	Fair Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$2,413,415	$2,413,415	$2,413,415	$—	$—
Investment securities:
Available for sale	71,559,989	71,559,989	—	71,559,989	—
Held to maturity	1,250,000	1,246,880	—	1,246,880	—
Loans receivable, net	238,928,875	238,565,875	—	—	238,565,875
Regulatory stock	5,105,300	5,105,300	5,105,300	—	—
Accrued interest receivable	1,479,378	1,479,378	1,479,378	—	—
Financial liabilities:
Deposits	$208,893,289	$205,407,693	$73,763,730	$—	$131,643,963
Other borrowings	66,992,159	66,464,000	—	—	66,464,000
Subordinated debt	12,211,648	12,597,374	—	—	12,597,374
Short-term borrowings	13,500,000	13,500,000	13,500,000	—	—
Accrued interest payable	430,808	430,808	430,808	—	—
	2016		Fair Value Measurements at December 31, 2016
	Carrying Value	Fair Value	Level I	Level II	Level III
Financial assets:
Cash and cash equivalents	$2,629,461	$2,629,461	$2,629,461	$—	$—
Investment securities available for sale	66,065,331	66,065,331	—	66,065,331	—
Loans held for sale	343,986	343,986	343,986	—	—
Loans receivable, net	209,686,829	211,360,000	—	—	211,360,000
Regulatory stock	4,542,200	4,542,200	4,542,200	—	—
Accrued interest receivable	1,288,243	1,288,243	1,288,243	—	—
Financial liabilities:
Deposits	$191,964,566	$192,174,730	$73,763,730	$—	$118,411,000
Other borrowings	61,862,909	61,497,000	—	—	61,497,000
Subordinated debt	5,329,524	5,375,000	—	—	5,375,000
Short-term borrowings	5,000,000	5,000,000	5,000,000	—	—
Accrued interest payable	251,831	251,831	251,831	—	—

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.   FAIR VALUE DISCLOSURE – (Continued)

Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that creates an obligation or right to receive or deliver cash or another financial instrument from/to a second entity on potentially favorable or unfavorable terms.
Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties other than in a forced or liquidation sale. If a quoted market price is available for a financial instrument, the estimated fair value would be calculated based upon the market price per trading unit of the instrument.
If no readily available market exists, the fair value estimates for financial instruments should be based upon management’s judgment regarding current economic conditions, interest rate risk, expected cash flows, future estimated losses, and other factors as determined through various option pricing formulas or simulation modeling.
As many of these assumptions result from judgments made by management based upon estimates that are inherently uncertain, the resulting estimated values may not be indicative of the amount realizable in the sale of a particular financial instrument. In addition, changes in the assumptions on which the estimated values are based may have a significant impact on the resulting estimated values.
Since certain assets and liabilities, such as deferred tax assets, premises and equipment, and many other operational elements of the Bank, are not considered financial instruments but have value, this estimated fair value of financial instruments would not represent the full market value of the Bank.
The Bank employed simulation modeling in determining the estimated fair value of financial instruments for which quoted market prices were not available based upon the following assumptions:
Cash and Cash Equivalents, Loans Held For Sale, Accrued Interest Receivable, Short-term Borrowings, and Accrued Interest Payable
The fair value approximates the current book value.
Investment Securities Available for Sale, Held to Maturity, and Regulatory Stock
The fair value of investment securities is equal to the available quoted market price. If no quoted market price is available, fair value is estimated using the quoted market price for similar securities. Since the regulatory stock is not actively traded on a secondary market and is held exclusively by member financial institutions, the estimated fair market value approximates the carrying amount.
Loans Receivable, Net
The fair value is estimated by discounting future cash flows using current market inputs at which loans with similar terms and qualities would be made to borrowers of similar credit quality. Where quoted market prices were available, primarily for certain residential mortgage loans, such market rates were utilized as estimates for fair value.
Deposits, Other Borrowings, and Subordinated Debt
The fair values of certificates of deposit, other borrowings, and subordinated debt are based on the discounted value of contractual cash flows. The discount rates are estimated using rates currently offered for similar instruments with similar remaining maturities. Demand, savings, and money markets deposits are valued at the amount payable on demand as of year-end.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.   FAIR VALUE DISCLOSURE – (Continued)

Commitments to Extend Credit
These financial instruments are generally not subject to sale, and estimated fair values are not readily available. The carrying value, represented by the net deferred fee arising from the unrecognized commitment, and the fair value, determined by discounting the remaining contractual fee over the term of the commitment using fees currently charged to enter into similar agreements with similar credit risk, are not considered material for disclosure. The contractual amounts of unfunded commitments are presented in Note 12.
17.   WARRANTS AND PREFERRED STOCK
During the Bank’s initial capitalization, investors purchasing common stock were required to purchase an equal number of both three-year, nontransferable Class A and ten-year, nontransferable Class B warrants at a cost of  $0.23 and $0.42, respectively. A total of 206,947 Class A and 206,947 Class B warrants were sold as part of the initial offering.
Each three-year Class A warrant entitles the registered holder of the warrant to purchase from the Bank one share of the Bank’s common stock at a price of  $10.00 per share, which will be exercisable for three years from the date of issuance. As of December 31, 2011, all Class A warrants had been exercised.
Each ten-year Class B warrant entitles the registered holder of the warrant to purchase from the Bank one share of the Bank’s common stock at a price of  $10.00 per share, which will be exercisable for ten years from the date of issuance. All Class B warrants expire on February 22, 2018. As of December 31, 2017, there were 160,947 warrants outstanding.
18.   PARTICIPATION IN U.S. TREASURY PROGRAM
On July 14, 2011, the Bank elected to participate in the Treasury’s Small Business Lending Fund (SBLF) program. Pursuant to the agreement, the Bank sold to the Treasury 2,970 shares of senior non-cumulative perpetual preferred stock, Series A at $1,000 liquidation value per share, for the price of $2,970,000.
The preferred stock Series A qualifies as Tier 1 capital and pays quarterly dividends, beginning October 2011. Dividend rates are determined upon funding and for the subsequent nine calendar quarters, adjusted quarterly (based on outstanding loans at the end of the second previous quarter). The percentage of the increase in lending determines the dividend rate. Dividend rates for the tenth quarter after funding through the end of the first 4.5 years are based on the increased lending at the end of the eighth quarter after funding. The dividend rate after 4.5 years, if the funding has not been repaid, is set at 9 percent. For 2017 and 2016, the Bank qualified for a dividend rate of 9 percent due to its lending growth. Under the terms of the SBLF program, with the approval of its regulator, an institution may exit the program at any time by repaying the funding provided plus any accrued dividends. The Bank with approval from its regulators, repaid the U.S. Treasury for the full amount of SBLF funds and final dividend in April 2017.

MONUMENT BANCORP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19.   ACCUMULATED OTHER COMPREHENSIVE INCOME
The activity in accumulated other comprehensive income for the years ended December 31, 2017 and 2016, is as follows:
	2017	2016
	Unrealized Gains (Losses) on Securities Available for Sale	Unrealized Gains (Losses) on Securities Available for Sale
Beginning balance	$406,538	$903,305
Other comprehensive income (loss) before reclassifications	259,586	(395,348)
Amounts reclassified from accumulated other comprehensive income	(7,367)	(101,419)
Reclassification of certain income tax effects from accumulated other comprehensive income	129,754	—
Period change	381,973	(496,767)
Ending balance	$788,511	$406,538

Details About Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income for the Year Ended December 31, 2017(2)	Amount Reclassified from Accumulated Other Comprehensive Income for the Year Ended December 31, 2016(2)	Affected Line Item in the Consolidated Statement of Income
Securities available for sale(1):
Investment security gains, net	$11,162	$153,665	Investment securities gains, net
Income taxes	(3,795)	(52,246)	Income taxes
Total reclassifications for the period	$7,367	$101,419

(1)
For additional details related to unrealized gains on securities and related amounts reclassified from accumulated other comprehensive income see Note 3, “Investment Securities.”

(2)
Amounts in parenthesis indicate debits.

20.   SUBSEQUENT EVENTS
Management has reviewed events occurring through March 23, 2018, the date the consolidated financial statements were issued. On January 24, 2018 the Company sold $27,357,357 in municipal securities, resulting in net realized gain of  $729,821. Between January 1, 2018 and February 22, 2018 the remaining 160,947 Class B Warrants were exercised, providing additional capital of  $1,609,470 to the Company.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

MONUMENT BANCORP, INC. AND

CITIZENS & NORTHERN CORPORATION

September 27, 2018

APPENDIX
Appendix I	Definitions
INDEX OF EXHIBITS
Exhibit A	Bank Merger Agreement
Exhibit B	Form of Voting Agreement
Exhibit C	Form of Non-Competition Agreement

INDEX OF SCHEDULES
Schedule 2.4 — Treatment of Outstanding Monument Options
Schedule 3.3(i) — Monument Subsidiaries
Schedule 3.3(ii) — Monument Bank Subsidiaries
Schedule 3.4(a) — Capitalization
Schedule 3.4(c) — Monument Options Outstanding
Schedule 3.9 — Absence of Undisclosed Liabilities
Schedule 3.10 — Absence of Changes
Schedule 3.11 — Dividends, Distributions and Stock Purchases
Schedule 3.12 — Taxes
Schedule 3.13 — Title to and Condition of Assets
Schedule 3.14 — Contracts
Schedule 3.15 — Litigation and Governmental Directives
Schedule 3.17 — Environmental Matters
Schedule 3.21 — Insurance
Schedule 3.22 — Financial Institution Bonds
Schedule 3.23 — Labor Relations and Employment Agreements
Schedule 3.24 — Employee Benefit Plans
Schedule 3.25(a) — Loan Portfolio
Schedule 3.29 — No Finder
Schedule 4.3(i) — C&N Subsidiaries
Schedule 4.3(ii) — C&N Bank Subsidiaries
Schedule 4.4(a) — Capitalization
Schedule 4.4(c) — C&N Stock Plans
Schedule 4.9 — Absence of Undisclosed Liabilities
Schedule 4.10 — Absence of Changes
Schedule 4.11 — Dividends, Distributions and Stock Purchases
Schedule 4.12 — Taxes
Schedule 4.13 — Litigation and Governmental Directives
Schedule 4.18 — Employee Benefit Plans
Schedule 4.22 — No Finder
Schedule 5.1 — Conduct of Business
Schedule 6.7(a) — Designated Employees
Schedule 6.7(b) — Contract Employees

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (the “Agreement”), entered into as of September 27, 2018, by and between Citizens & Northern Corporation, a Pennsylvania corporation having its administrative headquarters at 90 – 92 Main Street, Wellsboro, Pennsylvania 16901 (“C&N”), and Monument Bancorp, Inc., a Pennsylvania corporation having its administrative headquarters at 465 N Main Street, Doylestown, Pennsylvania 18901 (“Monument”).
BACKGROUND:
C&N is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and is the parent holding company of Citizens & Northern Bank, a Pennsylvania chartered financial institution (“C&N Bank”).
Monument is a bank holding company registered under the BHC Act and is the parent holding company of Monument Bank, a Pennsylvania chartered financial institution (“Monument Bank”).
The Boards of Directors of C&N and Monument have determined that it is in the best interests of C&N and Monument, respectively, for Monument to merge with and into C&N with C&N surviving (the “Merger”), and for Monument Bank to merge with and into C&N Bank, with C&N Bank surviving (the “Bank Merger”). In connection with the Bank Merger, C&N Bank and Monument Bank have entered into that certain Bank Merger Agreement, of even date herewith, attached hereto as Exhibit A (the “Bank Merger Agreement”).
In connection with the Merger, all of the outstanding shares of the common stock of Monument, $1.00 par value per share (the “Monument Common Stock”), will be converted into cash and shares of the common stock of C&N, par value $1.00 per share (the “C&N Common Stock”), on the terms described in this Agreement.
In connection with the execution of this Agreement, Monument has obtained voting agreements in the form of Exhibit B, attached hereto, from the directors and executive officers listed on Exhibit B, pursuant to which each such person has agreed to vote certain shares of Monument Common Stock beneficially owned by him or her in favor of this Agreement, the Merger and, to the extent required, all transactions incident thereto (collectively, the “Voting Agreements”).
WITNESSETH:
NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I.A.
DEFINITIONS
Appendix I sets forth (i) definitions of capitalized terms used in this Agreement which are not otherwise defined within the text of this Agreement, and (ii) cross references to capitalized terms defined within the text of the Agreement.
ARTICLE I.
THE MERGER
1.1 Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time: (i) Monument shall merge with and into C&N pursuant to the provisions of the Applicable Corporate Law, whereupon the separate existence of Monument shall cease, and C&N shall be the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”), and (ii) all of the outstanding shares of Monument Common Stock will be converted into C&N Common Stock and cash in accordance with the provisions of Article II.
1.2 Name.   The name of the Surviving Corporation shall be “Citizens & Northern Corporation”. The address of the principal office of the Surviving Corporation will be the address of C&N at the Effective Time.

1.3 Articles of Incorporation and Bylaws.   The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of C&N as in effect at the Effective Time.
1.4 Directors and Officers.   Subject to the provisions of Section 6.9, the directors and officers of the Surviving Corporation shall be the directors and officers of C&N in office at the Effective Time. Each of such directors and officers shall serve until such time as his or her successor is duly elected and has qualified.
ARTICLE II.
CONVERSION AND EXCHANGE OF SHARES
2.1 Conversion of Shares.   At the Effective Time, the shares of Monument Common Stock then outstanding shall be converted into shares of C&N Common Stock and cash, as follows:
(a) Conversion of Shares.
(i) Except for the Canceled Shares and Dissenting Shares, each share of Monument Common Stock issued and outstanding immediately prior to the Effective Time (a “Monument Share” and, collectively, the “Monument Shares”) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be canceled and extinguished and converted into the right to receive, upon the surrender of the share certificates evidencing the Monument Shares (it being understood that any reference herein to a “certificate” of Monument Shares shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Monument Common Stock), the C&N Stock Consideration or the Cash Consideration, or a combination of C&N Stock Consideration and the Cash Consideration, without any interest thereon (collectively, the “Merger Consideration”), as specified in this Article.
(ii) Shares of Monument Common Stock owned as of the Effective Time by C&N, C&N Bank, Monument or any Monument Subsidiary (except for trust account shares or shares acquired in connection with debts previously contracted) (collectively, the “Canceled Shares”) shall not be converted into the Merger Consideration and shall be canceled at the Effective Time.
(iii) Each share of C&N Common Stock that is issued and outstanding immediately before the Effective Time shall, on and after the Effective Time, remain issued and outstanding as one (1) share of C&N Common Stock, and each holder thereof shall retain his or her rights therein. The holders of the shares of C&N Common Stock outstanding immediately prior to the Effective Time shall, immediately after the Effective Time, continue to hold a majority of the outstanding shares of C&N Common Stock.
(b) Definitions.   For purposes hereof, the following terms have the following meanings:
“C&N Share Value” means the closing price of C&N Common Stock on the Market on the Effective Date.
“C&N Stock Consideration” means a number of shares of C&N Common Stock equal to the number of Monument Shares to be converted into C&N Common Stock multiplied by the Conversion Ratio.
“Cash Consideration” means $28.10 per share, which is the amount of cash payable in the Merger per Monument Share exchanged therefor.
“Conversion Ratio” means 1.0144, which is the number of shares of C&N Common Stock payable in the merger per Monument share exchanged therefor; provided, however, that if C&N or Monument shall, at any time after the date of this Agreement and before the Effective Time, change its issued and outstanding shares into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification, subdivision, combination of shares or other similar transaction, or there shall have been a record date declared for any such matter, then the Conversion Ratio shall be proportionately adjusted (calculated to four (4) decimal places), so that each Monument shareholder shall receive at the Effective Time, in exchange for his or her shares of Monument Common Stock, the number of shares of C&N Common Stock as would then have been owned by such Monument shareholder if the

Effective Time had occurred before the record date of such event. For example, if C&N were to declare a five percent (5%) stock dividend after the date of this Agreement, and if the record date for that stock dividend were to occur before the Effective Time, the Conversion Ratio would be adjusted from 1.0144 to 1.06512 shares.
“Outstanding Shares” means the aggregate number of Monument Shares outstanding immediately prior to the Effective Time, but excluding the Canceled Shares, which number shall not be greater than the number of shares outstanding on the date of this Agreement (except as permitted by Section 5.1 herein).
(c) No Fractional Shares.   No fractional shares of C&N Common Stock shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which a Monument shareholder would otherwise be entitled, such shareholder shall instead receive, in cash, an amount equal to the product of   (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the Cash Consideration.
(d) Closing Market Price.   For purposes of this Agreement, the “Closing Market Price” shall be the average of the closing prices for C&N Common Stock, calculated to two (2) decimal places, for the ten (10) consecutive trading days immediately preceding the date which is five (5) business days before the Effective Date (the “Price Determination Period”), as reported by the Market. For example, if April 1, 2019 were to be the Effective Date, then the Price Determination Period would be March 11 – 15 and 18 – 22, 2019. In the event that there is no trading activity for C&N Common Stock on the Market on a day during the Price Determination Period, the Closing Market Price shall be based on the days during the Price Determination Period during which there is trading activity.
2.2 Election Procedure.
(a) Elections.   Each holder of Monument Shares shall have the right to submit a request (an “Election”) to convert the Monument Shares owned by such holder (excluding any Canceled Shares) into: (1) the right to receive the Cash Consideration in the Merger (a “Cash Election”); (2) the right to receive the C&N Stock Consideration in the Merger (a “Stock Election”); or (3) the right to receive the Cash Consideration in the Merger for a portion of the Monument Shares owned, and the right to receive the C&N Stock Consideration in the Merger for the remainder of the Monument Shares owned (a “Cash/Stock Election”), in accordance with the following procedures:
(i) All Cash/Stock Elections shall be made solely in ten percent increments (i.e., 10% cash/90% stock; 20% cash/80% stock, etc.).
(ii) C&N shall prepare a form (the “Form of Election”) pursuant to which each holder of Monument Shares may make an Election, which shall be, in form and substance, acceptable to Monument. C&N and Monument shall mutually determine the timing of the mailing of the Form of Election to all Monument shareholders so as to permit Monument’s shareholders to exercise their right to make an Election on or prior to the Election Deadline. C&N and Monument shall each use its best efforts to mail or otherwise make available the Form of Election to all persons who become holders of Monument Shares during the period between the date of original mailing of the Form of Election and the Election Deadline. “Election Deadline” means the date announced by C&N (which date shall be mutually agreeable to Monument), as the last day on which Forms of Election will be accepted. In the event this Agreement shall have been terminated prior to the Effective Time, the Exchange Agent shall immediately return all Forms of Election and certificates for Monument Shares that have been submitted to the appropriate Monument shareholders.
(iii) Holders of record of Monument Shares who hold such shares as nominees, trustees, or in other representative capacities may submit multiple Forms of Election, provided that such representative certifies that each Form of Election covers all Monument Shares held by such representative for a particular beneficial owner.
(iv) Not later than the effective date of the Proxy Statement/Prospectus filed with the SEC, as contemplated in Section 6.1(b) hereof, C&N shall appoint Exchange Agent as the person to receive Forms of Election and to act as exchange agent under this Agreement. Any Monument shareholder’s Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates for the Monument Shares representing all certificated shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Monument Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election.
(v) Any Monument shareholder may at any time prior to the Election Deadline change his or her Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a revised Form of Election properly completed and signed.
(vi) Any Monument shareholder may, at any time prior to the Election Deadline, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal, prior to the Election Deadline, of such shareholder’s previously submitted certificates for Monument Shares, or of the guarantee of delivery of such certificates. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the Parties that this Agreement has been terminated in accordance with the terms hereof.
(vii) C&N and Monument shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.2, the issuance and delivery of certificates for C&N Common Stock into which Monument Shares are converted in the Merger and the payment of cash for Monument Shares converted into the right to receive the Cash Consideration in the Merger.
(viii) Outstanding Shares as to which a valid Election has not been made are referred to as “Non-Electing Shares”. If C&N shall determine that any Election is not properly made, such Election shall be deemed to be not in effect, and the Monument Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Shares. Monument, C&N and the Exchange Agent shall have no obligation to notify any person of any defect in any Election submitted.
(b) Conversion and Proration.   The manner in which each Monument Share (except Canceled Shares) shall be converted into the C&N Stock Consideration, the Cash Consideration or the right to receive a combination of C&N Stock Consideration and Cash Consideration at the Effective Time shall be as set forth in this Section 2.2(b).
(i) The number of Outstanding Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to this Agreement shall be twenty percent (20%) (the “Cash Percentage”) of the Outstanding Shares, determined without consideration of any shares for which holders have validly exercised dissenters rights (“Dissenting Shares”) and cash received by holders of Dissenting Shares (“Dissenting Shareholders”); provided, however, that the Parties desire that the Merger should qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) for federal income tax purposes. Therefore, notwithstanding anything to the contrary contained in this Agreement, in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by Barley Snyder LLP, C&N shall increase the number of Outstanding Shares that will be converted into the C&N Stock Consideration and reduce the number of Outstanding Shares that will be converted into the right to receive the Cash Consideration to the extent, if any, necessary to cause the Stock Test Amount to exceed the Cash Test Amount by at least $100.00; provided, however, that, solely for purposes of determining whether the Stock Test Amount exceeds the Cash Test Amount, cash paid for Monument Options pursuant to Section 2.4 shall be disregarded. For purposes of the foregoing: “Stock Test Amount” means the product of  (i) the number of Outstanding Shares to be converted into C&N Stock Consideration (determined after taking into account adjustments under this Section), multiplied by (ii) the Conversion Ratio, multiplied by (iii) the C&N Share Value; and “Cash Test Amount” means the product of  (i) the number of Outstanding Shares to be converted into the right to receive the Cash Consideration (determined after taking into account adjustments under Section 2.2(b)(i)), multiplied by (ii) the Cash Consideration.
(ii) If the total number of Outstanding Shares for which a Cash Election is requested (including the cash portion of any Cash/Stock Election, but excluding any fractional share for which cash is paid in lieu of receipt of such fractional share) is equal to the Cash Percentage, all such Cash Elections shall be honored as submitted, all Stock Elections shall be honored as submitted and all Non-Electing Shares shall be converted into C&N Stock Consideration.
(iii) If the total number of Outstanding Shares for which a Cash Election is requested (including the cash portion of any Cash/Stock Elections, but excluding any fractional share for which cash is paid in lieu of receipt of such fractional share) is greater than the Cash Percentage: all Non-Electing Shares shall be converted into the C&N Stock consideration and all remaining Monument shares shall be converted as follows:
(A) each Outstanding Share for which the holder made a Stock Election and the portion of each Cash/Stock Election electing C&N Stock Consideration (collectively, the “Aggregate Stock Elections”) shall be converted in the Merger into the C&N Stock Consideration; and
(B) each Outstanding Share for which the holder made a Cash Election and the portion of each Cash/Stock Election electing Cash Consideration (collectively, the “Aggregate Cash Elections”) shall be converted into the right to receive Cash Consideration or C&N Stock Consideration in the following manner:
1) Each Monument shareholder shall receive Cash Consideration for the Pro-rated Cash Percentage of the number of Outstanding Shares for which he or she elected to receive Cash Consideration (including the cash portion of any Cash/Stock Election), where “Pro-rated Cash Percentage” means the percentage determined by dividing the Cash Percentage by the Aggregate Cash Election Percentage:
Pro-rated Cash Percentage =	Cash Percentage Aggregate Cash Election Percentage
For purposes of the foregoing calculation, “Aggregate Cash Election Percentage” shall mean the percentage of Outstanding Shares represented by the Aggregate Cash Elections.
2) Each Monument shareholder shall have the Remaining Stock Percentage of the number of Outstanding Shares for which he or she elected to receive Cash Consideration (including the portion of any Cash/Stock Election electing Cash Consideration) converted into the C&N Stock Consideration, where “Remaining Stock Percentage” means 100% minus the Pro-rated Cash Percentage.
(iv) If the total number of Outstanding Shares for which a Cash Election is requested (including the cash portion of any Cash/Stock Elections but excluding any fractional share for which cash is paid in lieu of receipt of a fractional share) is less than the Cash Percentage, all Non-Electing Shares shall be converted, pro-rata among all holders of Non-Electing Shares based on the number of Non-Electing Shares owned, into the Cash Consideration until the Cash Percentage is reached and thereafter into C&N Stock Consideration. If all Non-Electing Shares are converted into the Cash Consideration pursuant to the foregoing sentence, and total Cash Elections, including all such Non-Electing Shares, are still less than the Cash Percentage, all remaining Monument Shares shall be converted as follows:

(A) the Aggregate Cash Elections shall be converted in the Merger into the Cash Consideration; and
(B) the Aggregate Stock Elections shall be converted into the right to receive Cash Consideration or C&N Stock Consideration in the following manner:
1) Each Monument shareholder shall receive C&N Stock Consideration for the Pro-rated Stock Percentage of the number of Outstanding Shares for which he or she elected to receive C&N Stock Consideration (including the stock portion of any Cash/Stock Election), where “Pro-rated Stock Percentage” means the percentage determined by dividing the Stock Percentage by the Aggregate Stock Election Percentage:
Pro-Rated Stock Percentage =	Stock Percentage Aggregate Stock Election Percentage
For purposes of the foregoing formula, “Stock Percentage” shall mean 80%. “Aggregate Stock Election Percentage” shall mean the percentage of Outstanding Shares represented by the Aggregate Stock Elections.
2) Each Monument shareholder shall have the Remaining Cash Percentage of the number of Outstanding Shares for which he or she elected C&N Stock Consideration (including the portion of any Cash/Stock Election electing C&N Stock Consideration) converted into the Cash Consideration, where “Remaining Cash Percentage” means 100% minus the Pro-rated Stock Percentage.
(v) If Non-Electing Shares are not converted under Sections (iii)-(iv) above, the Exchange Agent shall convert each Non-Electing Share into the Cash Consideration.
(vi) The Exchange Agent shall make all computations contemplated by this Section, and all such computations shall be conclusive and binding on the holders of Monument Shares, absent manifest error.
(c) Issuance of C&N Stock Consideration.
(i) Immediately prior to the Effective Time, C&N shall deliver to the Exchange Agent, in trust for the benefit of the holders of Monument Shares, certificates representing an aggregate number of whole shares of C&N Common Stock equal to the number of whole shares of C&N Common Stock into which such Monument Shares are to be converted as determined in Section 2.2(b). Notwithstanding the foregoing, C&N may, at its election, deliver the required shares of C&N Common Stock in book entry form via direct registration in lieu of the delivery of physical certificates of C&N Common Stock.
(ii) As soon as practicable following the Effective Time, each holder of Monument Shares that are to be converted into C&N Stock Consideration, upon proper surrender to the Exchange Agent of one or more certificates for such Monument Shares for cancellation accompanied by a properly completed Letter of Transmittal (to the extent not previously surrendered with a Form of Election), shall be entitled to receive (and the Exchange Agent shall deliver) certificates or electronic book entry to their account representing the number of whole shares of C&N Common Stock into which such Monument Shares shall have been converted in the Merger and a check for any fractional interests in accordance with Section 2.2(d).
(iii) No dividends or distributions that have been declared, if any, will be paid to persons entitled to receive certificates for shares of C&N Common Stock until such persons surrender their certificates for Monument Shares, at which time all such dividends and distributions shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any C&N Common Stock is to be issued in a name other than that in which the Monument certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes or other taxes required by reason of issuance in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Monument Shares for any C&N Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
(d) Payment of Cash Consideration.   Immediately prior to the Effective Time, C&N shall deposit with the Exchange Agent, in trust for the benefit of the holders of Monument Shares, an amount in cash equal to (i) the Cash Consideration to be paid to holders of Monument Shares to be converted into the right to receive the Cash Consideration as determined in Section 2.2(b); and (ii) the cash in lieu of fractional shares to be paid in accordance with Section 2.1(c). As soon as practicable following the Effective Time, each holder of Monument Shares that are to be converted into Cash Consideration, upon proper surrender to the Exchange Agent of one or more certificates for such Monument Shares for cancellation (to the extent not previously surrendered with a Form of Election), shall be entitled to receive (and the Exchange Agent shall deliver) a bank check for an amount equal to the Cash Consideration multiplied by the number of Monument Shares (including fractional shares) to be converted into Cash Consideration. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the Cash Consideration to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Monument Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
(e) Letter of Transmittal.   C&N will instruct the Exchange Agent to mail to each holder of record of Monument Shares who has not previously surrendered such holder’s certificates with a validly executed Form of Election, as soon as reasonably practical after the Effective Time: (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder’s certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as shall be agreed upon by Monument and C&N prior to the Effective Time) and (ii) instructions for use in effecting the surrender of certificates in exchange for the Merger Consideration (the “Letter of Transmittal”).
(f) Missing Certificates.
(i) If any holder of Monument Shares convertible into the right to receive the Merger Consideration is unable to deliver the certificates which represent such shares, the Exchange Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following:
(A) evidence to the reasonable satisfaction of C&N that any such certificate has been lost, wrongfully taken or destroyed;
(B) such security or indemnity as may be reasonably requested by C&N in accordance with industry standards, to indemnify and hold harmless C&N and the Exchange Agent; and
(C) evidence satisfactory to C&N that such person is the owner of the shares theretofore represented by each certificate claimed to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for payment pursuant to this Agreement.
2.3 Undisbursed Consideration.   The Exchange Agent shall return to C&N any remaining Cash Consideration and C&N Stock Consideration on deposit with the Exchange Agent on the date which is one (1) year after the Effective Date. Any shareholder of Monument who has not surrendered his or her certificate(s) to the Exchange Agent (an “Unexchanged Shareholder”) prior to such time shall be entitled to receive the Merger Consideration, without interest, upon the surrender of such certificate(s) to C&N, subject to applicable escheat or abandoned property laws. No dividends or distributions that have been declared, if any, on C&N Stock Consideration will be paid to Unexchanged Shareholders entitled to receive C&N Stock Consideration until such persons surrender their certificates (or electronic equivalents) for Monument Common Stock, at which time all such dividends and distributions shall be paid, without interest.
(a) None of C&N, Monument, the Exchange Agent or any other person shall be liable to any former holder of Monument Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws
(b) No Unexchanged Shareholder shall be considered a “shareholder of record” of C&N for purposes of voting at any special or annual meeting of C&N’s shareholders. The voting rights of Unexchanged Shareholders entitled to receive C&N Stock Consideration shall commence only upon the surrender of their Monument certificate(s) and the issuance to them of certificates for the C&N Stock Consideration in exchange therefor.
(c) In the event that any certificates for Monument Shares have not been surrendered for exchange in accordance with this Section on or before the first anniversary of the Effective Time, C&N may at any time thereafter, with or without notice to the holders of record of such certificates, sell for the accounts of any or all of such holders any or all of the shares of C&N Common Stock which such holders are entitled to receive under this Agreement (the “Unclaimed Shares”). Any such sale may be made by public or private sale or sale at any broker’s board or on any securities exchange in such manner and at such times as C&N shall determine. If, in the opinion of counsel for C&N, it is necessary or desirable, any Unclaimed Shares may be registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws. C&N shall not be obligated to make any sale of Unclaimed Shares if it shall determine not to do so, even if notice of the sale of the Unclaimed Shares has been given. The net proceeds of any such sale of Unclaimed Shares shall be held for holders of the unsurrendered certificates for Monument Shares whose Unclaimed Shares have been sold, to be paid to them upon surrender of the certificates for shares of C&N Common Stock. From and after any such sale, the sole right of the holders of the unsurrendered certificates for Monument Shares whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by C&N for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by C&N. If outstanding certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property laws, escheat laws and any other applicable law, become the property of C&N (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of C&N, Monument, the Exchange Agent or any other person shall be liable to any former holder of Monument Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
2.4 Treatment of Outstanding Monument Options.
(a) At the Effective Time, each option (collectively, “Monument Options”) to purchase shares of Monument Common Stock that (i) is outstanding at the Effective Time, (ii) has been granted pursuant to the 2018 Employee and Non-Employee Director Stock Option Plan or the 2008 Employee and Non-Employee Director Stock Option Plan, as amended and restated May 14, 2010 (collectively, the “Monument Stock Option Plans”); and (iii) would otherwise survive the Effective Time in the absence of the transactions contemplated by this Agreement, shall be redeemed for cash in an amount equal to the number of shares of Monument Common Stock covered by such Monument Option multiplied by the excess, if any, of the Cash Consideration over the exercise price per share of such Monument Option.
(b) To the extent required, as determined by C&N or Monument in light of applicable law, the terms of the Monument Stock Option Plans or otherwise, C&N may require all holders of Monument Options to execute an agreement documenting such holder’s agreement to accept cash in substitution for the Monument Option as of the Effective Time. Such agreement shall be executed in such form as C&N may reasonably require, and delivery of such agreement shall be required before C&N shall be required to deliver any cash to such individual pursuant to this Section.
(c) Schedule 2.4 sets forth a listing of each Monument Option grant still outstanding as of the date of this Agreement (copies of which have been provided to C&N), including the name of each holder of such Monument Option, the date of grant, the number of shares of Monument Common Stock subject to such Monument Option, the exercise price per share of such Monument Option, the expiration date, and the classification of whether such Monument Option is an incentive stock option or a nonqualified stock option.
2.5 Reservation and Registration of Shares.   (i) Prior to the Effective Time, C&N shall take appropriate action to reserve a sufficient number of authorized but unissued shares of C&N Common Stock to be issued in accordance with this Agreement as C&N Stock Consideration, and (ii) at the Effective Time, C&N will issue shares of C&N Common Stock to the extent set forth in, and in accordance with, this Agreement.
2.6 Withholding Rights.   C&N shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Monument Shares or Monument Options, the minimum amounts (if any) that C&N is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of tax law. To the extent that amounts are so withheld by C&N, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of such Monument Shares or Monument Options in respect of which such deduction and withholding was made by C&N.
2.7 Expenses.   All costs and expenses associated with the surrender and exchange of Monument Shares for the Merger Consideration shall be borne by C&N.
2.8 Dissenters’ Rights.   Pursuant to Applicable Corporate Law, the shareholders of Monument shall be entitled to exercise dissenters’ rights.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF MONUMENT
Monument represents and warrants to C&N, as of the date of this Agreement, as follows:
3.1 Organization.
(a) Monument is a corporation that is duly organized, validly existing and in good standing under the laws of the state of its incorporation. Monument is a bank holding company under the BHC Act, and has full corporate power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
(b) Monument Bank is a Pennsylvania chartered financial institution that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Monument Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (the “FDI Act”), and is a member of the Federal Reserve System. Monument Bank has full corporate power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
(c) Each of the Monument Subsidiaries currently conducting operations, other than Monument Bank, is an entity that is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each of the Monument Subsidiaries currently conducting operations has full corporate power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
3.2 Authority.
(a) The execution and delivery of this Agreement and the Bank Merger Agreement, and the performance of the transactions contemplated herein and therein, have been authorized by the Board of Directors of Monument and of Monument Bank, as required by law. The Board of Directors of

Monument has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Monument and has directed that this Agreement and the transactions contemplated hereby be submitted to Monument’s shareholders for adoption at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by Monument’s shareholders, Monument and Monument Bank have taken all corporate action necessary to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein, including the Merger and the Bank Merger.
(b) This Agreement has been duly executed and delivered by Monument and, assuming due authorization, execution and delivery by C&N, constitutes the valid and binding obligation of Monument, enforceable against Monument in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, regulations and rules affecting financial institutions and subject as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity (the “Bankruptcy and Equity Exceptions”). The Bank Merger Agreement has been duly executed and delivered by Monument Bank and, assuming due authorization, execution and delivery by C&N Bank, constitutes the valid and binding obligation of Monument Bank, enforceable against Monument Bank in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(c) The execution, delivery and performance of this Agreement and the Bank Merger Agreement will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of Monument or Monument Bank, (ii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to Monument or any Monument Subsidiary, subject to the receipt of all required governmental approvals, or (iii) any agreement, contract, memorandum of understanding, indenture or other instrument to which Monument or any Monument Subsidiary is a party or by which Monument or any Monument Subsidiary or any of their properties are bound.
3.3 Subsidiaries.   Each of Monument Bank and the entities listed on Schedule 3.3(i) is a wholly-owned subsidiary of Monument, and each of the entities listed on Schedule 3.3(ii) is a wholly-owned subsidiary of Monument Bank (collectively, the “Monument Subsidiaries”). Except for the Monument Subsidiaries, Monument has no Subsidiaries.
3.4 Capitalization.
(a) The authorized capital of Monument consists exclusively of 10,000,000 shares of preferred stock, $1,000 liquidation value per share, and 10,000,000 shares of common stock, $1.00 par value per share. As of the date of this Agreement, no shares of capital stock or other voting securities of Monument are issued, reserved for issuance or outstanding, other than as set forth on Schedule 3.4(a). All of the issued and outstanding shares of Monument Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Monument may vote are issued or outstanding. Except as set forth in Schedule 3.4(a), as of the date of this Agreement, no trust preferred or subordinated debt securities of Monument are issued or outstanding. Other than the Monument Options, in each case, issued prior to the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Monument to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.
(b) Monument owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Monument Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Monument Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Monument Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Monument Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
(c) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Monument or any of the Monument Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Monument Common Stock or other equity interests of Monument. Schedule 3.4(c) sets forth a true, correct and complete list of all Monument plans pursuant to which Monument equity interests may be issued (each a “Monument Stock Plan”) and all Monument Options outstanding as of the date hereof specifying, on a holder-by-holder basis: (i) the name of each holder, (ii) the number of shares subject to each such Monument Option, (iii) the grant date of each such Monument Option, (iv) the Monument Stock Option Plan under which such Monument Option was granted, (v) the exercise price for each such Monument Option, and (vi) the expiration date of each such Monument Option. Other than the Monument Options, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Monument or any of its Subsidiaries) are outstanding.
(d) The equity ownership interests of the Monument Subsidiaries are sometimes collectively referred to herein as the “Monument Subsidiaries Common Equity”.
3.5 Consents and Approvals.   Except for (i) the filing of applications, filings and notices, as applicable, with the Bank Regulators as required by applicable law in connection with the Merger and the Bank Merger and approval of such applications, filings and notices, (ii) the filing of any required applications, filings or notices, as applicable, with the Financial Industry Regulatory Authority (“FINRA”) and the approval of such applications, filings and notices, (iii) the filing with the SEC of a proxy statement and prospectus in definitive form relating to the meeting of Monument’s shareholders to be held in connection with this Agreement, the offering of C&N’s common stock in the Merger and the other transactions contemplated hereby (including any amendments or supplements thereto, the “Proxy Statement/Prospectus”), and of the Registration Statement on Form S-4 in which the Proxy Statement/Prospectus will be included, to be filed with the SEC by C&N in connection with the transactions contemplated by this Agreement (the “Registration Statement”) and declaration of effectiveness of the Registration Statement, (iv) the filing of Articles of Merger with the Filing Offices and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of C&N Common Stock pursuant to this Agreement and the approval of the listing of such C&N Common Stock on the Market, no consents or approvals of or filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (A) the execution and delivery by Monument of this Agreement or (B) the consummation by Monument of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Monument is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
3.6 Charter, Bylaws and Minute Books.   Copies of the Articles of Incorporation and Bylaws or Articles of Organization and Operating Agreements or other operative charter or entity documents of Monument and each of the Monument Subsidiaries have been previously made available to C&N for inspection and are true, correct and complete. Except as previously disclosed to C&N in writing, the minute books of Monument and the Monument Subsidiaries that have been made available to C&N for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders or members of Monument and the Monument Subsidiaries at the meetings documented in such minutes.
3.7 Reports.
(a) Monument and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1 of the Current Year with (i) any state regulatory authority, (ii) the Bank Regulators, (iii) any foreign regulatory authority and (iv) any SRO ((i) – (iv), each, a “Regulatory Agency” and, collectively the “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Monument. As of their respective dates, all such reports, registrations and statements filed with a Regulatory Agency complied as to form, in all material respects, with the published rules and regulations of such Regulatory Agencies. Except for examinations of Monument and its Subsidiaries conducted by a Regulatory Agency in the Ordinary Course of Business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Monument, investigation into the business or operations of Monument or any of its Subsidiaries since January 1 of the Current Year, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Monument or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument.
(b) An accurate and complete copy of each final securities registration statement, securities offering prospectus, annual, quarterly or other financial statement or report or letter to shareholders, and any proxy statement produced by Monument, including any such materials filed with a Regulatory Agency, since January 1 of the Current Year (the “Monument Reports”) has previously been made available by Monument to C&N. No such Monument Report, at the time filed, mailed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information provided as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date.
3.8 Financial Statements.
(a) The financial statements of Monument and its Subsidiaries included (or incorporated by reference) in the Monument Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Monument and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Monument and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing, issuance and use, in all material respects with applicable accounting requirements and applicable law, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Monument and its Subsidiaries have been, since January 1 of the Current Year, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. No auditor of Monument has resigned (or informed Monument that it intends to resign) or been dismissed as independent public accountants of Monument as a result of or in connection with any disagreements with Monument on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in the past two completed fiscal years.
(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument, neither Monument nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Monument included in its audited financial statements as of and for the period ended December 31 of the Prior Year (including any notes thereto) and for liabilities incurred in the Ordinary Course of Business consistent with past practice since such date, or in connection with this Agreement and the transactions contemplated hereby.
(c) The records, systems, controls, data and information of Monument and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Monument or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument. Monument (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Monument, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Monument by others within those entities on a timely basis, and (ii) has not identified (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Monument’s ability to record, process, summarize and report financial information, and (y) to the knowledge of Monument, any fraud, whether or not material, that involves management or other employees who have a significant role in Monument’s internal controls over financial reporting. These disclosures were made in writing by management to Monument’s auditors and audit committee and a copy has been previously made available to C&N. To the knowledge of Monument, there is no reason to believe that Monument’s outside auditors and its chief executive officer and chief financial officer would not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes Oxley Act of 2002 (the “SOX Act”), without qualification, if Monument were subject to such requirement.
(d) Since January 1 of the Current Year, (i) neither Monument nor any of its Subsidiaries, nor, to the knowledge of Monument, any director, officer, auditor, accountant or representative of Monument or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Monument, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Monument or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Monument or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Monument or any of its Subsidiaries, whether or not employed by Monument or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Monument or any of its officers, directors or employees to the Board of Directors of Monument or any committee thereof or to the knowledge of Monument, to any director or officer of Monument.
3.9 Absence of Undisclosed Liabilities.   Except as disclosed in Schedule 3.9, or as reflected, noted or adequately reserved against in the most recent balance sheet provided by Monument to C&N prior to the date of this Agreement (the “Monument Balance Sheet”), as of the date of the Monument Balance Sheet, Monument had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the Monument Balance Sheet under GAAP. Except as disclosed in Schedule 3.9, Monument and the Monument Subsidiaries have not incurred, since the date of the Monument Balance Sheet, any such liability, other than liabilities of the same nature as those set forth in the Monument Balance Sheet, all of which have been incurred in the Ordinary Course of Business.
3.10 Absence of Changes.   Since the date of the Monument Balance Sheet, Monument and the Monument Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 3.10, neither Monument nor the Monument Subsidiaries have undergone any changes in their condition (financial or otherwise), assets, liabilities, business, results of operations or future prospects, other than changes in the Ordinary Course of Business, which, in the aggregate, had a Material Adverse Effect as to Monument and the Monument Subsidiaries on a consolidated basis.
3.11 Dividends, Distributions and Stock Purchases.   Except as set forth in Schedule 3.11, since the date of the Monument Balance Sheet, Monument has not declared, set aside, made or paid any dividend or other distribution in respect of the Monument Common Stock, or purchased, issued or sold any shares of Monument Common Stock or the Monument Subsidiaries Common Equity, other than as described in the Monument Reports.
3.12 Taxes.   Each of Monument and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of Monument and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid or adequate provision has been made for any such Taxes on the Monument Balance Sheet in accordance with GAAP. Each of Monument and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Monument nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Schedule 3.12, the federal income Tax Returns of Monument and its Subsidiaries for all years in the five (5) year period ending December 31 of the Prior Year have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against Monument or any of its Subsidiaries. There are no pending or, to Monument’s knowledge, threatened, disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Monument and its Subsidiaries or the assets of Monument and its Subsidiaries. In the last six (6) years, neither Monument nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that Monument or any of its Subsidiaries was required to file any Tax Return that was not filed. Monument has made available to C&N true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of Monument or any of its Subsidiaries. Neither Monument nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Monument and its Subsidiaries). Neither Monument nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Monument) or (B) has any liability for the Taxes of any person (other than Monument or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Monument nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither Monument nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). At no time during the past five (5) years has Monument been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither Monument nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Effective Date, or (v) prepaid amount received on or prior to the Effective Date, in the case of  (i), (iii), (iv) and (v), outside of the Ordinary Course of Business.
3.13 Title to and Condition of Assets.   Except as disclosed in Schedule 3.13, Monument and the Monument Subsidiaries have good and marketable title to all material consolidated real and personal properties and assets reflected in the Monument Balance Sheet or acquired subsequent to the date of the Monument Balance Sheet, (other than OREO or property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever; provided, however, that the representations and warranties contained in this sentence do not cover liens or encumbrances that: (i) are reflected in the Monument Balance Sheet or in Schedule 3.13; (ii) represent liens of current taxes not yet due or which, if due, may be paid without penalty, or which are being contested in good faith by appropriate proceedings; and (iii) represent such imperfections of title, liens, encumbrances, zoning requirements and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use, of the properties and assets subject thereto. The material structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Monument Balance Sheet or acquired subsequent to the date of the Monument Balance Sheet: (A) are in good operating condition and repair (ordinary wear and tear excepted), and (B) comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws, except where any noncompliance would not materially detract from the value, or interfere with the present use, of such structures, improvements, furniture, fixtures and equipment. Monument and the Monument Subsidiaries own or have the right to use all real and personal properties and assets that are material to the conduct of their respective businesses as presently conducted.
3.14 Contracts.
(a) Except as set forth in Schedule 3.14, as of the date hereof, neither Monument nor any of its Subsidiaries is a party to or bound by any Material Contract, other than any Monument Benefit Plan. Neither Monument nor any of its Subsidiaries knows of, or has received written, or to Monument’s knowledge, oral notice of, any violation of a Material Contract by any of the other parties thereto which would reasonably be likely to be, either individually or in the aggregate, material to Monument and its Subsidiaries, taken as a whole.
(b) In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument: (i) Each Material Contract is valid and binding on Monument or one of its Subsidiaries, as applicable, and in full force and effect, (ii) Monument and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Material Contract, (iii) to Monument’s knowledge, each third-party counterparty to each Material Contract has performed all obligations required to be performed by it to date under such Material Contract and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Monument or any of its Subsidiaries under any such Material Contract.
3.15 Litigation and Governmental Directives.   Except as disclosed in Schedule 3.15, (i) there is no litigation, investigation or proceeding pending, or to the Knowledge of Monument or the Monument Subsidiaries, threatened, that involves Monument or the Monument Subsidiaries or any of their properties and that, if determined adversely, would have a Material Adverse Effect on Monument; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any Governmental Entity against, or with the consent of, Monument or the Monument Subsidiaries that would have a Material Adverse Effect on, or that materially restricts the right of, Monument or the Monument Subsidiaries to carry on their businesses as presently conducted; and (iii) neither Monument nor the Monument Subsidiaries have Knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either Monument or the Monument Subsidiaries, would have a Material Adverse Effect on, or would materially restrict the right of, Monument or the Monument Subsidiaries to carry on their businesses as presently conducted. All litigation (except for bankruptcy proceedings in which Monument or the Monument Subsidiaries have filed proofs of claim) in which Monument or the Monument Subsidiaries are involved as a plaintiff  (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $50,000 is identified in Schedule 3.15. Neither Monument nor any of its Subsidiaries is, or has been since January 1 of the Current Year, subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or a recipient of any supervisory letter from, or, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in a Schedule, a “Regulatory Agreement”), nor been advised in writing or, to Monument’s knowledge, orally, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
3.16 Risk Management Instruments.   All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Monument, any of its Subsidiaries or for the account of a customer of Monument or one of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Monument or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Bankruptcy and Equity Exceptions). Monument and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Monument’s knowledge, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.
3.17 Environmental Matters.   Except as disclosed in Schedule 3.17, neither Monument nor any of the Monument Subsidiaries has any material liability relating to any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance that has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Monument or any of the Monument Subsidiaries and which is required to be reflected, noted or adequately reserved against in Monument’s consolidated financial statements under GAAP. In particular, without limiting the generality of the foregoing sentence, but subject to the materiality and financial statement disclosure standards therein, except as disclosed in Schedule 3.17, neither Monument nor any of the Monument Subsidiaries have environmental liabilities based on their use or incorporation of: (i) any materials containing asbestos in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Monument or any of the Monument Subsidiaries; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCBs on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Monument or any of the Monument Subsidiaries; or (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous wastes or similar substances located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor’s right) or leased by Monument or any of the Monument Subsidiaries.
3.18 Intellectual Property.   Except as would not reasonably be likely, either individually or in the aggregate, to have a Material Adverse Effect on Monument: (i) Monument and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted; (ii)(A) the use of any Intellectual Property by Monument and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person, and (B) no person has asserted to Monument in writing that Monument or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (iii) to the knowledge of Monument, no person is challenging, infringing on or otherwise violating any right of Monument or any of its Subsidiaries with respect to any Intellectual Property owned by Monument or its Subsidiaries; (iv) neither Monument nor any Monument Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Monument or any Monument Subsidiary; and (v) to the knowledge of Monument, since January 1 of the Current Year, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Monument and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any re-examinations, extensions or reissues thereof, in any jurisdiction; trade secrets; and copyrights and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.
3.19 Privacy.   Monument and each of its Subsidiaries (i) has collected Personal Information in material compliance with all applicable Privacy Laws; (ii) has the requisite consent or other authority under all applicable laws regarding the collection, use, storage, disclosure, or other processing of Personal Information to use, disclose, store, and otherwise process Personal Information, which consent or other authority is sufficient for the business as currently conducted; and (iii) has taken all steps in accordance with normal industry practices to secure the business data related to Monument’s business from unauthorized access or unauthorized use by any Person. No communication from any Governmental Entity with respect to or alleging non-compliance with any law regarding the collection, use, storage, disclosure or other processing of Personal Information has been received by Monument or any of its Subsidiaries. A copy of all internally or externally prepared reports or audits that describe or evaluate the information security procedures of Monument, all material policies related thereto and any failures to comply therewith have been provided to C&N. To Monument’s Knowledge, there has been no unauthorized access gained by any Person to Personal Information held or collected by Monument, its employees, or third party contractors in the course of conducting Monument’s business.
3.20 Compliance with Laws; Governmental Authorizations.   Monument and each of its Subsidiaries hold, and have at all times since December 31 of the Prior Year held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Monument, and to the knowledge of Monument no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Monument and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to Monument or any of its Subsidiaries, including (to the extent applicable to Monument or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the SOX Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Monument Bank has a Community Reinvestment Act rating of  “satisfactory” or better.
3.21 Insurance.   All policies of insurance relating to Monument’s and the Monument Subsidiaries’ operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of Monument or the Monument Subsidiaries are listed in Schedule 3.21. All such policies of insurance are in full force and effect, and no notices of cancellation have been received in connection therewith.
3.22 Financial Institutions Bonds.   Since January 1, 2017, Monument Bank has continuously maintained in full force and effect one or more financial institutions bonds listed in Schedule 3.22 insuring Monument Bank against acts of dishonesty by each of its employees. No claim has been made under any such bond and Monument Bank has no Knowledge of any fact or condition presently existing which might form the basis of a claim under any such bond. Monument Bank has received no notice that its present financial institutions bond or bonds will not be renewed by its carrier on substantially the same terms as those now in effect.

3.23 Labor Relations and Employment Agreements.   Neither Monument nor any of the Monument Subsidiaries is a party to or bound by any collective bargaining agreement. Monument and the Monument Subsidiaries enjoy good working relationships with their employees, and there are no labor disputes pending, or to the Knowledge of Monument threatened, that would have a Material Adverse Effect on Monument. Except as disclosed in Schedule 3.23, as of the Effective Time, neither Monument nor the Monument Subsidiaries will have any liability for employee termination rights or payments arising out of any Employment Obligation, and neither the execution of this Agreement nor the consummation of the Merger shall, by itself, entitle any employee of Monument or the Monument Subsidiaries to any “change of control” payments or benefits. Except as set forth on Schedule 3.23, no payment that is owed or may become due to any director, officer, employee, or agent of Monument or any Monument Subsidiary as a result of the consummation of the Merger will be non-deductible to Monument or any Monument Subsidiary or subject to tax under Internal Revenue Code of 1986, §280G or §4999; nor, except as set forth on Schedule 3.23, will Monument or any Monument Subsidiary be required to “gross up” or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person as a result of the consummation of the Merger.*
3.24 Employee Benefit Plans.   All Benefit Plans to which Monument or the Monument Subsidiaries are a party or by which Monument or the Monument Subsidiaries are bound, but not including the Employment Obligations described in Section 3.23, are identified in Schedule 3.24. Each Monument Pension Plan is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA, except where a failure to so comply would not result in a material liability. No “prohibited transaction” (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the Monument Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the Monument Pension Plan or any other Monument Benefit Plan which is an employee welfare benefit plan as defined in Section 3(1) of ERISA, and no claim is pending or, to the Knowledge of Monument, threatened with respect to any Monument Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither Monument nor the Monument Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the Monument Pension Plans or any other Monument Benefit Plan. Within the past five (5) years, there has not been any audit of any Monument Benefit Plan by the U.S. Department of Labor or the IRS.
Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) is operated in material compliance with the provisions of Section 409A of the Code and the regulations promulgated thereunder.
3.25 Loan Portfolio.
(a) As of the date hereof, except as set forth in Schedule 3.25(a), neither Monument nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Monument or any Subsidiary of Monument is a creditor which as of the end of the last full month prior to the date of this Agreement, had an outstanding balance of $50,000 or more and under the terms of which the obligor was, as of the end of the last full month prior to the date of this Agreement, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or principal shareholder of Monument or any of its Subsidiaries (as such terms are defined in 12 C.F.R. Part 215). Except as such disclosure may be limited by any applicable law, rule or regulation, Schedule 3.25(a) sets forth a true, correct and complete list of all of the Loans of Monument and its Subsidiaries that, as of the end of the last full month prior to the date of this Agreement had an outstanding balance of  $50,000 or more and were classified by Monument as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,”

*
280G Analysis should be N/A based upon lack of employment agreements, change in control agreements, etc., but verify.

“Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.
(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument, each outstanding Loan of Monument and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Monument and its Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(c) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Monument, each outstanding Loan of Monument and its Subsidiaries (including Loans held for resale to investors) solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the applicable written underwriting standards of Monument and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
(d) None of the agreements pursuant to which Monument or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(e) There are no outstanding Loans made by Monument or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Monument or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(f) Neither Monument nor any of its Subsidiaries is now nor has it ever been since December 31 of the Prior Year, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
3.26 Investment Portfolio.
(a) Each of Monument and its Subsidiaries has good title in all material respects to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of Monument or its Subsidiaries. Such securities are valued on the books of Monument in accordance with GAAP in all material respects.
(b) Monument and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that Monument believes are prudent and reasonable in the context of their respective businesses, and Monument and its Subsidiaries have, since January 1 of the Current Year, been in compliance with such policies, practices and procedures in all material respects.
3.27 Related Party Transactions.   There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between Monument or any of its Subsidiaries, on the one hand, and any current director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Monument or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Monument Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Monument) on the other hand, of the type that would be required to be reported by Monument in any SEC Report to which Monument would be subject (if Monument would be subject thereto) pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act (a “Related Party Transaction”).
3.28 Certain Activities.
(a) Neither Monument, nor any Monument Subsidiary:
(i) provides investment management, investment advisory or sub-advisory services to any person, including management and advice provided to separate accounts and participation in wrap fee programs, and that is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended;
(ii) is a broker-dealer, or is required to be registered as a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker under any applicable laws or regulations;
(iii) originates, maintains or administers credit card accounts; or
(iv) provides, or has provided, merchant credit card processing services to any merchants.
(b) Monument and each Monument Subsidiary has administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable laws and regulations. To Monument’s knowledge, neither Monument, any Monument Subsidiary, nor any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.
3.29 No Finder.   Except as disclosed in Schedule 3.29, neither Monument nor any of the Monument Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.
3.30 Complete and Accurate Disclosure.   Neither this Agreement (insofar as it relates to Monument, the Monument Subsidiaries, the Monument Common Stock, the Monument Subsidiaries’ Common Equity, and the involvement of Monument and the Monument Subsidiaries in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by Monument to C&N pursuant to Section 3.8 contains, at the time and under the circumstances under which it is made, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
3.31 Proxy Statement/Prospectus.   The information relating to Monument and the Monument Subsidiaries to be contained in the Proxy Statement/Prospectus and Registration Statement, or in any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, and any amendments or supplements thereto, will: (i) comply in all material respects with applicable provisions of the Securities Act, and the Exchange Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain, at the time and in light of the circumstances under which it is made, any untrue statement of a material fact, or omit to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus or Registration Statement which has become false or misleading.
3.32 Beneficial Ownership of C&N Common Stock.   Monument and the Monument Subsidiaries do not, and prior to the Effective Time, Monument and the Monument Subsidiaries will not, own beneficially (within the meaning of SEC Rule 13d 3(d)(1)) more than five percent (5%) of the outstanding shares of C&N Common Stock.
3.33 Fairness Opinion.   Monument’s Board of Directors has received a written opinion from Boenning & Scattergood, Inc. (a copy of such written opinion having been provided to C&N), to the effect that the Merger Consideration, at the time of execution of this Agreement, is fair to Monument’s shareholders from a financial point of view.

3.34 State Takeover Laws.   The Board of Directors of Monument has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby Chapter 25 of the PBCL and any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law (any such laws, “Takeover Statutes”).
3.35 Reorganization.   Monument has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF C&N
C&N represents and warrants to Monument, as of the date of this Agreement and as of the date of the Closing, as follows:
4.1 Organization.
(a) C&N is a corporation that is duly organized, validly existing and in good standing under the laws of the state of its incorporation. C&N is a bank holding company under the BHC Act, and has full corporate power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
(b) C&N Bank is a Pennsylvania-chartered bank that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. C&N Bank is an insured bank under the provisions of the FDI Act, and is not a member of the Federal Reserve System. C&N Bank has full corporate power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
(c) Each of the C&N Subsidiaries currently conducting operations, other than C&N Bank, is an entity that is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each of the C&N Subsidiaries currently conducting operations has full corporate power and lawful authority to own and hold its properties and to carry on its business as presently conducted.
4.2 Authority.
(a) The execution and delivery of this Agreement and the Bank Merger Agreement, and the performance of the transactions contemplated herein and therein, have been authorized by the Board of Directors of C&N and of C&N Bank, as required by law. The Board of Directors of C&N has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of C&N and has directed that this Agreement and the transactions contemplated hereby be submitted to C&N’s shareholders for adoption at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by C&N’s shareholders, C&N and C&N Bank have taken all corporate action necessary to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein, including the Merger and the Bank Merger.
(b) This Agreement has been duly executed and delivered by C&N and, assuming due authorization, execution and delivery by Monument, constitutes the valid and binding obligation of C&N, enforceable against C&N in accordance with its terms, subject to applicable Bankruptcy and Equity Exceptions. The Bank Merger Agreement has been duly executed and delivered by C&N Bank and, assuming due authorization, execution and delivery by C&N Bank, constitutes the valid and binding obligation of C&N Bank, enforceable against C&N Bank in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(c) The execution, delivery and performance of this Agreement and the Bank Merger Agreement will not constitute a violation or breach of or default under (i) the Articles of Incorporation or Bylaws of C&N or C&N Bank, (ii) any statute, rule, regulation, order, decree or directive of any governmental authority or court applicable to C&N or any C&N Subsidiary, subject to the receipt of all required governmental approvals, or (iii) any agreement, contract, memorandum of understanding, indenture or other instrument to which C&N or any C&N Subsidiary is a party or by which C&N or any C&N Subsidiary or any of their properties are bound.
4.3 Subsidiaries.   Each of C&N Bank and the entities listed on Schedule 4.3(i) is a wholly-owned subsidiary of C&N, and each of the entities listed on Schedule 4.3(ii) is a wholly-owned subsidiary of C&N Bank (collectively, the “C&N Subsidiaries”). Except for the C&N Subsidiaries, C&N has no Subsidiaries.
4.4 Capitalization.
(a) The authorized capital of C&N consists exclusively of 30,000 shares of preferred stock and 20,000,000 shares of C&N Common Stock. As of the date of this Agreement, no shares of capital stock or other voting securities of C&N are issued, reserved for issuance or outstanding, other than as set forth on Schedule 4.4(a). All of the issued and outstanding shares of C&N Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of C&N may vote are issued or outstanding. Except as set forth in Schedule 4.4(a), as of the date of this Agreement, no trust preferred or subordinated debt securities of C&N are issued or outstanding. Other than the stock options listed on Schedule 4.4(a), and other than restricted stock, there are no outstanding subscriptions, options, restricted shares, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating C&N to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.
(b) C&N owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the C&N Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to C&N Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. §55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No C&N Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
(c) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which C&N or any of the C&N Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the C&N Common Stock or other equity interests of C&N. Schedule 4.4(c) sets forth a true, correct and complete list of all C&N plans pursuant to which C&N equity interests may be issued (each an “C&N Stock Plan”) and the aggregate numbers of stock options and restricted shares that may be and have been issued under such C&N Stock Plans as of the date hereof. Other than the stock options and restricted shares set forth on Schedule 4.4(a), no equity-based awards are outstanding.
(d) The equity ownership interests of the C&N Subsidiaries are sometimes collectively referred to herein as the “C&N Subsidiaries Common Equity”.
4.5 Consents and Approvals.   Except for (i) the filing of applications, filings and notices, as applicable, with the Bank Regulators as required by applicable law in connection with the Merger and the Bank Merger and approval of such applications, filings and notices, (ii) the filing of any required applications, filings or notices, as applicable, with FINRA and the approval of such applications, filings and notices, (iii) the filing with the SEC of a Proxy Statement/Prospectus and of the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of Articles of Merger with the Filing Offices, and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of C&N Common Stock pursuant to this Agreement and the approval of the listing of such C&N Common Stock on the Market, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with

(A) the execution and delivery by C&N of this Agreement or (B) the consummation by C&N of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, C&N is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.
4.6 Charter, Bylaws and Minute Books.   Copies of the Certificate of Incorporation and Bylaws or Articles of Organization and Operating Agreements or other operative charter or entity documents of C&N and each of the C&N Subsidiaries have been previously made available to Monument for inspection and are true, correct and complete. Except as previously disclosed to Monument in writing, the minute books of C&N and the C&N Subsidiaries that have been made available to Monument for inspection are true, correct and complete in all material respects and accurately record the actions taken by the Boards of Directors and shareholders or members of C&N and the C&N Subsidiaries at the meetings documented in such minutes.
4.7 Reports.
(a) C&N and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1 of the Current Year with any Regulatory Agency, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on C&N. Except for examinations of C&N and its Subsidiaries conducted by a Regulatory Agency in the Ordinary Course of Business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of C&N, investigation into the business or operations of C&N or any of its Subsidiaries since January 1 of the Current Year, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of C&N or any of its Subsidiaries, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N.
(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by C&N or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1 of the Current Year (the “C&N SEC Reports”) is publicly available. No such C&N SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all C&N SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of C&N has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the SOX Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the C&N SEC Reports.
4.8 Financial Statements.
(a) The financial statements of C&N and its Subsidiaries included (or incorporated by reference) in the C&N SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of C&N and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of C&N and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of C&N and its Subsidiaries have been, since January 1 of the Current Year, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Baker Tilly Virchow Krause, LLP has not resigned (or informed C&N that it intends to resign) or been dismissed as independent public accountants of C&N as a result of or in connection with any disagreements with C&N on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N, neither C&N nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of C&N included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 (including any notes thereto) and for liabilities incurred in the Ordinary Course of Business consistent with past practice since June 30, 2018, or in connection with this Agreement and the transactions contemplated hereby.
(c) The records, systems, controls, data and information of C&N and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of C&N or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N. C&N (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to C&N, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of C&N by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the SOX Act, and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to C&N’s outside auditors and the audit committee of C&N’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect C&N’s ability to record, process, summarize and report financial information, and (y) to the knowledge of C&N, any fraud, whether or not material, that involves management or other employees who have a significant role in C&N’s internal controls over financial reporting. These disclosures were made in writing by management to C&N’s auditors and audit committee and a copy has been previously made available to Monument. To the knowledge of C&N, there is no reason to believe that C&N’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the SOX Act, without qualification, when next due.
(d) Since January 1 of the Current Year, (i) neither C&N nor any of its Subsidiaries, nor, to the knowledge of C&N, any director, officer, auditor, accountant or representative of C&N or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of C&N, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of C&N or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that C&N or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing C&N or any of its Subsidiaries, whether or not employed by C&N or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by C&N or any of its officers, directors or employees to the Board of Directors of C&N or any committee thereof or to the knowledge of C&N, to any director or officer of C&N.

4.9 Absence of Undisclosed Liabilities.   Except as disclosed in Schedule 4.9, or as reflected, noted or adequately reserved against in the most recent balance sheet provided by C&N to Monument prior to the date of this Agreement (the “C&N Balance Sheet”), as of the date of the C&N Balance Sheet, C&N had no material liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the C&N Balance Sheet under GAAP. Except as disclosed in Schedule 4.9, C&N and the C&N Subsidiaries have not incurred, since the date of the C&N Balance Sheet, any such liability, other than liabilities of the same nature as those set forth in the C&N Balance Sheet, all of which have been incurred in the Ordinary Course of Business.
4.10 Absence of Changes.   Since the date of the C&N Balance Sheet, C&N and the C&N Subsidiaries have each conducted their businesses in the Ordinary Course of Business and, except as disclosed in Schedule 4.10, neither C&N nor the C&N Subsidiaries have undergone any changes in their condition (financial or otherwise), assets, liabilities, business, results of operations or future prospects, other than changes in the Ordinary Course of Business, which, in the aggregate, had a Material Adverse Effect as to C&N and the C&N Subsidiaries on a consolidated basis.
4.11 Dividends, Distributions and Stock Purchases.   Except as set forth in Schedule 4.11, since the date of the C&N Balance Sheet, C&N has not declared, set aside, made or paid any dividend or other distribution in respect of the C&N Common Stock, or purchased, issued or sold any shares of C&N Common Stock or the C&N Subsidiaries Common Equity, other than as described in the C&N SEC Reports.
4.12 Taxes.   Each of C&N and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of C&N and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of C&N and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither C&N nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Except as set forth on Schedule 4.12, the federal income Tax Returns of C&N and its Subsidiaries for all years in the five (5) year period ending December 31 of the Prior Year have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against C&N or any of its Subsidiaries. There are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of C&N and its Subsidiaries or the assets of C&N and its Subsidiaries. In the last six (6) years, neither C&N nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that C&N or any of its Subsidiaries was required to file any Tax Return that was not filed. C&N has made available to Monument true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable) on any of the assets of C&N or any of its Subsidiaries. Neither C&N nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among C&N and its Subsidiaries). Neither C&N nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was C&N) or (B) has any liability for the Taxes of any person (other than C&N or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither C&N nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither C&N nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). At no time during the past five (5) years has C&N been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. Neither C&N nor any of its Subsidiaries will be required to include any material item of income in, or to exclude any material item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) change in method of accounting, (ii) closing agreement, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign law), (iv) installment sale or open transaction disposition made on or prior to the Effective Date, or (v) prepaid amount received on or prior to the Effective Date, in the case of  (i), (iii), (iv) and (v), outside of the Ordinary Course of Business.
4.13 Litigation and Governmental Directives.   Except as disclosed in Schedule 4.13, (i) there is no litigation, investigation or proceeding pending, or to the Knowledge of C&N or the C&N Subsidiaries, threatened, that involves C&N or the C&N Subsidiaries or any of their properties and that, if determined adversely, would have a Material Adverse Effect on C&N; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any Governmental Entity against, or with the consent of, C&N or the C&N Subsidiaries that would have a Material Adverse Effect on, or that materially restricts the right of, C&N or the C&N Subsidiaries to carry on their businesses as presently conducted; and (iii) neither C&N nor the C&N Subsidiaries have Knowledge of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to either C&N or the C&N Subsidiaries, would have a Material Adverse Effect on, or would materially restrict the right of, C&N or the C&N Subsidiaries to carry on their businesses as presently conducted. All litigation (except for bankruptcy proceedings in which C&N or the C&N Subsidiaries have filed proofs of claim) in which C&N or the C&N Subsidiaries are involved as a plaintiff  (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business) in which the amount sought to be recovered is greater than $100,000 is identified in Schedule 4.13. Neither C&N nor any of its Subsidiaries is, or has been since January 1 of the Current Year, subject to any Regulatory Agreement, nor been advised in writing or, to C&N’s knowledge, orally by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.
4.14 Risk Management Instruments.   All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of C&N, any of its Subsidiaries or for the account of a customer of C&N or one of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with applicable rules, regulations and policies of any Regulatory Agency and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of C&N or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Bankruptcy and Equity Exceptions). C&N and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to C&N’s knowledge, there are no material breaches, violations or defaults or bona fide allegations or assertions of such by any party thereunder.
4.15 Privacy.   C&N and each of its Subsidiaries (i) has collected Personal Information in material compliance with all applicable Privacy Laws; (ii) has the requisite consent or other authority under all applicable laws regarding the collection, use, storage, disclosure, or other processing of Personal Information to use, disclose, store, and otherwise process Personal Information, which consent or other authority is sufficient for the business as currently conducted and (iii) has taken all steps in accordance with normal industry practices to secure the business data related to C&N’s business from unauthorized access or unauthorized use by any Person. No communication from any Governmental Entity with respect to or alleging non-compliance with any law regarding the collection, use, storage, disclosure or other processing of Personal Information has been received by C&N or any of its Subsidiaries. A copy of all internally or externally prepared reports or audits that describe or evaluate the information security procedures of C&N, all material policies related thereto and any failures to comply therewith have been provided to the Monument. To C&N’s Knowledge, there has been no unauthorized access gained by any Person to Personal Information held or collected by C&N, its employees, or third party contractors in the course of conducting C&N’s business.
4.16 Compliance with Laws; Governmental Authorizations.   C&N and each of its Subsidiaries hold, and have at all times since December 31 of the Prior Year held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on C&N, and to the knowledge of C&N no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. C&N and each of its Subsidiaries have complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to C&N or any of its Subsidiaries, including (to the extent applicable to C&N or its Subsidiaries) all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the SOX Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. C&N Bank has a Community Reinvestment Act rating of  “satisfactory” or better.
4.17 Insurance.   All policies of insurance relating to C&N’s and the C&N Subsidiaries’ operations (except for title insurance policies), including without limitation all financial institutions bonds, held by or on behalf of C&N or the C&N Subsidiaries are in full force and effect, and no notices of cancellation have been received in connection therewith.
4.18 Employee Benefit Plans.   All Benefit Plans to which C&N or the C&N Subsidiaries are a party or by which C&N or the C&N Subsidiaries are bound are identified in Schedule 4.18. Each C&N Pension Plan is exempt from tax under Sections 401 and 501 of the Code and has been maintained and operated in material compliance with all applicable provisions of the Code and ERISA, except where a failure to so comply would not result in a material liability. No “prohibited transaction” (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) and not otherwise exempt under ERISA or the Code has occurred in respect of the C&N Pension Plans. There have been no material breaches of fiduciary duty by any fiduciary under or with respect to the C&N Pension Plans or any other C&N Benefit Plan which is an employee welfare benefit plan as defined in Section 3(1) of ERISA, and no claim is pending or, to the Knowledge of C&N, threatened with respect to any C&N Benefit Plan other than claims for benefits made in the Ordinary Course of Business. Neither C&N nor the C&N Subsidiaries have incurred any material penalty imposed by the Code or by ERISA with respect to the C&N Pension Plans or any other C&N Benefit Plan. Within the past five (5) years, there has not been any audit of any C&N Benefit Plan by the U.S. Department of Labor or the IRS.
Each Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) is operated in material compliance with the provisions of Section 409A of the Code and the regulations promulgated thereunder.
4.19 Loan Portfolio.
(a) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N, each outstanding Loan of C&N and its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of C&N and its Subsidiaries as secured Loans, has been secured by valid Liens, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.
(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N, each outstanding Loan of C&N and its Subsidiaries (including Loans held for resale to investors) solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the applicable written underwriting standards of C&N and its Subsidiaries (and, in the case of Loans held for resale to investors, the applicable underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules.
(c) None of the agreements pursuant to which C&N or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(d) There are no outstanding Loans made by C&N or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of C&N or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.
(e) Neither C&N nor any of its Subsidiaries is now nor has it been since December 31 of the Prior Year, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.
4.20 Investment Portfolio.
(a) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on C&N, each of C&N and its Subsidiaries has good title in all material respects to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of C&N or its Subsidiaries. Such securities are valued on the books of C&N in accordance with GAAP in all material respects.
(b) C&N and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that C&N believes are prudent and reasonable in the context of their respective businesses, and C&N and its Subsidiaries have, since January 1 of the Current Year, been in compliance with such policies, practices and procedures in all material respects.
4.21 Certain Activities.   C&N and each C&N Subsidiary has administered all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in all material respects in accordance with the terms of the governing documents and applicable laws and regulations. To C&N’s knowledge, neither C&N, any C&N Subsidiary, nor any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.
4.22 No Finder.   Except as disclosed in Schedule 4.22, neither C&N nor any of the C&N Subsidiaries have paid or become obligated to pay any fee or commission of any kind whatsoever to any investment banker, broker, finder, financial advisor or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.
4.23 Complete and Accurate Disclosure.   Neither this Agreement (insofar as it relates to C&N, the C&N Subsidiaries, the C&N Common Stock, the C&N Subsidiaries’ Common Equity, and the involvement of C&N and the C&N Subsidiaries in the transactions contemplated hereby) nor any Exhibits or Schedules to this Agreement nor the Financial Statements delivered by C&N to Monument pursuant to Section 4.8 contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.24 Proxy Statement/Prospectus.   The information relating to C&N and the C&N Subsidiaries to be contained in the Proxy Statement/Prospectus and Registration Statement, or in any other document filed with any Regulatory Agency or other Governmental Entity in connection herewith, and any amendments or supplements thereto, will: (i) comply in all material respects with applicable provisions of the Securities Act, and the Exchange Act and the applicable rules and regulations of the SEC thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact that is required to be stated therein or necessary in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus or Registration Statement which has become false or misleading.
4.25 Reorganization.   C&N has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
ARTICLE V.
COVENANTS OF MONUMENT
From the date of this Agreement until the Effective Time, Monument covenants and agrees to comply, and shall cause the Monument Subsidiaries to comply, with the following covenants:
5.1 Conduct of Business.   Except as otherwise consented to by C&N in writing (such consent not to be unreasonably withheld) or as set forth on Schedule 5.1, Monument and the Monument Subsidiaries shall:
(a) use all reasonable efforts to carry on their respective businesses in the Ordinary Course of Business;
(b) use all reasonable efforts to preserve their present business organizations, to retain the services of substantially all of their present officers and employees, and to maintain their relationships with customers, suppliers and others having business dealings with Monument or any of the Monument Subsidiaries;
(c) maintain all of their structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by casualty;
(d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Monument or any of the Monument Subsidiaries;
(e) keep in full force and effect all insurance policies now carried by Monument or any of the Monument Subsidiaries;
(f) perform in all material respects each of their obligations under all Material Contracts to which Monument or any of the Monument Subsidiaries are a party or by which any of them may be bound or which relate to or affect their properties, assets and business;
(g) maintain their books of account and other records in the Ordinary Course of Business;
(h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, memoranda of understanding and other federal, state, and local governmental directives applicable to Monument or any of the Monument Subsidiaries and to the conduct of their businesses;
(i) not amend Monument’s or any of the Monument Subsidiaries’ Articles of Incorporation or Bylaws, except in accordance with the terms hereof or to the extent necessary to consummate the transactions contemplated by this Agreement;
(j) not enter into, renew or assume any Material Contract, incur any material liability or obligation, or make any material commitment, except in the Ordinary Course of Business;

(k) not make any material acquisition or disposition of any properties or assets (except for acquisitions or dispositions of properties or assets in accordance with any Material Contract disclosed on Schedule 3.14 or which do not exceed, in any case, $100,000), or subject any of their properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever, except for loan and investment activity engaged in the Ordinary Course of Business and consistent with past practice;
(l) not knowingly take or permit to be taken any action which would constitute or cause a material breach of any representation, warranty or covenant set forth in this Agreement as of or subsequent to the date of this Agreement or as of the Effective Date;
(m) except as permitted by Section 5.9, not declare, set aside or pay any dividend or make any other distribution in respect of Monument Common Stock;
(n) not authorize, purchase, redeem, issue (except upon the exercise of outstanding options under the Monument Stock Option Plans) or sell (or grant options or rights to purchase or sell) any shares of Monument Common Stock or any other equity or debt securities of Monument;
(o) not increase the rate of compensation of, pay a bonus or severance compensation to, establish or amend any Monument Benefit Plan, except as required by law, or enter into or amend any Employment Obligation, severance or “change in control” agreement or arrangement with any officer, director, employee or consultant of Monument or any of the Monument Subsidiaries, or hire any new employees except as necessary to fill existing vacancies; provided that Monument and the Monument Subsidiaries may grant reasonable salary increases and bonuses to their officers, directors and employees in the Ordinary Course of Business to the extent consistent with past practice, in magnitude and otherwise, with any change to director compensation (including bonuses) to be set forth on Schedule 5.1;
(p) not enter into any Related Party Transaction, except loans in accordance with Regulation O;
(q) in determining the additions to loan loss reserves and loan write-offs, writedowns and other adjustments and reserves, write-offs, writedowns and other adjustments with respect to other real estate owned that reasonably should be made by Monument Bank and classifying, valuing and retaining its investment portfolio, during the current year and thereafter, Monument and the Monument Subsidiaries shall act in accordance with GAAP and shall advise C&N of any material changes thereto;
(r) file with appropriate federal, state, local and other governmental agencies all Tax Returns and other material reports required to be filed, pay in full or make adequate provisions for the payment of all Taxes, interest, penalties, assessments or deficiencies shown to be due on Tax Returns or by any taxing authorities and report all information on such returns truthfully, accurately and completely;
(s) not renew any existing contract for services, goods, equipment or the like or enter into, amend in any material respect or terminate any contract or agreement (including, without limitation, any settlement agreement with respect to litigation) involving an amount in excess of  $50,000 or for a term of one (1) year or more;
(t) except as permitted by (k) above, not make any capital expenditures other than in the Ordinary Course of Business or as necessary to maintain existing assets in good repair;
(u) not make application for the opening or closing of any, or open or close any, branches or automated banking locations;
(v) not make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the Ordinary Course of Business consistent with customary banking practice; and
(w) not take any action that would cause the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.
5.2 Best Efforts.   Monument and the Monument Subsidiaries shall cooperate with C&N and the C&N Subsidiaries and shall use their respective best efforts to do or cause to be done all things necessary or appropriate on their part in order to effectuate the transactions contemplated by this Agreement, fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger. In particular, without limiting the generality of the foregoing sentence, Monument and the Monument Subsidiaries shall: (i) cooperate with C&N in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement and Proxy Statement/Prospectus; (ii) hold a meeting of its Shareholders for the purpose of obtaining approval of the Merger and this Agreement and recommend to its Shareholders that they vote in favor thereof  (the “Monument Recommendation”); and (iii) cooperate with C&N in making Monument’s and the Monument Subsidiaries’ employees reasonably available for training by C&N at Monument’s and the Monument Subsidiaries’ facilities a reasonable period of time prior to the Effective Time, to the extent that such training is deemed reasonably necessary by C&N to ensure that Monument’s and the Monument Subsidiaries’ facilities will be properly operated in accordance with C&N’s policies after the Merger.
5.3 Access to Properties and Records.   Monument and the Monument Subsidiaries shall give to C&N and its authorized employees and representatives (including without limitation its counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of Monument and the Monument Subsidiaries as C&N may reasonably request, subject to the obligation of C&N and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning Monument and the Monument Subsidiaries obtained by reason of such access and subject to applicable law.
5.4 Subsequent Financial Statements.   Between the date of this Agreement and the Effective Time, Monument and the Monument Subsidiaries shall promptly prepare and deliver to C&N as soon as practicable, all Additional Financial Statements. Monument shall be deemed to make the representations and warranties set forth in Sections 3.8, 3.9 and 3.10 to C&N with respect to Monument’s Additional Financial Statements upon delivery thereof.
5.5 Update Schedules.   Monument or any of the Monument Subsidiaries shall promptly disclose to C&N in writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement. No such notification shall, however, be deemed an acceptance by C&N thereof.
5.6 Notice.   Monument and the Monument Subsidiaries shall promptly notify C&N in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to C&N in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise would have a Material Adverse Effect on Monument or materially restrict in any manner the right or ability of Monument to carry on its business as presently conducted.
5.7 No Solicitation.
(a) Except as set forth in Section 5.7(b), Monument shall not, and shall cause each Monument Subsidiary and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, Affiliates and other agents (collectively, the “Monument Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, relates or could reasonably be expected to lead to an Acquisition Proposal; (ii) respond to any inquiry relating to an Acquisition Proposal or an Acquisition Transaction (defined below); (iii) recommend or endorse an Acquisition Transaction; (iv) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than C&N) any information or data with respect to Monument or any Monument Subsidiary or otherwise relating to an Acquisition Proposal; (v) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Monument is a party; or (vi) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by Monument or any Monument Representative, whether or not such Monument Representative is so authorized and whether or not such Monument Representative is purporting to act on behalf of Monument or otherwise, shall be deemed to be a breach of this Agreement by Monument. Monument and each Monument Subsidiary shall, and shall cause each of the Monument Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.
For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from C&N), whether or not in writing, contemplating, relating to, constituting or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Monument or any Monument Subsidiary; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Monument or any Monument Subsidiary representing, in the aggregate, twenty-five percent (25%) or more of the assets of Monument and each Monument Subsidiary on a consolidated basis; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Monument or any Monument Subsidiary; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Monument or any Monument Subsidiary; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
(b) Notwithstanding Section 5.7(a), Monument may respond to or engage in discussions or negotiations with, or provide confidential information or data to, any Person making an unsolicited bona fide Acquisition Proposal that did not result from a breach of this Section 5.7, if, but only if: (A) the Monument Shareholders’ Meeting shall not have occurred; (B) Monument shall have complied, in all material respects, with the provisions of this Section 5.7; (C) Monument’s Board of Directors shall have determined, with the advice of its outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law; (D) Monument’s Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal; (E) Monument has provided C&N with notice of such determination within one (1) business day thereafter; and (F) prior to furnishing or affording access to any confidential information or data with respect to Monument or any Monument Subsidiary or otherwise relating to an Acquisition Proposal, Monument receives from such Person a confidentiality agreement with terms no less favorable to Monument than those contained in the Confidentiality Agreement. Monument shall promptly provide to C&N any non-public information regarding Monument or Monument Subsidiary provided to any other Person that was not previously provided to C&N, such additional information to be provided no later than the date of provision of such information to such other party.
For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Monument Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor, (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Monument Common Stock or all, or substantially all, of the assets of Monument and any Monument Subsidiary on a consolidated basis; (ii) would result in a transaction that (A) in the aggregate is more favorable from a financial point of view than the Merger, (B) is more favorable, in the aggregate, to all of Monument’s shareholders than the Merger and the transactions contemplated by this Agreement, in light of the other terms of such proposal, any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby; and (C) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.
(c) Monument shall promptly (and in any event within twenty-four (24) hours) notify C&N in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Monument or any Monument Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree). Monument agrees that it shall keep C&N informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
(d) Except as set forth in Section 5.7(e), neither the Monument Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to C&N in connection with the transactions contemplated by this Agreement (including the Merger), the Monument Recommendation, or make any statement, filing or release, in connection with the Monument Shareholders Meeting or otherwise, inconsistent with the Monument Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Monument Recommendation); (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Monument or any Monument Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.7(b)) or (B) requiring Monument to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.
(e) Notwithstanding Section 5.7(d), prior to the date of the Monument Shareholders’ Meeting, the Monument Board of Directors may approve or recommend to the shareholders of Monument a Superior Proposal or withdraw, qualify or modify the Monument Recommendation in connection therewith (a “Subsequent Determination”) after the fifth (5th) Business Day following C&N’s receipt of a notice (the “Notice of Superior Proposal”) from Monument advising C&N that the Monument Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.7) constitutes a Superior Proposal (it being understood that Monument shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that Monument proposes to accept and the subsequent notice period shall be two (2) Business Days) if, but only if, (i) the Monument Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law, and (ii) at the end of such five (5) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by C&N since its receipt of such Notice of Superior Proposal (provided, however, that C&N shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), Monument’s Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 5.7(e) and (B) that such Monument Acquisition Proposal constitutes an Superior Proposal; and Monument shall provide written notice (the “Final Notice of Superior Proposal”) to C&N of its determination to accept the Superior Proposal no later than one (1) Business Day following expiration of such five (5) Business Day period.
(f) Nothing contained in this Section 5.7 or elsewhere in this Agreement shall prohibit Monument from (i) taking and disclosing to its shareholders a position contemplated by 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if, in each case, in the good faith judgment of the Board of Directors, with the advice of outside counsel, making such disclosure to Monument’s shareholders is required under applicable law.
5.8 No Purchases or Sales of C&N Common Stock During Price Determination Period.   Monument and the Monument Subsidiaries shall not, and shall use their best efforts to ensure that their executive officers, directors and affiliated entities do not, purchase or sell on the Market, or submit a bid to purchase or an offer to sell on the Market, directly or indirectly, any shares of C&N Common Stock or Monument Common Stock or any options, rights or other securities convertible into shares of C&N Common Stock or Monument Common Stock during the Price Determination Period, provided, however, that Monument may purchase shares of Monument Common Stock in the Ordinary Course of Business during the Price Determination Period for the benefit of Monument’s Benefit Plans.
5.9 Dividends.   Between the date of this Agreement and the Effective Date, Monument shall not declare or pay cash dividends on the Monument Common Stock.
5.10 Internal Controls.   Between the date of this Agreement and the Effective Date, Monument shall permit C&N senior officers to meet with the Chief Financial Officer of Monument and other officers responsible for the preparation of Monument’s financial statements, the internal controls of Monument and the disclosure controls and procedures of Monument to discuss such matters as C&N may deem reasonably necessary or appropriate for C&N to satisfy its obligations under Sections 302, 404 and 906 of the SOX Act and any rules and regulations relating thereto. C&N shall have continuing access through the Effective Time to both the Monument books and records and internal audit team for the purpose of ongoing assessment of internal controls and shall cause its outside auditors to provide any documentation regarding Monument’s internal control to C&N and cause its auditors to be available for discussions with C&N’s representatives regarding Monument’s systems of internal controls.
5.11 Transaction Expenses of Monument.
(a) Monument shall cause its and the Monument Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month. Monument shall advise C&N monthly of all out-of-pocket expenses which Monument and the Monument Subsidiaries have incurred in connection with the transactions contemplated hereby. Monument shall not, and shall cause each of the Monument Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.
(b) Monument, in reasonable consultation with C&N and at C&N’s expense, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus. Monument shall establish a “stay bonus pool” in the amount of  $400,000 to be used by Monument to provide cash incentives to employees of Monument to remain employed by Monument. The Parties shall mutually agree on the employees to whom a stay-bonus will be offered, as well as the amount and terms of payment of such stay-bonuses.
ARTICLE VI.
COVENANTS OF C&N
From the date of this Agreement until the Effective Time, or until such later date as may be expressly stipulated in any Section of this Article VI, C&N covenants and agrees to comply, and shall cause the C&N Subsidiaries to comply, with the following covenants:
6.1 Best Efforts.   C&N and C&N Subsidiaries shall cooperate with Monument and the Monument Subsidiaries and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to effectuate the transactions contemplated by this Agreement, fulfill the conditions precedent set forth in Article VII of this Agreement and to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger. In particular, without limiting the generality of the foregoing sentence, C&N agrees to do the following:
(a) Applications for Regulatory Approval. C&N shall promptly prepare and file, with the cooperation and assistance of  (and after review by) Monument and its counsel and accountants, all required applications for regulatory approval of the transactions contemplated by this Agreement.

(b) Registration Statement; Proxy Statement/Prospectus. C&N shall promptly prepare, with the cooperation and assistance of  (and after review by) Monument and its counsel and accountants and file with the SEC for the purpose of registering under the Securities Act the shares of C&N Common Stock to be issued to shareholders of Monument under the provisions of this Agreement the Registration Statement of which the Proxy Statement/Prospectus is a part for the purpose of soliciting proxies of Monument’s shareholders in favor of the Merger, under the provisions of this Agreement. C&N may rely upon all information provided to it by Monument and Monument Bank in connection with the preparation of the Proxy Statement/Prospectus and C&N shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, or in the Proxy Statement/Prospectus, if such statement is made by C&N in reliance upon any information provided to C&N by Monument or the Monument Subsidiaries or by any of their officers, agents or representatives. Except as set forth in the preceding sentence, none of the information supplied or to be supplied by C&N for inclusion or incorporation by reference in the Registration Statement or in the Proxy Statement/Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances made, not misleading, at the time the Registration Statement and each amendment or supplement thereto becomes effective or at the date of mailing the Proxy Statement/Prospectus, or any amendment or supplement thereto, to Monument shareholders. C&N shall provide a draft of the Registration Statement to Monument and its counsel for comment and review at least ten (10) Business Days in advance of the anticipated filing date.
(c) State Securities Laws. C&N, with the cooperation and assistance of Monument and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable Blue Sky laws of any state having jurisdiction over the transactions contemplated by this Agreement.
(d) Stock Listing. C&N, with the cooperation and assistance of Monument and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of C&N Common Stock to be issued in the Merger on the Market.
(e) Tax Treatment. C&N shall take no action which would have the effect of causing the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.
6.2 Access to Properties and Records.   C&N and the C&N Subsidiaries shall give to Monument and to its authorized employees and representatives (including, without limitation, Monument’s counsel, accountants, economic and environmental consultants and other designated representatives) such access during normal business hours to all properties, books, contracts, documents and records of C&N and the C&N Subsidiaries as Monument may reasonably request, subject to the obligation of Monument and its authorized employees and representatives to maintain the confidentiality of all nonpublic information concerning C&N and the C&N Subsidiaries obtained by reason of such access and subject to applicable law.
6.3 Subsequent Financial Statements.   Between the date of signing of this Agreement and the Effective Time, C&N shall promptly prepare and deliver to Monument as soon as practicable all Additional Financial Statements. C&N shall be deemed to make the representations and warranties set forth in Sections 4.8, 4.9 and 4.10 herein to Monument with respect to C&N’s Additional Financial Statements.
6.4 Update Schedules.   C&N shall promptly disclose to Monument in writing any change, addition, deletion or other modification to the information set forth in its Schedules to this Agreement. No such modifications shall, however, be deemed an acceptance by Monument thereof.
6.5 Notice.   C&N shall promptly notify Monument in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Monument in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise would have a Material Adverse Effect on C&N or restrict in any material manner the right or ability of C&N to carry on its business as presently conducted.
6.6 No Purchase or Sales of C&N Common Stock During Price Determination Period.   C&N and the C&N Subsidiaries shall not, and shall use their best efforts to ensure that their executive officers, directors and affiliated entities do not, purchase or sell on the Market, or submit a bid to purchase or an offer to sell on the Market, directly or indirectly, any shares of C&N Common Stock or Monument Common Stock or any options, rights or other securities convertible into shares of C&N Common Stock or Monument Common Stock during the Price Determination Period; provided, however, that C&N may purchase shares of C&N Common Stock in the Ordinary Course of Business of C&N during the Price Determination Period for the benefit of C&N’s Benefit Plans or C&N’s Dividend Reinvestment Plan.
6.7 Employment Arrangements.
(a) Subject to any positions eliminated as a result of consolidation of operations, from and after the Effective Time, (i) C&N, C&N Bank or another subsidiary of C&N (any such parties employing employees of Monument or a Monument Subsidiary, the “C&N Employers”) shall use its good faith efforts to retain each other present employee of Monument and the Monument Subsidiaries, other than employees who are identified on Schedule 6.7(a) (“Designated Employees”), in a comparable position or a position with comparable responsibilities and salary compensation (or, if offered to, and accepted by, an employee, a position for which the employee is qualified with the C&N Employers at a compensation commensurate with the position).
(b) Any employee of Monument or a Monument Subsidiary (excluding employees who become parties to an employment agreement with Monument simultaneously with the execution of this Agreement as identified on Schedule 6.7(b) (the “Contract Employees”)) who is employed by Monument or a Monument Subsidiary as of the Effective Time and who either (i) is not offered employment by the C&N Employers as of the Effective Time; or (ii) accepts employment with the C&N Employers at the Effective Time and is subsequently terminated (other than as a result of unsatisfactory performance) within twelve (12) months following the Effective Time, shall be entitled to the severance benefits described in Section 6.7(c) below.
(c) Where a Monument or Monument Subsidiary employee is entitled to be paid severance benefits as provided in Section 6.7(b) above, such severance benefits shall be as follows:
(i) Designated Employees entitled to severance shall receive, in a lump sum payment, the amount of one (1) year’s salary, and for a period of twelve (12) months following the date of termination of employment, C&N shall maintain the same level of contribution for the Designated Employees’ participation in C&N’s life, disability, medical/health insurance and other health and welfare benefits, including, without limitation, profit sharing and matching contributions to defined contribution plans, in effect with respect to the Designated Employees prior to the date of termination of employment;
(ii) Non-Designated Employees entitled to severance shall be paid two week’s salary for each full year of service with Monument or a Monument Subsidiary, or predecessor of Monument or a Monument Subsidiary if such service was recognized by Monument for the purposes of Monument’s 401(k) Plan, with a minimum of four (4) weeks’ salary;
(d) In the cases not covered by subsections (b) and (c) above, if the employment with C&N of any Monument or Monument Subsidiary employee (other than a Designated Employee) is terminated, such employee shall be entitled to severance in accordance with the then existing severance policy of C&N or its successor.
(e) The C&N Employers shall be obligated to provide employee benefits to each person who is an employee of Monument or a Monument Subsidiary immediately before the Effective Time (the “Continuing Employees”) and who continues to be employed by a C&N Employer following the Effective Time that are substantially equivalent, in the aggregate, to the benefits under the Monument Benefit Plans prior to the Effective Time, for a period of one (1) year after the Effective Date. Notwithstanding the immediately preceding sentence, if the C&N Employers can no longer satisfy the applicable employee benefit plan testing requirements under the Code after applicable transition periods under the Code with respect to a C&N Benefit Plan then the C&N Employers shall provide appropriately adjusted benefits to each person who is an employee of Monument or a Monument Subsidiary that would permit such C&N Benefit Plan to satisfy the applicable test under the Code.
(f) For vesting and eligibility purposes for employee benefits, under each C&N Benefit Plan and/or any employee benefit plan established by C&N after the Effective Date, the Continuing Employees shall receive credit for all years of service with Monument and the Monument Subsidiaries or predecessor of Monument or the Monument Subsidiaries if such service was recognized by Monument for purposes of a comparable Monument Benefit Plan.
(g) Except to the extent not allowable under the terms of existing insurance contracts, any restrictions on coverage for preexisting conditions or requirements for evidence of insurability under a C&N Benefit Plan that is an employee welfare benefit plan shall be waived for the employees of Monument and the Monument Subsidiaries who are currently covered for such conditions under Monument’s existing insurance plans, and such employees shall receive credit under the applicable C&N Benefit Plan for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Monument Benefit Plan in accordance with the corresponding Monument Benefit Plan. If the terms of an existing insurance contract do not permit a waiver of restrictions or credit for co-payments and payments as described in the preceding sentence, C&N agrees to use its best efforts to negotiate such provisions with the applicable insurer and, if C&N is unable to obtain such provision, C&N shall provide reasonable compensation to such employee in respect thereof. For the purposes of the foregoing sentence, reasonable compensation shall be deemed to be annual compensation in the amount of the premium contribution which C&N makes under any such insurance policy on behalf of other employees with similar age and years of service.
6.8 Insurance; Indemnification.
(a) For a period of up to six (6) years (the exact number of years to be determined by the policy cost cap stated below) after the Effective Date, C&N shall (and Monument Bank shall cooperate in these efforts) obtain and maintain “tail” coverage relating to Monument’s existing directors and officers liability insurance policy in such amount and with terms and conditions no less favorable than the director and officer liability policy of Monument as of the date of this Agreement, subject to the caveat that C&N shall not be required to pay premiums for such policy in excess of 250% of the current premium for Monument’s existing directors and officers liability insurance policy; provided, however, if C&N is unable to obtain and maintain such policy as a result of such limitations, it shall obtain as much comparable insurance as is available at such time for the maximum amount that it is obligated to spend. C&N may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or circumstances which occur prior to the Effective Date (including facts or circumstances relating to this Agreement and the transactions contemplated herein to the extent coverage therefor is available) and covering persons who are covered by such insurance immediately prior to the Effective Date.
(b) For a period of six (6) years from and after the Effective Date, C&N shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, an officer, employee, director or manager of Monument or a Monument Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of C&N, which consent shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation (a “Claim”) in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part out of the fact that such person is or was a director, officer or employee of Monument or a Monument Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Agreement) regardless of whether such Claim is asserted or claimed prior to, at, or after the Effective Date (the “Indemnified Liabilities”) to the full extent permitted under applicable law as of the date hereof or amended prior to the Effective Date and under the Articles of Incorporation or Bylaws of Monument or a Monument Subsidiary as in effect as of the date hereof (and C&N shall pay expenses in advance of the full disposition of any such action or proceeding to each of the Indemnified Parties to the full extent permitted by applicable law (including the SOX Act) and C&N’s Articles of Incorporation and Bylaws). Any Indemnified Party wishing to claim indemnification under this provision, upon learning of any Claim, shall notify C&N (but the failure to so notify C&N shall not relieve C&N from any liability which C&N may have under this section except to the extent C&N is materially prejudiced thereby). In the defense of any Claim covered by this Section, C&N shall have the right to direct the defense of such action and retain counsel of its choice; provided, however, that, notwithstanding the foregoing, the Indemnified Parties as a group may retain a single law firm to represent them with respect to each matter under this section if there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of C&N and the Indemnified Parties (the Indemnified Parties may also retain more than one law firm if there is, under applicable standards of professional conduct, a conflict of any significant issues between the positions of two or more Indemnified Parties). C&N shall have an obligation to advance funds to satisfy an obligation of C&N or any successor to C&N under this Section to the same extent that C&N would be obligated to advance funds under the indemnification provisions of its Articles of Incorporation and/or Bylaws.
(c) Any indemnification payments made pursuant to this Section are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
6.9 Appointment of C&N Director.   C&N shall, on or promptly after the Effective Date (but no later than C&N’s next Board of Directors meeting following the Effective Date), appoint Clark S. Frame to C&N’s Board of Directors, subject only to any applicable regulatory approvals, and he shall be appointed to the class of C&N directors whose term of office expires in 2022. C&N has a mandatory retirement policy for directors who attain age 72.
ARTICLE VII.
CONDITIONS PRECEDENT
7.1 Common Conditions.   The obligations of the Parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 8.4 herein:
(a) Shareholder Approval:   This Agreement shall have been duly authorized, approved and adopted by the shareholders of Monument in accordance with the Applicable Corporate Law and the Articles of Incorporation of Monument.
(b) Regulatory Approvals:   The approval of each Bank Regulator shall have been obtained and all applicable waiting and notice periods shall have expired, and such approvals shall be subject to no terms or conditions which would (i) require or could reasonably be expected to require (A) any divestiture by C&N of a portion of the business of C&N, or any subsidiary of C&N or (B) any divestiture by Monument or the Monument Subsidiaries of a portion of their businesses, in each case which will have a significant and material adverse impact on the business of C&N or Monument, or their other Subsidiaries, as the case may be, or (ii) impose any condition upon C&N or Monument, or their other subsidiaries, taken as a whole, which (x) would be materially burdensome to C&N or Monument, or their other Subsidiaries, taken as a whole, (y) would significantly increase the costs incurred or that will be incurred by C&N or Monument as a result of consummating the Merger or (z) would prevent C&N or Monument from obtaining any material benefit contemplated by it to be attained as a result of the Merger.
(c) Stock Listing.    The shares of C&N Common Stock to be issued in the Merger shall have been authorized for listing on the Market.
(d) Tax Opinion.    Each of C&N and Monument shall have received an opinion of C&N’s counsel, Barley Snyder LLP, reasonably acceptable to C&N and Monument, addressed to C&N and Monument, with respect to federal tax laws or regulations, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and C&N and Monument will each be a “party to a reorganization” within the meaning of Section 368(b)(1) of the Code.
(e) Registration Statement:   The Registration Statement, including any amendments thereto, shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus to the shareholders of Monument; regulatory clearance for the offering contemplated by the Registration Statement (the “Offering”) shall have been received from each federal and state regulatory authority having jurisdiction over the Offering; and no stop order shall have been issued and no proceedings shall have been instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.
(f) No Suits:   No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement; provided, however, that if C&N agrees to defend and indemnify Monument and Monument Bank and their respective officers and directors with regard to any such action, suit or proceeding pending or threatened against them or any of them on such specific terms and conditions as are mutually agreeable to Monument and C&N, then such pending or threatened action, suit or proceeding shall not be deemed to constitute the failure of a condition precedent to the obligation of Monument to consummate this Agreement.
(g) Federal and State Securities and Antitrust Laws:   All applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.
7.2 Conditions Precedent to Obligations of C&N.   The obligations of C&N to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by C&N in accordance with the provisions of Section 8.4 herein:
(a) Accuracy of Representations and Warranties:   All of the representations and warranties of Monument as set forth in this Agreement shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).
(b) Covenants Performed:   Monument shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by it.
(c) Monument Options:   As may be required by Section 2.4 herein, all holders of Monument Options who have not exercised such options shall have delivered documentation reasonably satisfactory to C&N with respect to the payment of cash in cancellation of the Monument Options as set forth in Section 2.4.
(d) No Material Adverse Effect:   From the date hereof through the Closing Date, there shall not have occurred, on a consolidated basis, any change that individually or in the aggregate has a Material Adverse Effect with respect to Monument or any Monument Subsidiary. Monument and the Monument Subsidiaries, on a consolidated basis, shall not have sustained any Material Adverse Effect since the date of this Agreement. In particular, without limiting the generality of the foregoing sentence, the Additional Financial Statements of Monument shall indicate that the consolidated financial condition, assets, liabilities and results of operations of Monument as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in the most recent financial statements included in the Monument Reports at and for the six months ended June 30, 2018.
(e) Closing Documents:   On or before the Effective Time, Monument shall have delivered to C&N: (i) a certificate signed by Monument’s President and Chief Executive Officer (or other officers reasonably acceptable to C&N) verifying that, to their knowledge, all of the representations and warranties of Monument set forth in this Agreement are true and correct in all material respects as of the Closing and that Monument has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) a certificate confirming the absence of any event of circumstance having a Material Adverse Effect on Monument since the date of this Agreement; (iii) a certificate (from appropriate officers of Monument or Monument’s transfer agent) as to the issued and outstanding shares of Monument Common Stock, shares issuable under outstanding stock options granted under Monument’s Stock Option Plans and any outstanding obligations, options or rights of any kind entitling persons to purchase or sell any shares of Monument Common Stock and any outstanding securities or other instruments of any kind that are convertible into such shares; and (iv) such other certificates and documents as C&N and its counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the “Monument Closing Documents”).
(f) Holders of no more than five percent (5%) of the outstanding Monument Common Stock shall have exercised dissenters’ rights.
(g) Each of the directors of Monument shall have entered into a Non-Competition Agreement in the form of Exhibit C dated as of the date of this Agreement.
7.3 Conditions Precedent to the Obligations of Monument.   The obligation of Monument to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Monument in accordance with the provisions of Section 8.4 herein:
(a) Accuracy of Representations and Warranties:   All of the representations and warranties of C&N as set forth in this Agreement shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).
(b) Covenants Performed:   C&N shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by C&N.
(c) Monument Options:   Cash shall have been substituted for the Monument Options which have not been exercised pursuant to Section 2.4 herein.
(d) No Material Adverse Effect:   From the date hereof through the Closing Date, there shall not have occurred, on a consolidated basis, any change that individually or in the aggregate has a Material Adverse Effect with respect to C&N or any C&N Subsidiary. C&N and the C&N Subsidiaries, on a consolidated basis, shall not have sustained any Material Adverse Effect since the date of this Agreement. In particular, without limiting the generality of the foregoing sentence, the Additional Financial Statements of C&N shall indicate that the consolidated financial condition, assets, liabilities and results of operations of C&N as of the respective dates reported therein do not vary adversely in any material respect from the consolidated financial condition, assets, liabilities and results of operations presented in C&N’s Quarterly Report on Form 10-Q at and for the six months ended June 30, 2018.
(e) Fairness Opinion:   Monument shall have obtained from an independent financial advisor selected by the Board of Directors of Monument, an opinion furnished to the Board of Directors of Monument stating that the Merger Consideration contemplated by this Agreement is fair to the shareholders of Monument from a financial point of view.
(f) Closing Documents:   On or before the Effective Time, C&N shall have delivered to Monument: (i) a certificate signed by C&N’s President and Chief Executive Officer (or other officer reasonably acceptable to Monument) verifying that, to their knowledge, all of the representations and warranties of C&N set forth in this Agreement are true and correct in all material respects as of the Closing and that C&N has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) a certificate confirming the absence of any event of circumstance having a Material Adverse Effect on C&N since the date of this Agreement; and (iii) such other certificates and documents as Monument and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the “C&N Closing Documents”).

ARTICLE VIII.
TERMINATION, AMENDMENT AND WAIVER
8.1 Termination.
This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Merger by the shareholders of Monument:
(a) At any time by the mutual written agreement of C&N and Monument;
(b) By either Party (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other Party, which breach by its nature cannot be cured prior to August 15, 2019 (the “Termination Date”) or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party but in any event prior to the Termination Date; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(b) unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of a representation or warranty by Monument) or Section 7.3(a) (in the case of a breach of a representation or warranty by C&N);
(c) By either Party (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party but in any event prior to the Termination Date; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(c) unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 7.2(b) (in the case of a breach of covenant by Monument) or Section 7.3(b) (in the case of a breach of covenant by C&N);
(d) By either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by C&N and Monument; provided, that no Party may terminate this Agreement pursuant to this Section 8.1(d) if the failure of the Closing to have occurred on or before said date was due to such Party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;
(e) By either Party if the shareholders of Monument fail to approve the transactions contemplated by this Agreement at a meeting of Monument shareholders called for that purpose; provided, however, that no termination right shall exist for Monument hereunder if prior to such shareholder vote, the board of directors of Monument shall have withdrawn, modified or changed in a manner adverse to C&N approval or recommendation of this Agreement and the transactions contemplated thereby;
(f) By either Party if  (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (A) has become nonappealable and (B) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;
(g) By the Board of Directors of C&N (i) if Monument has received a Monument Superior Proposal and (ii) in accordance with Section 5.7 of this Agreement, the Board of Directors of Monument (A) enters into an acquisition agreement with respect to the Monument Superior Proposal, (B) withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to C&N, or (C) delivers a Final Notice of Monument Superior Proposal;

(h) By the Board of Directors of Monument if Monument has received a Monument Superior Proposal and, in accordance with Section 5.7, the Board of Directors of Monument has delivered a Final Notice of Monument Superior Proposal; or
(i) By the Board of Directors of Monument, through a resolution adopted by its Board of Directors within three (3) days of determination of the occurrence of such event, if both (x) the Closing Market Price is less than $21.94 (the “Floor Price”) and (y) the C&N Price Ratio is less than the Index Ratio by more than twenty percent (20%) a (the “Market Termination Test”).
(i) For purposes of this Section 8.1, the following terms shall have the meanings indicated:
(A) “Starting Price” shall mean $27.43, the closing price for C&N Common Stock on September 10, 2018 (the “Starting Date”).
(B) “C&N Price Ratio” shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Closing Market Price by the Starting Price, calculated to four (4) decimal places.
(C) “Index Ratio” shall mean the quotient (multiplied by 100 to express such quotient as a percentage) obtained by dividing the Average KBW NASDAQ Regional Banking Stock Index Value For The Price Determination Period by the KBW NASDAQ Regional Banking Stock Index Value on the Starting Date, calculated to four (4) decimal places.
(D) “Average KBW NASDAQ Regional Banking Index Value For The Price Determination Period” means the average of the KBW NASDAQ Regional Banking Index as quoted by NASDAQ for the Price Determination Period.
(ii) The Starting Price, the Closing Market Price, the Floor Price and the other amounts above shall be appropriately adjusted for any event described in the definition of Conversion Ratio.
(iii) In the event Monument desires to effect a Market Termination, it shall give prompt written notice thereof to C&N (provided that such notice of election to terminate may be withdrawn at any time within the three-day period set forth in subsection (i)). C&N shall have the right, through a resolution adopted by its Board of Directors, to cause Monument to amend this Agreement to increase the Conversion Ratio or increase the Cash Consideration such that the combined Cash Consideration and C&N Stock Consideration, based on the Closing Market Price, is at least equal to an aggregate amount which would satisfy the Market Termination Test, i.e. an amount which would not allow termination under this Section 8.1(i), in lieu of terminating the agreement (and, upon such amendment, Monument shall not have the right to terminate this Agreement pursuant to this Section 8.1(i)(iii)); provided, however that any such amendment shall not cause the Merger not to qualify as a tax-free reorganization under Section 368 of the Code.
8.2 Effect of Termination.
(a) Effect.   In the event of a permitted termination of this Agreement under Section 8.1 herein, the Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that Sections 8.2(b), 8.2(c), 11.1 and 11.2 shall survive such termination.
(b) Liability.   If this Agreement is terminated, expenses and damages of the Parties hereto shall be determined as follows:
(i) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
(ii) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all actual and direct damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(iii) In the event this Agreement is terminated by C&N pursuant to Section 8.1(e) and: (A) prior to such termination, any Person shall have publicly proposed or announced a Monument Acquisition Transaction; and (B) within twelve (12) months after such termination, Monument enters into an agreement with respect to a Monument Acquisition Transaction or completes a Monument Acquisition Transaction, then Monument shall make a cash payment in the amount of $1,726,000 (the “Termination Fee”) to C&N within ten (10) Business Days after written demand by C&N after closing of an Monument Acquisition Transaction. Such payment shall be made by wire transfer of immediately available funds to an account designated by C&N.
(iv) In the event that C&N terminates this Agreement in accordance with Section 8.1(g) or Monument terminates this Agreement in accordance with Section 8.1(h), Monument shall pay to C&N the Termination Fee within ten (10) Business Days after notice of such termination is given. Such payments shall be made by wire transfer of immediately available funds to an account designated by C&N.
(v) The right to receive payment of the Termination Fee under Section 8.2(b)(iii) or Section 8.2(b)(iv) will constitute the sole and exclusive remedy of either party against the other and their respective officers and directors with respect to a termination under that Section.
(c) Confidentiality.   In the event of a termination of this Agreement, neither C&N nor Monument nor Monument Bank shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties, except as may be necessary in order to establish the liability of the other party or parties for breach as contemplated under Section 8.2(b) herein.
8.3 Amendment.   To the extent permitted by law, this Agreement may be amended at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Monument), but only by a written instrument duly authorized, executed and delivered by C&N and by Monument; provided, however, that any amendment to the Merger Consideration to be received by the former shareholders of Monument in exchange for their shares of Monument Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of Monument in accordance with applicable provisions of the Applicable Corporate Law.
8.4 Waiver.   Any term or condition of this Agreement may be waived, to the extent permitted by applicable federal and state law, by the party or parties entitled to the benefit thereof at any time before the Effective Time (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Monument) by a written instrument duly authorized, executed and delivered by such party or parties.
ARTICLE IX.
CLOSING AND EFFECTIVE TIME
9.1 Closing.   Provided that all conditions precedent set forth in Article VII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 8.4 of this Agreement, the Parties shall hold a closing (the “Closing”), not to occur before February 28, 2019, by the electronic (PDF) facsimile or overnight courier exchange of executed documents or at the headquarters of C&N no later than thirty (30) days after the receipt of all required regulatory and shareholder approvals and after the expiration of all applicable waiting periods on a specific date to be agreed upon by the Parties, at which time the Parties shall deliver the Monument Closing Documents, the C&N Closing Documents, the opinions of counsel required by Section 7.1(d), and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.
9.2 Effective Time.   Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VIII hereof, C&N and Monument will cause Articles of Merger (the “Articles of Merger”) to be delivered and properly filed with the Filing Offices. The Merger shall become effective at 11:59 p.m. (or such other time as the Parties may agree) on the day on which the Closing occurs and Articles of Merger are filed with the Filing Offices or such later date and time as may be specified in the Articles of Merger (the “Effective Time”). The “Effective Date” when used herein means the day on which the Effective Time occurs.

ARTICLE X.
NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
10.1 No Survival.   The representations and warranties of Monument and of C&N set forth in this Agreement shall expire and be terminated on the Effective Time by consummation of this Agreement, and no such representation or warranty shall thereafter survive. Except with respect to the agreements of the Parties which by their terms are intended to be performed either in whole or in part after the Effective Time, the agreements of the Parties set forth in this Agreement shall not survive the Effective Time, and shall be terminated and extinguished at the Effective Time, and from and after the Effective Time none of the Parties hereto shall have any liability to the other on account of any breach of such agreements.
ARTICLE XI.
GENERAL PROVISIONS
11.1 Expenses.   Except as expressly provided in this Agreement to the contrary, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein.
11.2 Press Releases, Etc.   C&N and Monument agree that all press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require mutual approval by C&N and Monument, unless counsel has advised any such party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to obtain such approval.
11.3 Notices.   All notices, claims, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by telegraph or facsimile machine (but only if receipt is acknowledged in writing), or mailed by registered or certified mail, return receipt requested, as follows:
(a)   If to C&N, to:
Citizens & Northern Corporation
J. Bradley Scovill, President and CEO
90 – 92 Main Street
P.O. Box 58
Wellsboro, PA 16901
With a copy to:
Barley Snyder, LLP
Paul G. Mattaini, Esquire
Kimberly J. Decker, Esquire
126 East King Street
Lancaster, PA 17602-2893
(b)   If to Monument, to:
Monument Bank
Chris Nardo, President and CEO
465 N Main Street
Doylestown, Pennsylvania 18901
With a copy to:
Stevens & Lee, P.C.
Dean H. Dusinberre, Esquire
17 N 2nd Street
Harrisburg, PA 17101
11.4 Counterparts.   This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

11.5 Governing Law.   This Agreement shall be deemed to have been made in, and shall be governed by and construed in accordance with the substantive laws of, the Commonwealth of Pennsylvania, except to the extent that the Applicable Corporate Law or federal law specifically applies to the Merger and the transactions contemplated thereby.
11.6 Parties in Interest.   This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives; provided, however, that neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party (which consent may be withheld in such other party’s sole and absolute discretion). Other than the right to receive the consideration payable as a result of the Merger pursuant to Article II hereof and the provisions of Section 6.8 with respect to Monument’s directors, this Agreement is not intended to and shall not confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
11.7 Disclosure Schedules.   The inclusion of a given item in a disclosure schedule annexed to this Agreement shall not be deemed a conclusion or admission that such item (or any other item) is material or is a material and adverse change. Information disclosed for one section shall constitute disclosure for other sections whether or not specifically referenced.
11.8 Entire Agreement.   This Agreement (including the Schedules and Exhibits hereto), sets forth the entire understanding and agreement of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings, whether oral or written, relating to the subject matter hereof and thereof.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

Citizens & Northern Corporation

By:
/s/ Brad Scovill

Attest:
/s/ Mark A. Hughes

Monument Bancorp, Inc.

By:
/s/ Christopher A. Nardo

Attest:
/s/ G. Brian Cooper

APPENDIX I
DEFINED TERMS
Definitions of the following capitalized terms used in this Agreement are set forth below or in the indicated sections:
“Acquisition Proposal” has the meaning given to it in Section 5.7(a).
“Acquisition Transaction” has the meaning given to it in Section 5.7(a).
“Additional Financial Statements” means any internal monthly and quarterly financial reports, all quarterly or annual reports to shareholders and all regulatory reports to regulatory authorities normally prepared by the Party in question or by its banking Subsidiary.
“Aggregate Cash Election Percentage” has the meaning given to it in Section 2.2(b)(iii)(B).
“Aggregate Cash Elections” has the meaning given to it in Section 2.2(b)(iii)(B).
“Aggregate Stock Election Percentage” has the meaning given to it in Section 2.2(b)(iv)(B).
“Aggregate Stock Elections” has the meaning given to it in Section 2.2(b)(iii)(A).
“Agreement” has the meaning given to it in the introductory paragraph of this Agreement.
“Applicable Corporate Law” shall mean the Pennsylvania Business Corporation Law of 1988, as amended.
“Articles of Merger” has the meaning given to it in Section 9.2.
“Average KBW NASDAQ Regional Banking Stock Index Value For the Price Determination Period” has the meaning given to it in Section 8.1(i)(i)(D).
“Bank Merger” has the meaning given to it in the Background.
“Bank Merger Agreement” has the meaning given to it in the Background.
“Bank Regulators” means of the Federal Reserve Board, the FDIC, and the Pennsylvania Department.
“Bankruptcy and Equity Exceptions” has the meaning given to it in Section 3.2(b).
“Benefit Plan” means all employee benefit plans, contracts or arrangements including, without limitation, pension, retirement, deferred compensation, savings, incentive, bonus, profit sharing, stock purchase, stock option, life insurance, death or survivor’s benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts or arrangements.
“BHC Act” has the meaning given to it in the Background.
“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in Harrisburg, Pennsylvania are authorized or obligated pursuant to legal requirements or executive order to be closed.
“C&N” has the meaning given to it in the introductory paragraph of this Agreement.
“C&N Balance Sheet” has the meaning given to it in Section 4.9.
“C&N Bank” has the meaning given to it in the Background.
“C&N Closing Documents” has the meaning given to it in Section 7.3(f).
“C&N Common Stock” has the meaning given to it in the Background.
“C&N Employers” has the meaning given to it in Section 6.7(a).
“C&N Price Ratio” has the meaning given to it in Section 8.1(i)(i)(B).
“C&N SEC Reports” has the meaning given to it in Section 4.7(b).
“C&N Share Value” has the meaning given to it in Section 2.1(b).

“C&N Stock Consideration” has the meaning given to it in Section 2.1(b).
“C&N Stock Plan” has the meaning given to it in Section 4.4(c).
“C&N Subsidiaries” shall have the meaning given to it in Section 4.3.
“C&N Subsidiaries Common Equity” has the meaning given to it in Section 4.4(d).
“Canceled Shares” has the meaning given to it in Section 2.1(a)(ii).
“Cash Consideration” has the meaning given to it in Section 2.1(b).
“Cash Election” has the meaning given to it in Section 2.2(a).
“Cash Percentage” has the meaning given to it in Section 2.2(b)(i).
“Cash/Stock Election” has the meaning given to it in Section 2.2(a).
“Cash Test Amount” has the meaning given to it in Section 2.2(b)(i).
“Claim” has the meaning given to it in Section 6.8(b).
“Closing” has the meaning given to it in Section 9.1.
“Closing Market Price” has the meaning given to it in Section 2.1(d).
“Code” has the meaning given to it in Section 2.2(b)(i).
“Confidentiality Agreement” means that certain Confidentiality Agreement between the Parties, dated June 13, 2018.
“Contract Employees” has the meaning given to it in Section 6.7(b).
“Conversion Ratio” has the meaning given to it in Section 2.1(b).
“Current Year” means the calendar year in which this Agreement was executed.
“Designated Employees” has the meaning given to it in Section 6.7(a).
“Dissenting Shares” has the meaning given to it in Section 2.2(b)(i).
“Dissenting Shareholders” has the meaning given to it in Section 2.2(b)(i).
“Effective Date” has the meaning given to it in Section 9.2.
“Effective Time” has the meaning given to it in Section 9.2.
“Election” has the meaning given to it in Section 2.2(a).
“Election Deadline” has the meaning given to it in Section 2.2(a)(i).
“Employment Obligation” means any employment contract, change of control agreement or policy, severance agreement or policy, deferred compensation agreement, consulting agreement or similar obligation, in each case including any amendments thereto.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Security Exchange Act of 1934, as amended.
“Exchange Agent” shall mean American Stock Transfer.
“FDI Act” has the meaning given to it in Section 3.1(b).
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Filing Offices” shall mean the Pennsylvania Department of State.
“Final Notice of Superior Proposal” has the meaning given to it in Section 5.7(e).
“FINRA” has the meaning given to it in Section 3.5.

“Floor Price” has the meaning given to it in Section 8.1(i).
“Form of Election” has the meaning given to it in Section 2.2(a)(i).
“GAAP” means United States Generally Accepted Accounting Principles.
“Governmental Entity” has the meaning given to it in Section 3.5.
“Indemnified Liabilities” has the meaning given to it in Section 6.8(b).
“Indemnified Parties” has the meaning given to it in Section 6.8(b).
“Index Ratio” has the meaning given to it in Section 8.1(i)(i)(C).
“Intellectual Property” has the meaning given to it in Section 3.18.
“IRS” has the meaning given to it in Section 3.12.
“Knowledge” means, with respect to C&N, the actual knowledge of J. Bradley Scovill and Mark Hughes. With respect to Monument, “Knowledge” means the actual knowledge of Clark S. Frame, Christopher Nardo and G. Brian Cooper.
“Liens” has the meaning given to it in Section 3.4(b).
“Letter of Transmittal” has the meaning given to it in Section 2.2(e).
“Loans” has the meaning given to it in Section 3.25.
“Market” shall mean the market on which C&N stock is listed i.e., the NASDAQ Capital Market.
“Market Termination Test” has the meaning given to it in Section 8.1(i).
“Material Adverse Effect” means, with respect to Monument, C&N or the Surviving Corporation, as the case may be, an event or circumstance that (i) has a material negative impact on the business, properties, assets, liabilities, results of operations, financial condition or prospects of such party and its Subsidiaries, taken as a whole; provided however that “Material Adverse Effect” shall not be deemed to include the impact of the following: (A) changes, after the date hereof, in U.S. GAAP or applicable regulatory accounting requirements; (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities; (C) changes, events, or developments, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of war or hostilities, any occurrence or threat of acts of terrorism or any armed hostilities associated therewith and any national or international calamity, disaster, or emergency or any escalation thereof) or in economic or market conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, or other changes, events or developments, after the date hereof, that affect bank or savings associations or their holding companies generally; (D) the failure, in and of itself, of such party to meet earnings projections or internal financial forecasts or any decrease in the market price of a party’s common stock, but not including the underlying causes thereof, (E) disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby, (F) actions or omissions taken pursuant to the written consent or request of C&N, in the case of Monument, or Monument, in the case of C&N, or (G) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the assets, business, financial condition or results of operations of the Parties and their respective subsidiaries, including reasonable expenses incurred by the Parties hereto in consummating the transactions contemplated by this Agreement; except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations, financial condition or prospects of such Party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such Party and its Subsidiaries operate; or (ii) does or would reasonably be expected to materially impair the ability of either Monument, on the one hand, or C&N on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the timely consummation of the transactions contemplated by this Agreement.

“Material Contract” means any of the following agreements of a party or any of its direct or indirect subsidiaries (the “Subject Company”):
(1) any contract for outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Subject Company in excess of  $50,000 or by which the Subject Company is bound;
(2) any contract containing covenants that limit in any material respect the ability of the Subject Company to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Subject Company may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Subject Company;
(3) any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Subject Company or any of the Subject Company subsidiaries;
(4) any real property lease and any other lease with annual rental payments aggregating $50,000 or more;
(5) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $100,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;
(6) any contract or arrangement under which the Subject Company or any of the Subject Company subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Subject Company or the Subject Company subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Subject Company or any of the Subject Company subsidiaries;
(7) any contract that by its terms limits the payment of dividends or other distributions by the Subject Company;
(8) any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;
(9) any contract that would reasonably be expected to prevent, materially delay, or materially impede the Subject Company’s ability to consummate the transactions contemplated by this Agreement;
(10) any contract providing for indemnification by the Subject Company of any person, except for immaterial contracts entered into in the Ordinary Course of Business;
(11) any contract that contains a put, call, or similar right pursuant to which the Subject Company could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000;
(12) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K; and
(13) any contract of the Subject Company that was, or was required to be, filed as an exhibit pursuant to Section 10 of Item 601 of Regulation S-K (or would have been required if the Subject Company was subject to compliance with the Exchange Act of 1934).
“Merger” has the meaning given to it in the Background.

“Merger Consideration” has the meaning given to it in Section 2.1(a).
“Monument” has the meaning given to it in the introductory paragraph of this Agreement.
“Monument Balance Sheet” has the meaning given to it in Section 3.9.
“Monument Bank” has the meaning given to it in the Background.
“Monument Closing Documents” has the meaning given to it in Section 7.2(e).
“Monument Common Stock” has the meaning given to it in the Background.
“Monument Options” has the meaning given to it in Section 2.4(a).
“Monument Recommendation” has the meaning given to it in Section 5.2.
“Monument Representatives” has the meaning given to it in Section 5.7(a).
“Monument Share/Monument Shares” has the meaning given to it in Section 2.1(a)(i).
“Monument Shareholders’ Meeting” means the meeting of Monument for purposes of obtaining the approval of its shareholders as required by this Agreement, and any adjournment or postponement thereof.
“Monument Stock Plan” has the meaning given to it in Section 3.4(c).
“Monument Stock Option Plans” has the meaning given to it in Section 2.4(a).
“Monument Subsidiaries” shall have the meaning given to it in Section 3.3.
“Monument Subsidiaries Common Equity” has the meaning given to it in Section 3.4(d).
“NASDAQ” shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.
“Non-Electing Shares” has the meaning given to it in Section 2.2(a)(viii).
“Notice of Superior Proposal” has the meaning given to it in Section 5.7(e).
“Offering” has the meaning given to it in Section 7.1(e).
“Ordinary Course of Business” means the ordinary course of operations of a person, consistent with its customary business practices.
“Outstanding Shares” has the meaning given to it in Section 2.1(b).
“Parties” means C&N and Monument.
“Pennsylvania Department” means the Pennsylvania Department of Banking and Securities.
“Pension Plan” means each Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA.
“Permitted Encumbrances” means (i) statutory liens for Taxes that are not yet due and payable or otherwise due or contested in good faith in appropriate proceedings for which adequate reserves have been made in accordance with GAAP; (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not materially impair the continued use of such property in the manner in which it is currently used and do not, individually or in the aggregate detract from the value of, or impair the use of, such property; (iii) liens to secure landlords, lessors or renters under leases or rental agreements; (iv) liens in favor of carriers, warehousemen, mechanics and materialmen, liens to secure claims for labor, materials or supplies and other similar liens; and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.
“Person” means an individual, partnership, limited partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, labor union, Governmental Entity or other entity.

“Personal Information” means the type of information regulated by Privacy Laws and collected, used, disclosed or retained by a Party in its business including information regarding the customers, suppliers, employees and agents of such business, such as an individual’s name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records.
“Price Determination Period” has the meaning given to it in Section 2.1(d).
“Prior Year” means the calendar year most recently ended prior to the date of this Agreement.
“Privacy Laws” means all applicable federal, state, municipal or other legal requirements governing the collection, use, disclosure and retention of Personal Information.
“Pro-rated Cash Percentage” has the meaning given to it in Section 2.2(b)(iii)(B)1).
“Pro-rated Stock Percentage” has the meaning given to it in Section 2.2(b)(iv)(B)1).
“Proxy Statement/Prospectus” has the meaning given to it in Section 3.5.
“Registration Statement” has the meaning given to it in Section 3.5.
“Regulatory Agency or Regulatory Agencies” has the meaning given to it in Section 3.7(a).
“Regulatory Agreement” has the meaning given to it in Section 3.15.
“Related Party Transaction” has the meaning given to it in Section 3.27.
“Remaining Cash Percentage” has the meaning given to it in Section 2.2(b)(iv)(B)2).
“Remaining Stock Percentage” has the meaning given to it in Section 2.2(b)(iii)(B)2).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” has the meaning given to it in Section 2.3(c).
“SOX Act” has the meaning given to it in Section 3.8(c).
“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act and (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.
“Starting Date” has the meaning given to it in Section 8.1(i)(i)(A).
“Starting Price” has the meaning given to it in Section 8.1(i)(i)(A).
“Stock Election” has the meaning given to it in Section 2.2(a).
“Stock Percentage” has the meaning given to it in Section 2.2(b)(iii)(B).
“Stock Test Amount” has the meaning given to it in Section 2.2(b)(i).
“Subsequent Determination” has the meaning given to it in Section 5.7(e).
“Subsidiary” means a corporation, partnership, joint venture or other entity in which C&N or Monument, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.
“Superior Proposal” has the meaning given to it in Section 5.7(b).
“Surviving Corporation” has the meaning given to it in Section 1.1.
“Tax or Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.
“Termination Date” has the meaning given to it in Section 8.1(b).
“Termination Fee” has the meaning given to it in Section 8.2(b)(iii).
“Unclaimed Shares” has the meaning given to it in Section 2.3(c).
“Unexchanged Shareholder” has the meaning given to it in Section 2.3.
“Voting Agreements” has the meaning given to it in the Background.

EXHIBIT A

PLAN OF MERGER OF

MONUMENT BANK WITH AND INTO C&N BANK
The following is the Plan of Merger approved and adopted by the respective Boards of Directors of Citizens & Northern Bank (“C&N Bank”), a Pennsylvania-chartered financial institution and a wholly-owned subsidiary of Citizens & Northern Corporation, a Pennsylvania corporation (“C&N”), and Monument Bank (“Monument Bank”), a Pennsylvania-chartered financial institution and wholly-owned subsidiary of Monument Bancorp, Inc. (“Monument”), a Pennsylvania corporation. This Plan of Merger is subject to the effectiveness of the Agreement and Plan of Merger, dated September 27, 2018 (the “Holding Company Merger Agreement”) between C&N and Monument pursuant to which Monument shall merge with and into C&N, and C&N will be the surviving corporation.
ARTICLE I. — MERGER
1.1 On the Effective Date (as defined in Section 7 hereof), Monument Bank shall merge with and into C&N Bank pursuant to the applicable provisions of the Pennsylvania Banking Code of 1965, as amended (the “Banking Code”), and subject to the approval of the Pennsylvania Department of Banking and Securities (the “Department”) and the Federal Deposit Insurance Corporation (the “FDIC”), whereupon the separate existence of Monument Bank shall cease and C&N Bank shall be the resulting bank (hereinafter sometimes referred to as the “Resulting Bank”).
ARTICLE II. — REQUIRED APPROVALS
2.1 Board of Directors’ Approval.   The Plan of Merger has been unanimously approved by the members of the Board of Directors of Monument Bank and the members of the Board of Directors of C&N Bank, respectively.
2.2 Shareholder Approvals.   The Plan of Merger was approved and adopted by Monument, as the sole shareholder of Monument Bank, at a meeting of Monument’s Board of Directors duly called and held on September 27, 2018, and by C&N, as the sole shareholder of C&N Bank, at a meeting of C&N’s Board of Directors duly called and held on September 27, 2018.
ARTICLE III. — NAME
3.1 The name of the Resulting Bank, which shall operate as a wholly-owned subsidiary of C&N, shall be “Citizens & Northern Bank”.
ARTICLE IV. — ARTICLES OF INCORPORATION
4.1 The Articles of Incorporation of the Resulting Bank shall be the Articles of Incorporation of C&N Bank, as in effect immediately prior to the Effective Date.
ARTICLE V. — BYLAWS
5.1 The Bylaws of the Resulting Bank shall be the Bylaws of C&N Bank, as in effect immediately prior to the Effective Date.
ARTICLE VI. — DIRECTORS AND OFFICERS
6.1 Effective as of the Effective Date, the Board of Directors of C&N Bank shall consist of the directors of C&N Bank in office immediately prior to the Effective Date, with the addition, subject to any required regulatory approvals, of Clark Frame, each to hold office until his or her successor is elected and qualified in accordance with applicable law and the Articles of Incorporation and Bylaws of C&N Bank. The executive officers of the Resulting Bank shall be the executive officers of C&N Bank in office immediately prior to the Effective Date. Each such executive officer shall serve until such time as his successor is duly elected and has qualified.

ARTICLE VII. — EFFECTIVE DATE
7.1 The merger of Monument Bank with and into C&N Bank shall become effective, and this Plan of Merger shall be consummated, on the date on which articles of merger executed by Monument Bank and C&N Bank are endorsed by the Department and filed with the Pennsylvania Department of State, unless a later date is specified in such articles of merger (the “Effective Date”).
ARTICLE VIII. — ASSUMPTION OF LIABILITIES
8.1 The effect of the Bank Merger shall be as set forth in Section 1606 of the Banking Code.
ARTICLE IX. — CONVERSION OF SHARES AND CANCELLATION OF STOCK
9.1 Conversion of C&N Bank Stock.   On the Effective Date, all of the then issued and outstanding shares of common stock, par value $5 per share, of C&N Bank shall continue to be issued and outstanding and be owned by C&N.
9.2 Cancellation of Monument Bank Common Stock.   On the Effective Date, all of the shares of common stock, par value $1 per share, of Monument Bank which are issued and outstanding immediately prior thereto, shall, by virtue of the merger, be thereupon cancelled. No new shares of the capital stock of the Resulting Bank shall be issued or be deemed to have been issued in exchange for the cancelled shares of Monument Bank common stock, and such cancelled shares shall not be converted into any other shares or other securities of the Resulting Bank.
ARTICLE X. — MISCELLANEOUS
10.1 Acknowledgement.   Each party to this Plan of Merger, by executing the same, acknowledges and affirms that its Board of Directors, has, by the affirmative vote of at least a majority of its members, approved this Agreement and the transactions contemplated hereby, authorized the execution of this Plan of Merger, empowered its undersigned officers to execute this Plan of Merger, and authorized the filing of this Plan of Merger with the Department and the FDIC.
10.2 Counterparts, Modifications, Successors, Headings.
(a) This Plan of Merger may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(b) Subject to applicable law, this Plan of Merger may be amended or modified by the parties; provided, however, that all such amendments and modifications must be in writing and signed by both parties.
(c) This Plan of Merger shall be binding upon and shall inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives; provided, however, that neither party may assign any of its rights nor delegate its duties under this Plan of Merger without the prior written consent of the other party.
(d) Section headings are not to be considered part of this Plan of Merger, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Plan of Merger or any of its provisions.
10.3 Governing Law.   This Plan of Merger and the legal obligations among the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without taking into account provisions regarding choice of law), except to the extent that certain matters may be governed by federal law.
10.4 Termination.   This Plan of Merger shall terminate and forthwith become void automatically upon the termination of the Holding Company Merger Agreement in accordance with its terms, unless earlier terminated with the signed written consent of both parties.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Plan of Merger to be duly executed, and their respective seals to be hereunto affixed, as of the day and year first above written.
MONUMENT BANK
By: /s/ Christopher A. Nardo

Name: Christopher A. Nardo
Title:   President and CEO
(BANK SEAL)
Attest: /s/ G. Brian Cooper

Name: G. Brian Cooper
Title:   CFO
CITIZENS & NORTHERN BANK
By: /s/ Brad Scovill

Name: J. Bradley Scovill
Title: President and CEO
(BANK SEAL)
Attest: /s/ Mark A. Hughes

Name: Mark A. Hughes
Title:   Executive Vice President and CFO

EXHIBIT B

FORM OF VOTING AGREEMENT

September 27, 2018
Board of Directors
Citizens & Northern Corporation
90 – 92 Main Street
PO Box 58
Wellsboro, PA 16901
Re: Shareholder Voting Agreement
Dear Ladies and Gentlemen:
The undersigned shareholder (“Shareholder”) of Monument Bancorp, Inc., a Pennsylvania corporation (“Monument”), in order to induce Citizens & Northern Corporation, a Pennsylvania corporation (“C&N”), to enter into the Agreement and Plan of Merger, of even date herewith, executed by and between Monument and C&N (the “Agreement”), hereby represents, warrants and agrees as follows:
1. Shareholder hereby represents and warrants that Shareholder owns of record, or beneficially, good and valid title to all of the shares of the capital stock of Monument shown on Schedule 1, attached hereto, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests, voting trusts or agreements, or impositions, except as otherwise disclosed on Schedule 1, and such shares represent all of the shares of capital stock of Monument beneficially owned by Shareholder, as determined in accordance with Securities and Exchange Commission (“SEC”) Rule 13d-3. For purposes hereof, the capital stock of Monument set forth on Schedule 1 shall be referred to herein as the “Shares”. It is understood and agreed that the term Shares shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Shareholder of Shareholder’s fiduciary responsibility with respect to any such securities.
2. Shareholder will vote, or cause to be voted, all of the Shares over which the Shareholder has sole voting power, in person or by proxy, (a) for approval of the Agreement and the transactions contemplated thereby at any meeting of the Monument shareholders duly held for such purpose and (b) against any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Agreement, unless and until the Agreement is terminated as set forth therein (the “Expiration Date”). Shareholder will use his or her reasonable efforts to cause any Shares over which Shareholder shares voting power to be voted in the same manner. Shareholder will use his or her best efforts to vote or cause to be voted all other Shares, in person or by proxy, in accordance with Section 2(a) and 2(b), above.
3. Shareholder will not, nor will Shareholder permit any entity under Shareholder’s control to, deposit any of the Shares over which the Shareholder holds or shares voting power in a voting trust or subject any of the Shares to any arrangement with respect to the voting of the Shares in any manner inconsistent with this Agreement.
4. Shareholder will not sell, transfer, pledge, give, hypothecate, assign or otherwise alienate or transfer, by proxy or otherwise, any Shares over which the Shareholder shares or holds the power of disposition or any of Shareholder’s voting rights with respect to the Shares, except to a person who is or becomes a party to a voting agreement with C&N in the form of this Agreement.

5. Irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with the terms hereof and, therefore, C&N shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity to which it may be entitled.
6. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any lien on any of such Shares under, (i) any contract, commitment or agreement, to which Shareholder is a party or by which Shareholder is bound, or (ii) any judgment, order or ruling applicable to Shareholder.
7. Shareholder has full power and authority to execute, deliver and perform this Agreement, to vote the Shares over which the Shareholder holds sole voting power as required herein and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized, and no other actions on the part of Shareholder are required in order to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms.
8. Shareholder understands that the shares of C&N Common Stock into which his or her Shares may be converted will be issued in a transaction subject to the Securities Act of 1933, as amended (the “1933 Act”), and registered on a Registration Statement on Form S-4. Shareholder further understands that, should he or she become an affiliate of C&N, within the meaning of SEC Rule 144, Shareholder may become subject to certain restrictions with respect to the sale, transfer or other disposition of any C&N Common Stock received in connection with the transactions contemplated by the Agreement (the “Merger”).
Accordingly, the Shareholder acknowledges, agrees and undertakes that, if he or she becomes an affiliate of C&N, he or she will not, directly or indirectly, make any sale, transfer or other disposition of any of the C&N Common Stock owned beneficially by him or her as a result of the Merger unless (i) such sale, transfer or other disposition is made pursuant to an effective registration or a valid exemption from registration under the 1933 Act, (ii) such sale, transfer or other disposition is made pursuant to the resale provisions contained in Rule 144, or (iii) in the opinion of counsel in form and substance reasonably satisfactory to C&N or under a “no-action” letter obtained by Shareholder from the staff of the SEC, such sale, transfer or other disposition will not violate the registration requirements of, or is otherwise exempt from registration under, the 1933 Act. Shareholder agrees that a restrictive legend reflecting the foregoing may be imprinted on the face of the stock certificate(s) representing the C&N Common Stock to be issued to him or her in connection with the Merger. Shareholder further understands and agrees that the transfer agent for C&N will be instructed not to effect, or to record on the books of C&N, any transfer of shares of C&N Common Stock owned beneficially by Shareholder unless such person has satisfied the requirements of this Agreement.
9. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and shall be binding upon the heirs, successors and assigns (as applicable) of the parties hereto.
10. Except as otherwise set forth herein, this Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
11. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

12. It is understood and hereby agreed that this Agreement relates solely to the capacity of Shareholder as a shareholder or beneficial owner of the Shares and is not in any way intended to affect the exercise of Shareholder’s responsibilities and fiduciary duties as a director or officer of Monument or any of its subsidiaries.
13. This Agreement shall terminate and shall have no further force or effect as of the earlier of the Expiration Date and the Effective Time of the Merger.
[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Printed
Name:

Schedule 1
Name	Class of Shares	Number of Shares

Encumbrances

EXHIBIT C

Form of Non-Competition Agreement

COVENANT NOT TO COMPETE
THIS AGREEMENT is made and entered into this 27th day of September, 2018, by and between Citizens & Northern Corporation, a Pennsylvania corporation having its headquarters at 90 – 92 Main Street Wellsboro, PA 16901 (“C&N”), and the undersigned director (the “Director”) of Monument Bancorp, Inc., a Pennsylvania corporation having its headquarters at 465 N. Main Street, Doylestown, PA 18901 (“Monument”) and/or Monument Bank, a Pennsylvania chartered financial institution (“Monument Bank”).
WITNESSETH:
WHEREAS, pursuant to an Agreement and Plan of Merger between C&N and Monument dated September 27, 2018 (the “Merger Agreement”), (i) Monument will merge with and into C&N, and (ii) all of the outstanding shares of the common stock of Monument will be converted into cash and shares of the common stock of C&N (the “Merger”).
WHEREAS, Monument Bank, a wholly-owned subsidiary of Monument, will merge with and into Citizens & Northern Bank (“C&N Bank”), a wholly owned subsidiary of C&N, with C&N Bank surviving.
WHEREAS, pursuant to Section 7.2 of the Merger Agreement, a condition to C&N’s obligation to consummate the Merger is that the Director shall agree not to compete with C&N or disclose confidential information of C&N’s business (the “Business”) in accordance with the terms and conditions hereinafter set forth;
WHEREAS, the Director acknowledges that confidential information of C&N, if used in competition with the C&N or if disclosed without authority, would cause serious and irreparable harm to C&N; and
WHEREAS, the parties hereto desire to protect the legitimate interests of C&N during the term of this Agreement.
NOW THEREFORE, in consideration of the covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, C&N and the Director represent, covenant and agree as follows:
SECTION 1): DEFINITIONS
a) “Confidential Customer or Client Information” is defined to mean any confidential customer or client information, including, without limitation, any information disclosure of which may be limited by non-disclosure or similar agreements by and between C&N and such C&N’s customers or clients, all of which are unavailable to the general public or to individuals or entities working in the same or similar industry.
b) “Confidential Proprietary Information” is defined to mean confidential information, including, but not limited to, trade secrets, client lists and other confidential and proprietary client information, marketing and business plans, methods of recruiting procedures, innovative techniques and other confidential and proprietary information of C&N and the Business, all of which are unavailable or not known to the general public or to individuals or entities working in the same or similar industry.
c) “Covenant Term” is defined to mean the period of time commencing with the Effective Time and continuing for two (2) years thereafter.
d) “Covered Geographic Area” is defined to mean the Counties of Bucks, Chester, Lehigh, Montgomery, Northampton and Philadelphia, Pennsylvania, and Warren, Hunterdon, Mercer, Burlington Camden and Gloucester counties New Jersey.
1.5 “Effective Time” is defined to mean the effective time of the Merger.

1.6 “Prohibited Competition” is defined to mean acting as a promoter, incorporator, director, trustee, officer, employee or investor (except as an investor owning an interest of less than 3% of a publicly owned company) of a bank or a thrift institution or of a parent or a subsidiary of a bank or a thrift institution.
SECTION 2): COVENANTS
a) Covenant Not to Compete.   The Director will not, directly or indirectly, during the Covenant Term:
i) Engage in any Prohibited Competition in the Covered Geographic Area;
(b) Use any Confidential Proprietary Information, whether said information may be in tangible or intangible form, or in Director’s memory, and whether for Director’s own benefit or for that of another;
(c) Use any Confidential Customer or Client Information, whether said information may be in tangible or intangible form, or in Director’s memory, and whether for Director’s own benefit or for that of another;
(d) Solicit any full-time officer or employee of C&N to leave the employ of C&N or to enter into direct or indirect competition with C&N; or
(e) Intentionally interfere with any contractual relationship between C&N and any independent contractor who is then engaged in rendering services on behalf of C&N.
b) Covenant Not to Disclose.   The Director will not, at any time during the Covenant Term:
i) Intentionally or negligently disclose to any authorized party any Confidential Proprietary Information; or
ii) Intentionally or negligently disclose to any unauthorized party any Confidential Customer or Client Information.
SECTION 3): CONSIDERATION
a) Consideration.   The Director acknowledges that the consideration given by C&N pursuant to the Merger Agreement is adequate consideration for the Director’s covenants in Section 2 hereof.
SECTION 4): DAMAGES
a) Availability of Injunctive Relief.   In the event of a breach or threatened breach by the Director of any of the provisions of this Agreement, C&N shall be entitled to an injunction restraining the Director from such breach and from rendering any services to any person, firm or entity in breach of this Agreement. However, nothing in this Agreement shall be construed to prohibit C&N from pursuing any other lawful remedy which may be available at law or in equity for the breach or threatened breach of this Agreement by the Director.
SECTION 5): MISCELLANEOUS
a) Not An Employment Contract.   The Director acknowledges that this Agreement is not a contract of employment. Nothing contained herein shall be deemed to grant to the Director any employment-related rights or any right to remain a director of C&N, except as otherwise provided in the Merger Agreement.
b) Reformation of Time, Geographic and Occupational Limitations.   In the event that any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction because it exceeds the maximum time, geographic or occupational limitations permitted by applicable law, then such provision shall be and is hereby reformed to the maximum time, geographic and occupational limitations, as to be permitted and to be enforceable by applicable law.
c) Severability.   In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or rendered invalid or unenforceable by any governmental, legislative or other action, then such holding or action shall not invalidate or render unenforceable any other provision hereof.

d) Waiver of Breach.   The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach thereof.
e) Benefit.   This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives.
f) Governing Law, Etc.   This Agreement is made under, and shall be governed, construed and interpreted by, and in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereto agree that any litigation concerning the subject matter of this Agreement shall be litigated in applicable Pennsylvania federal or state courts of proper jurisdiction and venue. Both parties agree to submit to such jurisdiction and venue for all purposes hereunder.
g) Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.
h) Assignment.   The rights of C&N under this Agreement may be assigned to successors and assigns of C&N.
5.9 Effectiveness.   This Agreement shall become effective as of the Effective Time. In the event the Merger Agreement is terminated, this Agreement shall be deemed terminated simultaneously therewith.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 27th day of September, 2018.
Citizens & Northern Corporation
By:

Attest:
 , Director

ANNEX B
FAIRNESS OPINION OF

BOENNING & SCATTERGOOD, INC.
September 27, 2018

Board of Directors
Monument Bancorp, Inc.
465 North Main Street
Doylestown, Pennsylvania 18901

Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of issued and outstanding common stock, $1.00 par value (the “Company Common Shares”), of Monument Bancorp, Inc. (“Monument”), of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the “Proposed Merger”) of Monument with and into Citizens & Northern Corporation (“Citizens & Northern”), as set forth in the Agreement and Plan of Merger dated as of September 27, 2018, by and between Citizens & Northern and Monument (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the terms, conditions, and limitations set forth therein, by virtue of the Proposed Merger, each Company Common Share issued and outstanding immediately prior to the effective time of the Proposed Merger (excluding Canceled Shares and Dissenting Shares (each as defined in the Merger Agreement)) will be converted into, at the election of the holder thereof  (subject to the conversion and proration provisions of the Merger Agreement), the right to receive $28.10 in cash or 1.0144 shares of Citizens & Northern common stock, $1.00 par value (collectively, the “Merger Consideration”). In addition, the outstanding options to purchase Company Common Shares will be redeemed for cash as set forth in the Merger Agreement.
In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of each of Monument and Citizens & Northern and reviewed certain internal financial analyses and forecasts prepared by the respective management teams of Monument and Citizens & Northern, (ii) reviewed the Merger Agreement and all related agreements (collectively, the “Agreements”), (iii) reviewed and analyzed the stock performance and trading history of Monument and Citizens & Northern, (iv) studied and analyzed the consolidated financial and operating data of Monument and Citizens & Northern, (v) reviewed the pro forma financial impact of the Proposed Merger on Citizens & Northern, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by the respective management teams of Monument and Citizens & Northern, (vi) considered the financial terms of the Proposed Merger as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of each of Monument’s and Citizens & Northern’s senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

Board of Directors
Monument Bancorp, Inc.
September 27, 2018

Our opinion is given in reliance on information and representations made or given by Monument and Citizens & Northern, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by each of Monument and Citizens & Northern, including financial statements, financial projections and stock price data, as well as certain other information from recognized independent sources. We have not independently verified the information or data concerning Monument or Citizens & Northern nor any other data we considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have assumed that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the respective management teams of Monument and Citizens & Northern as to their most likely future financial performance. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any valuation or appraisal of any assets or liabilities of Citizens & Northern or Monument, nor have any such valuations or appraisals been provided to us. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of either Monument or Citizens & Northern since the date of the last financial statements of each such entity that were made available to us.
With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of Monument and Citizens & Northern, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and good faith judgments of the respective management teams of Monument and Citizens & Northern as to their most likely future performance. We have further relied on the assurances of the respective management teams of Monument and Citizens & Northern that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading and of the management team of Monument that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that the allowance for loan losses indicated on the balance sheet of each of Monument and Citizens & Northern is adequate to cover such losses; we have not reviewed loans or credit files of Monument or Citizens & Northern. We have assumed that all of the representations and warranties contained in the Agreements are true and correct, that each party to an Agreement will perform all of the covenants required to be performed by such party under the applicable Agreements, that the Proposed Merger will be consummated on the terms of the latest draft of the Merger Agreement provided to us, and that no conditions precedent set forth in the Agreements will be waived. We have assumed that the Proposed Merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering our opinion, we have assumed that there are no factors that would impede any necessary regulatory approvals for the consummation of the Proposed Merger or any related transactions, and that in the course of obtaining such necessary regulatory approvals, no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Proposed Merger, including the cost savings and related expenses expected to result from the Proposed Merger.

Board of Directors
Monument Bancorp, Inc.
September 27, 2018

Our opinion is based upon information provided to us by the respective management teams of Monument and Citizens & Northern, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and accordingly, it speaks to no other period. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and do not have an obligation to update, revise or reaffirm our opinion. Our opinion does not address the relative merits of the Proposed Merger or the other business strategies or transactions that Monument’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of Monument’s Board of Directors to proceed with the Proposed Merger. We are expressing no opinion as to the prices at which Citizens & Northern’s securities may trade at any time. Nothing in our opinion is to be construed as constituting tax advice or a recommendation to take any particular tax position, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Monument has obtained such advice as it deemed necessary from qualified professionals. Our opinion is for the information of Monument’s Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to the Board of Directors of Monument in connection with the Proposed Merger or a recommendation to any shareholder of Monument as to how such shareholder should vote or act with respect to the Proposed Merger. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s (“Boenning & Scattergood”) part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included in its entirety in any filing made by Citizens & Northern in respect to the Proposed Merger with the Securities and Exchange Commission; provided, however, any description of or reference to our opinion or to Boenning & Scattergood be in a form reasonably acceptable to us and our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.
Boenning & Scattergood, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Citizens & Northern, Monument, and/or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of Citizens & Northern for our own account and/or for the accounts of customers and accordingly may at any time hold a long or short position in such securities.
We are acting as Monument’s financial advisor in connection with the Proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Proposed Merger. We will also receive a fee for rendering this opinion. Our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Proposed Merger. Monument has also agreed to indemnify us against certain liabilities that may arise out of our engagement.

Board of Directors
Monument Bancorp, Inc.
September 27, 2018

Boenning & Scattergood was engaged by Citizens & Northern in April 2018 to provide financial advisory services. The engagement was completed in April 2018 and Boenning & Scattergood received a customary fee as well as the reimbursement of certain out-of-pocket expenses for such services. Boenning & Scattergood has otherwise not had any other material relationship with Citizens & Northern during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood was engaged in October 2016 by Monument to serve as placement agent for a private placement of subordinated debt. The offering ultimately closed in March 2017 and Boenning & Scattergood was paid a commission and the reimbursement of certain out-of-pocket expenses for its services. Boenning & Scattergood has otherwise provided no investment banking services to Monument during the past two years in which compensation was received or was intended to be received. Boenning & Scattergood may provide services to Citizens & Northern in the future (and/or to Monument if the Proposed Merger is not consummated), although as of the date of this opinion, there is no agreement to do so nor any mutual understanding that such services are contemplated.
This opinion has been approved by Boenning & Scattergood’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by any of the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the holders of Company Common Shares in the Proposed Merger, or as to any other terms or aspects of the Proposed Merger or any related transaction other than as set forth immediately below.
Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Sincerely,
Boenning & Scattergood, Inc.

ANNEX C

DISSENTERS’ RIGHTS STATUTE
Pennsylvania Business Corporation Law of 1988, as amended
Provisions for Dissenting Shareholders
SUBCHAPTER D — DISSENTERS RIGHTS
§1571. Application and effect of subchapter
(a) General rule. — Except as otherwise provided in subsection (b), any shareholder (as defined in section 1572 (relating to definitions)) of a business corporation shall have the rights and remedies provided in this subchapter in connection with a transaction under this title only where this title expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:
Section 329(c) (relating to special treatment of interest holders).
Section 333 (relating to approval of merger).
Section 343 (relating to approval of interest exchange).
Section 353 (relating to approval of conversion).
Section 363 (relating to approval of division).
Section 1906(c) (relating to dissenters rights upon special treatment).
Section 1932(c) (relating to dissenters rights in asset transfers).
Section 2104(b) (relating to procedure).
Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
Section 2325(b) (relating to minimum vote requirement).
Section 2704(c) (relating to dissenters rights upon election).
Section 2705(d) (relating to dissenters rights upon renewal of election).
Section 2904(b) (relating to procedure).
Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
Section 7104(b)(3) (relating to procedure).
(b) Exceptions. —
(1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares shall not have the right to dissent and obtain payment of the fair value of the shares under this subchapter if, on the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 333, 343, 353, 363 or 1932(c) is to be voted on or on the date of the first public announcement that such a plan has been approved by the shareholders by consent without a meeting, the shares are either:
(i) listed on a national securities exchange registered under section 6 of the Exchange Act; or
(ii) held beneficially or of record by more than 2,000 persons.
(2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:
(i) (Repealed).

(ii) Shares of any preferred or special class or series unless the articles, the plan or the terms of the transaction entitle all shareholders of the class or series to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class or series.
(iii) Shares entitled to dissenters rights under section 329(d) or 1906(c) (relating to dissenters rights upon special treatment).
(3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.
(c) Grant of optional dissenters rights. — The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights. See section 317 (relating to contractual dissenters rights in entity transactions).
(d) Notice of dissenters rights. — Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:
(1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and
(2) a copy of this subchapter.
(e) Other statutes. — The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.
(f) Certain provisions of articles ineffective. — This subchapter may not be relaxed by any provision of the articles.
(g) Computation of beneficial ownership. — For purposes of subsection (b)(1)(ii), shares that are held beneficially as joint tenants, tenants by the entireties, tenants in common or in trust by two or more persons, as fiduciaries or otherwise, shall be deemed to be held beneficially by one person.
(h) Cross references. — See:
Section 315 (relating to nature of transactions).
Section 1105 (relating to restriction on equitable relief).
Section 1763(c) (relating to determination of shareholders of record).
Section 2512 (relating to dissenters rights procedure).
§1572. Definitions
The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:
“Corporation.” The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which one or more of the resulting corporations is the successor corporation for the purposes of this subchapter. The designated successor corporation or corporations in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

“Dissenter.” A shareholder who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.
“Fair value.” The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.
“Interest.” Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.
“Shareholder.” A shareholder as defined in section 1103 (relating to definitions) or an ultimate beneficial owner of shares, including, without limitation, a holder of depository receipts, where the beneficial interest owned includes an interest in the assets of the corporation upon dissolution.
§1573. Record and beneficial holders and owners
(a) Record holders of shares. — A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
(b) Beneficial owners of shares. — A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.
§1574. Notice of intention to dissent
If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.
§1575. Notice to demand payment
(a) General rule. — If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall deliver a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is approved by the shareholders by less than unanimous consent without a meeting or is taken without the need for approval by the shareholders, the corporation shall deliver to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:
(1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.
(2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

(3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.
(4) Be accompanied by a copy of this subchapter.
(b) Time for receipt of demand for payment. — The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the delivery of the notice.
§1576. Failure to comply with notice to demand payment, etc.
(a) Effect of failure of shareholder to act. — A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.
(b) Restriction on uncertificated shares. — If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).
(c) Rights retained by shareholder. — The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.
§1577. Release of restrictions or payment for shares
(a) Failure to effectuate corporate action. — Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.
(b) Renewal of notice to demand payment. — When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.
(c) Payment of fair value of shares. — Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:
(1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.
(2) A statement of the corporation’s estimate of the fair value of the shares.
(3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.
(d) Failure to make payment. — If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

§1578. Estimate by dissenter of fair value of shares
(a) General rule. — If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter’s shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.
(b) Effect of failure to file estimate. — Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.
§1579. Valuation proceedings generally
(a) General rule. — Within 60 days after the latest of:
(1) effectuation of the proposed corporate action;
(2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or
(3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);
if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.
(b) Mandatory joinder of dissenters. — All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 C.S.A. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).
(c) Jurisdiction of the court. — The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.
(d) Measure of recovery. — Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.
(e) Effect of corporation’s failure to file application. — If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation’s estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.
§1580. Costs and expenses of valuation proceedings
(a) General rule. — The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

(b) Assessment of counsel fees and expert fees where lack of good faith appears. — Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.
(c) Award of fees for benefits to other dissenters. — If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Item 20. Indemnification of Directors and Officers.
Section 1741 of the Pennsylvania Business Corporation Law, or the PBCL, provides, in general, that a corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and if, with respect to any criminal proceeding, the person did not have reasonable cause to believe his conduct was unlawful.
Section 1742 of the PBCL provides, in general, that a corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another entity. Such indemnity may be against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except no indemnification will be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.
Under Section 1743 of the PBCL, the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the PBCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article VIII of C&N’s bylaws provides for indemnification of directors, officers, employees and other agents of C&N and advancement of expenses upon the undertaking by or on behalf of the indemnified party to repay such amount if it is ultimately determined that the indemnified person is not entitled to be indemnified.
Section 8.3 of C&N’s bylaws provide that the rights to indemnification and advancement of expenses in the bylaws are not exclusive, and may be in addition to, indemnification rights provided for under any agreement, by vote of shareholders or disinterested directors, or otherwise. As authorized by Section 1747 of the PBCL and Section 8.4 of C&N’s bylaws, C&N maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering C&N for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by C&N.
The foregoing is only a general summary of certain aspects of Pennsylvania law and C&N’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. The description of the bylaws is qualified in its entirety by reference to the detailed provisions of Article VIII of the bylaws of C&N.

Item 21. Exhibits and Financial Statement Schedules.
(a) Exhibits. The following is a list of Exhibits to this Registration Statement.
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 27, 2018, between Citizens & Northern Corporation and Monument Bancorp, Inc.	Included as Annex A of the Proxy statement/Prospectus contained in this Registration Statement. The registrant agrees to provide to the Securities and Exchange Commission, upon request, a copy of the schedules to this Agreement.
3.1(i)	Articles of Incorporation	Incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed September 21, 2009
3.1(ii)	Bylaws	Incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed April 19, 2013
4.1	Form of Common Stock Certificate	Filed herewith
5.1	Opinion of Barley Snyder, LLP as to the legality of the securities to be registered	Filed herewith
8.1	Opinion of Barley Snyder, LLP as to the tax consequences of the merger	Filed herewith
10.1	Form of Restricted Stock agreement dated January 3, 2018 between the Corporation and Executive Officers pursuant to the Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-K, filed February 15, 2018
10.2	Form of Restricted Stock agreement dated January 3, 2018 between the Corporation and certain non-executive officers pursuant to the Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-K, filed February 15, 2018
10.3	Form of Restricted Stock agreement dated January 3, 2018 between the Corporation and its independent directors pursuant to the Citizens & Northern Corporation Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit 10.3 of the Registrant’s Form 10-K, filed February 15, 2018
10.4	2018 Annual Performance Incentive Award Plan	Incorporated by reference to Exhibit 10.4 of the Registrant’s Form 10-K, filed February 15, 2018
10.5	2018 Annual Performance Incentive Award Plan — Mortgage Lenders	Incorporated by reference to Exhibit 10.5 of the Registrant’s Form 10-K, filed February 15, 2018
10.6	Form of Indemnification Agreement dated January 9, 2018 between the Corporation and Tracy E. Watkins	Incorporated by reference to Exhibit 10.6 of the Registrant’s Form 10-K, filed February 15, 2018
10.7	Change in Control Agreement dated January 9, 2018 between the Corporation and Tracy E. Watkins	Incorporated by reference to Exhibit 10.7 of the Registrant’s Form 10-K, filed February 15, 2018
10.8	Deferred Compensation Agreement dated December 17, 2015	Incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-K, filed February 15, 2018

Exhibit No.	Description
10.9	Employment agreement dated March 2, 2015 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 8-K on February 9, 2015
10.10	Employment agreement dated September 19, 2013 between the Corporation and Mark A. Hughes	Incorporated by reference to Exhibit 10.2 filed with Corporation’s Form 8-K on September 19, 2013
10.11	Employment agreement dated September 19, 2013 between the Corporation and Harold F. Hoose, III	Incorporated by reference to Exhibit 10.3 filed with Corporation’s Form 8-K on September 19, 2013
10.12	Employment agreement dated September 19, 2013 between the Corporation and Deborah E. Scott	Incorporated by reference to Exhibit 10.4 filed with Corporation’s Form 8-K on September 19, 2013
10.13	Form of Indemnification Agreement dated February 11, 2015 between the Corporation and Stan R. Dunsmore	Incorporated by reference to Exhibit 10.9 filed with Corporation’s Form 10-K on February 26, 2015
10.14	Form of Indemnification Agreement dated January 2, 2013 between the Corporation and Shelley L. D’Haene	Incorporated by reference to Exhibit 10.5 filed with Corporation’s Form 10-K on February 21, 2013
10.15	Form of Indemnification Agreement dated January 19, 2011 between the Corporation and John M. Reber	Incorporated by reference to Exhibit 10.8 filed with Corporation’s Form 10-K on March 1, 2011
10.16	Form of Indemnification Agreements dated May 2004 between the Corporation and the Directors and certain officers	Incorporated by reference to Exhibit 10.1 filed with Corporation’s 10-K on March 14, 2005
10.17	Change in Control Agreement dated March 17, 2015 between the Corporation and Stan R. Dunsmore	Incorporated by reference to Exhibit 10.1 filed with Corporation’s Form 10-Q on May 8, 2015
10.18	Change in Control Agreement dated January 2, 2013 between the Corporation and Shelley L. D’Haene	Incorporated by reference to Exhibit 10.7 filed with Corporation’s Form 10-K on February 21, 2013
10.19	Change in Control Agreement dated January 20, 2005 between the Corporation and John M. Reber	Incorporated by reference to Exhibit 10.18 filed with Corporation’s Form 10-K on February 18, 2016
10.20	Change in Control Agreement dated December 31, 2003 between the Corporation and Thomas L. Rudy, Jr.	Incorporated by reference to Exhibit 10.2 filed with the Corporation’s Form 10-K on March 14, 2005
10.21	Executive Compensation Recoupment Policy dated September 19, 2013	Incorporated by reference to Exhibit 10.5 filed with Corporation’s Form 8-K on September 19, 2013
10.22	Fourth Amendment to Citizens & Northern Corporation Stock Incentive Plan and Annual Incentive Plan	Incorporated by reference to Exhibit 10.6 filed with Corporation’s Form 8-K on September 19, 2013
10.23	Third Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit A to the Corporation’s proxy statement dated March 18, 2008 for the annual meeting of stockholders held on April 15, 2008

Exhibit No.	Description
10.24	Second Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.5 filed with the Corporation’s Form 10-K on March 10, 2004
10.25	First Amendment to Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.6 filed with the Corporation’s Form 10-K on March 10, 2004
10.26	Citizens & Northern Corporation Stock Incentive Plan	Incorporated by reference to Exhibit 10.7 filed with the Corporation’s Form 10-K on March 10, 2004
10.27	First Amendment to Citizens & Northern Corporation Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit B to the Corporation’s proxy statement dated March 18, 2008 for the annual meeting of stockholders held on April 15, 2008
10.28	Citizens & Northern Corporation Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit A to the Corporation’s proxy statement dated March 19, 2001 for the annual meeting of stockholders held on April 17, 2001.
10.29	Citizens & Northern Corporation Supplemental Executive Retirement Plan (as amended and restated)	Incorporated by reference to Exhibit 10.21 filed with the Corporation’s Form 10-K on March 6, 2009
10.30	Form of Indemnification Agreement dated September 20, 2018 between the Corporation and J. Bradley Scovill	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q, filed November 1, 2018
10.31	Form of Indemnification Agreements dated May 24, 2018 between the Corporation and Directors Bobbi J. Kilmer, Terry L. Lehman, Frank G. Pellegrino and Aaron K. Singer	Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q, filed August 6, 2018
10.32	Amendment No. 5 to Citizens & Northern Corporation’s 1995 Stock Incentive Plan	Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K, filed December 21, 2018
10.33	Amendment No. 2 to Citizens & Northern Corporation’s Independent Directors Stock Incentive Plan	Incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K, filed December 21, 2018
21.1	Subsidiaries	Incorporated by reference to Exhibit 21 of the registrant’s Form 10-K, filed February 15, 2018
23.1	Consent of Barley Snyder, LLP	included in Exhibit 5.1 and Exhibit 8.1 to this Registration Statement
23.2	Consent of Baker Tilly Virchow Krause, LLP	Filed herewith
23.3	Consent of S.R. Snodgrass, P.C.	Filed herewith
23.4	Consent of Boenning & Scattergood, Inc.	Filed herewith
24.1	Power of Attorney	Included on the signature page of this Registration Statement

Exhibit No.	Description
99.1	Form of Proxy Card for Special meeting of Shareholders of Monument Bancorp, Inc.	Filed herewith
99.2	Opinion of Boenning & Scattergood, Inc	Included as Annex B to the Proxy statement/Prospectus contained in this Registration Statement
99.3	Consent to Serve as Director	Filed herewith
(d) Financial statement schedules:   Not applicable.
(e) Reports, opinion or appraisals:   The opinion of Boenning and Scattergood is included as Annex B to the proxy statement/prospectus.
Item 22. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act (the “Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1934, each filing of the registrant’s annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called by the other items of the applicable form.

(d) The undersigned hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(g) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Citizens & Northern Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wellsboro, Commonwealth of Pennsylvania, on February 1, 2019.
CITIZENS & NORTHERN CORPORATION
By:	/s/ J. Bradley Scovill
	Name:	J. Bradley Scovill
	Title:	President and Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly N. Battin and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Signature	Title	Date
/s/ Dennis F. Beardslee* Dennis F. Beardslee	Director	February 1, 2019
/s/ Jan E. Fisher* Jan E. Fisher	Director	February 1, 2019
/s/ Susan E. Hartley* Susan E. Hartley	Director	February 1, 2019
/s/ Mark A. Hughes* Mark A. Hughes	Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)	February 1, 2019
/s/ Bobbi J. Kilmer* Bobbi J. Kilmer	Director	February 1, 2019
/s/ Leo F. Lambert* Leo F. Lambert	Director, Chairman	February 1, 2019
/s/ Terry L. Lehman* Terry L. Lehman	Director	February 1, 2019
/s/ Frank G. Pellegrino* Frank G. Pellegrino	Director	February 1, 2019
/s/ J. Bradley Scovill* J. Bradley Scovill	Director, President and Chief Executive Officer (Principal Executive Officer)	February 1, 2019
/s/ Leonard Simpson* Leonard Simpson	Director	February 1, 2019

Signature	Title	Date
/s/ Aaron K. Singer* Aaron K. Singer	Director	February 1, 2019
/s/ James E. Towner* James E. Towner	Director	February 1, 2019
*By	/s/ Kimberly Battin
Kimberly Battin, Attorney-in-Fact